Exhibit 99.2

Disclosure Statement

for

Solicitation of Acceptances of a

Prepackaged Plan of Reorganization

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PREPACKAGED PLAN IS 5:00 P.M. (PREVAILING EASTERN TIME) ON AUGUST 13, 2012 UNLESS EXTENDED BY THE COMPANY (THE “VOTING DEADLINE”). TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT (AS DEFINED HEREIN) ON OR BEFORE THE VOTING DEADLINE.

THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A PREPACKAGED PLAN OF REORGANIZATION PRIOR TO THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF TITLE 11 OF THE UNITED STATES CODE. NO CHAPTER 11 CASES HAVE YET BEEN COMMENCED. AS NO CHAPTER 11 CASES HAVE YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. IF VOLUNTARY REORGANIZATION CASES ARE FILED, IMMEDIATELY FOLLOWING SUCH FILING, BROADVIEW NETWORKS HOLDINGS, INC. AND EACH OF ITS DIRECT AND INDIRECT SUBSIDIARIES EXPECT TO SEEK AN ORDER OF THE BANKRUPTCY COURT APPROVING THIS DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION, AND THE SOLICITATION OF VOTES FOR AND CONFIRMING, THE PREPACKAGED PLAN OF REORGANIZATION DESCRIBED HEREIN.

Broadview Networks Holdings, Inc. (“Broadview”) and its direct and indirect subsidiaries (collectively, the “Company” or, on and after a bankruptcy filing, the “Debtors,” as applicable)1 hereby transmit this disclosure statement (as may be amended, supplemented or

[1]	The last four digits of the taxpayer identification numbers of Broadview and its subsidiaries follow in parentheses: (i) Broadview Networks Holdings, Inc. (0798); (ii) A.R.C. Networks, Inc. (0814); (iii) ARC Networks, Inc. (4934); (iv) ATX Communications, Inc. (2245); (v) ATX Licensing, Inc. (9838); (vi) ATX Telecommunication Services of Virginia, LLC (3888); (vii) BridgeCom Holdings, Inc. (2965); (viii) BridgeCom International, Inc. (3985); (ix) BridgeCom Solutions Group, Inc. (3989); (x) Broadview Networks, Inc. (1082); (xi) Broadview Networks of Massachusetts, Inc. (8054); (xii) Broadview Networks of Virginia, Inc. (6404); (xiii) Broadview NP Acquisition Corp. (2734); (xiv) BV-BC Acquisition Corp. (7846); (xv) CoreComm – ATX, Inc. (0529); (xvi) CoreComm Communications, LLC (2077); (xvii) Digicom, Inc. (7176); (xviii) Eureka Broadband Corporation (6004); (xiv) Eureka Holdings, LLC (1318); (xx) Eureka Networks, LLC (1244); (xxi) Eureka Telecom, Inc. (3720); (xxii) Eureka Telecom of VA, Inc. (5508); (xxiii) InfoHighway Communications Corporation (0551); (xxiv) Info-Highway International, Inc. (8543); (xxv) InfoHighway of Virginia, Inc. (1600); (xxvi) Nex-i-.com, Inc. (3240); (xxvii) Open Support Systems LLC (9972); and (xxviii) TruCom Corporation (0714). The Debtors’ executive headquarters’ address is 800 Westchester Avenue, Rye Brook, NY 10573.

otherwise modified from time to time, the “Disclosure Statement”) pursuant to section 1126(b) of title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”), in connection with the Company’s solicitation of votes (the “Solicitation”) to confirm the Joint Prepackaged Plan of Reorganization for Broadview Networks Holdings, Inc. and Its Affiliated Debtors (as may be amended, supplemented or otherwise modified from time to time, the “Prepackaged Plan”). All capitalized terms in this Disclosure Statement not otherwise defined herein have the meanings given to them in the Prepackaged Plan attached hereto as Exhibit 1. The purpose of this Disclosure Statement is to provide holders of Claims and Interests that are entitled to vote on the Prepackaged Plan (i.e., holders of Class 2 Claims and Class 8 Interests under the Prepackaged Plan) (the “Voting Classes”) with sufficient information to allow them to make an informed decision on whether to accept or reject the Prepackaged Plan.

The overall purpose of the Prepackaged Plan is to enable the Company to de-lever its balance sheet and better position the Company to compete in the telecommunications and information technology industry, and to provide a solution for the impending maturity of its Senior Secured Notes on September 1, 2012. Generally, the Prepackaged Plan provides that:

•

holders of the Senior Secured Notes shall receive their pro rata share of (i) 97.5% of the common stock (the “New Common Stock”), of Broadview following the financial restructuring contemplated herein (“Reorganized Broadview”), subject to dilution by shares of New Common Stock issued pursuant to the Management Equity Plan or upon exercise of the New Warrants (each as defined herein), and (ii) $150 million of new 10.5% senior secured notes due 2017 (the “New Senior Secured Notes”);

•	a New ABL Facility that will provide total borrowing commitment upon consummation of the Prepackaged Plan of no less than $25 million;

•	the repayment in full and termination of the Company’s obligations under the ABL Facility;

•

the issuance of (i) 2.5% of the New Common Stock, subject to dilution by shares of New Common Stock issued pursuant to the Management Equity Plan or upon exercise of the New Warrants (each, as defined herein), and (ii) two series of 8-year warrants to purchase up to (A) 11% of the fully diluted New Common Stock, subject to dilution by the 4% Warrants (defined below) (the “11% Warrants”) and (B) 4% of the fully diluted New Common Stock (the “4% Warrants,” collectively, the “New Warrants”), in each case, subject to dilution by the Management Equity Plan, as further described in Section 6.4(e) of this Disclosure Statement, to be issued on a pro rata basis to holders of the Company’s outstanding Existing Preferred Interests in exchange for the cancellation of such Existing Preferred Interests;

•	the cancellation of all of the Other Existing Equity Interests; and

•	the retirement of the Senior Secured Notes.

YOU HAVE RECEIVED THIS DISCLOSURE STATEMENT, THE BALLOT AND THE ENCLOSED MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE PREPACKAGED PLAN.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR WILL THERE BE ANY DISTRIBUTION OF THE SECURITIES DESCRIBED HEREIN UNTIL THE EFFECTIVE DATE OF THE PREPACKAGED PLAN.

ALL CAPITALIZED TERMS IN THIS DISCLOSURE STATEMENT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS GIVEN TO THEM IN THE PREPACKAGED PLAN, ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT 1.

THE COMPANY HAS ENTERED INTO A RESTRUCTURING SUPPORT AGREEMENT WITH THE HOLDERS OF APPROXIMATELY TWO-THIRDS OF THE AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING SENIOR SECURED NOTES (SUCH HOLDERS, THE “CONSENTING NOTEHOLDERS”) AND THE HOLDERS OF APPROXIMATELY 70% OF THE EXISTING PREFERRED INTERESTS (SUCH HOLDERS, THE “CONSENTING EQUITY HOLDERS”). PURSUANT TO THE RESTRUCTURING SUPPORT AGREEMENT, THE CONSENTING NOTEHOLDERS AND CONSENTING EQUITY HOLDERS, AS APPLICABLE, HAVE AGREED TO, AMONG OTHER THINGS, VOTE ALL OF THEIR SENIOR SECURED NOTES AND EXISTING PREFERRED INTERESTS IN FAVOR OF THE PREPACKAGED PLAN.

THE CONFIRMATION AND EFFECTIVENESS OF THE PREPACKAGED PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT. THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE COMPANY ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT.

IF THE PREPACKAGED PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS AGAINST, AND HOLDERS OF INTERESTS IN, THE COMPANY (INCLUDING, WITHOUT LIMITATION, THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PREPACKAGED PLAN OR WHO ARE NOT ENTITLED TO VOTE ON THE PREPACKAGED PLAN) WILL BE BOUND BY THE TERMS OF THE PREPACKAGED PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

NONE OF THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), ANY OTHER SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY OR ANY COURT HAS APPROVED OR DISAPPROVED THE PREPACKAGED PLAN, THE NEW COMMON STOCK OR THE NEW SENIOR SECURED NOTES, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE PREPACKAGED PLAN OR THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

THE COMPANY BELIEVES THAT THE ISSUANCE OF THE SECURITIES UNDER THE PREPACKAGED PLAN WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND RELATED STATE STATUTES BY REASON OF THE APPLICABILITY OF SECTIONS 1145(a)(1) AND (2) OF THE BANKRUPTCY CODE OR OTHER APPLICABLE EXEMPTIONS.

EXCEPT AS OTHERWISE SET FORTH HEREIN, THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE BY THE COMPANY AS OF THE DATE HEREOF, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

NO PERSON HAS BEEN AUTHORIZED BY THE COMPANY IN CONNECTION WITH THE PREPACKAGED PLAN OR THE SOLICITATION TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE STATEMENT, THE PREPACKAGED PLAN AND THE EXHIBITS AND SCHEDULES ATTACHED TO OR INCORPORATED BY REFERENCE OR REFERRED TO IN THE DISCLOSURE STATEMENT AND/OR PREPACKAGED PLAN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PREPACKAGED PLAN AND CERTAIN OF THE PLAN DOCUMENTS. IF ANY INCONSISTENCY EXISTS BETWEEN THE PREPACKAGED PLAN OR THE APPLICABLE PLAN DOCUMENTS AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PREPACKAGED PLAN OR THE APPLICABLE PLAN DOCUMENTS ARE CONTROLLING. THE SUMMARIES

OF THE PREPACKAGED PLAN AND THE PLAN DOCUMENTS IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE PREPACKAGED PLAN AND THE APPLICABLE PLAN DOCUMENTS. ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO REVIEW THE FULL TEXT OF THE PREPACKAGED PLAN AND THE PLAN DOCUMENTS, AND TO READ CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING ALL EXHIBITS HERETO.

THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PREPACKAGED PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PERSON, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE COMPANY OR ANY OTHER PERSON, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PREPACKAGED PLAN ON THE COMPANY OR HOLDERS OF CLAIMS OR INTERESTS.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES TO ACCEPT THE PREPACKAGED PLAN, THE PREPACKAGED PLAN, THE PLAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS DISCLOSURE STATEMENT CONTAINS BOTH HISTORICAL AND FORWARD-LOOKING STATEMENTS. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS DISCLOSURE STATEMENT THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT THE COMPANY EXPECTS, BELIEVES OR ANTICIPATES WILL OR MAY OCCUR IN THE FUTURE ARE FORWARD-LOOKING STATEMENTS INCLUDING, WITHOUT LIMITATION, THE STATEMENTS ABOUT THE COMPANY’S PLANS, OBJECTIVES, STRATEGIES AND PROSPECTS REGARDING, AMONG OTHER THINGS, THE COMPANY’S FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS. THE COMPANY HAS IDENTIFIED SOME OF THESE FORWARD-LOOKING STATEMENTS WITH WORDS LIKE “BELIEVE,” “MAY,” “WILL,” “SHOULD,” “EXPECT,” “INTEND,” “PLAN,” “PREDICT,” “ANTICIPATE,” “ESTIMATE” OR “CONTINUE” AND OTHER WORDS AND TERMS OF SIMILAR MEANING. THESE FORWARD-LOOKING STATEMENTS ARE CONTAINED THROUGHOUT THIS DISCLOSURE STATEMENT, ARE BASED ON CURRENT EXPECTATIONS ABOUT FUTURE EVENTS AFFECTING THE COMPANY AND ARE SUBJECT TO UNCERTAINTIES AND FACTORS RELATING TO THE COMPANY’S OPERATIONS, BUSINESS ENVIRONMENT, AND DISCUSSIONS WITH CREDITORS. ALL SUCH MATTERS ARE DIFFICULT TO PREDICT AND MANY ARE BEYOND THE COMPANY’S CONTROL AND COULD CAUSE THE COMPANY’S

v

ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE MATTERS EXPRESSED OR IMPLIED BY FORWARD-LOOKING STATEMENTS. MANY FACTORS MENTIONED IN THE COMPANY’S DISCUSSION IN THIS DISCLOSURE STATEMENT WILL BE IMPORTANT IN DETERMINING FUTURE RESULTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN THESE FORWARD-LOOKING STATEMENTS ARE REASONABLE, THE COMPANY CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS. THE COMPANY’S PLANS AND OBJECTIVES ARE BASED, IN PART, ON ASSUMPTIONS INVOLVING THE COMPANY CONTINUING AS A GOING CONCERN AND EXECUTING THE COMPANY’S STATED BUSINESS PLAN AND OBJECTIVES. FORWARD-LOOKING STATEMENTS (INCLUDING ORAL REPRESENTATIONS) ARE ONLY PREDICATIONS OR STATEMENTS OF CURRENT PLANS, WHICH THE COMPANY REVIEWS CONTINUOUSLY. THEY CAN BE AFFECTED BY INACCURATE ASSUMPTIONS THE COMPANY MIGHT MAKE OR BY KNOWN OR UNKNOWN RISKS AND UNCERTAINTIES, INCLUDING, AMONG OTHER THINGS, RISKS ASSOCIATED WITH:

•	servicing and refinancing the Company’s substantial indebtedness;

•	the Company’s history of net losses;

•	the elimination or relaxation of certain regulatory rights and protections;

•	billing and other disputes with vendors;

•	failure to maintain interconnection and service agreements with incumbent local exchange and other carriers;

•	the loss of customers in an adverse economic environment;

•	regulatory uncertainties in the communications industry;

•	system disruptions or the failure of the Company’s information systems to perform as expected;

•	the failure to anticipate and keep up with technological changes;

•	inability to provide services and systems at competitive prices;

•	difficulties associated with collecting payment from incumbent local exchange carriers, Interexchange Carriers (“IXCs”) and wholesale customers;

•

the highly competitive nature of the communications market in which the Company operates including competition from incumbents, cable operators and other new market entrants, and declining prices for communications services;

•	continued industry consolidation;

•	restrictions in connection with the New Senior Secured Notes Indenture and the New ABL Agreement;

•	government regulation;

•	increased regulation of Internet-protocol-based service providers;

•	vendor bills related to past periods;

•	the ability to maintain certain real estate leases and agreements;

•	interruptions in the business operations of third-party service providers;

•	limits on the Company’s ability to seek indemnification for losses from individuals and entities from whom the debtors have acquired assets and operations;

•	the financial difficulties faced by others in the Company’s industry;

•	the failure to retain and attract management and key personnel;

•	the failure to manage and expand operations effectively;

•	the failure to successfully integrate in any future acquisitions;

•	misappropriation of the Company’s intellectual property and proprietary rights;

•	the possibility of incurring liability for information disseminated through the Company’s network;

•	service network disruptions due to software or hardware bugs of the network equipment;

•	fraudulent usage of the Company’s network and services;

•	the satisfaction of the conditions to consummate the Prepackaged Plan and the Company’s ability to consummate the Prepackaged Plan;

•	the impact of the Prepackaged Plan, if effected, on the Company’s operations, credibility and valued relationships;

•	the uncertainty surrounding the Prepackaged Plan, including the Company’s ability to retain employees, agents, customers and vendors; and

•	the amount of the costs, fees, expenses and charges related to the transactions contemplated by the prepackaged plan.

BECAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, THESE FORWARD-LOOKING STATEMENTS, THE COMPANY CANNOT GIVE ANY ASSURANCE THAT ANY OF THE EVENTS ANTICIPATED BY THESE FORWARD-LOOKING STATEMENTS WILL OCCUR OR, IF ANY OF THEM DO, WHAT IMPACT THEY WILL HAVE ON THE COMPANY’S BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE LAW.

THE COMPANY SUPPORTS CONFIRMATION OF THE PREPACKAGED PLAN. THE COMPANY URGES ALL HOLDERS OF CLAIMS AND INTERESTS WHOSE VOTES ARE BEING SOLICITED TO ACCEPT THE PREPACKAGED PLAN.

IF THE REORGANIZATION CASES ARE FILED, THE COMPANY INTENDS TO CONTINUE OPERATING ITS BUSINESS IN CHAPTER 11 IN THE ORDINARY COURSE AND TO OBTAIN THE NECESSARY RELIEF FROM THE BANKRUPTCY COURT TO PAY ITS EMPLOYEES, AGENTS, TRADE AND CERTAIN OTHER CREDITORS IN FULL AND ON TIME IN ACCORDANCE WITH EXISTING

BUSINESS TERMS. THE COMPANY AND THE CONSENTING NOTEHOLDERS BELIEVE THAT IT IS IN THE BEST INTERESTS OF THE COMPANY FOR THE COMPANY TO CONTINUE TO PAY SUCH CREDITORS IN FULL AND ON TIME, BECAUSE: (I) DOING SO WILL MINIMIZE THE RISK OF DISRUPTION TO THE COMPANY’S BUSINESS; (II) THE PREPACKAGED PLAN PROVIDES FOR THE UNIMPAIRMENT OF GENERAL UNSECURED CLAIMS; AND (III) THE REORGANIZATION CASES ARE EXPECTED TO BE BRIEF IN DURATION DUE TO THEIR PREPACKAGED NATURE.

7.2 Confirmation	43
7.3 Classification of Claims and Interests	49
7.4 Consummation	50

ARTICLE VIII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PREPACKAGED PLAN	50
8.1 Alternative Plan(s) of Reorganization	50
8.2 Liquidation Under the Bankruptcy Code	51
8.3 Inaction/Maintenance of Status Quo	51

ARTICLE IX. SUMMARY OF VOTING PROCEDURES	51
9.1 The Solicitation Package	51
9.2 Voting Deadline	52
9.3 Voting and Revocation Instructions	52
9.4 Note to Holders of Claims or Interests in the Voting Classes	56
9.5 Voting Tabulation	56

ARTICLE X. THE REORGANIZATION CASES	57
10.1 Continuation of Business After the Petition Date	57
10.2 First Day Relief	57
10.3 Case Administration	58

ARTICLE XI. CERTAIN RISK FACTORS TO BE CONSIDERED	59
11.1 Certain Bankruptcy Considerations	59
11.2 Risks Relating to the New Credit Agreement, the New Common Stock and the New Notes	66
11.3 Risks Associated with the Business	70

ARTICLE XII. SECURITIES LAW MATTERS	84
12.1 General	84
12.2 Issuance and Resale of the New Senior Secured Notes and the New Common Stock Under the Prepackaged Plan	84
12.3 Where You Can Find More Information	84

ARTICLE XIII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PREPACKAGED PLAN	85
13.1 Introduction	85
13.2 Federal Income Tax Consequences to the Company	86
13.3 Federal Income Tax Consequences to Holders of Certain Claims	90

ARTICLE XIV. CONCLUSION	95

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Annexed as Exhibits to this Disclosure Statement are copies of the following documents:

•	Prepackaged Plan (Exhibit 1);

•	Restructuring Support Agreement (Exhibit 2);

•	Prepetition Organizational Chart (Exhibit 3);

•	Audited Consolidated Financial Statements for the Company for the fiscal year ended December 31, 2011 (Exhibit 4);

•	Liquidation Analysis (Exhibit 5);

•	Reorganized Company’s Projected Financial Information (Exhibit 6);

•	New Senior Secured Notes Indenture (Exhibit 7); and

•	Valuation Analysis (Exhibit 8).

ARTICLE I.

INTRODUCTION

1.1	General.

The Company hereby transmits this Disclosure Statement pursuant to section 1126(b) of the Bankruptcy Code, in connection with the Solicitation of votes with respect to the Prepackaged Plan. All capitalized terms in this Disclosure Statement not otherwise defined herein have the meanings given to them in the Prepackaged Plan attached hereto as Exhibit 1.

The purpose of this Disclosure Statement is to provide holders of Claims and Interests that are entitled to vote on the Prepackaged Plan (i.e., holders of Class 2 Claims and Class 8 Interests under the Prepackaged Plan) with sufficient information to allow them to make an informed decision on whether to accept or reject the Prepackaged Plan. The overall purpose of the Prepackaged Plan is to de-lever the Company’s balance sheet and better position the Company to compete in the telecommunications and information technology industry. If the Company obtains the requisite votes accepting the Prepackaged Plan (which the Company believes it will in light of the fact that, as set forth herein, the Consenting Noteholders who hold approximately two-thirds of the aggregate principal amount of the outstanding Senior Secured Notes, and the Consenting Equity Holders, who hold approximately 70% of the Existing Preferred Interests, have agreed to vote for, support and not object to the Prepackaged Plan), the Company anticipates commencing the Reorganization Cases and seeking approval of this Disclosure Statement and the Prepackaged Plan from the Bankruptcy Court within 30 to 45 days of the filing of the Reorganization Cases. As set forth more fully herein and in the Prepackaged Plan, the Company believes that the provisions of section 1145(a)(1) and (2) of the Bankruptcy Code render the initial offer and distribution of the New Senior Secured Notes, the New Common Stock and the New Warrants on the Effective Date under the Prepackaged Plan exempt from federal and state securities registration.

The Company has not commenced cases under chapter 11 of the Bankruptcy Code at this time.

The Company has fixed 5:00 P.M. (prevailing Eastern Time) on July 11, 2012 as the voting record date (the “Voting Record Date”). Accordingly, only holders of record of Claims and Interests as of the Voting Record Date that are entitled to vote on the Prepackaged Plan will receive a Ballot and may vote on the Prepackaged Plan. In addition, a Ballot for voting to accept or reject the Prepackaged Plan is enclosed with this Disclosure Statement for the holders of Claims and Interests that are entitled to vote to accept or reject the Prepackaged Plan. If you are a holder of a Claim or Interest entitled to vote on the Prepackaged Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the procedures for voting on the Prepackaged Plan, please contact the Voting Agent: Kurtzman Carson Consultants (“KCC”) at either (866) 927-708 (for beneficial owners of Senior Secured Notes) or (877) 833–4150 (for beneficial owners of Existing Preferred Interests and nominees of beneficial owners of Senior Secured Notes), via e-mail to BroadviewInfo@kccllc.com or send your written inquiry to:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

Attn: Broadview Networks Holdings Ballot Processing

Although the solicitation of votes on the Prepackaged Plan relates to the Reorganization Cases and voluntary petitions for relief under chapter 11 of the Bankruptcy Code, no filing has yet occurred. The Company expressly reserves the right to extend the Voting Deadline by oral or written notice to the Voting Agent.

Each holder of a Claim or Interest entitled to vote on the Prepackaged Plan should read this Disclosure Statement and the Exhibits hereto, including the Prepackaged Plan, as well as the instructions accompanying the Ballot in their entirety before voting on the Prepackaged Plan. These documents contain important information concerning the classification of Claims and Interests for voting purposes and the tabulation of votes. No solicitation of votes may be made except pursuant to this Disclosure Statement and section 1126(b) of the Bankruptcy Code. In voting on the Prepackaged Plan, holders of Claims and Interests entitled to vote should not rely on any information relating to the Company and its business other than the information contained in this Disclosure Statement, the Prepackaged Plan and all Exhibits hereto and thereto.

Additional copies of this Disclosure Statement (including the Exhibits hereto) are available upon request made to the office of the Company’s counsel, Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: Rachel C. Strickland, Esq., and Jennifer J. Hardy, Esq. (212) 728-8000 (phone) or (212) 728-8111 (facsimile). Additional copies of this Disclosure Statement (including the Exhibits hereto) can also be accessed free of charge from the following website: http://www.kccllc.net/broadview.

1.2	The Confirmation Hearing.

If the Company receives the requisite votes in favor of the Prepackaged Plan (which the Company believes it will in light of the fact that, as set forth above, the Consenting Noteholders who hold approximately two-thirds of the aggregate principal amount of the outstanding Senior Secured Notes, and the Consenting Equity Holders, who hold approximately 70% of the Existing Preferred Interests, have agreed to vote for, support and not object to the Prepackaged Plan), then the Company intends to file voluntary petitions for relief under chapter 11 of the Bankruptcy Code. Upon the commencement of the Reorganization Cases, the Company intends to request that the Bankruptcy Court schedule, as promptly as practicable, a hearing to approve this Disclosure Statement as containing adequate information within the meaning of section 1125(a) of the Bankruptcy Code and the solicitation of votes on the Prepackaged Plan as being in compliance with section 1126(b) of the Bankruptcy Code, and to confirm the Prepackaged Plan. Even if the Company does not receive the requisite votes in favor of the Prepackaged Plan prior to filing its petitions, the Company may decide to file for chapter 11 relief and seek confirmation of the Prepackaged Plan or a modified plan.

Section 1128(a) of the Bankruptcy Code requires that the Bankruptcy Court, after notice, hold a hearing to confirm a plan. Section 1128(b) provides that a party-in-interest may object to confirmation of a plan. Objections to confirmation must be filed with the Bankruptcy

Court and served on the Debtors as well as the other parties set forth in the notice of the Confirmation Hearing (the “Notice of Confirmation Hearing”) by the objection deadline, as will be set forth therein. The Notice of Confirmation Hearing shall be provided, among others, to holders of Claims and Interests entitled to vote on the Prepackaged Plan, or their representatives, as set forth in an order of the Bankruptcy Court and governed by the Bankruptcy Rules and local rules of the Bankruptcy Court. At the Confirmation Hearing, the Bankruptcy Court will:

•	determine whether the solicitation of votes on the Prepackaged Plan was in compliance with section 1126 of the Bankruptcy Code;

•	determine whether the Prepackaged Plan has been accepted by a sufficient number and amount of Class 2 Claims and Class 8 Interests;

•	determine whether this Disclosure Statement contains adequate information with the meaning of section 1125(a) of the Bankruptcy Code;

•	hear and determine objections, if any, to the Prepackaged Plan and to confirmation of the Prepackaged Plan that have not been previously disposed of;

•	determine whether the Prepackaged Plan meets the confirmation requirements of the Bankruptcy Code; and

•	determine whether to confirm the Prepackaged Plan.

1.3	Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Company, and specifies which Classes are (a) impaired or unimpaired by the Prepackaged Plan, (b) entitled to vote to accept or reject the Prepackaged Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject the Prepackaged Plan.

Class	Designation	Impairment	Entitled to Vote
Class 1	ABL Facility Claims	No	No (Deemed to accept)
Class 2	Senior Secured Notes Claims	Yes	Yes
Class 3	Other Secured Claims	No	No (Deemed to accept)
Class 4	Other Priority Claims	No	No (Deemed to accept)
Class 5	General Unsecured Claims	No	No (Deemed to accept)
Class 6	Intercompany Claims	No	No (Deemed to accept)
Class 7	Intercompany Interests	No	No (Deemed to accept)
Class 8	Existing Preferred Interests	Yes	Yes
Class 9	Other Existing Equity Interests	Yes	No (Deemed to reject)
Class 10	Subordinated Securities Claims	Yes	No (Deemed to reject)

1.4	Voting; Holders of Claims Entitled to Vote.

Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are not deemed to have rejected a plan of reorganization are entitled to vote to accept or reject such proposed plan. Generally, a claim or interest is impaired under a plan if the holder’s legal, equitable or contractual rights are altered under such plan. Classes of claims or equity interests under a chapter 11 plan in which the holders of claims or equity interests are unimpaired are conclusively presumed to have accepted such plan and are not entitled to vote to accept or reject the proposed plan. In addition, classes of claims or equity interests in which the holders of claims or equity interests will not receive or retain any property on account of their claims or equity interests are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan.

In connection with the Prepackaged Plan:

•

Claims and Interests in Classes 2 and 8 are impaired and the holders of such Claims and Interests will receive distributions under the Prepackaged Plan. As a result, holders of Claims and Interests in Classes 2 and 8 are entitled to vote to accept or reject the Prepackaged Plan;

•

Claims and Interests in Classes 1, 3, 4, 5, 6 and 7 are unimpaired. As a result, holders of Claims and Interests in those Classes are deemed to have accepted the Prepackaged Plan and are not entitled to vote to accept or reject the Prepackaged Plan;

•

Claims and Interests in Classes 9 and 10 are impaired and the holders of such Claims and Interests will not receive any distribution on account of such Claims and Interests. As a result, the holders of Claims and Interests in those Classes are deemed to have rejected the Prepackaged Plan and are not entitled to vote to accept or reject the Prepackaged Plan.

Your vote on the Prepackaged Plan is important. The Bankruptcy Code requires as a condition to confirmation of a plan of reorganization that each class that is impaired under a plan vote to accept such plan, unless the provisions of section 1129(b) of the Bankruptcy Code are met. For a class of impaired claims to accept the Prepackaged Plan, section 1126 of the Bankruptcy Code requires acceptance by holders of claims that hold at least two-thirds in amount and more than one-half in number of holders of claims of such class who vote on the Prepackaged Plan. An impaired class of interests is deemed to accept a plan of reorganization if holders of at least two-thirds in amount of the allowed interests in such class who actually cast Ballots vote to accept the plan.

If a Class of Claims or Interests entitled to vote on the Prepackaged Plan rejects the Prepackaged Plan, the Company reserves the right to amend the Prepackaged Plan and/or to request confirmation of the Prepackaged Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code permits the confirmation of a plan of reorganization notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or equity interests, so long as at least one impaired class of claims or interests votes to accept the plan. Under that section, a plan may be confirmed by a bankruptcy court if it does not “discriminate unfairly” and is “fair and equitable” with respect to each non-accepting class.

If you are entitled to vote to accept or reject the Prepackaged Plan, a Ballot is enclosed for the purpose of voting on the Prepackaged Plan. This Disclosure Statement, the Exhibits attached hereto, the Prepackaged Plan and the related documents are the only materials the Company is providing to creditors for their use in determining whether to vote to accept or reject the Prepackaged Plan, and such materials may not be relied upon or used for any purpose other than to vote to accept or reject the Prepackaged Plan.

If you are the holder of a Class 2 Claim or Class 8 Interest, please complete, execute and return your Ballot(s) to the Voting Agent on or before the Voting Deadline. All correspondence in connection with voting on the Prepackaged Plan should be directed to the Voting Agent at the following address:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

Attn: Broadview Networks Holdings Ballot Processing

TO BE COUNTED, YOUR ORIGINAL BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE ACTUALLY RECEIVED BY THE VOTING AGENT NO LATER THAN 5:00 P.M., PREVAILING EASTERN TIME, ON AUGUST 13, 2012, UNLESS EXTENDED BY THE COMPANY. YOUR BALLOT MAY BE SENT VIA MAIL, OVERNIGHT COURIER OR MESSENGER. ALL BALLOTS MUST BE SIGNED.

The Ballots have been specifically designed for the purpose of soliciting votes on the Prepackaged Plan from the Classes entitled to vote with respect thereto. Accordingly, in voting on the Prepackaged Plan, please use only the Ballots sent to you with this Disclosure Statement or provided by the Voting Agent. Only holders of record of Claims and Interests as of the Voting Record Date that are entitled to vote on the Prepackaged Plan will receive a Ballot and may vote on the Prepackaged Plan.

All properly completed Ballots received prior to the Voting Deadline will be counted for purposes of determining whether a voting Class of impaired Claims or Interests has accepted the Prepackaged Plan. The Voting Agent will prepare and file with the Bankruptcy Court a certification of the results of the balloting with respect to the Classes entitled to vote.

1.5	Important Matters.

This Disclosure Statement contains projected financial information and certain other forward-looking statements, all of which are based on various estimates and assumptions and will not be updated to reflect events occurring after the date hereof. Such information and statements are subject to inherent uncertainties and to a wide variety of significant business, economic and competitive risks, including, among others, those described herein. Consequently, actual events, circumstances, effects and results may vary significantly from those included in or contemplated by such projected financial information and such other forward-looking statements. The projected financial information contained herein and in the Exhibits annexed hereto is, therefore, not necessarily indicative of the future financial condition or results of operations of the Company, which in each case may vary significantly from those set forth in such projected financial information. Consequently, the projected financial information and other forward-looking statements contained herein should not be regarded as representations by the Company, its advisors, or any other person that the projected financial conditions or results of operations can or will be achieved.

ARTICLE II.

SUMMARY OF PREPACKAGED PLAN AND CLASSIFICATION AND

TREATMENT OF CLAIMS AND INTERESTS THEREUNDER

The overall purpose of the Prepackaged Plan is to enable the Company to de-lever its balance sheet and better position the Company to compete in the telecommunications and information technology industry, and to provide a solution for the impending maturity of its Senior Secured Notes on September 1, 2012. Generally, the Prepackaged Plan provides that:

•

holders of the Senior Secured Notes shall receive their pro rata share of (i) 97.5% of the New Common Stock of Reorganized Broadview subject to dilution by shares of New Common Stock issued pursuant to the Management Equity Plan (as defined herein) or upon exercise of the New Warrants (also subject to dilution as described herein) and (ii) $150 million of the 10.5% New Senior Secured Notes due 2017;

•	a New ABL Facility that will provide total borrowing commitment upon consummation of the Prepackaged Plan of no less than $25 million;

•	the repayment in full and termination of the Company’s obligations under the ABL Facility;

•

the issuance of (i) 2.5% of the New Common Stock subject to dilution by shares of New Common Stock issued pursuant to the Management Equity Plan (as defined herein) or upon exercise of the New Warrants and (ii) the New Warrants, on the terms described in Section 6.4(e) of this Disclosure Statement, also subject to dilution as described herein, in each case to be issued on a pro rata basis to holders of the Company’s outstanding Existing Preferred Interests in exchange for the cancellation of such Existing Preferred Interests;

•	the cancellation of all of the Other Existing Equity Interests; and

•	the retirement of the Senior Secured Notes.

The following table briefly summarizes the classification and treatment of Claims and Interests under the Prepackaged Plan. The summaries in this table are qualified in their entirety by the description of the treatment of such Claims in Articles IV and V of the Prepackaged Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, U.S. Trustee Fees, Fee Claims, and Priority Tax Claims have not been classified.

Class	Claims and Interests	Treatment	Status	Voting Rights	Estimated Allowed Amount	Projected Recovery
Class 1	ABL Facility Claims	In full and final satisfaction of each Allowed ABL Facility Claim, each holder thereof shall be paid in Cash in full on account of such holder’s Allowed ABL Facility Claim.	Not Impaired	Not Entitled to Vote (Deemed to Accept)	$0 – $14 million[3]	100%
Class 2	Senior Secured Notes Claims	The Senior Secured Notes Claims shall be deemed Allowed Claims in the approximate amount of $317.1 million. On the Effective Date, each holder of an Allowed Senior Secured Notes Claim shall receive, in full and final satisfaction of its Allowed Senior Secured Notes Claims, its Pro Rata share of: (i) the New Senior Secured Notes issued pursuant to the New Senior Secured Notes Indenture; and (ii) the Senior Secured Notes Equity Distribution.	Impaired	Entitled to Vote	$317.1 million	100%

[3]

The Company intends to request permission from the Bankruptcy Court to pay all ABL Facility Claims shortly after the commencement of the Reorganization Cases pursuant to the DIP Facility, and therefore expects that there will be no outstanding ABL Facility Claims as of the Confirmation Date.

Class	Claims and Interests	Treatment	Status	Voting Rights	Estimated Allowed Amount	Projected Recovery
Class 3	Other Secured Claims	Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code, each holder of an Allowed Other Secured Claim shall receive, at the Reorganized Debtors’ option: (i) the Reinstatement of such Claim; (ii) payment in full in Cash of the Allowed amount of such Other Secured Claim; (iii) the delivery of the collateral securing any such Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iv) such other treatment rendering such Other Secured Claim Unimpaired; or (v) such other, less favorable treatment as may be agreed between such holder and the Reorganized Debtors.	Not Impaired	Not Entitled to Vote (Deemed to Accept)	$3.7 million	100%
Class 4	Other Priority Claims	In satisfaction of each Allowed Other Priority Claim, each holder thereof shall receive the following, at the option of the Reorganized Debtors: (i) payment in full in Cash; (ii) other treatment rendering such Other Priority Claim Unimpaired; or (iii) such other, less favorable treatment as may be agreed between such holder and the Reorganized Debtors.	Not Impaired	Not Entitled to Vote (Deemed to Accept)	$7 – $10 million	100%

Class	Claims and Interests	Treatment	Status	Voting Rights	Estimated Allowed Amount	Projected Recovery
Class 5	General Unsecured Claims	Each Allowed General Unsecured Claim shall, at the discretion of the Reorganized Debtors, be: (i) Reinstated as of the Effective Date as an obligation of the Reorganized Debtors, and paid in accordance with the ordinary course terms for such Claim; (ii) paid in full in Cash on the relevant Distribution Date; or (iii) receive such other treatment as may be agreed between such holder and the Reorganized Debtors.	Not Impaired	Not Entitled to Vote (Deemed to Accept)	$25 – $27 million[4]	100%
Class 6	Intercompany Claims	Each Intercompany Claim shall either be Reinstated or cancelled in the Reorganized Debtors’ discretion.	Not Impaired	Not Entitled to Vote (Deemed to Accept)	$0	100%

[4]

This number reflects the estimated amount of General Unsecured Claims which will be outstanding as of the projected Petition Date. However, the Company intends to seek Bankruptcy Court approval shortly after the commencement of the Reorganization Cases to pay certain of the General Unsecured Claims in the ordinary course of business, including the undisputed General Unsecured Claims of suppliers, vendors and independent sales agents which are unimpaired under the Prepackaged Plan. If the Company receives Bankruptcy Court approval to pay such claims, the Company believes that the amount of General Unsecured Claims as of the Effective Date will be substantially less than the amount expressed herein.

Class	Claims and Interests	Treatment	Status	Voting Rights	Estimated Allowed Amount	Projected Recovery
Class 7	Intercompany Interests	Intercompany Interests shall either be Reinstated or cancelled in the Reorganized Debtors’ discretion.	Not Impaired	Not Entitled to Vote (Deemed to Accept)	N/A	100%
Class 8	Existing Preferred Interests	On the Effective Date, all Existing Preferred Interests shall be cancelled, and each holder of an Allowed Existing Preferred Interest shall receive, in full and final satisfaction of its Allowed Existing Preferred Interest, its Pro Rata share of: (i) the Existing Interest Equity Distribution; and (ii) the New Warrants.	Impaired	Entitled to Vote	N/A	$14.6 million[5]
Class 9	Other Existing Equity Interests	On the Effective Date, all Other Existing Equity Interests shall be cancelled, and holders of Other Existing Equity Interests shall receive no distribution on account of such Interests.	Impaired	Not Entitled to Vote (Deemed to Reject)	N/A	$0

[5]	The New Warrant component of the estimated recovery to holders of Existing Preferred Interests was calculated using the Black-Scholes model with a 35% volatility assumption.

Class	Claims and Interests	Treatment	Status	Voting Rights	Estimated Allowed Amount	Projected Recovery
Class 10	Subordinated Securities Claims	All Subordinated Securities Claims shall be cancelled, and holders of Subordinated Securities Claims shall receive no distribution on account of such Claims.	Impaired	Not Entitled to Vote (Deemed to Reject)	$0	$0

The recoveries set forth above are estimates and are contingent upon approval of the Prepackaged Plan as proposed.

ARTICLE III.

BUSINESS DESCRIPTION AND

CIRCUMSTANCES THAT LED TO THE SOLICITATION

3.1	General.

The Company is a leading provider of communications and information technology solutions to business customers nationwide. Historically, the Company has focused on markets across ten states throughout the Northeast and Mid-Atlantic United States, including the major metropolitan markets of New York, Boston, Philadelphia, Baltimore and Washington, D.C. For the three months ended March 31, 2012, approximately 88% of the Company’s total revenue was generated from retail end users in a wide array of industries, including professional services, health care, education, manufacturing, real estate, retail, automotive, non-profit groups and others. For the same period, approximately 12% of total revenue was generated from wholesale, carrier access and other market channels. As of March 31, 2012, the Company provided services to approximately 36,000 business customers.

The Company offers a comprehensive product portfolio based on providing bundled packages that include both network connectivity and end user software, with a focus on addressing the needs of end users operating within complex telecommunications infrastructures. The Company benefits from a strong traditional network infrastructure, software development expertise and proprietary technology. This allows the Company to offer its customers more than just network access, but additionally a product line that includes advanced, converged communications services, including cloud-based services, on a cost effective basis. The Company offers a full suite of voice, data, internet and cloud-based systems (as described below) and services to customers located within the Company’s traditional network infrastructure, which is deployed throughout the Northeast and Mid-Atlantic regional markets. In addition, the Company offers cloud-based systems and services to customers nationwide.

To provide comprehensive network connectivity to its nationwide customers, the Company both utilizes its own network of telecommunications switches, data routers, application servers and related equipment located in its switching locations and data centers, as well as connectivity to other networks that the Company purchases from other carriers for resale to its customers. The Company purchases this additional connectivity through various resale arrangements with such carriers and various other commercial agreements.

For the twelve months ending December 31, 2011, the Company recorded gross revenue of approximately $378,154,000 and incurred net losses of approximately $11,855,000.

3.2	Industry Overview.

The market for communications services, particularly local voice, has been historically dominated by the incumbent local exchange carriers (“ILECs”) in the United States, including Verizon Communications Inc. (“Verizon”), AT&T Inc. (“AT&T”), CenturyLink Inc., Frontier Communications Corporation, FairPoint Communications, Inc. (“FairPoint”) and Windstream Corporation (“Windstream”). While the ILECs own substantially all of the local exchange networks providing basic network access in their respective operating regions, competitive communications providers, such as the Company, hold significant market share. In recent years, the number of competitive communications providers in the United States has been reduced due to industry consolidation and the fact that leading cable companies have entered the residential and business communications markets, thereby reducing the market share held by ILECs.

Increased complexity in delivering communications and IT services, together with what has been a challenging economic climate has driven business customers to evaluate alternative approaches, including cloud-based applications and services. As competitive pressures have commoditized more access services, cloud-based services represent growth opportunities for competitive providers who are successful in tailoring cloud-based applications to individual business needs.

3.3	Products and Services.

The Company’s array of communications and IT services include cloud-based services, voice and data communications services and value-added products and services. The Company’s products and services are offered with a range of alternatives and customized packages, allowing the Company to meet the specific requirements and objectives of a large number of potential business customers. The Company’s sales and marketing initiatives focus on bundling products and services into a single, tailored and competitively priced package for each customer.

(a)	Cloud Services.

Cloud computing is the delivery of computing and storage capacity to end users from a remote location. More than just connectivity, cloud-based services allow the actual storage space and software applications to be stored off-site, or “in the cloud,” and accessed through a network connection. Because the software and/or infrastructure is located remotely, it is accessible from anywhere, at anytime.

OfficeSuite® is the Company’s cloud-based voice-over-IP (“VoIP”) communications solution, and is one of the Company’s fastest growing product lines. VoIP technology allows for the delivery of voice communications and multimedia sessions over networks such as the Internet. OfficeSuite® packages business-grade VoIP with advanced telephone equipment and managed network security into a unified communications package. The OfficeSuite® package’s features include unlimited local and long distance calls, online updates, secure multi-site data networking and high-speed internet access. OfficeSuite® leverages advanced functionality and the ability to transport data traffic, while covering all the service, equipment and management needs of the Company’s customers. Customers can choose from a range of different connectivity options at various price points.

In 2011, the Company introduced OfficeSuite® ACD, a full-featured cloud-based application integrated with OfficeSuite® that provides robust call center capabilities for business customers, including advanced call routing, queuing, call recording, easy-to-use reporting and functionality. OfficeSuite® ACD delivers to business customers the advanced call center features of other internal telephone connection systems without the need to invest capital in on-site equipment or intensive IT support. It provides a suite of highly flexible capabilities that enable quick and easy prioritization and distribution of incoming business calls, customized hold treatments and advanced call routing options that factor in a number of customer-specified parameters.

Along with network connectivity, the Company’s cloud-based computing packages also include bundled packages of subscription-based software and infrastructure services. Thus, by connecting to the “cloud,” customers are additionally able to remotely access not only the most popular productivity software, (e.g., Microsoft Office and Microsoft Exchange) but also thousands of other business applications. By providing these cloud-based software and infrastructure services to its customers, the Company is able to provide greater customer value as compared to solely providing network access, thereby increasing its share of the customer’s overall communications and IT operational expenditures and at the same time increasing the Company’s monthly recurring revenue.

(b)	T-1 Based & Traditional Offerings.

The Company also offers integrated voice and data packages. These integrated offerings result in performance and cost efficiencies compared to purchasing discrete services from separate competing carriers.

The Company provides customized packages of voice services that include features such as call forwarding, call waiting, call transfer, calling number identification/calling name identification, voicemail and direct inward dialing. The Company uses its own network elements and those procured pursuant to contracts with Verizon, AT&T and FairPoint to service its customers. In addition to the local service portfolio, the Company offers a range of dedicated long distance services.

The Company also offers ancillary long distance services such as operator assistance, calling cards and conference calling. In instances where a customer may have locations outside the Company’s network footprint, the Company resells the long distance services of other communications carriers through agreements with those carriers. The Company generally sells or offers its long distance services as part of a bundle that includes one or more other service offerings. In addition, through arrangements with national network providers, the Company offers certain services on a nationwide basis to business customers who have locations outside of the Company’s network footprint.

(c)	Other Value-Added Products and Services.

The Company gives its customers the option to outsource necessary management and maintenance services. Packaged solutions of day-to-day management and ongoing maintenance include managed e-mail security, content filtering and online data backup and recovery.

3.4	Service Agreements with Carriers.

In order to provide certain services to its customers, the Company resells telecommunication services that it purchases from ILECs. Specifically, pursuant to Federal Communication Commission (“FCC”) rules, the Company negotiates interconnection agreements with ILECs to obtain access to unbound network elements for resale to its own customers. These agreements with ILECs typically have three-year terms. The Company has interconnection agreements in effect with Verizon, FairPoint and AT&T, and is currently negotiating agreements with other ILECs to support its nationwide service offering.

3.5	Facilities.

The Company is headquartered in Rye Brook, New York. The Company does not own any of its facilities, but leases fifteen material facilities in New York, Pennsylvania, New Jersey and Massachusetts consisting of seven offices and eight switch locations. In addition, FCC rules generally require ILECs to permit competitors, such as the Company, to colocate equipment used for interconnection and/or access to the ILECs’ unbundled network elements. The Company maintains approximately 260 of these colocations with Verizon and FairPoint within the Northeast and Mid-Atlantic regions.

3.6	Employees.

As of March 31, 2012, the Company employed approximately 850 employees and contracted with approximately 300 agent channel partners who each market the Company’s products.

3.7	Regulation.

The Company is subject to federal, state, local and foreign laws, regulations, and orders affecting the rates, terms, and conditions of certain of its service offerings, operations and relations with other service providers. The FCC has jurisdiction over the Company’s facilities and services to the extent they are used in the provision of interstate or international communications services.

State regulatory public utility commissions generally have jurisdiction over the Company’s facilities and services to the extent they are used in the provision of intrastate services. In addition, local governments may regulate aspects of the Company’s business through zoning requirements, permit or right-of-way procedures, and franchise fees. Foreign laws and regulations apply to communications that originate or terminate in a foreign country.

3.8	The Company’s Capital Structure.

(a)	ABL Facility.

Broadview and certain of its affiliates are borrowers under a $25 million five-year revolving credit facility (the “ABL Facility”) governed by that certain Credit Agreement, dated as of August 23, 2006 and amended as of July 27, 2007, November 23, 2010, December 8, 2011, and May 31, 2012, by and among the borrowers, The CIT Group/Business Credit, Inc. as administrative agent and lender.

Indebtedness under the ABL Facility is guaranteed by all of Broadview’s direct and indirect subsidiaries (other than certain immaterial subsidiaries) that are not borrowers thereunder and is secured by a first priority security interest in, accounts, inventory, deposit accounts and all cash, thereto, lock boxes and capital stock of each subsidiary grantor, among other assets, and a second priority security interest in substantially all of the remainder of the Company’s assets. As of the date hereof, the Company has approximately $14 million of outstanding borrowings under the ABL Facility. On May 31, 2012, the ABL Facility was amended to extend the term through August 1, 2012.

(b)	Senior Secured Notes.

On August 23, 2006, Broadview completed an offering of $210 million aggregate principal amount of senior secured notes due 2012 (the “2006 Notes”), and on May 14, 2007, Broadview completed an additional offering of $90 million aggregate principal amount of senior secured notes due 2012 (together with the 2006 Notes, the “Original Notes”) issued pursuant to that certain Indenture for 11 3/8% Senior Secured Notes due 2012, dated as of August 23, 2006, and supplemented as of September 29, 2006, May 14, 2007 and May 31, 2007 among Broadview Networks Holdings, Inc., as Issuer, certain other direct and indirect subsidiaries, as Guarantors, and The Bank of New York, as Trustee and Collateral Agent.

On November 14, 2007, Broadview exchanged $300 million of the Original Notes, representing 100% of the outstanding aggregate principal amount, for an equal principal amount of a new issue of substantially identical debt securities that were registered under the Securities Act of 1933, as amended (the “Senior Secured Notes”). Broadview is required to pay cash interest on the principal amount of the Senior Secured Notes at a rate of 11.375% per annum, which is due semi-annually on March 1 and September 1 of each year. The Senior Secured Notes mature on September 1, 2012.

The obligations under the Senior Secured Notes are guaranteed on a senior secured basis, jointly and severally, by each of Broadview’s existing and future domestic restricted subsidiaries. The Senior Secured Notes are secured by a lien on substantially all of the Company’s assets, provided, however, that pursuant to the terms of the that certain Intercreditor

Agreement, dated as of August 23, 2006 and amended as of May 10, 2007, the security interest in the Company’s receivables, inventory, deposit accounts, securities accounts and certain other assets that secure the Senior Secured Notes are contractually subordinated to the lien that secures the ABL Facility.

(c)	Capital Stock.

Broadview’s outstanding capital stock consists of authorized common stock and preferred stock. There is no established public trading market for Broadview’s outstanding capital stock. There are: 87,254 outstanding shares of Broadview’s Series A Preferred Stock; 100,702 outstanding shares of Broadview’s Series A-1 Preferred Stock; 91,187 outstanding shares of Broadview’s Series B Preferred Stock; 62,756 outstanding shares of Broadview’s Series B-1 Preferred Stock; and 14,402 outstanding shares of Broadview’s Series C Preferred Stock. Broadview also has 9,286,759 outstanding shares of Class A Common Stock and 360,050 shares of Class B Common Stock.

ARTICLE IV.

EVENTS LEADING TO THE SOLICITATION

4.1	Events Leading to the Solicitation.

During the last 18 months the Company and its management team diligently explored potential transactions including mergers and acquisitions, refinancing and restructuring in an effort to have sufficient capital leading up to September 1, 2012, the maturity date for the Company’s $300 million in Senior Secured Notes. In October 2010, the Company retained Jefferies & Company, Inc. (“Jefferies”) as its investment banker to market the Company, and in December 2011, the Company retained Evercore Group, L.L.C. (“Evercore”) as its financial advisor to assist the Company with respect to a refinancing or restructuring transaction and other strategic alternatives.

As part of their engagements, the Company’s financial advisors worked with the Board of Directors of Broadview and the Company’s management to pursue strategic alternatives, including an investment in the Company, a sale of all or substantially all of the assets of the Company, or a sale of certain operations or discrete assets of the Company. In connection with such efforts, certain parties expressed preliminary interest in various transactions with respect to the Company’s assets. For a variety of reasons, such transactions did not develop. The Company also explored other strategic options, such as a refinancing, including through a notes offering launched in June 2011 which did not garner enough interest to be consummated.

During this time, the Company also sought to negotiate with its largest bondholders, and, in the second quarter of 2012, certain of the Company’s largest bondholders retained legal and financial restructuring advisors to work with the Company to pursue a potential balance sheet restructuring, while the Company was simultaneously continuing to explore other opportunities. Due to macro-economic trends, including trends specific to the Company’s industry, the Company was unable to obtain new financing or to achieve a sale transaction with sufficient value to pay the Senior Secured Notes in full prior to maturity.

Therefore, it became clear that a consensual balance sheet restructuring with holders of the Senior Secured Notes was the Company’s best option to maximize value for the Company’s stakeholders. Upon the execution of customary confidentiality agreements, the Company provided certain bondholders with information regarding its operations, projections and business plan to facilitate their ability to negotiate and assess a potential restructuring plan with the Company. After good-faith, arm’s-length negotiations, on July 13, 2012, the Company reached an agreement (as may be amended or modified, the “Restructuring Support Agreement”) with the Required Consenting Noteholders, who hold approximately two-thirds of the aggregate principal amount of the outstanding Senior Secured Notes, and the Consenting Equity Holders, who hold approximately 70% of the Existing Preferred Interests.

4.2	The Restructuring Support Agreement.

Pursuant to the Restructuring Support Agreement, the Consenting Noteholders and Consenting Equity Holders, as applicable, have agreed to, among other things, vote all of their Senior Secured Notes and Existing Preferred Interests in favor of the Prepackaged Plan, provided, however, that the Prepackaged Plan is consummated prior to a date that is 95 days after the Petition Date, which will be automatically extended for an additional sixty days if the Company has not obtained certain necessary regulatory approvals, as may be further extended by the parties thereto (the “Termination Date”). Each of the parties to the Restructuring Support Agreement agreed to support the terms of the Prepackaged Plan and to take all reasonable actions necessary and appropriate to consummate the Prepackaged Plan in a timely manner, so long as certain restructuring milestones set forth in the Restructuring Support Agreement are met.

(a)	Additional Agreements.

Each of the parties to the Restructuring Support Agreement has agreed that, unless the Restructuring Support Agreement is terminated in accordance with the terms thereof, it will not take any action that is inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Prepackaged Plan, and not directly or indirectly propose, support, solicit, encourage or participate in the formulation of any restructuring for the Company other than the Prepackaged Plan.

(b)	Fiduciary Duties.

Nothing in the Restructuring Support Agreement shall require the Company or its board of directors to breach any fiduciary obligations it has under applicable law, and to the extent that such fiduciary obligations require the Company or its board of directors to terminate its obligations under the Restructuring Support Agreement, it may do so without incurring any liability to the Consenting Noteholders or the Consenting Equity Holders.

ARTICLE V.

REASONS FOR THE SOLICITATION

The Company is pursuing a restructuring through solicitation and confirmation of the Prepackaged Plan to de-lever its balance sheet and better position the Company to compete in the telecommunications and information technology industry, and to resolve the imminent maturity of the obligations under the Senior Secured Notes, which mature on September 1, 2012. Upon maturity, the Company does not expect, and cannot provide assurance, that it will have, or have access to, sufficient liquidity to meet its debt repayment obligations under the Senior Secured Notes. As of March 31, 2012, the Company had an estimated $320.7 million of indebtedness outstanding. As of March 31, 2012, it had $25.1 million of cash on hand.

The Company expects that the Prepackaged Plan, if successfully confirmed, will de-lever its balance sheet by reducing the Company’s indebtedness to an estimated $167 million at consummation of the Prepackaged Plan, consisting of an estimated $14 million in borrowings under the New ABL Facility and $150 million in principal amount of New Senior Secured Notes. Following the consummation of the Prepackaged Plan, the Company projects that it will have approximately $18 million in cash on its balance sheet, with additional liquidity under the New ABL Facility. However, there can be no assurance actual results will comport materially with the Company’s projections.

Chapter 11 of the Bankruptcy Code provides that unless the terms of section 1129(b) of the Bankruptcy Code are satisfied, for the Bankruptcy Court to confirm the Prepackaged Plan as a consensual plan, the holders of impaired Claims against, and Interests in, the Company in each Class of impaired Claims and Interests must accept the Prepackaged Plan by the requisite majorities set forth in the Bankruptcy Code. For a class of impaired claims to accept the Prepackaged Plan, section 1126 of the Bankruptcy Code requires acceptance by holders of claims that hold at least two-thirds in amount and more than one-half in number of holders of claims of such class who vote on the Prepackaged Plan. An impaired class of interests is deemed to accept a plan of reorganization if holders of at least two-thirds in amount of the allowed interests in such class who actually cast ballots vote to accept the plan.

In the event that the Prepackaged Plan does not receive sufficient votes for confirmation, the Company would likely commence chapter 11 cases on terms other than as contemplated by the Prepackaged Plan. If the Company commences such a bankruptcy filing, holders of the Senior Secured Notes and Existing Preferred Interests may receive consideration that is substantially less than what is being offered under the Prepackaged Plan.

The Company believes that a bankruptcy (other than pursuant to the Prepackaged Plan) could result in recoveries to its creditors and equity holders substantially below those expected to result from the Prepackaged Plan, and could materially adversely affect its business and prospects. As a result, the Company is pursuing solicitation of the Prepackaged Plan because it believes that the Prepackaged Plan is superior to any existing alternative. For all of these reasons, the Company’s board of directors supports the Prepackaged Plan and urges the Holders of Claims and Interests entitled to vote on the Prepackaged Plan to accept and support it.

ARTICLE VI.

THE PREPACKAGED PLAN

6.1	Anticipated Events in a Chapter 11 Case.

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Pursuant to chapter 11, a debtor may remain in possession of its assets, continue to manage its business and attempt to reorganize its business for the benefit of the debtor, its creditors and other parties-in-interest. The commencement of a chapter 11 case creates an estate comprising all the legal and equitable interests of a debtor in its property as of the date the petition is filed. Sections 1107 and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a “debtor in possession,” unless the Bankruptcy Court orders the appointment of a trustee. The commencement of a chapter 11 case also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect prepetition claims from the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the Bankruptcy Court, the automatic stay generally remains in full force and effect until confirmation of a plan of reorganization.

Pursuant to section 1102 of the Bankruptcy Code, upon the commencement of a chapter 11 case, the Office of the United States Trustee (the “U.S. Trustee”) is required to appoint a committee of creditors holding unsecured claims and may appoint additional committees of creditors or of equity security holders as the U.S. Trustee deems appropriate. However, it is not uncommon for the U.S. Trustee to not appoint a creditors’ committee in cases where solicitation of a prepackaged plan has been conducted before the Petition Date and holders of unsecured claims are unimpaired.

Pursuant to section 1103 of the Bankruptcy Code, a committee appointed under section 1102 of the Bankruptcy Code may:

•	consult with the trustee or debtor in possession concerning the administration of the chapter 11 case;

•

investigate the acts, conduct, assets, liabilities and financial condition of the debtor, the operation of the debtor’s business and the desirability of the continuance of such business and any other matter relevant to the case or to the formulation of a plan;

•

participate in the formulation of a plan, advise those represented by such committee of such committee’s determinations as to any plan formulated and collect and file with the court acceptances or rejections of a plan;

•	request the appointment of a trustee or examiner under section 1104 of the Bankruptcy Code; and

•	perform such other services as are in the interest of those represented by the committee.

Furthermore, pursuant to section 1109(b) of the Bankruptcy Code, upon the commencement of the chapter 11 case, any party-in-interest, including the debtor, a creditors’ committee, an equity security holders’ committee, a creditor, an equity security holder or any indenture trustee may raise and may appear and be heard on any issue in the chapter 11 case.

6.2	Summary of Distributions under the Prepackaged Plan.

If the Prepackaged Plan is confirmed by the Bankruptcy Court, each holder of an Allowed Claim or Allowed Interest in a particular Class will receive the same treatment as the other holders in the same Class of Claims or Interests, whether or not such holder voted to accept the Prepackaged Plan, unless such holder agrees to accept less favorable treatment by settlement or otherwise. Moreover, upon confirmation, the Prepackaged Plan will be binding on all of the Debtors’ creditors and equity holders regardless of whether such creditors or equity holders voted to accept the Prepackaged Plan. Such treatment will be in full satisfaction, release and discharge of and in exchange for such holder’s Claims against, or Interests in, the Debtors, except as otherwise provided in the Prepackaged Plan.

(a)	Treatment of Unclassified Claims.

The Bankruptcy Code does not require classification of certain priority claims against a debtor. In this case, these unclassified claims include DIP Claims, Administrative Claims, Priority Tax Claims and Fee Claims as set forth below.

(1)	DIP Claims.

Under the Prepackaged Plan, the DIP Claims shall be deemed to be Allowed Claims and shall be satisfied in full, by the termination of all commitments under the DIP Facility, payment in full in Cash of all outstanding obligations and cash collateralization, and return or backstopping of all letters of credit issued thereunder.

(2)	Administrative Claims.

Under the Prepackaged Plan, Administrative Claims include any Claim, other than a Fee Claim, a claim for payment of U.S. Trustee Fees or a DIP Claim, for payment of costs or expenses of administration, specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries, or commissions for services rendered). Each holder of an Allowed Administrative Claim shall be paid 100% of the unpaid Allowed amount of such Claim in Cash on the Distribution Date. Notwithstanding the immediately preceding sentence, Allowed Administrative Claims incurred in the ordinary course of business and on ordinary business terms unrelated to the administration of the Reorganization Cases (such as Allowed trade and vendor Claims) shall be paid, at the Debtors or the Reorganized Debtors’ option, in accordance with ordinary business terms for payment of such Claims. Notwithstanding the foregoing, the holder of an Allowed Administrative Claim may receive such other, less favorable treatment as may be agreed upon by the claimant and the Debtors or the Reorganized Debtors.

(3)	Priority Tax Claims.

Under the Prepackaged Plan, Priority Tax Claims include any Claim by a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

(4)	Fee Claims.

Under the Prepackaged Plan, Fee Claims include any Claim by a Professional Person (other than an ordinary course professional retained pursuant to an order of the Bankruptcy Court) for compensation or reimbursement pursuant to section 327, 328, 330, 331, 503(b) or 1103(a) of the Bankruptcy Code in connection with the Reorganization Cases, and a claim by a member of the Creditors’ Committee, if any, arising under section 503(b)(3)(F) of the Bankruptcy Code.

(b)	Treatment of Classified Claims.

The following describes the Prepackaged Plan’s classification of the Claims and Interests that are required to be classified under the Bankruptcy Code and the treatment each holder of Allowed Claims or Allowed Interests will receive for such Claims or Interests:

(1)	Class 1—ABL Facility Claims.[6]

The Claims in Class 1 consist of any Claim derived from or based upon the ABL Facility.

Treatment: In full and final satisfaction of each Allowed ABL Facility Claim, each holder thereof shall be paid in Cash in full on account of such holder’s Allowed ABL Facility Claim.

Voting: Class 1 is not Impaired by the Prepackaged Plan and each holder of a Class 1 ABL Facility Claim is conclusively presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 1 ABL Facility Claims are not entitled to vote to accept or reject the Prepackaged Plan.

[6]

The Company intends to request permission from the Bankruptcy Court to pay all ABL Facility Claims shortly after the commencement of the Reorganization Cases pursuant to the DIP Facility, and therefore expects that there will be no outstanding ABL Facility Claims as of the Confirmation Date.

(2)	Class 2—Senior Secured Notes Claims.

Allowance: The Claims in Class 2 consist of any Claim derived from or based upon the Senior Secured Notes. The Senior Secured Notes Claims shall be deemed to be Allowed Claims in the approximate amount of $317.1 million.

Treatment: On the Effective Date, each holder of an Allowed Senior Secured Notes Claim shall receive, in full and final satisfaction of its Senior Secured Notes Claims, its Pro Rata share of: (i) the New Senior Secured Notes issued pursuant to the New Senior Secured Notes Indenture; and (ii) the Senior Secured Notes Equity Distribution.

Voting: Class 2 is Impaired. Therefore, holders of Class 2 Senior Secured Notes Claims are entitled to vote to accept or reject the Prepackaged Plan.

(3)	Class 3—Other Secured Claims.

The Claims in Class 3 consist of any Secured Claim other than a DIP Claim, an ABL Facility Claim, a Senior Secured Notes Claim or an Intercompany Claim.

Each Allowed Other Secured Claim in Class 3 shall be considered to be a separate subclass within Class 3, and each such subclass shall be deemed to be a separate Class for purposes of the Prepackaged Plan.

Treatment: Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code, each holder of an Allowed Other Secured Claim shall receive, at the Reorganized Debtors’ option: (i) the Reinstatement of such Claim; (ii) payment in full in Cash of the Allowed amount of such Other Secured Claim; (iii) the delivery of the collateral securing any such Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (iv) such other treatment rendering such Other Secured Claim Unimpaired; or (v) such other, less favorable treatment as may be agreed between such holder and the Reorganized Debtors.

Voting: Class 3 is not Impaired by the Prepackaged Plan and each holder of a Class 3 Other Secured Claim is conclusively presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 3 Other Secured Claims are not entitled to vote to accept or reject the Prepackaged Plan.

(4)	Class 4—Other Priority Claims.

The Claims in Class 4 consist of any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (i) an Administrative Claim; (ii) a Priority Tax Claim; (iii) a Fee Claim; (iv) a DIP Claim; or (v) any Claim for “adequate protection” of the security interests of the ABL Lenders or the holders of Senior Secured Notes authorized pursuant to the terms of the DIP Order.

Treatment: In satisfaction of each Allowed Other Priority Claim, each holder thereof shall receive the following, at the option of the Reorganized Debtors: (i) payment in full in Cash; (ii) other treatment rendering such Other Priority Claim Unimpaired; or (iii) such other, less favorable treatment as may be agreed between such holder and the Reorganized Debtors.

Voting: Class 4 is not Impaired by the Prepackaged Plan and each holder of a Class 4 Other Priority Claim is conclusively presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 4 Other Priority Claims are not entitled to vote to accept or reject the Prepackaged Plan.

(5)	Class 5—General Unsecured Claims.

The Claims in Class 5 consist of any Claim that is not: (i) an Administrative Claim; (ii) an Other Priority Claim; (iii) a Priority Tax Claim; (iv) a claim for U.S. Trustee Fees; (v) an Other Secured Claim; (vi) a DIP Claim; (vii) an ABL Facility Claim; (viii) a Fee Claim; (ix) a Senior Secured Notes Claim; (x) an Intercompany Claim; or (xi) a Subordinated Securities Claim.

Treatment: Each Allowed General Unsecured Claim shall, at the discretion of the Reorganized Debtors, be: (i) Reinstated as of the Effective Date as an obligation of the Reorganized Debtors, and paid in accordance with the ordinary course terms for such Claim; (ii) paid in full in Cash on the relevant Distribution Date; or (iii) receive such other treatment as may be agreed between such holder and the Reorganized Debtors.

Voting: Class 5 is not Impaired by the Prepackaged Plan and each holder of a Class 5 General Unsecured Claim is conclusively presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 5 General Unsecured Claims are not entitled to vote to accept or reject the Prepackaged Plan.

(6)	Class 6—Intercompany Claims.

The Claims in Class 6 consist of any Claims (including an Administrative Claim), cause of action, or remedy held by a Debtor against another Debtor.

Treatment: Each Intercompany Claim shall either be Reinstated or cancelled in the Reorganized Debtors’ discretion.

Voting: Class 6 is not Impaired by the Prepackaged Plan and each holder of a Class 6 Intercompany Claim is conclusively presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 6 Intercompany Claims are not entitled to vote to accept or reject the Prepackaged Plan.

(7)	Class 7—Intercompany Interests.

Class 7 consists of all Interests, other than Existing Preferred Interests and Other Existing Equity Interests, in a Debtor held by another Debtor.

Treatment: Intercompany Interests shall be either Reinstated or cancelled in the Reorganized Debtors’ discretion.

Voting: Class 7 is not Impaired by the Prepackaged Plan and each holder of a Class 7 Intercompany Interest is conclusively presumed to have accepted the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 7 Intercompany Interests are not entitled to vote to accept or reject the Prepackaged Plan.

(8)	Class 8—Existing Preferred Interests.

Class 8 consists of the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, and Series C Preferred Stock of Broadview Networks Holdings, Inc., issued and outstanding immediately prior to the Effective Date.

Treatment: On the Effective Date, all Existing Preferred Interests shall be cancelled, and each holder of an Allowed Existing Preferred Interest shall receive, in full and final satisfaction of its Allowed Existing Preferred Interest, its Pro Rata share of: (i) the Existing Interest Equity Distribution; and (ii) the New Warrants.

Voting: Class 8 is Impaired by the Prepackaged Plan. Therefore, holders of Class 8 Existing Preferred Interests are entitled to vote to accept or reject the Prepackaged Plan.

(9)	Class 9—Other Existing Equity Interests.

Class 9 consists of all Interests in a Debtor other than an Existing Preferred Interest or an Intercompany Interest, including, without limitation, the shares of Class A Common Stock and Class B Common Stock of Broadview Networks Holdings, Inc. issued and outstanding immediately prior to the Effective Date.

Treatment: On the Effective Date, all Other Existing Equity Interests shall be cancelled, and holders of Other Existing Equity Interests shall receive no distribution on account of such Interests.

Voting: Class 9 is Impaired by the Prepackaged Plan and holders of Other Existing Equity Interests are conclusively presumed to have rejected the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 9 Other Existing Equity Interests are not entitled to vote to accept or reject the Prepackaged Plan.

(10)	Class 10—Subordinated Securities Claims.

Class 10 consists of all Claims of the type described in, and subject to subordination pursuant to section 510(b) of the Bankruptcy Code, if any, which Claim is related to an Interest in a Debtor.

Treatment: On the Effective Date, all Subordinated Securities Claims shall be cancelled, and holders of Subordinated Securities Claims shall receive no distribution on account of such Interests.

Voting: Class 10 is Impaired by the Prepackaged Plan and holders of Subordinated Securities Claims are conclusively presumed to have rejected the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, holders of Class 10 Subordinated Securities Claims are not entitled to vote to accept or reject the Prepackaged Plan.

6.3	Settlement.

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Prepackaged Plan, the provisions of the Prepackaged Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Prepackaged Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against any Released Party, or holders of Claims, arising out of, relating to or in connection with the business or affairs of or transactions with the Debtors. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Prepackaged Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties-in-interest, and are fair, equitable and within the range of reasonableness. The provisions of the Prepackaged Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable.

6.4	Post-Confirmation Capital Structure of the Reorganized Debtors.

The following section summarizes the capital structure of the Reorganized Debtors, including the post-Effective Date arrangements the Reorganized Debtors expect to enter into to fund their obligations under the Prepackaged Plan and provide for their post-Effective Date working capital needs. The summary of the Reorganized Debtors’ capital structure is qualified in its entirety by reference to the Prepackaged Plan.

(a)	The New ABL Facility.

The New ABL Facility in a drawable principal amount of at least $25 million shall be used by the Reorganized Debtors to (a) fund post-Effective Date general corporate purposes of the Reorganized Debtors in the ordinary course of business (including working capital requirements) and (b) make any payments required under the Prepackaged Plan. Obligations incurred under the New ABL Agreement shall, inter alia, be secured by liens which are substantially similar to the liens securing the ABL Facility, or as otherwise agreed among the lenders under the New ABL Facility and the Required Consenting Noteholders.

(b)	The New Senior Secured Notes.

On the Effective Date, the Debtors will issue the New Senior Secured Notes in the amount of $150 million. Obligations incurred under the New Senior Secured Notes Indenture shall, inter alia, (x) have an interest rate of 10.5%, (y) be secured by liens on a collateral package which is substantially similar to the collateral package for the Senior Secured Notes; and (z) have a final maturity date of five years from the Effective Date.

(c)	Authorization and Issuance of New Common Stock.

As of the Effective Date, Reorganized Broadview shall authorize and issue one class of equity securities consisting of the New Common Stock, which shall be distributed in accordance with Sections 5.1 and 5.2 and other relevant provisions of the Prepackaged Plan to effectuate the Restructuring Transaction. In addition, as of the Effective Date, Reorganized Broadview shall authorize such shares of New Common Stock as may be required for the Management Equity Plan and the New Warrant Agreement, in accordance with Sections 5.2, 6.3 and 7.5 of the Prepackaged Plan.

(d)	New Stockholders Agreement and New Registration Rights Agreement.

On and as of the Effective Date, Reorganized Broadview shall enter into and deliver the New Stockholders Agreement to each entity that is intended to be a party thereto and such agreement shall be deemed to be valid, binding and enforceable in accordance with its terms, and each party thereto shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Broadview.

The New Stockholders Agreement shall provide each Required Consenting Noteholder with: (i) drag-along and tag-along rights with respect to its New Common Stock, (ii) rights of first refusal with respect to transfers of New Common Stock by other Required Consenting Noteholders, and (iii) preemptive rights with respect to the purchase of its pro rata share of any additional equity securities (other than the New Common Stock issued upon exercise of the New Warrants or pursuant to the Management Equity Plan) or issued or sold by Reorganized Broadview (together with a pro rata portion of any securities that are unsubscribed for by any other Required Consenting Noteholder). The New Stockholders Agreement shall terminate upon the closing of an initial public offering.

Holders of the New Senior Secured Notes shall be entitled to registration rights pursuant to the New Registration Rights Agreement in form and substance satisfactory to the Required Consenting Noteholders. On and as of the Effective Date, Reorganized Broadview shall enter into and deliver the New Registration Rights Agreement to each entity that is intended to be a party thereto and such agreement shall be deemed to be valid, binding and enforceable in accordance with its terms, and each party thereto shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Broadview.

(e)	New Warrants.

On the Effective Date, Reorganized Broadview shall issue New Warrants pursuant to the New Warrant Agreement to the holders of Existing Preferred Interests. The New Warrants shall consist of two series of warrants (the “New Warrants”) to purchase, at any time prior to the 8th anniversary date of the Effective Date, up to: (i) 11% of the fully diluted New Common Stock after giving pro forma effect to the issuance of primary shares underlying these warrants, but diluted for any primary shares issued pursuant to the Management Equity Plan or the warrants described under (ii) herein, at an exercise equity value, calculated prior to dilution for the issuance of the 11% warrants, equal to $171,346,154 which reflects a par plus accrued recovery on the Senior Secured Notes (the “11% Warrants”). For example, prior to any possible dilution for the Management Equity Plan, if there were 10,000,000 shares outstanding, prior to the issuance of the warrants, a cash exercise would result in the warrant holders purchasing approximately 1,235,955 additional shares at $17.135 per share; and (ii) 4% of the fully diluted New Common Stock after giving pro forma effect to the issuance of primary shares underlying all warrants (including those described under (i) herein), but diluted for any primary shares issued pursuant to the Management Equity Plan, at an equity exercise value, calculated prior to dilution for the 4% warrants, which together with the Company’s $150,000,000 New Senior Secured Notes, plus amounts outstanding under any revolving credit facility and capitalized leases, less cash and cash equivalents on the Company’s balance sheet as of the Effective Date, and giving pro forma effect for any cash and shares of New Common Stock relating to the exercise of the warrants contemplated under (i) herein, would be equal to an enterprise value of $350,000,000 (the “4% Warrants”). For example, prior to dilution associated with the Management Equity Plan, if there were 10,000,000 shares outstanding, if total debt was $170,000,000 and cash on the balance sheet was $50,000,000 (including $21,177,614 which might be associated with a cash exercise of the 11% warrants), the equity value would be $230,000,000, resulting in a share price of $20.470, at which the additional 4%, or 468,165 shares, would be exercised.

6.5	Means for Implementation.

(a)	Restructuring Transaction.

On or as of the Effective Date, the Distributions provided for under the Prepackaged Plan shall be effectuated pursuant to the following transactions (collectively, the “Restructuring Transaction”): (i) pursuant to sections 1141(b) and (c) of the Bankruptcy Code, and except as otherwise provided in the Prepackaged Plan, the property of each Estate shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, encumbrances, charges, and other Interests, except as provided in the Prepackaged Plan, the New Senior Secured Notes Indenture, the New ABL Agreement, the other Plan Documents or the Confirmation Order. The Reorganized Debtors may operate their business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein; (ii) all Existing Preferred Interests and Other Existing Equity Interests shall be deemed cancelled as of the Effective Date. Reorganized Broadview shall issue the New Common Stock pursuant to the terms of the Prepackaged Plan and enter into the New Stockholders Agreement; (iii) Reorganized Broadview shall issue the New Warrants to holders of Allowed Existing Preferred Interests, pursuant to the terms of Section 5.2 of the Prepackaged Plan, and enter into the New Warrant Agreement; (iv) the Debtors shall consummate the Prepackaged Plan by (A) making Distributions of the New Common Stock, New Warrants, and Cash, (B) issuing the New Senior Secured Notes in accordance with the terms of the Prepackaged Plan, and (C) entering into the New ABL Agreement, New Senior Secured Notes Indenture and the New Registration Rights Agreement; and (v) the releases provided for in the Prepackaged Plan, which are an essential element of the Restructuring Transaction, shall become effective.

(b)	Corporate Action.

The Debtors shall continue to exist as the Reorganized Debtors on and after the Effective Date, with all of the powers of corporations or limited liability companies, as the case may be, under applicable law. The certificates of incorporation or operating agreements, as applicable, of each Reorganized Debtor shall, inter alia, prohibit the issuance of nonvoting stock to the extent required by section 1123(a)(6) of the Bankruptcy Code. The adoption of any new or amended and restated operating agreements, certificates of incorporation and by-laws of each Reorganized Debtor and the other matters provided for under the Prepackaged Plan involving the corporate or entity structure of the Debtors or the Reorganized Debtors, as the case may be, or limited liability company or corporate action to be taken by or required of the Debtors or the Reorganized Debtors, as the case may be, shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by members, stockholders or directors of the Debtors or the Reorganized Debtors, as the case may be. Without limiting the foregoing, the Reorganized Debtors shall be authorized, without any further act or action required, to issue all New Common Stock and any instruments required to be issued hereunder, to undertake, consummate and execute and deliver any documents relating to the Restructuring Transaction and to undertake any action or execute and deliver any document contemplated under the Prepackaged Plan. The Confirmation Order shall provide that it establishes conclusive corporate or other authority, and evidence of such corporate or other authority, required for each of the Debtors and the Reorganized Debtors to undertake any and all acts and actions required to implement or contemplated by the Prepackaged Plan, including without limitation, the specific acts or actions or documents or instruments identified in Section 7.2 of the Prepackaged Plan, and no board, member or shareholder vote shall be required with respect thereto.

(c)	Effectuating Documents and Further Transactions.

The Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Prepackaged Plan, so long as such documents, contracts, instruments and other agreements are consistent with the Prepackaged Plan and the Restructuring Support Agreement.

(d)	Directors of the Reorganized Debtors.

As of the Effective Date, the New Board shall consist of those certain individuals, the names of whom shall be set forth in the Plan Supplement. The members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall be deemed to have resigned as of the Effective Date, and shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date. Following the occurrence of the Effective Date, the board of directors of each Reorganized Debtor may be replaced by such individuals as are selected in accordance with the organizational documents of such Reorganized Debtor.

The Debtors will disclose in the Plan Supplement, before the hearing on the confirmation of the Prepackaged Plan, such additional information as is necessary to satisfy section 1129(a)(5) of the Bankruptcy Code including (1) the identity and affiliation of any other individual who is proposed to serve as one of the Debtors’ officers or directors, and (2) the identity of any other insider that will be employed or retained by the Debtors and said insider’s compensation.

(e)	Management Equity Plan.

As of the Effective Date, the Reorganized Debtors will adopt and implement the Management Equity Plan, pursuant to which securities exercisable for or convertible into 6 to 10% of the New Common Stock, subject to such terms and conditions to be determined by the board of the Reorganized Debtors, shall be reserved for distribution to the Reorganized Debtors’ senior management, after the Effective Date. Any such shares of the New Common Stock so reserved for distribution pursuant to the Management Equity Plan will dilute all other New Common Stock granted in connection with the Restructuring Transaction.

(f)	General Distribution Mechanics.

Notwithstanding anything herein to the contrary, no Distribution shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim. Except with respect to Claims that are Reinstated, no claimant shall have recourse to the Reorganized Debtors (or any property thereof), other than with regard to the enforcement of rights or Distributions under the Prepackaged Plan.

Any Cash payment to be made pursuant to the Prepackaged Plan will be in U.S. dollars and may be made by draft, check, or wire transfer, in the sole discretion of the Debtors or the Reorganized Debtors, or as otherwise required or provided in any relevant agreement or applicable law. Any payment or Distribution due on a day other than a Business Day may be made, without interest, on the next Business Day.

Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed amount of such Claim. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Reorganized Debtors may, in lieu of making such Distribution to such Person, make such Distribution into a segregated account until the disposition thereof shall be determined by Court order or by written agreement among the interested parties.

Distributions on account of Senior Secured Notes Claims shall be made on the Effective Date by the Reorganized Debtors to the Senior Secured Notes Trustee. The Senior Secured Notes Trustee shall act as Distribution Agent and make applicable Distributions to holders of Senior Secured Notes Claims pursuant to the terms of the Prepackaged Plan. Distributions on account of Existing Preferred Interests shall be made on the Effective Date, or as soon as practicable thereafter, by the Reorganized Debtors, as Distribution Agent, to holders of Existing Preferred Interests pursuant to the terms of the Prepackaged Plan. Distributions on account of DIP Claims and ABL Facility Claims shall be made on the Effective Date by the Reorganized Debtors to the DIP Agent and the ABL Agent, respectively. The DIP Agent and the ABL Agent shall each act as Distribution Agents and distribute the relevant Distributions to holders of Allowed DIP Claims and Allowed ABL Claims, respectively, pursuant to the terms of the Prepackaged Plan.

The Reorganized Debtors or applicable Distribution Agent shall hold all Unclaimed Property (and all interest, dividends, and other distributions thereon), for the benefit of the holders of Claims entitled thereto under the terms of the Prepackaged Plan. At the end of one (1) year following the relevant Distribution Date of particular Cash, Senior Secured Notes, New Warrants or New Common Stock, the holders of Allowed Claims theretofore entitled to Unclaimed Property held pursuant to this section shall be deemed to have forfeited such property, whereupon all right, title and interest in and to such property shall immediately and irrevocably revest in the Reorganized Debtors, such holders shall cease to be entitled thereto and: (i) any such Unclaimed Property that is Cash (including Cash interest, maturities, dividends and the like) shall be property of the Reorganized Debtors free of any restrictions thereon; and (ii) any Senior Secured Notes, New Warrants or New Common Stock that is Unclaimed Property shall be cancelled, or, with respect to New Warrants or New Common Stock, held as treasury shares at the Reorganized Debtors’ discretion. The Reorganized Debtors or the applicable Distribution Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records, proofs of Claim filed against the Debtors, or relevant registers maintained for such Claims.

Neither the Reorganized Debtors, nor any applicable Distribution Agent, shall have any obligation to make a distribution that is less than one (1) share of New Common Stock, one (1) New Warrant, or $20.00 in Cash.

(g)	Withholding Taxes.

Any federal or state withholding taxes or other amounts required to be withheld under any applicable law shall be deducted and withheld from any Distributions under the Prepackaged Plan. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

(h)	Exemption from Certain Transfer Taxes.

To the fullest extent permitted by applicable law, all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including the transfers effectuated under the Prepackaged Plan, the sale by the Debtors of any owned property pursuant to section 363(b) or 1123(b)(4) of the Bankruptcy Code, any assumption, assignment, and/or sale by the Debtors of their interests in unexpired leases of non-residential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, and the creation, modification, consolidation or recording of any mortgage pursuant to the terms of the Prepackaged Plan, the New ABL Agreement or the New Senior Secured Notes Indenture or ancillary documents, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

(i)	Exemptions from Securities Laws.

The issuance of New Common Stock, New Warrants and New Senior Secured Notes pursuant to the Prepackaged Plan (including the New Common Stock issued under the Management Equity Plan or pursuant to exercise of New Warrants) shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

(j)	Setoffs and Recoupments.

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off and/or recoup against any Allowed Claim, and the distributions to be made pursuant to the Prepackaged Plan on account of such Allowed Claim, any and all claims, rights and causes of action that a Reorganized Debtor or its successors may hold against the holder of such Allowed Claim after the Effective Date; provided, however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights and causes of action that a Reorganized Debtor or its successor may possess against such holder.

(k)	Insurance Preservation and Proceeds.

Nothing in the Prepackaged Plan, including any releases, shall diminish or impair the enforceability of any policies of insurance that may cover claims against the Debtors or any other Person.

6.6	Discharge.

(a)	Scope.

Except as otherwise provided in the Prepackaged Plan or Confirmation Order, in accordance with section 1141(d)(1) of the Bankruptcy Code, entry of the Confirmation Order acts as a discharge, effective as of the Effective Date, of all debts of, Claims against, liens on, and Interests in the Debtors, their assets or properties, which debts, Claims, liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors shall be effective as to each Claim, regardless of whether a proof of claim therefor was filed, whether the Claim is an Allowed Claim or whether the holder thereof votes to accept the Prepackaged Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against the Debtors, the Reorganized Debtors or the assets or properties of any of them, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

(b)	Injunction.

In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code, inter alia, acts as an injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover the Claims, liens and Interests discharged by the Prepackaged Plan.

(c)	Releases of Liens.

Unless a particular Claim is Reinstated: (i) each holder of a Secured Claim or a Claim that is purportedly secured (including an Other Secured Claim) shall, on or immediately before the Effective Date (or, in the case of Other Secured Claims treated pursuant to Section 4.6(c) of the Prepackaged Plan, on or prior to the date of the return of the relevant collateral) and as a condition to receiving any Distribution hereunder: (A) turn over and release to the Debtors, or the Reorganized Debtors, as applicable, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim; and (B) execute such documents and instruments as the Debtors or the Reorganized Debtors require to evidence such claimant’s release of such property; and (ii) on the Effective Date (or such other date described in this subsection), all claims, right, title and interest in such property shall revert to the Reorganized Debtors free and clear of all Claims and Interests, including (without limitation) liens, charges, pledges, encumbrances and/or security interests of any kind. All liens of the holders of such Claims or Interests in property of the Debtors, the Estates, and/or the Reorganized Debtors shall be deemed to be canceled and released as of the Effective Date (or such other date described in this subsection). Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release of liens until ten (10) days after such Claim becomes an Allowed Claim or is Disallowed. To the extent any holder of a Claim described in the first sentence of this subsection fails to release the relevant liens as described above, the Reorganized Debtors may act as attorney-in-fact, on behalf of the holders of such liens, to provide any releases as may be required by any lender under the New ABL Facility or New Senior Secured Notes Indenture or for any other purpose.

(d)	Cancellation of Stock/Instruments.

The Existing Preferred Interests, Other Existing Equity Interests, the ABL Facility, the DIP Facility, the Senior Secured Notes (each including any related credit agreement, indenture, security and guaranty agreements, interest rate agreements and commodity hedging agreements) and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors are not required to be surrendered and shall be deemed cancelled on the Effective Date provided, however, the Senior Secured Notes Indenture shall continue in effect solely for purposes of (i) allowing the Senior Secured Notes Trustee to make the Distributions to be made on account of the Senior Secured Notes, and (ii) permitting the Senior Secured Notes Trustee to assert its Indenture Trustee Charging Lien against such Distributions under the Prepackaged Plan for payment of the Indenture Trustee Fees.

6.7	Vesting and Retention of Causes of Action.

Except as otherwise provided in the Prepackaged Plan (including, but not limited to, Section 8.4 of the Prepackaged Plan), on the Effective Date all property comprising the Estates (including, subject to any release provided for herein, any claim, right or cause of action which may be asserted by or on behalf of the Debtors, whether relating to the avoidance of preferences or fraudulent transfers under sections 544, 547, 548, 549 and/or 550 of the Bankruptcy Code or otherwise) shall be vested in the Reorganized Debtors free and clear of all Claims, liens, charges, encumbrances and interests of creditors and equity security holders, except for the rights to Distribution afforded to holders of certain Claims under the Prepackaged Plan. After the Effective Date, the Reorganized Debtors shall have no liability to holders of Claims and Interests other than as provided for in the Prepackaged Plan. As of the Effective Date, the Reorganized Debtors may operate each of their respective businesses and use, acquire and settle and compromise claims or interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Prepackaged Plan and Confirmation Order.

Except as otherwise provided in the Prepackaged Plan, or in any contract, instrument, release or other agreement entered into in connection with the Prepackaged Plan or by order of the Bankruptcy Court, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold. The Reorganized Debtors or any successor thereto may pursue those claims, rights and causes of action in accordance with what is in its best interests and in accordance with its fiduciary duties.

6.8	Survival of Certain Indemnification Obligations.

The obligations of the Debtors to indemnify individuals who serve or served on or after the Petition Date as their respective directors, officers, agents, employees, representatives, and Professional Persons retained by the Debtors pursuant to the Debtors’ operating agreements, certificates of incorporation, by-laws, applicable statutes and preconfirmation agreements in respect of all present and future actions, suits and proceedings against any of such officers, directors, agents, employees, representatives, and Professional Persons retained by the Debtors, based upon any act or omission related to service with, for, or on behalf of the Debtors on or before the Effective Date, as such obligations were in effect at the time of any such act or omission, shall not be expanded, discharged or impaired by confirmation or consummation of the Prepackaged Plan but shall survive unaffected by the reorganization contemplated by the Prepackaged Plan and shall be performed and honored by the Reorganized Debtors regardless of such confirmation, consummation and reorganization, and regardless of whether the underlying claims for which indemnification is sought are released pursuant to the Prepackaged Plan.

6.9	Release, Injunction and Related Provisions.

A “Released Party” means each of, and solely in its capacity as such: (a) the Debtors; (b) the ABL Agent; (c) the ABL Lenders; (d) the Consenting Noteholders; (e) the Senior Secured Notes Trustee; (f) the Consenting Equity Holders; (g) the DIP Lenders; (h) the DIP Agent; and (i) with respect to each of the foregoing entities in clauses (a) through (h), such entity’s current affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, equityholders, partners and other professionals.

A “Releasing Party” means each of, and solely in its capacity as such, (a) the ABL Agent; (b) the ABL Lenders; (c) the Consenting Noteholders; (d) the Senior Secured Notes Trustee; (e) the Consenting Equity Holders; (f) the holders of impaired Claims or Interests other than those who (i) have been deemed to reject the Prepackaged Plan, or (ii) abstain from voting or voted to reject the Prepackaged Plan and have also checked the box on the applicable Ballot indicating that they opt not to grant the releases provided in the Prepackaged Plan; (g) the Creditors’ Committee, if any, and its members (solely in their capacity as members of the Creditors’ Committee but not in their capacity as individual creditors), advisors and professionals (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons); (h) the holders of Unimpaired Claims; and (i) with respect to the foregoing entities in clauses (a) through (h), such entity’s current affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, equityholders, partners and other professionals.

(a)	Satisfaction of Claims and Interests.

The treatment to be provided for respective Allowed Claims or Interests pursuant to the Prepackaged Plan shall be in full and final satisfaction, settlement, release and discharge of such respective Claims or Interests.

(b)	Debtor Releases.

Except as otherwise expressly set forth in the Prepackaged Plan or the Confirmation Order, as of the Effective Date, for the good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, including good faith settlement and compromise of the claims released herein and the services of the Debtors’ current officers, directors, managers and advisors in facilitation of the expeditious implementation of the transactions contemplated hereby, each Debtor and debtor in possession, and any person seeking to exercise the rights of the Debtors’ estates, including without limitation, the Reorganized Debtors, any successor to the Debtors, or any representative of the Debtors’ estates appointed or selected pursuant to sections 1103, 1104, or 1123(b)(3) of the Bankruptcy Code or under chapter 7 of the Bankruptcy Code, shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge and shall be deemed to have provided a full discharge and release to each Released Party and their respective property (and each such Released Party so released shall be deemed fully released and discharged by each Debtor, debtor in possession, and any person seeking to exercise the rights of the Debtors’ estates, including without limitation, the Reorganized Debtors, any successor to the Debtors, or any representative of the Debtors’ estates appointed or selected pursuant to sections 1103, 1104, or 1123(b)(3) of the Bankruptcy Code or under chapter 7 of the Bankruptcy Code) all claims (as such term “claim” is defined in section 101(5) of the Bankruptcy Code), obligations, debts, suits, judgments, damages, demands, rights, causes of action, remedies and liabilities whatsoever, (other than all rights, remedies and privileges to enforce the Prepackaged Plan, the Plan Supplement and the contracts, instruments, releases, indentures and other agreements or documents (including, without limitation, the Plan Documents) delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise that are based on, related to, or in any manner arising from, in whole or in part, any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Prepackaged Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims or

Interests prior to or in the Reorganization Cases, the parties released pursuant to Section 8.4(b) of the Prepackaged Plan, the Reorganization Cases, the Prepackaged Plan or the Disclosure Statement, or any related contracts, instruments, releases, agreements and documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, and that could have been asserted by or on behalf of the Debtors, the debtors in possession or their Estates, or any of their affiliates, whether directly, indirectly, derivatively or in any representative or any other capacity, individually or collectively, in their own right or on behalf of the holder of any Claim or Interest or other entity, against any Released Party; provided, however, that in no event shall anything in Section 8.4(b) of the Prepackaged Plan be construed as a release of any (i) Intercompany Claim or (ii) Person’s fraud, gross negligence, or willful misconduct, as determined by a Final Order, for matters with respect to the Debtors.

(c)	Releases by Holders of Claims and Interests.

Except as expressly set forth in the Prepackaged Plan or the Confirmation Order, on the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each Releasing Party (regardless of whether such Releasing Party is a Released Party), in consideration for the obligations of the Debtors and the other Released Parties under the Prepackaged Plan, the Distributions provided for under the Prepackaged Plan, and the contracts, instruments, releases, agreements or documents executed and delivered in connection with the Prepackaged Plan and the Restructuring Transaction, will be deemed to have consented to the Prepackaged Plan for all purposes and the restructuring embodied herein and deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge (and each entity so released shall be deemed released and discharged by the Releasing Parties) all claims (as such term “claim” is defined in section 101(5) of the Bankruptcy Code), obligations, debts, suits, judgments, damages, demands, rights, causes of action, remedies or liabilities whatsoever, including all derivative claims asserted or which could be asserted on behalf of a Debtor (other than all rights, remedies and privileges of any party under the Prepackaged Plan, and the Plan Supplement and the contracts, instruments, releases, agreements and documents (including, without limitation, the Plan Documents) delivered under or in connection with the Prepackaged Plan), including, without limitation, any claims for any such loss such holder may suffer, have suffered or be alleged to suffer as a result of the Debtors commencing the Reorganization Cases or as a result of the Prepackaged Plan being consummated, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on, related to, or in any manner arising from, in whole or in part, any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Reorganization Cases, the purchase or sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Prepackaged Plan, the business or contractual arrangements between any Debtor and any Releasing Party, the restructuring of Claims or Interests prior to or in the Reorganization Cases, the Prepackaged Plan or the Disclosure Statement or any related contracts, instruments, releases, agreements and documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, against any Released

Party and its respective property; provided, however, that in no event shall anything in Section 8.4(c) of the Prepackaged Plan be construed as a release of any (i) Intercompany Claim or (ii) Person’s fraud, gross negligence, or willful misconduct, as determined by a Final Order, for matters with respect to the Debtors.

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, of the releases in Sections 8.4(b) and (c) of the Prepackaged Plan, which includes by reference each of the related provisions and definitions contained herein, and further, will constitute the Bankruptcy Court’s finding that such releases are (i) in exchange for the good and valuable consideration provided by the Debtors and the other Released Parties, representing good faith settlement and compromise of the claims released herein, (ii) in the best interests of the Debtors and all holders of Claims and Interests, (iii) fair, equitable, and reasonable, (iv) approved after due notice and opportunity for hearing, and (v) a bar to any of the Releasing Parties asserting any claim or cause of action released by the Releasing Parties against any of the Debtors and the other Released Parties or their respective property.

Notwithstanding anything to the contrary contained therein, with respect to a Released Party that is a non-Debtor, nothing in the Prepackaged Plan or the Confirmation Order shall effect a release of any claim by the United States government or any of its agencies whatsoever, including without limitation, any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States against such Released Party, nor shall anything in the Confirmation Order or the Prepackaged Plan enjoin the United States from bringing any claim, suit, action or other proceeding against such Released Party for any liability whatever, including without limitation, any claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States, nor shall anything in the Confirmation Order or the Prepackaged Plan exculpate any non-Debtor party from any liability to the United States Government or any of its agencies, including any liabilities arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States against such Released Party.

Notwithstanding anything to the contrary contained herein, except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, except with respect to a Released Party that is a Debtor, nothing in the Confirmation Order or the Prepackaged Plan shall effect a release of any claim by any state or local authority whatsoever, including without limitation, any claim arising under the environmental laws or any criminal laws of any state or local authority against any Released Party that is a non-Debtor, nor shall anything in the Confirmation Order or the Prepackaged Plan enjoin any state or local authority from bringing any claim, suit, action or other proceeding against any Released Party that is a non-Debtor for any liability whatever, including without limitation, any claim, suit or action arising under the environmental laws or any criminal laws of any state or local authority, nor shall anything in the Confirmation Order or the Prepackaged Plan exculpate any party from any liability to any state or local authority whatsoever, including any liabilities arising under the environmental laws or any criminal laws of any state or local authority against any Released Party that is a non-Debtor.

As to the United States, its agencies, departments or agents, nothing in the Prepackaged Plan or Confirmation Order shall discharge, release, or otherwise preclude: (i) any liability of the Debtors or Reorganized Debtors arising on or after the Effective Date; or (ii) any valid right of setoff or recoupment. Furthermore, nothing in the Prepackaged Plan or the Confirmation Order: (A) discharges, releases, or precludes any environmental liability that is not a claim (as that term is defined in the Bankruptcy Code), or any environmental claim (as the term “claim” is defined in the Bankruptcy Code) of a governmental unit that arises on or after the Effective Date; (B) releases the Debtors or the Reorganized Debtors from any non-dischargeable liability under environmental law as the owner or operator of property that such persons own or operate after the Effective Date; (C) releases or precludes any environmental liability to a governmental unit on the part of any Persons other than the Debtors and Reorganized Debtors; or (D) enjoins a governmental unit from asserting or enforcing outside this Court any liability described in this paragraph.

(d)	Injunction.

Except as otherwise provided in the Prepackaged Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Prepackaged Plan to the full extent permitted by applicable law; (v) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (vi) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Prepackaged Plan; provided, further, that the Releasing Parties are, with respect to Claims or Interests held by such parties, permanently enjoined after the Confirmation Date from taking any actions referred to in clauses (i) through (vi) above against the Released Parties or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the Released Parties or any property of any such transferee or successor; provided, however, that nothing contained herein shall preclude any Person from exercising its rights, or obtaining benefits, directly and expressly provided to such entity pursuant to and consistent with the terms of the Prepackaged Plan, the Plan Supplement and the contracts, instruments, releases, agreements and documents delivered in connection with the Prepackaged Plan.

All Persons releasing claims pursuant to Section 8.4(b) or (c) of the Prepackaged Plan shall be permanently enjoined, from and after the Confirmation Date, from taking any actions referred to in clauses (i) through (v) of the immediately preceding paragraph against any party with respect to any claim released pursuant to Section 8.4(b) or (c) of the Prepackaged Plan.

(e)	Exculpation.

None of the Released Parties shall have or incur any liability to any holder of any Claim or Interest for any prepetition or postpetition act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation and execution of the Prepackaged Plan, the Plan Documents, the Reorganization Cases, the Disclosure Statement, the dissemination of the Prepackaged Plan, the solicitation of votes for and the pursuit of the Prepackaged Plan, the consummation of the Prepackaged Plan, or the administration of the Prepackaged Plan or the property (including without limitation the New Common Stock, the New Senior Secured Notes, and any other security offered, issued or distributed in connection with the Prepackaged Plan) to be distributed under the Prepackaged Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition or postpetition activities taken or omission in connection with the Prepackaged Plan or the restructuring of the Debtors except fraud, gross negligence or willful misconduct, each as determined by a Final Order. The Released Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Prepackaged Plan; provided, however, solely to the extent that it would contravene Rule 1.8(h)(1) of the New York Rules of Professional Conduct or any similar ethical rule of another jurisdiction, if binding on an attorney of a Released Party, no attorney of any Released Party shall be released by the Debtors or the Reorganized Debtors.

(f)	Injunction Related to Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to Section 8.4(e) of the Prepackaged Plan.

(g)	Exclusive Jurisdiction.

The Bankruptcy Court (and the United States District Court for the Southern District of New York) shall retain exclusive jurisdiction to adjudicate any and all claims or causes or action (i) against any Released Party, (ii) relating to the Debtors, the Prepackaged Plan, the Distributions, the New Common Stock, the Reorganization Cases, the Restructuring Transaction, or any contract, instrument, release, agreement or document executed and delivered in connection with the Prepackaged Plan and the Restructuring Transaction, and (iii) brought by the Debtors (or any successor thereto) or any holder of a Claim or Interest.

6.10	Objections to Claims and Interest.

Unless otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed and served on the applicable holder of such Claim not later than 120 days after the later to occur of: (a) the Effective Date; and (b) the filing of the relevant Claim. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (x) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (y) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (z) by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Reorganization Cases (so long as such appearance has not been subsequently withdrawn).

After the Confirmation Date, only the Reorganized Debtors shall have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without Bankruptcy Court approval. Any Claims filed after any Bar Date, if applicable, shall be deemed Disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person or entity wishing to file such untimely Claim has received prior Bankruptcy Court authority to do so.

6.11	Executory Contracts.

(a)	Executory Contracts and Unexpired Leases.

On the Effective Date, all executory contracts and unexpired leases of the Debtors and/or the Estates shall be assumed by the Debtors and assigned to the Reorganized Debtors pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except: (i) any executory contracts and unexpired leases that are the subject of separate rejection motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order; and (ii) any executory contract or unexpired lease that is the subject of a Cure Dispute pursuant to Section 9.2 of the Prepackaged Plan and for which the Debtors or the Reorganized Debtors, as the case may be, makes a motion to reject such contract or lease based upon the existence of such Cure Dispute filed at any time.

Subject to subsection (i) above and Section 9.2 of the Prepackaged Plan, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption or rejection, as applicable, of executory contracts and unexpired leases the assumption or rejection of which is provided for in Section 9.1(a) of the Prepackaged Plan pursuant to sections 365 and 1123 of the Bankruptcy Code and such assumption or rejection shall be deemed effective as of the Effective Date.

(b)	Cure.

At the election of the Reorganized Debtors, any monetary defaults under each executory contract and unexpired lease to be assumed under the Prepackaged Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (i) by payment of the default amount (the “Cure Amount”) in Cash on or as soon as reasonably practicable after the later to occur of (A) thirty (30) days after the determination of the Cure Amount and (B) the Effective Date or such other date as may be set by the Bankruptcy Court; or (ii) on such other terms as agreed to by the Debtors or the Reorganized Debtors and the non-Debtor party to such executory contract or unexpired lease.

In the event of a dispute (each, a “Cure Dispute”) regarding: (i) the Cure Amount; (ii) the ability of the Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the assumption of an executory contract or unexpired lease, the cure payment required by section 365(b)(1) of the Bankruptcy Code shall be made only following the entry of a Final Order resolving the Cure Dispute and approving the assumption of such executory contract or unexpired lease. If a Cure Dispute relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the subject contract or lease prior to resolution of the Cure Dispute, provided that the Debtors reserve Cash in an amount sufficient to pay the full amount asserted by the non-Debtor party to the subject contract (or such other amount as may be fixed or estimated by the Bankruptcy Court). Such reserve may be in the form of a book entry and evergreen in nature. The Debtors or the Reorganized Debtors shall have the right at any time to move to reject any executory contract or unexpired lease based on the existence of a Cure Dispute.

6.12	Conditions Precedent to Confirmation and Consummation of the Prepackaged Plan.

(a)	Conditions Precedent to Confirmation.

Confirmation of the Prepackaged Plan is subject to: (i) entry of the Confirmation Order which shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders; and (ii) the Plan Documents, having been filed in substantially final form prior to the Confirmation Hearing, which Plan Documents shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, provided, that, the New Senior Secured Notes Indenture shall be substantially in the form attached to the Disclosure Statement with all modifications to such form reasonably satisfactory to the Required Consenting Noteholders.

(b)	Conditions to the Effective Date.

It shall be a condition to the Effective Date of the Prepackaged Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X of the Prepackaged Plan: (i) the Confirmation Order in form and substance reasonably satisfactory to the Required Consenting Noteholders shall have been entered and shall have become a Final Order; (ii) the certificates of incorporation and by-laws of the Reorganized

Debtors in form and substance satisfactory to the Required Consenting Noteholders shall have been amended or created as provided in the Prepackaged Plan; (iii) the New Board shall have been appointed; (iv) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Prepackaged Plan; (v) the New ABL Agreement and the New Senior Secured Notes Indenture, including all ancillary documents, opinions of counsel and closing certificates, in form and substance reasonably satisfactory to the Required Consenting Noteholders, shall have been executed and delivered; (vi) the Debtors shall have, or shall have received pursuant to the New ABL Facility, the requisite funding to make any Distributions required under the Prepackaged Plan to be made in Cash; (vii) all other Plan Documents in form and substance reasonably satisfactory to the Required Consenting Noteholders required to be executed and delivered on or prior to the Effective Date shall have been executed and delivered, and, to the extent required, filed with the applicable governmental units in accordance with applicable laws, and shall be consistent in all respects with the Prepackaged Plan; and (viii) all of the reasonable, actual and documented fees and expenses of the Required Consenting Noteholders, including, but not limited to, the fees and expenses of Dechert LLP, their legal counsel, and FTI Consulting, Inc., their financial advisors, in accordance with the existing fee arrangement between such advisors and the Debtors, shall have been paid in full.

(c)	Waiver of Conditions Precedent.

Other than the requirement that the Confirmation Order must be entered, which cannot be waived, the requirement that a particular condition be satisfied may be waived in whole or part by the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld or delayed), without notice and a hearing, and the Debtors’ benefits under the “mootness doctrine” shall be unaffected by any provision hereof. The failure to satisfy or waive any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act or inaction by the Debtors). The failure of the Debtors to assert the non-satisfaction of any such conditions shall not be deemed a waiver of any other rights hereunder, and each such right shall be deemed an ongoing right that may be asserted or waived (as set forth herein) at any time or from time to time.

(d)	Effect of Non-Occurrence of the Conditions to Consummation.

If each of the conditions to confirmation and consummation of the Prepackaged Plan and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is more than sixty (60) days after the Confirmation Date, or by such later date as is proposed by the Debtors and is reasonably approved by the Required Consenting Noteholders and, after notice and a hearing, by the Bankruptcy Court, upon motion by any party-in-interest made before the time that each of the conditions has been satisfied or duly waived, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to consummation is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated, the Prepackaged Plan shall be null and void in all respects, and nothing contained in the Prepackaged Plan shall: (i) constitute a waiver or release of any Claims against or Interests in the Debtors; or (ii) prejudice in any manner the rights of the Debtors, including (without limitation) the right to seek a further extension of the exclusive periods to file and solicit votes with respect to a plan under section 1121(d) of the Bankruptcy Code.

(e)	Withdrawal of Prepackaged Plan.

Subject to the reasonable consent of the Required Consenting Noteholders, which consent shall not be unreasonably withheld or delayed, the Debtors reserve the right to modify or revoke and withdraw the Prepackaged Plan at any time before the Confirmation Date or, if the Debtors are for any reason unable to consummate the Prepackaged Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtors revoke and withdraw the Prepackaged Plan: (i) nothing contained in the Prepackaged Plan shall be deemed to constitute a waiver or release of any claims by or against the Debtors or to prejudice in any manner the rights of the Debtors or any Persons in any further proceeding involving the Debtors; and (ii) the result shall be the same as if the Confirmation Order were not entered, the Prepackaged Plan was not filed and no actions were taken to effectuate it.

(f)	Cramdown.

Because certain Classes are deemed to have rejected the Prepackaged Plan, the Debtors will request confirmation of the Prepackaged Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Prepackaged Plan in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

6.13	Retention of Jurisdiction.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Reorganization Cases and the Prepackaged Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, as set forth in Article XI of the Prepackaged Plan.

6.14	Amendments.

The Debtors may modify the Prepackaged Plan at any time prior to the entry of the Confirmation Order provided that the Prepackaged Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements and each such modification is reasonably satisfactory to the Required Consenting Noteholders. After the entry of the Confirmation Order, the Debtors may modify the Prepackaged Plan to remedy any defect or omission or to reconcile any inconsistencies in the Prepackaged Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Prepackaged Plan, provided that the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing, and each such modification is reasonably satisfactory to the Required Consenting Noteholders. Any waiver under Section 10.3 of the Prepackaged Plan shall not be considered to be a modification of the Prepackaged Plan. After the Confirmation Date and before substantial consummation of the Prepackaged Plan, the Debtors may modify the Prepackaged Plan in a way that materially and adversely affects the interests, rights, treatment, or

Distributions of a Class of Claims or Interests, provided that: (i) the Prepackaged Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by the holders of at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Interests voting in each Class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Prepackaged Plan as modified.

ARTICLE VII.

CONFIRMATION OF THE PREPACKAGED PLAN

7.1	Confirmation Hearing.

Section 1128(a) of the Bankruptcy Code requires the bankruptcy court, after appropriate notice, to hold a hearing on confirmation of a plan of reorganization. The Debtors shall request that the that the Bankruptcy Court hold a hearing to consider confirmation of the Prepackaged Plan (the “Confirmation Hearing”), including a determination that the Prepackaged Plan solicitation was in compliance with any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure or, if there is not any such law, rule or regulation, was made after disclosure of adequate information as defined in the Bankruptcy Code, upon such notice to parties-in-interest as is required by the Bankruptcy Code and the Bankruptcy Court. Bankruptcy Rule 2002(b) requires no less than 28 days’ notice by mail of the time for filing objections to confirmation of the Prepackaged Plan and of the time and place of the confirmation hearing, unless the Bankruptcy Court shortens or lengthens this period. Holders of impaired Claims and Interests, among others, will be provided notice by mail, or by publication if required by the Bankruptcy Court, of the date and time fixed by the Bankruptcy Court for the Confirmation Hearing.

Section 1128(b) of the Bankruptcy Code provides that any party-in-interest may object to confirmation of the Prepackaged Plan. The Bankruptcy Court will also establish procedures for the filing and service of objections to confirmation of the Prepackaged Plan. Such procedures will be described in the notice informing parties-in-interest of the time for filing objections to confirmation of the Prepackaged Plan.

ANY OBJECTIONS TO CONFIRMATION OF THE PREPACKAGED PLAN MUST BE FILED WITH THE BANKRUPTCY COURT IN ACCORDANCE WITH APPLICABLE BANKRUPTCY RULES AND ANY PROCEDURES ESTABLISHED BY THE BANKRUPTCY COURT.

7.2	Confirmation.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the requirements of section 1129(a) of the Bankruptcy Code have been satisfied with respect to the Prepackaged Plan.

(a)	Confirmation Requirements.

Confirmation of a plan under section 1129(a) of the Bankruptcy Code requires, among other things, that:

•	the plan complies with the applicable provisions of the Bankruptcy Code;

•	the proponent of the plan has complied with the applicable provisions of the Bankruptcy Code;

•	the plan has been proposed in good faith and not by any means forbidden by law;

•

any plan payment made or to be made by the proponent under the plan for services or for costs and expenses in, or in connection with, the chapter 11 case, or in connection with the plan and incident to the case, has been approved by, or is subject to the approval of, the Bankruptcy Court as reasonable;

•

the proponent has disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the plan, as a director, officer, or voting trustee of the debtor, an affiliate of the debtor participating in the plan with the debtor, or a successor to the debtor under the plan. The appointment to, or continuance in, such office by such individual must be consistent with the interests of creditors and equity security holders and with public policy and the proponent must have disclosed the identity of any insider that the reorganized debtor will employ or retain, and the nature of any compensation for such insider;

•

with respect to each impaired class of claims or interests, either each holder of a claim or interest of such class has accepted the plan, or will receive or retain under the plan, on account of such claim or interest, property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated on such date under chapter 7 of the Bankruptcy Code;

•	each class of claims or interests has either accepted the plan or is not impaired under the plan;

•

except to the extent that the holder of a particular claim has agreed to a different treatment of such claim, the plan provides that allowed administrative expenses and priority claims will be paid in full on the effective date;

•

if a class of claims is impaired, at least one (1) impaired class of claims has accepted the plan, determined without including any acceptance of the plan by any insider holding a claim in such class; and

•

confirmation of the plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the debtor or any successor to the debtor under the plan, unless such liquidation or reorganization is proposed in the plan.

Subject to satisfying the standard for any potential “cramdown” of Classes deemed to reject the Prepackaged Plan, the Debtors believe that:

•	the Prepackaged Plan satisfies all of the statutory requirements of chapter 11 of the Bankruptcy Code;

•	the Debtors have complied or will have complied with all of the requirements of chapter 11 of the Bankruptcy Code; and

•	the Prepackaged Plan has been proposed in good faith.

Set forth below is a summary of the relevant statutory confirmation requirements.

(1)	Acceptance.

Classes 2 and 8 are impaired under the Prepackaged Plan and are entitled to vote to accept or reject the Prepackaged Plan. Classes 1, 3, 4, 5, 6 and 7 are unimpaired and, therefore, are conclusively presumed to accept the Prepackaged Plan pursuant to section 1126(f) of the Bankruptcy Code. Classes 9 and 10 are impaired and not receiving any property under the Prepackaged Plan, and thus are deemed to have rejected the Prepackaged Plan.

Because certain Classes are deemed to have rejected the Prepackaged Plan, the Debtors will request confirmation of the Prepackaged Plan under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right, with the consent of the Required Consenting Noteholders, to alter, amend, modify, revoke or withdraw the Prepackaged Plan, any exhibit, or schedules thereto or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary. The Debtors believe that the Prepackaged Plan will satisfy the “cramdown” requirements of section 1129(b) of the Bankruptcy Code with respect to Claims and Interests in Classes 9 and 10.

The Debtors will also seek confirmation of the Prepackaged Plan over the objection of any individual holders of Claims or Interests who are members of an accepting Class. However, there can be no assurance that the Bankruptcy Court will determine that the Prepackaged Plan meets the requirements of section 1129(b) of the Bankruptcy Code.

(2)	Unfair Discrimination and Fair and Equitable Test.

To obtain nonconsensual confirmation of the Prepackaged Plan, it must be demonstrated to the Bankruptcy Court that the Prepackaged Plan “does not discriminate unfairly” and is “fair and equitable” with respect to each impaired, non-accepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase “fair and equitable” for, respectively, secured creditors, unsecured creditors and holders of equity interests.

A plan of reorganization does not “discriminate unfairly” with respect to a non-accepting class if the value of the cash and/or securities to be distributed to the non-accepting class is equal to, or otherwise fair when compared to, the value of the distributions to other classes whose legal rights are the same as those of the non-accepting class.

(3)	Feasibility; Financial Projections; Valuation.

The Bankruptcy Code permits a plan to be confirmed only if confirmation is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Prepackaged Plan meets this requirement, the Company has analyzed its ability to meet its obligations under the Prepackaged Plan. As part of this analysis, the Company has prepared projections of the financial performance of the Reorganized Debtors for each of the five fiscal years from 2012-2017 (the “Financial Projections”). The Financial Projections, and the assumptions on which they are based, are set forth in the Projected Financial Information contained in Exhibit 6 hereto.

The Financial Projections are based on the assumption that the Prepackaged Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Prepackaged Plan will occur in October 2012.

THE PROJECTIONS, INCLUDING THE UNDERLYING ASSUMPTIONS, SHOULD BE CAREFULLY REVIEWED IN EVALUATING THE PREPACKAGED PLAN. THE PROJECTIONS WERE PREPARED DURING THE FIRST QUARTER OF 2012 AND SUBSEQUENTLY UPDATED TO REFLECT TRANSACTION COSTS AND THE PRO FORMA BALANCE SHEET. WHILE THE DEBTORS BELIEVE THE ASSUMPTIONS UNDERLYING THE PROJECTIONS, WHEN CONSIDERED ON AN OVERALL BASIS, WERE REASONABLE WHEN PREPARED IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE CAN BE GIVEN THAT THE PROJECTIONS WILL BE REALIZED. THE COMPANY MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF THE PROJECTIONS, AND DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE THESE FINANCIAL PROJECTIONS TO REFLECT NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE LAW.

The Company prepared these Financial Projections based upon certain assumptions that it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in Exhibit 6. The Financial Projections have not been examined or compiled by independent accountants. The Company makes no representation as to the accuracy of the projections or its ability to achieve the projected results. Many of the assumptions on which the projections are based are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company and its management, and are subject to significant incremental uncertainty as a result of the scope and potential duration of the current economic recession underway both in the United States and abroad. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the Reorganized Debtors’ actual financial results. Therefore, the actual results achieved throughout the five-year period of the Financial Projections may vary from the projected results and the variations may be material. All holders of Claims or Interests that are entitled to vote to accept or reject the Prepackaged Plan are urged to examine carefully all of the assumptions on which the Financial Projections are based in connection with their evaluation of the Prepackaged Plan.

(b)	Valuation of the Reorganized Debtors.

THE VALUATION INFORMATION SET FORTH IN THIS SECTION REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED COMPANY, WHICH ASSUMES THAT THE REORGANIZED COMPANY CONTINUES AS AN OPERATING BUSINESS. THE ESTIMATED VALUE SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OF THE COMPANY’S ASSETS, AND THE ESTIMATED VALUE SET FORTH HEREIN DOES NOT NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED COMPANY, ITS SECURITIES OR ASSETS, WHICH VALUE MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATE SET FORTH IN THIS SECTION.

The valuation of the Company for purposes of the Prepackaged Plan is set forth on Exhibit 8 hereto. Evercore has estimated the going concern value of the enterprise to be comprised of the Reorganized Company as of June 30, 2012. The valuation analysis is based on the Financial Projections provided by the Company’s management for the years 2012 through 2017. The valuation analysis assumes that the Effective Date takes place on or about October 31, 2012. Evercore undertook the analysis to estimate the value available for distribution to holders of Allowed Claims pursuant to the Prepackaged Plan and to analyze the relative recoveries to such holders thereunder. The estimated total value available for distribution to holders of Allowed Claims consists of the estimated value of the Reorganized Company’s operations on a going concern basis.

Based on the Financial Projections and subject to the disclaimers and the descriptions of Evercore’s methodology set forth in Exhibit 8, and solely for purposes of the Prepackaged Plan, Evercore estimates that the Enterprise Value of the Reorganized Company falls within a range of approximately $281 to $343 million.

The foregoing valuation is based on a number of assumptions and subject to a number of qualifications, as set forth in Exhibit 8, including the successful reorganization of the Company’s business in a timely manner, the achievement of the forecasts reflected in the Financial Projections, the continuation of current market conditions through the Effective Date and the Prepackaged Plan become effective in accordance with its terms.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY EVERCORE. THE PREPARATION OF A VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. IN PERFORMING THESE ANALYSES, EVERCORE AND THE COMPANY MADE NUMEROUS ASSUMPTIONS

WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. THE ANALYSES PERFORMED BY EVERCORE ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

(c)	Best Interests Test.

With respect to each impaired Class of Claims and Interests, confirmation of the Prepackaged Plan requires that each holder of a Claim or Interest either (i) accept the Prepackaged Plan or (ii) receive or retain under the Prepackaged Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive if the Company were liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims in each impaired Class would receive if the Company were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Company’s assets and properties in the context of liquidation under chapter 7 of the Bankruptcy Code. The Cash amount that would be available for satisfaction of Claims and Interests would consist of the proceeds resulting from the disposition of the assets and properties of the Company, augmented by the Cash held by the Company at the time of the commencement of the liquidation case. Such Cash amount would be (i) first, reduced by the amount of the Allowed Secured Claims, (ii) second, reduced by the costs and expenses of liquidation and such additional administrative claims that might result from the termination of the Company’s business and the use of chapter 7 for the purposes of liquidation, and (iii) third, reduced by the Company’s costs of liquidation under chapter 7, including the fees payable to a trustee in bankruptcy, as well as those fees that might be payable to attorneys and other professionals that such a trustee might engage. In addition, claims would arise by reason of the breach or rejection of leases and executory contracts (including vendor, agent and customer contracts) assumed or entered into by the Company prior to the filing of the chapter 7 case.

To determine if the Prepackaged Plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the Company’s assets and properties, after subtracting the amounts attributable to the foregoing claims, must be compared with the value of the property offered to such Classes of Claims under the Prepackaged Plan.

After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Reorganization, the Company has determined that confirmation of the Prepackaged Plan will provide each holder of an Allowed Claim with a recovery that is not less than such holder would receive pursuant to the liquidation of the Company under chapter 7.

Moreover, the Company believe that the value of any distributions to each Class of Allowed Claims in a chapter 7 case would be less than the value of distributions under the Prepackaged Plan because in a chapter 7 case the Company would not have the proceeds of the New ABL Facility to make such distributions to the holders of Allowed Claims and any distribution in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed for up to 18 months after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation was necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

The Company prepared a liquidation analysis which is annexed hereto as Exhibit 5 (the “Liquidation Analysis”). The information set forth in Exhibit 5 provides (i) a summary of the liquidation values of the Company’s assets, assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtors’ estates and (ii) the expected recoveries of the Company’s creditors and equity interest holders under the Prepackaged Plan. The Liquidation Analysis indicates that holders of Senior Secured Notes Claims would, after payment of liquidation costs and expenses, receive a 40.6% to 52.6% recovery on their Claims in a liquidation scenario. In contrast, holders of Senior Secured Notes Claims would receive a 100% recovery under the Prepackaged Plan. As reflected in Exhibit 5, the following Classes of Claims and Interests would have a zero percent (0%) recovery on their Claims and Interests in a liquidation scenario: General Unsecured Claims, Existing Preferred Interests, Other Existing Equity Interests, and Subordinated Securities Claims. In contrast, the holders of Allowed General Unsecured Claims would have a 100% recovery on their Claims under the Prepackaged Plan and the holders of Existing Preferred Interests would receive value of approximately $14.6 million on account of their Interests under the Prepackaged Plan.

Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Company’s management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company and its management. The Liquidation Analysis also is based on assumptions with regard to liquidation decisions that are subject to change and significant economic and competitive uncertainties and contingencies beyond the control of the Company and its management. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the results of a liquidation of the Company. Accordingly, the values reflected might not be realized if the Company were, in fact, to be liquidated. The chapter 7 liquidation period is assumed to last six months following the appointment of a chapter 7 trustee, allowing for, among other things, the discontinuation and wind-down of operations, the sale of the operations, the sale of assets and the collection of receivables. All holders of Claims and Interests that are entitled to vote to accept or reject the Prepackaged Plan are urged to examine carefully all of the assumptions on which the Liquidation Analysis is based in connection with their evaluation of the Prepackaged Plan.

7.3	Classification of Claims and Interests.

Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify claims against, and interests in, a debtor. Under section 1122 of the Bankruptcy Code, a plan of reorganization may classify claims and interests only into classes containing claims and interests which are substantially similar to the other claims or interests in the same class. The Prepackaged Plan designates eight classes of claims and two classes of interests. The Company believes that they have classified all claims and interests in compliance with the provisions of section 1122 of the Bankruptcy Code. However, should the Company commence chapter 11 cases, a holder of a Claim or Interest could challenge the Company’s classification of Claims and Interests, and the Bankruptcy Court could determine that a different classification is required for the Prepackaged Plan to be confirmed. In such event, it is the Company’s intention to seek to modify the Prepackaged Plan to provide for whatever classification might be required by the Bankruptcy Court and to use the acceptances received, to the extent permitted by the Bankruptcy Court, the Bankruptcy Code and the Bankruptcy Rules to demonstrate the acceptance of the Class or Classes which are affected. Any such reclassification could affect a Class’s acceptance of the Prepackaged Plan by changing the composition of such Class and the required vote for acceptance of the Prepackaged Plan and could potentially require a resolicitation of votes on the Prepackaged Plan. The Company believes that the Prepackaged Plan meets the classification requirements of the Bankruptcy Code.

7.4	Consummation.

The Prepackaged Plan will be consummated on the Effective Date. The Effective Date will occur on the first Business Day on which the conditions precedent to the effectiveness of the Prepackaged Plan, as set forth in the Prepackaged Plan, have been satisfied or waived pursuant to the Prepackaged Plan. For a more detailed discussion of such conditions precedent and the consequences of the failure to meet such conditions, see Article VI herein.

The Prepackaged Plan is to be implemented pursuant to its terms, consistent with the provisions of the Bankruptcy Code.

ARTICLE VIII.

ALTERNATIVES TO CONFIRMATION AND

CONSUMMATION OF THE PREPACKAGED PLAN

If the Prepackaged Plan is not consummated, the Company’s capital structure will remain over-leveraged and the Company will remain unable to service its debt obligations including repayment of the Senior Secured Notes upon maturity. Accordingly, if the Prepackaged Plan is not confirmed and consummated, the alternatives include:

8.1	Alternative Plan(s) of Reorganization.

In formulating and developing the Prepackaged Plan, the Company has explored numerous other alternatives and engaged in an extensive negotiating process with the Required Consenting Noteholders. The Company believes that the Prepackaged Plan fairly adjusts the rights of various Classes of Claims and Interests, and also provides superior recoveries to Classes 1, 2, 3, 4, 5, 6, 7 and 8 over any alternative capable of rational consideration (such as a chapter 7 liquidation), thus enabling stakeholders to maximize their returns.

THE COMPANY BELIEVES THAT CONFIRMATION OF THE PREPACKAGED PLAN IS PREFERABLE TO ANY ALTERNATIVE PLAN OR TRANSACTION BECAUSE THE PREPACKAGED PLAN MAXIMIZES THE AMOUNT OF DISTRIBUTIONS TO ALL HOLDERS OF CLAIMS AND INTERESTS AND ANY ALTERNATIVE TO CONFIRMATION OF THE PLAN WILL RESULT IN SUBSTANTIAL DELAYS IN THE DISTRIBUTION OF ANY RECOVERIES.

8.2	Liquidation Under the Bankruptcy Code.

The Company could be liquidated under chapter 7 of the Bankruptcy Code. The Company believes that liquidation would result in lower aggregate distributions being made to creditors than those provided for in the Prepackaged Plan, which is demonstrated by the Liquidation Analysis set forth in attached as Exhibit 5 to this Disclosure Statement.

Further, the Company could liquidate by selling all or substantially all of the Company’s assets pursuant to a sale conducted through either section 363 of the Bankruptcy Code or through a chapter 11 plan. The Company considered such options, but believes that neither approach would likely increase the value of the recovery by the Company’s stakeholders and would likely result in lower aggregate distributions being made to creditors and equity holders than those provided for in the Prepackaged Plan.

8.3	Inaction/Maintenance of Status Quo.

On May 31, 2012, the ABL Agreement was amended to extend the maturity of the ABL Facility through August 1, 2012. In addition, the Company has $300 million in principal amount of Senior Secured Notes issued and outstanding that mature on September 1, 2012 and bear interest at a rate of 11.375% per annum. As the Company believes it will be unable to repay such indebtedness at maturity, the Company believes that inaction is not an option. Further, if the Company is forced to file for bankruptcy protection without a consensual deal, the bankruptcy cases could be time-consuming and much more costly than the currently contemplated restructuring. The Company believes that these actions could hinder its ability to obtain financing and make it difficult to restructure its debt obligations. Therefore, the Company believes that inaction is not a viable alternative to consummation of the Prepackaged Plan.

ARTICLE IX.

SUMMARY OF VOTING PROCEDURES

The following summarizes briefly the procedures to accept or reject the Prepackaged Plan. Holders of Claims and Interests are encouraged to review the relevant provisions of the Bankruptcy Code and/or to consult their own attorneys.

9.1	The Solicitation Package.

The following materials constitute the solicitation package (collectively, the “Solicitation Package”):

•	the applicable Ballots and applicable voting instructions;

•	a pre-addressed, postage pre-paid return envelope; and

•	the Disclosure Statement with all exhibits, including the Prepackaged Plan and any other supplements or amendments to these documents.

The Voting Classes shall be sent paper copies of the appropriate Ballots and applicable voting instructions and copies of the Disclosure Statement with all exhibits, including the Prepackaged Plan. Any party who desires paper copies of these documents may request copies by writing to Kurtzman Carson Consultants, 599 Lexington Avenue, 39th Floor, New York, NY 10022, Attn: Broadview Networks Holdings Ballot Processing. All parties entitled to vote to accept or reject the Prepackaged Plan shall receive a paper copy of each appropriate Ballot.

9.2	Voting Deadline.

The period during which Ballots with respect to the Prepackaged Plan will be accepted by the Voting Agent will terminate on the Voting Deadline, or 5:00 p.m., New York City time, on August 13, 2012, unless the Company extends the date until which Ballots will be accepted. Except to the extent the Company so determines in its sole discretion or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Company in connection with the Company’s request for confirmation of the Prepackaged Plan (or any permitted modification thereof).

The Company reserves the absolute right, at any time or from time to time, to extend the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason, including determining whether or not the requisite number of acceptances has been received. The Company will give notice of any such extension in a manner deemed reasonable to the Company in its discretion.

9.3	Voting and Revocation Instructions.

Only the Voting Classes are entitled to vote to accept or reject the Prepackaged Plan, and they may do so by following the instructions below and the voting instructions attached to the Ballot. The failure of a holder of a Claim or Interest in the Voting Classes to deliver a duly executed Ballot will be deemed to constitute an abstention by such holder with respect to voting on the Prepackaged Plan, and such abstentions will not be counted as votes for or against the Prepackaged Plan.

The Company is providing the Solicitation Package to holders of Claims or Interest in the Voting Classes whose names (or the names of their nominees) appear as of the Voting Record Date, which was July 11, 2012, in the records maintained by the Company.

If you hold Claims or Interests in the Voting Classes that are registered in your own name, including by a participant whose name appears on a security position listing as the owner of the Senior Secured Notes or Existing Preferred Interests, you can vote on the Prepackaged Plan by completing the information requested on the appropriate Ballot, signing, dating and indicating your vote on the Ballot, and returning the completed original Ballot in the enclosed, pre-addressed, postage pre-paid envelope so that it is actually received by the Voting Agent before the Voting Deadline, 5:00 p.m., New York City time, on August 13, 2012 (unless the Voting Deadline is extended, in which case the Ballots must be received by the Voting Agent by any subsequent time or date to which the Voting Deadline is extended).

(a)	Instructions for Beneficial Owners.

If you are a beneficial owner holding securities as a record holder in your own name you should complete the information requested on the Ballot, indicate your vote on the Ballot, and return the completed original Ballot in the enclosed, pre-addressed, postage pre-paid envelope so that it is actually received by the Voting Agent before the Voting Deadline.

If you are a beneficial owner holding securities through a broker, dealer, commercial bank, trust company or other nominee, you or your “nominee” can vote on the Prepackaged Plan in one of the two following ways:

•

If your Ballot has already been signed (or “prevalidated”) by your nominee (as described below), you can vote on the Prepackaged Plan by completing the information requested on the Ballot, indicating your vote on the Ballot, and returning the completed original Ballot in the enclosed, pre-addressed, postage pre-paid envelope so that it is actually received by the Voting Agent before the Voting Deadline.

•

If your Ballot has not been signed (or “prevalidated”) by your nominee, you can vote on the Prepackaged Plan by completing the information requested on the Ballot, indicating your vote on the Ballot, and returning the completed original Ballot to your nominee in sufficient time for your nominee then to process the Ballot and return it to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline. If no pre-addressed, postage pre-paid envelope was enclosed for this purpose, the nominee must be contacted for instructions.

Any Ballot returned to a nominee by a beneficial owner will not be counted for purposes of acceptance or rejection of the Prepackaged Plan until such nominee properly completes and delivers to the Voting Agent that Ballot (properly validated) or a master Ballot that reflects the vote of such beneficial owner.

(b)	Instructions for Nominees.

If you are a broker, dealer, commercial bank, trust company or other nominee that is the registered holder of securities, please forward a copy of this Disclosure Statement, the appropriate Ballot, and any other enclosed materials to each beneficial owner as of the Voting Record Date and arrange for beneficial owners to vote in accordance with the voting procedures described herein and:

•

If you have signed (or “prevalidated”) a Ballot by: (1) signing the Ballot; (2) indicating on the Ballot the name of the registered holder and the amount of securities held by the nominee; and (3) forwarding such Ballot together with the solicitation package and other materials requested to be forwarded, to the beneficial owner for voting, then the beneficial owner must vote on the Prepackaged Plan by completing the information requested on the Ballot, indicating its vote on the Ballot, and returning the completed original Ballot in the enclosed, pre-addressed, postage pre-paid envelope so that it is actually received by the Voting Agent before the Voting Deadline. A list of the beneficial owners to whom “pre-validated” Ballots were delivered should be maintained by the nominee for inspection for at least one year from the Voting Deadline.

•

If you have not signed (or “prevalidated”) the appropriate Ballot, then you, as nominee, may obtain the votes of beneficial owners by forwarding to the beneficial owners the unsigned Ballots, together with this Disclosure Statement, a return envelope provided by, and addressed to, the nominee, and other materials requested to be forwarded. Each such beneficial owner may vote on the Prepackaged Plan by completing the information requested on the Ballot, indicating its vote on the Ballot, and returning the completed original Ballot to you, as nominee. After collecting the Ballots, you, as nominee, should, in turn, complete a master Ballot compiling the votes and other information from the Ballot, execute the master Ballot, and deliver the master Ballot to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline. All Ballots returned by beneficial owners should either be forwarded to the Voting Agent (along with the master Ballot) or be retained by nominees for inspection for at least one year from the Voting Deadline.

Each nominee should advise its beneficial owners to return their Ballots to the nominee by a date calculated by the nominee to allow it to prepare and return the master Ballot to the Voting Agent so that it is actually received by the Voting Agent before the Voting Deadline.

The Company expects that DTC as a nominee holder of the Senior Secured Notes, will arrange for its participants to vote by executing a letter of authorization in favor of such participants. As a result of such letter, each such participant will be authorized to vote its Voting Record Date positions held in the name of such securities clearing agencies, and the Company shall, in any event, rely on the listing of participants provided by DTC as of the Voting Record Date.

Any holder of a Claim or Interest in the Voting Classes that has not received a Ballot should contact its nominee or the Voting Agent at its address and telephone number listed in this Disclosure Statement.

The Company has engaged the Voting Agent as the noticing, claims and balloting agent to assist in the balloting and tabulation process. The Voting Agent will process and tabulate Ballots for each class entitled to vote to accept or reject the Prepackaged Plan and will file a voting report as soon as practicable on or after the Petition Date.

Any Ballot that is properly executed by the holder of a Claim or Interest, but that does not clearly indicate an acceptance or rejection of the Prepackaged Plan or which indicates both an acceptance and a rejection of the Prepackaged Plan, shall not be counted.

Each holder of a Claim or Interest in the Voting Classes must vote all of its Claims or Interests within a particular class either to accept or reject the Prepackaged Plan and may not split its votes.

(c)	Releases under the Prepackaged Plan.

Pursuant to Section 8.4(c) of the Prepackaged Plan, holders of Class 2 Claims and holders of Class 8 Interests shall be deemed to forever release, waive and discharge all claims against the Released Parties in any way relating to the Debtors, the Reorganization Cases, the Prepackaged Plan or the Disclosure Statement unless a holder abstains from voting or votes to reject the Prepackaged Plan and also marks such holder’s Ballot indicating that such holder opts out of the releases in Section 8.4(c) of the Prepackaged Plan.

All Ballots are accompanied by a pre-addressed, postage pre-paid envelope. It is important to follow the specific instructions provided on each Ballot.

(d)	Withdrawal or Revocation of a Ballot.

Acceptances or rejections may be withdrawn or revoked at any time before the Voting Deadline by the beneficial owner on the Voting Record Date who completed the original Ballot, or by the nominee who completed the master Ballot in such beneficial owner’s name, as the case may be. However, after commencement of a reorganization case in connection with the Prepackaged Plan, withdrawal or revocation of votes accepting or rejecting the Prepackaged Plan may be effected only with the approval of the Bankruptcy Court.

Acceptances or rejections in regard to the Prepackaged Plan may be withdrawn or revoked before commencement of a reorganization case in connection with the Prepackaged Plan by complying with the following procedures: (1) a holder of a Claim or Interest in the Voting Classes should deliver a written notice of withdrawal or revocation to the record holder for endorsement and delivery to the Voting Agent and (2) a record holder of a Claim or Interest in the Voting Classes who voted securities held for its own account should deliver a written notice of withdrawal or revocation to the Voting Agent.

To be effective, a notice of revocation and withdrawal must:

•	be received prior to the Voting Deadline by the Voting Agent at its address;

•	specify the name and/or customer account number of the beneficial owner whose vote on the Prepackaged Plan is being withdrawn or revoked;

•	contain the description of the Claim or Interest as to which a vote on the Prepackaged Plan is withdrawn or revoked; and

•

be signed by the beneficial owner of the Claim or Interest who executed the Ballot reflecting the vote being withdrawn or revoked, or by the nominee who executed the master Ballot reflecting the vote being withdrawn or revoked, as applicable, in each case in the same manner as the original signature on the Ballot or master Ballot, as the case may be.

9.4	Note to Holders of Claims or Interests in the Voting Classes.

By signing and returning a Ballot, each holder of a Claim or Interest in the Voting Classes will be certifying to the Bankruptcy Court and the Company that, among other things:

•

the holder has received and reviewed a copy of the Disclosure Statement and Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;

•	the holder has cast the same vote with respect to all Claims and Interests in the same respective class; and

•

no other Ballots with respect to the same Claim and Interest have been cast, or, if any other Ballots have been cast with respect to such Claims or Interests, then any such Ballots are thereby revoked.

9.5	Voting Tabulation.

The Ballot does not constitute, and shall not be deemed to be, a proof of claim or an assertion or admission of a claim.

Unless the Company decides otherwise, Ballots received after the Voting Deadline may not be counted. The method of delivery of the Ballots to be sent to the Voting Agent is at the election and risk of each holder of a Claim or Interest in the Voting Classes. Except as otherwise provided herein, a Ballot will be deemed delivered only when the Voting Agent actually receives the original executed Ballot. No Ballot should be sent to the Company, the Company’s agents (other than the Voting Agent), or the Company’s financial or legal advisors.

The Company reserves the right to use the acceptances to seek confirmation of any permitted amendment or modification of the Prepackaged Plan, provided that the Company may not make any amendment or modification to the Prepackaged Plan prohibited by the Bankruptcy Code and Bankruptcy Rules.

The Bankruptcy Code may require the Company to disseminate additional solicitation materials if the Company makes material changes to the terms of the Prepackaged Plan or if the Company waives a material condition to confirmation of the Prepackaged Plan. In that event, the solicitation will be extended to the extent directed by the Bankruptcy Court.

If multiple Ballots are received from the same holder with respect to the same Claim or Interest in the respective Voting Class, the last Ballot timely received will be deemed to reflect that voter’s intent and will supersede and revoke any prior Ballot. Holders of a Claim or Interest in the Voting Classes must vote all of their Claims or Interests within a particular Class either to accept or reject the Prepackaged Plan and may not split their vote. Accordingly, a Ballot that partially rejects and partially accepts the Prepackaged Plan will not be counted.

In the event a designation of a vote with respect to a Claim or Interest on the basis of a lack of good faith is requested by a party-in-interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Prepackaged Plan cast with respect to that Claim or Interest will be counted for purposes of determining whether the Prepackaged Plan has been accepted and/or rejected.

The Company will file with the Bankruptcy Court, on the Petition Date, or as soon as practicable thereafter, the voting report prepared by the Voting Agent. The voting report shall, among other things, delineate every Ballot that does not conform to the voting instructions or that contains any form of irregularity, including, but not limited to, those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, received via facsimile or e-mail or damaged. The voting report also shall indicate the Company’s intentions with regard to such irregular Ballots. Neither the Company nor any other person or entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the voting report, nor will any of them incur any liability for failure to provide such notification.

ARTICLE X.

THE REORGANIZATION CASES

10.1	Continuation of Business After the Petition Date.

Following the Petition Date, the Debtors intend to operate their business in the ordinary course as debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code.

10.2	First Day Relief.

The Debtors expect that the Reorganization Cases will be of a short duration, and expect to request that the Bankruptcy Court schedule a confirmation hearing within 30 to 45 days of the Petition Date. To expedite their emergence from chapter 11, the Debtors intend to seek, among other things, the relief detailed below from the Bankruptcy Court on the Petition Date. If granted, this relief will facilitate the administration of the Reorganization Cases. There can be no assurances, however, that the Bankruptcy Court will grant the requested relief. Bankruptcy courts customarily provide various forms of administrative and other relief in the early stages of chapter 11 cases. The Debtors intend to seek all necessary and appropriate relief from the Bankruptcy Court in order to facilitate their reorganization goals, including the matters described below.

Together with its petition for relief, the Debtors anticipate filing a number of “first day” motions on the Petition Date. The Debtors’ first day motions may include, among other things, motions for orders:

•	an order authorizing the Debtors to obtain debtor-in-possession financing and to use cash claimed as collateral;

•

an order authorizing the Debtors (i) to continue the Debtors’ current cash management system, (ii) to maintain prepetition bank accounts, (iii) to continue use of existing business forms and existing books and records and (iv) authorizing the Debtors to continue their current investment guidelines and invest their available cash in the customary manner and consistent with past practices;

•

an order authorizing the Debtors to pay (i) prepetition employee wages, salaries and other compensation, (ii) prepetition employee business expenses, and (iii) other miscellaneous employee expenses and employee benefits;

•	an order authorizing the Debtors to pay prepetition obligations to certain independent sales agents;

•	an order authorizing the Debtors to pay certain prepetition general unsecured claims and pay other unimpaired claims in the ordinary course of business; and

•	such other orders as are typical in reorganization cases or that may be necessary for the preservation of the Debtors’ assets or for confirmation of the Prepackaged Plan.

The orders will be sought pursuant to accompanying motions and, if appropriate, memoranda of law. The foregoing list is subject to change depending upon the Debtors’ needs in connection with its operations during the Reorganization Cases. Failure of the Bankruptcy Court to enter one or more of these orders, or a delay in doing so, could result in the Reorganization Cases becoming protracted and could delay, perhaps materially, the hearing on, and the ultimate confirmation of, the Prepackaged Plan.

10.3	Case Administration.

(a)	Joint Administration of the Reorganization Cases.

The Debtors will seek an order authorizing joint administration of their chapter 11 cases for procedural purposes only. As many of the motions, hearings, and other matters involved in the Reorganization Cases will affect all of the Debtors, joint administration will reduce costs and facilitate the administrative process by avoiding the need for duplicative notices, applications and orders. No party should be prejudiced by the joint administration of the Reorganization Cases as such relief is solely procedural and is not intended to affect substantive rights.

(b)	Scheduling of Combined Disclosure Statement and Confirmation Hearing and Approval of Prepetition Solicitation Procedures.

The Debtors intend to seek an order scheduling a combined Confirmation Hearing and hearing on this Disclosure Statement at which time the Debtors will seek approval of this Disclosure Statement and confirmation of the Prepackaged Plan pursuant to sections 1125, 1128 and 1129 of the Bankruptcy Code. The Debtors will request this hearing no later than forty-five (45) days after the Petition Date. Additionally, the Debtors will seek approval of the prepetition solicitation procedures of acceptances of the Prepackaged Plan from holders of Claims in Voting Classes.

(c)	Schedules and Statement of Financial Affairs.

The Debtors do not believe that detailed schedules of assets and liabilities (“Schedules”) and statements of financial affairs (“SOFAs”), which otherwise must be filed in bankruptcy cases, should be required in their proposed prepackaged Reorganization Cases. In light of the expense to be incurred in connection with preparation of such documents and the lack of impairment of all Classes except Class 2 Claims and Class 8 Interests (which Classes shall vote on the Prepackaged Plan) and Class 9 Interests and Class 10 Claims (which Classes are deemed to reject the Prepackaged Plan), the Debtors believe the filing of such detailed Schedules and SOFAs is unnecessary and is seeking a waiver of the requirement to file such documents, or alternatively, if such relief is not granted, an extension of time to file its Schedules and SOFAs.

(d)	Retention of Professionals.

Upon the commencement of the Reorganization Cases, the Debtors intend to file certain applications to retain professionals who will assist the Debtors in the administration of the Reorganization Cases. Among other professionals, the Debtors intend to retain Willkie Farr & Gallagher LLP as bankruptcy counsel, Evercore Group L.L.C., as financial advisor, and Kurtzman Carson Consultants, as claims and noticing agent.

ARTICLE XI.

CERTAIN RISK FACTORS TO BE CONSIDERED

11.1	Certain Bankruptcy Considerations.

(a)	General.

While the Company believes that the Reorganization Cases, commenced in order to implement an agreed-upon restructuring, will be of short duration and will not be materially disruptive to it business, the Company cannot be certain that this will be the case. Although the Prepackaged Plan is designed to minimize the length of the bankruptcy proceeding, it is impossible to predict with certainty the amount of time that the Company may spend in bankruptcy or to assure parties-in-interest that the Prepackaged Plan will be confirmed.

Even if the Prepackaged Plan is confirmed on a timely basis, the Reorganization Cases could have an adverse effect on the Company’s business. Among other things, it is possible that bankruptcy proceedings could adversely affect the Company’s relationships with its key vendors and suppliers, customers, employees and agents. Bankruptcy proceedings also will involve additional expenses and may divert some of the attention of the Company’s management away from the operation of the business.

The extent to which bankruptcy proceedings disrupt the Company’s business will likely be directly related to the length of time it takes to complete the proceedings. If the Company is unable to obtain confirmation of the Prepackaged Plan on a timely basis because of a challenge to confirmation of the Prepackaged Plan or a failure to satisfy the conditions to consummation of the Prepackaged Plan, it may be forced to operate in bankruptcy for an extended period while it tries to develop a different reorganization plan that can be confirmed. That would increase both the probability and the magnitude of the potentially adverse effects described herein.

(b)	Failure to Receive Adequate Acceptances.

Classes 2 and 8 are the only Classes that are entitled to vote to accept or reject the Prepackaged Plan. The Company believes it will receive the requisite amount of votes in favor of the Prepackaged Plan, in light of the fact that the Consenting Noteholders who hold approximately two-thirds of the aggregate principal amount of the outstanding Senior Secured Notes, and the Consenting Equity Holders, who hold approximately 70% of the Existing Preferred Interests, have agreed to vote for, support and not object to the Prepackaged Plan. However, if the Company does not receive votes from holders of at least two-thirds in amount and a majority in number of holders of Senior Secured Notes who submit Ballots (the “Requisite Acceptances”), the Company will not be able to seek confirmation of the Prepackaged Plan under section 1129(b) of the Bankruptcy Code, because at least one impaired Class will not have voted in favor of the Prepackaged Plan as required by section 1129(a)(10) of the Bankruptcy Code. Further, if the Requisite Acceptances are not received, the Company may seek to accomplish an alternative restructuring of its capitalization and obligations to creditors and obtain acceptances to an alternative plan of reorganization for the Company, or otherwise, that may not have the support of the holders of Senior Secured Notes or Existing Preferred Interests and/or the Company may be required to liquidate under chapter 7 or 11 of the Bankruptcy Code. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to the Company’s creditors as those proposed in the Prepackaged Plan.

(c)	Failure to Confirm the Prepackaged Plan.

Even if the Requisite Acceptances are received, the Bankruptcy Court, which, as a court of equity may exercise substantial discretion, may decide not to confirm the Prepackaged Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Prepackaged Plan will not be followed by liquidation or the need for further financial reorganization of the Company, and that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Company was liquidated under chapter 7 of the Bankruptcy Code. Although the Company believes that the Prepackaged Plan meets such test, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

There can be no assurance that modifications to the Prepackaged Plan would not be required for confirmation, or that such modifications would not require a resolicitation of votes on the Prepackaged Plan. The Company believes that, if the Prepackaged Plan is confirmed, it would not be followed by a liquidation or an immediate need for further financial reorganization and that holders of claims and interests would receive or retain value that is not less than the value such holders would receive or retain if the Company was liquidated under chapter 7 of the Bankruptcy Code.

Moreover, the Bankruptcy Court could determine that the disclosures made herein were inadequate and that the votes in favor of the Prepackaged Plan did not count. The Company would then have to commence the solicitation process again, which would include re-filing a plan of reorganization and disclosure statement. Typically, this process involves a 90-day or longer period and includes a court hearing for the required approval of a disclosure statement, followed (after Bankruptcy Court approval) by another solicitation of votes for the plan of reorganization, followed by a confirmation hearing where the bankruptcy court determines whether the requirements for confirmation have been satisfied, including the requisite claim and (if applicable) interest holder acceptances.

If no plan of reorganization can be confirmed, the Reorganization Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed to liquidate the Company’s assets for distribution in accordance with the priorities established by the Bankruptcy Code. A discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of claims and interests are set forth in Exhibit 5. The Company believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Prepackaged Plan because of (a) the likelihood that the Company’s assets would have to be sold or otherwise disposed of over a short period of time, (b) additional administrative expenses involved in the appointment of a trustee and (c) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Company’s operations and (ii) no distributions being made to holders of equity interests of the Company.

(d)	Improper Solicitation of Acceptances.

Usually, a plan of reorganization is filed and votes to accept or reject the plan are solicited after the filing of a petition commencing a chapter 11 case. Nevertheless, a debtor may solicit votes before the commencement of a chapter 11 case in accordance with section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b). Section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018(b) require that:

•	the plan of reorganization be transmitted to substantially all creditors and other interest holders entitled to vote;

•	the time prescribed for voting is not unreasonably short; and

•

the solicitation of votes is in compliance with any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in such solicitation or, if no such law, rule or regulation exists, votes be solicited only after the disclosure of adequate information.

Section 1125(a)(1) of the Bankruptcy Code describes adequate information as information of a kind and in sufficient detail as would enable a hypothetical reasonable investor typical of holders of claims and interests to make an informed judgment about the plan. With regard to solicitation of votes before the commencement of a bankruptcy case, if the Bankruptcy Court concludes that the requirements of Bankruptcy Rule 3018(b) have not been met, then the Bankruptcy Court could deem such votes invalid, whereupon the Prepackaged Plan could not be confirmed without a resolicitation of votes to accept or reject the Prepackaged Plan. While the Company believes that the requirements of section 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018 will be met, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(e)	Failure to Receive Bankruptcy Court Approval of the Compromises and Settlements Contemplated by the Prepackaged Plan.

The Prepackaged Plan constitutes a settlement, compromise and release of all rights arising from or relating to the allowance, classification and treatment of all Allowed Claims and Interests and their respective distributions and treatments under the Prepackaged Plan, taking into account and conforming to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination or section 510(b) and (c) of the Bankruptcy Code. This settlement, compromise and release require approval by the Bankruptcy Court in the form of a confirmation order. The Company cannot ensure that the Bankruptcy Court will approve of the settlement contemplated in the Prepackaged Plan.

(f)	Alternative Plans of Reorganization May Be Proposed.

Once the Reorganization Cases have commenced, other parties-in-interest could seek authority from the Bankruptcy Court to propose an alternative plan of reorganization. Under the Bankruptcy Code, a debtor in possession initially has the exclusive right to propose and solicit acceptances of a plan of reorganization. However, such exclusivity period can be reduced or terminated upon order of the Bankruptcy Court. Were such an order to be entered, other parties-in-interest would then have the opportunity to propose alternative plans of reorganization.

If other parties-in-interest were to propose an alternative plan following expiration or termination of the Company’s exclusivity period, such a plan may be less favorable to, among others, the existing holders of Senior Secured Notes, Existing Preferred Interests, and General Unsecured Claims. Alternative plans of reorganization also may treat less favorably the claims of a number of other constituencies, including the Company’s employees, agents, vendors and customers. The Company considers maintaining relationships with its employees, agents, customers and vendors as critical to maintaining the value of its business as it restructures, and have sought to treat those constituencies accordingly. However, proponents of alternative plans of reorganization may not share the Company’s assessment and seek to impair the claims of such constituencies. If there are competing plans of reorganization, the Reorganization Cases are likely to become longer and more complicated.

(g)	Failure to Consummate the Prepackaged Plan.

One condition to consummation of the Prepackaged Plan is the entry of the Confirmation Order that will approve, among other things, the assumption of the majority of the Company’s executory contracts and unexpired leases and the execution of the New ABL Facility and the New Senior Secured Notes Indenture. In addition, in order to consummate the Prepackaged Plan, the Company must enter into the New ABL Facility with one or more lenders. There can be no assurance that the Company will be able to find lenders that are willing to enter into the New ABL Facility, in which case the Company may be unable to consummate the Prepackaged Plan. Nor is there any assurance as to when or whether the Company will receive the requisite regulatory approval to consummate the Prepackaged Plan from the FCC, state public utility commissions or any similar requisite agency approvals, in which case the Restructuring Transaction may be delayed or the Company may ultimately be unable to consummate the Prepackaged Plan.

As of the date of this Disclosure Statement, there can be no assurance that these or the other conditions to consummation will be satisfied or waived. Accordingly, even if the Prepackaged Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Prepackaged Plan will be consummated and the Restructuring Transaction completed.

(h)	Extended Stay in Bankruptcy Proceeding.

While the Company expects that a chapter 11 bankruptcy filing solely for the purpose of implementing the Prepackaged Plan would be of short duration (such as 45-60 days, which may be delayed subject to obtaining necessary regulatory approvals) and would not be unduly disruptive to the Company’s business, the Company cannot be certain that this will be the case. Although the Prepackaged Plan is designed to minimize the length of the bankruptcy proceeding, it is impossible to predict with certainty the amount of time that the Company may spend in bankruptcy, and the Company cannot be certain that the Prepackaged Plan would be confirmed. Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Prepackaged Plan could itself have an adverse effect on the Company’s business. There is a risk, due to uncertainty about the Company’s future, that:

•

customers could seek alternative sources of products and services from the Company’s competitors, including competitors that have comparatively greater financial resources and that are in little or no relative financial or operational distress;

•	employees could be distracted from performance of their duties or more easily attracted to other career opportunities; and

•	vendors, suppliers or agents and other business partners could terminate their relationship with the Company or require financial assurances or enhanced performance.

A lengthy bankruptcy proceeding would also involve additional expenses and divert the attention of management from operating the Company’s business, as well as creating concerns for employees, suppliers and customers.

The disruption that a bankruptcy proceeding would inflict upon the Company’s business would increase with the length of time it takes to complete the proceeding and the severity of that disruption would depend upon the attractiveness and feasibility of the Prepackaged Plan from the perspective of the constituent parties on whom the Company depends, including vendors, employees, agents and customers. If the Company is unable to obtain confirmation of the Prepackaged Plan on a timely basis, because of a challenge to the Prepackaged Plan or a failure to satisfy the conditions to the effectiveness of the Prepackaged Plan, the Company may be forced to operate in bankruptcy for an extended period while they try to develop a different reorganization plan that can be confirmed. A protracted bankruptcy case would increase both the probability and the magnitude of the adverse effects described above.

(i)	Failure to Receive Bankruptcy Court Approval of Debtor-in-Possession Financing or Use of Cash Collateral.

On or shortly after commencing chapter 11 cases, the Company intends to ask the Bankruptcy Court to authorize them to enter into a debtor-in-possession financing facility and to use cash collateral to fund the chapter 11 cases. Such financing arrangements and access to cash collateral will provide liquidity during the pendency of the chapter 11 cases. There can be no assurance that the Bankruptcy Court will approve the financing or use of cash collateral on the terms requested. Moreover, if the chapter 11 cases take longer than expected to conclude, the Company may exhaust its available cash collateral or its ability to access financing may terminate. There is no assurance that the Company will be able to obtain an extension of the right to use cash collateral from its secured lenders or obtain additional debtor-in-possession financing. In such case, the liquidity necessary for the orderly functioning of the Company’s business may be materially impaired.

(j)	Changes, Amendments, Modification or Withdrawal of the Prepackaged Plan.

Except as otherwise specifically provided in the Prepackaged Plan and the Restructuring Support Agreement, the Company reserves the right to modify the Prepackaged Plan, whether such modification is material or immaterial, and seek confirmation of the Prepackaged Plan as modified, to the extent allowed by the Bankruptcy Court, the Bankruptcy Code and Bankruptcy Rules. The potential impact of any such amendment or waiver on the holders of Claims and Interests cannot presently be foreseen, but may include a change in the economic impact of the Prepackaged Plan on some or all of the Classes or a change in the relative rights of such Classes. All holders of Claims and Interests will receive notice of such amendments or waivers required by applicable law and the Bankruptcy Court. If, after receiving sufficient acceptances, but before confirmation of the Prepackaged Plan, the Company seeks to modify the Prepackaged Plan, the previously solicited acceptances will be valid only if (i) all classes of adversely affected creditors and interest holders accept the modification in writing or (ii) the Bankruptcy Court determines, after notice to designated parties, that such modification was de minimis or purely technical or otherwise did not adversely change the treatment of holders of accepting Claims and Interests.

If chapter 11 cases are commenced by, or against the Company, the Company reserves the right not to file the Prepackaged Plan and to revoke or withdraw the Prepackaged Plan at any time before confirmation of the Prepackaged Plan. If the Company revokes or withdraws the Prepackaged Plan, all votes thereon will be deemed to be null and void. In such event, nothing contained in the Prepackaged Plan will be deemed to constitute a waiver or release of any claims by or against, or interests of or in, the Company or any other person, or to prejudice in any manner the Company’s rights or those of any other person.

(k)	Termination of the Restructuring Support Agreement in Certain Circumstances.

While pursuant to the Restructuring Support Agreement holders of approximately two-thirds of the Senior Secured Notes and holders of 70% of the Existing Preferred Interests have agreed to support and vote in favor of the Prepackaged Plan, such support can be terminated and such votes revoked upon the occurrence of certain “Termination Events” (as defined therein) under the Restructuring Support Agreement. Such Termination Events include, among other things, the failure of the Company to reach certain milestones in the Reorganization Cases in a timely manner, such as orders from the Bankruptcy Court approving the DIP Facility and the Prepackaged Plan, and the occurrence of the Effective Date in accordance with the timeline set forth in the Restructuring Support Agreement. While the Company believes that it will be able to meet such milestones, there can be no assurance that will be the case. Additional events that constitute Termination Events under the Restructuring Support Agreement include the conversion of the Reorganization Cases to cases under chapter 7 of the Bankruptcy Code, a material breach by the Company of its obligations under the Restructuring Support Agreement, the termination or acceleration of the DIP Facility, or a final determination by a court or governmental agency of competent jurisdiction that the transactions contemplated by the Prepackaged Plan cannot legally go forward. See Exhibit 2 for additional detail. If a Termination Event occurs and the support of the Consenting Noteholders and Consenting Equity Holders were to be withdrawn, and the votes of such holders were revoked, the Company may need to amend the Prepackaged Plan and re-solicit votes thereon, or formulate a new chapter 11 plan and solicit votes on such new plan. Such amendment and/or re-solicitation could cause material delay in the Reorganization Cases, and may adversely impact the Company’s businesses and its ability to reorganize.

(l)	Distributions Will Be Delayed.

If the Prepackaged Plan can be confirmed, the date of the distributions to be made pursuant to the Prepackaged Plan will be delayed until after confirmation of the Prepackaged Plan. The Company estimates that the process of obtaining confirmation of the Prepackaged Plan will last approximately 30 to 45 days from the date of the commencement of the Company’s chapter 11 cases and could last considerably longer. Distributions could be delayed for a minimum of 14 days thereafter and may be delayed for a substantially longer period if the Company has not received all required regulatory approvals, or if other conditions to consummation have not yet been met.

(m)	Objections to Classification of Claims and Interests.

Section 1122 of the Bankruptcy Code provides that a plan of reorganization may place a claim or an interest in a particular class only if such claim or interest is substantially similar to the other claims or interests in such class. The Company believes that the classification of Claims and Interests under the Prepackaged Plan complies with the requirements set forth in the Bankruptcy Code. However, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

(n)	Failure to Assume Executory Contracts and Unexpired Leases.

The Prepackaged Plan provides for the assumption of all executory contracts and unexpired leases, other than those leases and contracts that the Company specifically rejects. The Company’s intention is to preserve as much of the benefit of its existing contracts and leases as possible. However, some limited classes of executory contracts, such as certain types of intellectual property licenses, may not be assumed in this way. In such cases, the Company would need the consent of the counterparty to maintain the benefit of the contract. There is no guarantee that such consent would either be forthcoming or that conditions would not be attached to any such consent that make assuming the contracts unattractive. The Company would then be required to either forego the benefits offered by such contracts or to find alternative arrangements to replace them.

(o)	Failure to Receive Bankruptcy Court Approval of First Day Orders.

In the event of a bankruptcy filing, the Company will seek to address potential concerns of its customers, vendors, employees, licensors/licensees and other key parties-in-interest that might arise from the filing of the Prepackaged Plan through its intention to seek appropriate court orders to permit them to pay accounts payable to key parties-in-interest in the ordinary course of business. There can be no guarantee that the Company will be successful in obtaining the necessary approvals of the Bankruptcy Court for such arrangements or for every party-in-interest the Company may seek to treat in this manner.

(p)	Failure to Receive Requisite Regulatory Approvals.

The Company is in the telecommunications and information technology industry and holds licenses issued by the FCC and other regulatory regimes. As a result, any plan of reorganization confirmed by the Bankruptcy Court will be subject to the further consent of the FCC, certain state public utility commissions, among others. Accordingly, the Company must obtain certain regulatory approvals from the FCC, state public utility commissions and other applicable agencies in conjunction with the consummation of the Prepackaged Plan. The Company anticipates that obtaining regulatory approval from the FCC and other regulatory agencies will take approximately 90 to 120 days from the date hereof. The Company will commence the regulatory approval process as promptly as practicable following the distribution of this Disclosure Statement and expect to obtain the requisite regulatory approvals in a timely manner, although the regulatory approval process may take substantially more time than the Company anticipates. Moreover, the FCC or other regulatory agencies may request modifications, additions or amendments to the Restructuring Transaction, including the Prepackaged Plan, before issuing the requisite approvals, causing additional delays or potential denial of approvals for the Restructuring Transaction.

11.2	Risks Relating to the New Credit Agreement, the New Common Stock and the New Notes.

(a)	Variances from Financial Projections.

The projections attached hereto as Exhibit 6 reflect numerous assumptions concerning the Company’s anticipated future performance, some of which may not occur. Such assumptions include, among others, assumptions concerning the general economy, the Company’s ability to manage costs and achieve cost reductions, the Company’s ability to establish market strength, consumer purchasing trends and preferences, the Company’s ability to stabilize and grow its sales base and control future operating expenses and other risk factors described below. Unanticipated events and circumstances occurring subsequent to the preparation of the projections may also affect the Company’s actual financial results.

(b)	Substantial Leverage.

The degree to which Reorganized Broadview, together with its subsidiaries (collectively, the “Reorganized Company”) will be leveraged after the consummation of the Prepackaged Plan could have important consequences because substantial indebtedness may restrict the Reorganized Company’s operating flexibility, could adversely affect the Reorganized Company’s financial health and could prevent the Reorganized Company from fulfilling its financial obligations.

While the Prepackaged Plan will substantially de-lever the Reorganized Company, the Reorganized Company will still have significant long-term debt obligations. As of the Effective Date, on a pro forma basis, the Reorganized Company will have an estimated $167 million of total outstanding indebtedness if the Prepackaged Plan is consummated. If the Reorganized Company exits chapter 11 over-leveraged it could significantly affect the Reorganized Company’s financial health and ability to fulfill financial obligations. For example, a high level of indebtedness could:

•	make it more difficult for the Reorganized Company to satisfy current and future debt obligations;

•	make it more difficult for the Reorganized Company to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

•

require the Reorganized Company to dedicate a substantial portion of cash flows from operating activities to the payment of principal and interest on the indebtedness, thereby reducing the funds available to the Reorganized Company for operations and other purposes, including investments in service development, capital spending and acquisitions;

•	place the Reorganized Company at a competitive disadvantage to its competitors who are not as highly leveraged as the Reorganized Company is;

•	make the Reorganized Company vulnerable to interest rate fluctuations, if it incurs any indebtedness that bears interest at variable rates;

•	impair the Reorganized Company’s ability to adjust to changing industry and market conditions; and

•	make the Reorganized Company more vulnerable in the event of a further downturn in general economic conditions or in its business or changing market conditions and regulations.

Although the indenture governing the New Senior Secured Notes and the New ABL Facility will limit the Reorganized Company’s ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the New Senior Secured Notes Indenture and the New ABL Agreement will not prevent the Reorganized Company from incurring obligations that do not constitute indebtedness. To the extent that the Reorganized Company incurs additional indebtedness or such other obligations, the risks associated with the Reorganized Company’s substantial leverage, including possible inability to service debt, would increase.

(c)	Ability to Service Debt.

The Reorganized Company’s ability to repay or to refinance obligations with respect to indebtedness, including the New Senior Secured Notes and the New ABL Facility and to fund planned capital expenditures depends on the Reorganized Company’s future financial and operating performance. This, to a certain extent, is subject to general economic, financial, competitive, business, legislative, regulatory and other factors that are beyond the Reorganized Company’s control. These factors could include operating difficulties, diminished access to necessary network facilities, increased operating costs, significant customer churn, pricing pressures, the response of competitors, regulatory developments and delays in implementing strategic initiatives.

There can be no assurance that the Reorganized Company’s business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable the Reorganized Company to pay its indebtedness or to fund other liquidity needs. The Reorganized Company will need to refinance all or a portion of its indebtedness, including the New Senior Secured Notes and the New ABL Facility, at or before maturity. There can be no assurances that the Reorganized Company will be able to refinance any of its indebtedness, including the New Senior Secured Notes and the New ABL Facility, on commercially reasonable terms or at all.

(d)	Value of the New Common Stock and the New Senior Secured Notes.

The value of the New Common Stock and the New Senior Secured Notes may be adversely affected by a number of factors, including many of the risks described in this Disclosure Statement. If, for example, the Reorganized Company fails to comply with the covenants in the New Senior Secured Notes Indenture or the New ABL Agreement resulting in an event of default thereunder, certain of the Reorganized Company’s outstanding indebtedness could be accelerated, which could have a material adverse effect on the value of the New Common Stock and the New Senior Secured Notes.

(e)	The New Common Stock will be Subordinated to the New Debt Financing.

The New Common Stock will be the most junior of all of the securities in the Reorganized Company’s capital structure and will not be secured by any of the Reorganized Company’s collateral. As a result, the Reorganized Company’s existing and future indebtedness under the New Senior Secured Notes and the New ABL Facility and other non-equity claims will rank senior to the New Common Stock as to rights upon any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding. In the event of any distribution or payment of the Reorganized Company’s assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, the Reorganized Company’s creditors will have a superior claim and interest, as applicable, to the interests of holders of the New Common Stock. If any of the foregoing events occur, there can be no assurance that there will be assets in an amount significant enough to warrant any distribution in respect of the New Common Stock.

Assuming that the Company completes the Restructuring Transaction and all of the Senior Secured Notes are retired pursuant to the Prepackaged Plan, at the closing of, and after giving effect to, the Restructuring Transaction, holders of Senior Secured Notes would receive their pro rata share of (i) 97.5% of New Common Stock subject to dilution by shares of New Common Stock issued pursuant to the Management Equity Plan or upon exercise of the New Warrants and (ii) $150 million principal amount of New Senior Secured Notes.

(f)	Issuance of New Common Stock.

In connection with the restructuring pursuant to the Prepackaged Plan under chapter 11 of the Bankruptcy Code, the Company will rely on section 1145 of the Bankruptcy Code to exempt the issuance of the New Senior Secured Notes and the New Common Stock from the registration requirements of the Securities Act (and of any state securities or “blue sky” laws). Section 1145 exempts from registration the sale of a debtor’s securities under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or equity interest in, or a claim for an administrative expense in a case concerning, such debtor. In reliance upon this exemption, the New Senior Secured Notes and the New Common Stock will generally be exempt from the registration requirements of the Securities Act. Accordingly, recipients will be able to resell the New Senior Secured Notes and the New Common Stock without registration under the Securities Act or other federal securities laws, unless the recipient is an “underwriter” with respect to such securities, within the meaning of section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines “underwriter” as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (ii) offers to sell securities issued under a plan for the holders of such securities, or (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (iv) is an “issuer” of the relevant security, as such term is used in Section 2(11) of the Securities Act.

Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 under the Securities Act. Parties that believe that they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

Holders of shares of New Common Stock will, however, be subject to the terms of the New Stockholders Agreement which will contain certain transfer restrictions, including rights of first refusal and tag-along rights.

There can be no assurance that any market for the New Common Stock will develop or be sustained. If an active market does not develop or is not sustained, the market price and liquidity of the New Common Stock may be adversely affected. The liquidity of any market for the New Common Stock will depend on a number of factors, including:

•	the number of holders of the New Common Stock;

•	the Reorganized Company’s operating performance and financial condition;

•	the market for similar securities;

•	the Reorganized Company’s credit rating; and

•	the interest of securities dealers in making a market in the New Common Stock.

(g)	The Valuation of New Senior Secured Notes is Not Intended to Represent the Trading Value of the New Senior Secured Notes.

The valuation of the Reorganized Debtors, set forth in Section 7.2(b) prepared by Evercore with the assistance of the Company, is based on financial projections developed by the Company and the assumption that the holders of Senior Secured Notes will receive all of the New Senior Secured Notes. The valuation is not intended to represent any value of the New Senior Secured Notes, including their trading value in public or private markets.

(h)	Dividend Policies.

Historically, the Company has not paid cash dividends on its common stock and the Company has no current plans to pay cash dividends on the New Common Stock in the future. Furthermore, the Company’s future indebtedness may restrict payment of dividends on the New Common Stock.

11.3	Risks Associated with the Business.

(a)	The Reorganization Cases May Negatively Impact the Reorganized Company’s Future Operations.

While the Company believes it will be able to emerge from chapter 11 relatively expeditiously, there can be no assurance as to timing for approval of the Prepackaged Plan or the Company’s emergence from chapter 11. Additionally, notwithstanding the support of the Consenting Noteholders, the Reorganization Cases may adversely affect the Reorganized Company’s ability to retain existing customers and suppliers, attract new customers and maintain contracts that are critical to its operations.

(b)	History of Net Losses.

The Company has experienced significant net losses. The Company has recorded net losses of $11.9 million, $18.8 million and $13.9 million in 2011, 2010 and 2009, respectively, and $5.3 million for the quarter ended March 31, 2012. The Company expects to continue to have losses for the foreseeable future. There can be no assurances that revenues will grow or that the Company will become profitable in the future.

(c)	Vendor Disputes.

The Company is involved in a variety of disputes with multiple carrier vendors relating to billings of approximately $18.9 million as of March 31, 2012. When the Company identifies an error in a vendor’s bill, the Company disputes the amount that it believes to be incorrect and often withholds payment for that portion of the invoice. Errors the Company routinely identifies on bills include, but are not limited to, vendors billing for services the Company did not consume, vendors billing for services the Company did not order, vendors billing for services that should have been billed to another carrier, vendors billing for services using incorrect rates or the wrong tariff, and vendors failing to provide the necessary supporting detail to allow the Company to bill its customers or verify the accuracy of the bill. These problems are exacerbated because vendors periodically bill for services months or years after the services are provided. While the Company hopes to resolve these disputes through negotiation, the Company may be compelled to arbitrate these matters. The resolution of these disputes may require the Company to pay the vendor an amount that is greater than the amount for which the Company has planned or even the amount the vendor claims is owed if late payment charges are assessed, which could materially adversely affect the Company’s business, financial condition, results of operations and cash flows and which may cause the Company to be unable to meet certain financial covenants related to its senior indebtedness, which would result in a default under such indebtedness. In the event that disputes are not resolved in the Company’s favor and the Company is unable to pay the vendor charges in a timely manner, the vendor may deny the Company access to the network facilities that the Company requires to serve its customers. If the vendor notifies the Company of an impending “embargo” of this nature, the Company may be required to notify customers of a potential loss of service, which may cause a substantial loss of customers. It is not possible at this time to predict the outcome of these disputes.

(d)	Elimination or Relaxation of Regulatory Rights and Protections.

Section 10 of the Communications Act of 1934 (the “Communications Act”) requires the FCC to forbear from applying individual provisions of the Communications Act or its various enabling regulations upon a showing that a statutory provision or a regulation is unnecessary to ensure that rates and practices remain just, reasonable and non-discriminatory and to otherwise protect consumers and that forbearance is generally in the public interest and would promote competition. Pursuant to Section 10, the FCC has effectively deregulated Verizon’s provision of certain broadband services provided to enterprise customers and has more recently extended similar relief to other ILECs. Exercising its forbearance authority, the FCC has also relieved certain ILECs in certain markets of their obligation to provide competitive local exchange carriers (“CLECs”) with unbundled access to network elements at rates mandated by state regulatory commissions. Although the Company does not provide service in any of the impacted markets and hence are not directly affected by these latter rulings, Verizon has sought, albeit without success, forbearance from the application of the FCC’s dominant carrier regulation of interstate services, and Section 251(c) unbundling requirements in six Metropolitan Statistical Areas, including the New York-Northern New Jersey-Long Island, NY-NJ-PA Metropolitan Statistical Area, the Philadelphia-Camden-Wilmington PA-NJ-DE-MD Metropolitan Statistical Area and the Boston-Cambridge-Quincy, MA-NH Metropolitan Statistical Area — three of the Company’s largest markets.

FCC rules currently allow Verizon and other ILECs to unilaterally retire copper loop facilities that provide the “last-mile” connection to certain customers with limited regulatory oversight. Verizon has filed hundreds of notices of copper plant retirement with the FCC and has announced its intention to retire its copper network over the next several years. While the Company, in conjunction with CLECs, has petitioned the FCC to strengthen the rules governing copper plant retirement, there are no assurances that the Company will be successful in this effort. Because it would limit the availability of facilities necessary to provide certain services to customers, wide scale retirement of copper loops by Verizon could have an adverse impact on the Company’s business and operations.

(e)	Competitiveness of Communications Industry.

The communications industry is highly competitive and is affected by the introduction of new services and systems by, and the market activities of, major industry participants. The Company has not achieved, and does not expect to achieve, a major share of the local access lines for any of the communications services the Company offers. In each of the Company’s markets it competes with the ILEC serving that area. Large competitors have the following advantages over the Company:

•	long-standing relationships and strong brand reputation with customers;

•	financial, technical, marketing, personnel and other resources substantially greater than the Company’s;

•	more funds to deploy communications services and systems that compete with the Company’s;

•	the potential to subsidize competitive services with revenue from a variety of businesses;

•	anticipated increased pricing flexibility and relaxed regulatory oversight;

•	larger networks; and

•	benefits from existing regulations that favor the ILECs.

The Company also faces, and expects to continue to face, competition from other existing and potential market participants, such as CLECs, cable television companies, wireless service providers and electric utility companies. While many CLECs have always targeted small and medium sized enterprises and multi-location customers, cable television companies are increasingly targeting these customers and are doing so at rates lower than the Company generally offers. The Company is also increasingly subject to competition from providers using VoIP over the public Internet or private networks. VoIP providers are currently subject to substantially less regulation than traditional local telephone companies and do not pay certain taxes and regulatory charges that the Company is required to pay. In addition, the development of new technologies could give rise to significant new competitors in the local market.

In the long distance communications market, the Company faces competition from the ILECs, large and small IXCs, wireless carriers and IP-based service providers. Long distance prices have decreased substantially in recent years and are expected to continue to decline in the future as a result of increased competition. If this trend continues, the Company anticipates that revenues from network services and other service offerings will likely be subject to significant price pressure.

The Company’s customers are impacted by conditions in the economy as a whole. If conditions in the economy worsen, the Company’s customers may experience increasing business downturns or bankruptcies. Such adverse economic impacts could result in reduced sales, higher churn and greater bad debt for the Company. Reduced sales and higher churn could also result from concerns that the Company may not be able to repay or refinance its indebtedness, including the Senior Secured Notes and the borrowings under the ABL Facility or, in the alternative, consummate the Prepackaged Plan. Any combination of these factors could adversely impact the Company’s operating results and financial performance.

The Company’s revenues have declined for the past several years and there can be no assurance that the Company can reverse that trend of revenue declines or offset such declines with cost reductions.

(f)	System Disruptions and Failures.

The Company’s success ultimately depends on providing reliable service. The Company’s provision of services may be disrupted by problems in the network, such as equipment failures and problems with a competitor’s or vendor’s system, such as physical damage to telephone lines or power surges and outages. In addition, the Company’s engineering and operations organizations continually monitor and analyze the utilization of the Company’s network. As a result, the Company may develop projects to modify or eliminate network circuits that are underutilized. This ongoing process may result in limited network outages for a subset of the Company’s customers. Any disruption in the Company’s network could cause the loss of customers and result in additional expenses.

Disruptions caused by security breaches, terrorism or for other reasons, could harm the Company’s future operating results. The day-to-day operation of the Company’s business is highly dependent on its ability to protect its communications and information technology systems from damage or interruptions by events beyond its control. Sabotage, computer viruses or other infiltration by third parties could damage or disrupt service, damage facilities, damage the Company’s reputation, and cause the Company to lose customers, among other things. A catastrophic event could materially harm the Company’s operating results and financial condition. Catastrophic events could include a terrorist attack in markets where the Company operates or a major earthquake, fire, or similar event that would affect the Company’s central offices, corporate headquarters, network operations center or network equipment.

(g)	Ability to Negotiate and Enforce Favorable Interconnection and Other Agreements.

The Company’s ability to continue to obtain favorable interconnection, unbundling, service provisioning and pricing terms, and the time and expense involved in negotiating interconnection agreements and amendments, can be adversely affected by ongoing legal and regulatory activity. All of the Company’s interconnection agreements provide either that a party is entitled to demand renegotiation of particular provisions or of the entire agreement based on intervening changes in law resulting from ongoing legal and regulatory activity, or that a change of law is immediately effective in the agreement and that a dispute resolution process will be implemented if the parties do not agree upon the change of law. The initial terms of all of the Company’s interconnection agreements with ILECs have expired; however, each of the Company’s agreements contain an “evergreen” provision that allows the agreement to continue in effect until terminated. If the Company was to receive a termination notice from an ILEC, the Company might be able to negotiate a new agreement or initiate an arbitration proceeding at the relevant state commission before the agreement expired. In addition, the Telecommunications Act of 1996 (the “Telecommunications Act”) gives the Company the right to opt into interconnection agreements, which have been entered into by other carriers, provided the agreement is still in effect and provided that the Company adopts the entire agreement. The Company is in the process of renegotiating the terms of its New York interconnection agreements with Verizon. There can be no assurance that the Company will be able to successfully renegotiate these agreements or any other interconnection agreement on terms favorable or at all.

During 2010, the Company entered into an amended and restated commercial agreement with Verizon pursuant to which the Company will continue to purchase a product called Verizon Wholesale Advantage Service at UNE-P rates subject to a tiered surcharge reflective of the number of lines that the Company maintains under the agreement. This amended and restated commercial agreement will continue in effect into 2013.

If the amended and restated agreement were to be terminated or expire, the Company would be required to convert all of the lines thereunder to resale, which would be substantially less favorable to the Company. There can be no assurance that the Company will execute an amended and restated commercial agreement with Verizon or that the Company’s amended and restated agreement, once executed, will be renewed at the end of its term or that it will not be terminated before the end of its term.

The Company has also entered into a commercial agreement with AT&T pursuant to which the Company serves a significant percentage of customers in Connecticut, as well as customers in other AT&T ILEC markets. This agreement will expire at the end of 2014. If the Company’s AT&T commercial agreement were to expire, the Company would be required to convert all of the lines thereunder to resale, which would likely be substantially less favorable to the Company. There can be no assurance that the Company’s commercial agreement with AT&T will be renewed at the end of its term.

The Company has entered into amendments of various interconnection and commercial agreements with Verizon, which provide for assurance of timely payment. Under these amendments, the Company could be compelled to provide letters of credit in an amount of up to two months’ anticipated billings if, in any two months of a consecutive 12 month period, the Company fails to pay when due undisputed amounts that in total exceed 5% of the total amount invoiced by Verizon during the month and fails to cure such non-payment within five business days of Verizon’s written notice of non-payment. The provision of such letters of credit could adversely impact the Company’s liquidity position. The amendments also substantially limit the time period within which both the Company and Verizon can (i) backbill for services rendered to the other and (ii) dispute charges for services rendered to the other.

(h)	Relationships with ILECS.

The Company’s business depends on its ability to interconnect with incumbent local exchange carrier networks and to lease from them certain essential network elements. The Company obtains access to these network elements and services under terms established in interconnection agreements with incumbent local exchange carriers. Like many competitive communications services providers, from time to time, the Company has experienced difficulties in working with incumbent local exchange carriers with respect to obtaining information about network facilities, ordering and maintaining network elements and services, interconnecting with incumbent local exchange carrier networks and settling financial disputes. These difficulties can impair the Company’s ability to provide local service to customers on a timely and competitive basis. If an incumbent local exchange carrier refuses to cooperate or otherwise fails to support the Company’s business needs for any other reason, including labor shortages, work stoppages, cost-cutting initiatives or disruption caused by mergers, other organizational changes or terrorist attacks, the Company’s ability to offer services on a timely and cost-effective basis will be materially and adversely affected.

(i)	Government Regulation.

The Company is subject to varying degrees of federal, state and local regulation. Pursuant to the Communications Act, the FCC exercises jurisdiction over the Company with respect to interstate and international services. The Company must comply with various federal regulations, such as the duty to contribute to the Universal Service Fund (“USF”) and other subsidies. If the Company fails to comply with federal reporting and regulatory requirements, it may incur fines or other penalties, including loss of the authority to provide services.

The FCC’s Triennial Review Order (“TRO”), subsequent Triennial Review Remand Order and related decisions have reduced the Company’s ability to access certain elements of ILEC telecommunications platforms in several ways that have affected the Company’s operations. First, the Company no longer has the right to require ILECs to sell it unbundled network platforms. Because of this, the Company entered into commercial agreements with Verizon to purchase a product called Verizon Wholesale Advantage Services at UNE-P rates subject to a surcharge, which increased over time. The Company has entered into an amended and restated commercial agreement with Verizon pursuant to which the Company will continue to purchase Verizon Wholesale Advantage Service at UNE-P rates subject to a tiered surcharge reflective of the number of lines that the Company places under the agreement. This amended and restated commercial agreement will continue in effect into 2013. The Company is required under the Company’s amended and restated commercial agreement with

Verizon to maintain a certain volume of lines on a “take-or-pay” basis. Expiration or termination of the current amended and restated commercial agreement would result in a substantial increase in the Company’s cost of service. Second, in certain central offices, the Company no longer has the right to require ILECs to sell to it unbundled network elements, or have limited access rights to unbundled network element high capacity circuits that connect the Company’s central switching office locations to customers’ premises. Third, the Company no longer has the right to require ILECs to sell to it unbundled network element transport between the Company’s switches and ILEC switches. Fourth, the Company has only limited or no access to unbundled network element DS1 or DS3 transport on certain interoffice routes. Petitions currently pending before the FCC could, if granted, further reduce the Company’s access to UNE-Ls and transport. In these instances where the Company loses unbundled access to high capacity circuits or interoffice transport, the Company must either find alternative suppliers or purchase substitute circuits from the ILEC as special access, which increases costs. Finally, the Company’s access to certain broadband elements of the ILEC network has been limited or eliminated in certain circumstances.

State regulatory commissions also exercise jurisdiction over the Company to the extent the Company provides intrastate services. The Company is required to obtain regulatory authorization and/or file tariffs with regulators in most of the states in which it operates. State regulatory commissions also often regulate the rates, terms and conditions at which the Company offers service. The Company has obtained the necessary certifications to provide service, but each commission retains the authority to revoke the certificate if that commission determines that the Company has violated any condition of the certification or if it finds that doing so would be in the public interest. While the Company believes it is in compliance with regulatory requirements, the Company’s interpretation of the obligations may differ from those of regulatory authorities.

Both federal and state regulators require the Company to pay various fees and assessments, file periodic reports and comply with various rules regarding the contents of its bills, protection of subscriber privacy, service quality and similar consumer protection matters on an ongoing basis. If the Company fails to comply with these requirements, the Company may be subject to fines or potentially be asked to show cause as to why its certificate of authority to provide service should not be revoked.

(j)	Difficulties with ILECs, IXCs and Wholesale Customers over Payment Issues.

The Company has at times experienced difficulties collecting amounts due for services provided to ILECs and IXCs. These balances due to the Company can be material. There can be no assurance that the Company will be able to reach mutually acceptable settlements to collect overdue and disputed payments in the future.

The Company’s interconnection agreements allow ILECs to decrease order processing, disconnect customers and increase the Company’s security deposit obligations for delinquent payments. If an ILEC makes an enforceable demand for an increased security deposit, the Company could have less cash available for other expenses. If an ILEC were to cease order processing or disconnect customers, the Company’s business and operations would be materially and adversely affected.

Periodically, the Company’s wholesale customers experience financial difficulties. To the extent that the credit quality of the Company’s wholesale customers deteriorates or they seek bankruptcy protection, the Company may have difficulty collecting amounts due for services that it has provided to such customers. While the Company maintains security deposits and often retain the right to solicit end-user customers, there can be no assurance that such mechanisms will provide the Company with adequate protection.

The Company periodically has disagreements with ILECs and IXCs regarding the interpretation and application of laws, rules, regulations, tariffs and agreements. Adverse resolution of these disagreements may impact the Company’s revenues and its costs of service, both prospectively and retroactively. Some of the disagreements can be quantified and are included among the Company’s outstanding billing disputes with Verizon and other carriers, while others cannot be quantified because their resolution will depend upon public policy determinations not yet made by the FCC. If one or more of such disagreements were resolved through litigation or arbitration against the Company, such adverse resolution could have a material adverse effect on the Company’s business, results of operations and financial condition.

(k)	Continued Industry Consolidation.

Consolidation in the telecommunications industry is occurring at a rapid pace. In addition to the combinations of Verizon and MCI and SBC, AT&T and BellSouth, numerous CLEC combinations have occurred, including several that directly impact the Company’s markets such as Windstream/Paetec, Paetec/Cavalier, Earthlink/ITCDeltaCom and Earthlink/One Communications. This consolidation strengthens the Company’s competitors and poses increased competitive challenges for the Company. The ILEC/interexchange carrier combinations not only provide the ILECs with national and international networks, but eliminate the two most effective and well financed opponents of the ILECs in federal and state legislative and regulatory forums and potentially reduce the availability of non-ILEC network facilities. The CLEC combinations will provide direct competitors with greater financial, network and marketing assets.

(l)	Intellectual Property Issues.

The Company provides a variety of advanced services, such as “cloud” and hosted IP services. These services rely on patents and other intellectual property that third parties may claim infringes their intellectual property. Such claims may materially and adversely affect the Company’s ability to continue to sell or provide advanced services to retail and wholesale customers.

The Company licenses certain software to certain other carriers for the provision of hosted IP service. The Company is contractually bound to indemnify these other carriers in the event that a third-party alleges that the Company’s software infringes the third-party’s intellectual property rights. If the Company’s licensees’ provision of hosted IP services were the subject of intellectual property infringement claims, the Company’s financial position could be adversely impacted.

The Company relies on a combination of patent, copyright, trademark and trade secret laws, as well as licensing agreements, third-party non-disclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. There can be no assurance that these protections will be adequate to prevent the Company’s competitors from copying or reverse-engineering its hardware or software products, or that the Company’s competitors will not independently develop technologies that are substantially equivalent or superior to the Company’s technology.

In addition, there can be no assurances that the products, services, technologies and advertising the Company employs in its business do not or will not infringe valid patents, trademarks, copyrights or other intellectual property rights held by third parties. The Company may be subject to legal proceedings and claims from time to time relating to intellectual property of others in the ordinary course of business. Defending against intellectual property infringement or misappropriation claims could be time consuming and expensive regardless of whether the Company is successful, and could cause substantial expenses and disrupt the Company’s business.

(m)	Restrictive Covenants in the New Senior Secured Notes Indenture and the New ABL Agreement Will Limit Operating Flexibility.

The New Senior Secured Notes Indenture and the New ABL Agreement will contain covenants that will, among other things, restrict the Reorganized Company’s ability to take specific actions, even if the Reorganized Company believes it to be in its best interest, including restrictions on the Reorganized Company’s ability to:

•	incur or guarantee additional indebtedness or issue preferred stock;

•	create liens with respect to the Reorganized Company’s assets;

•	make investments, loans or advances;

•	prepay subordinated indebtedness;

•	enter into transactions with affiliates;

•	merge, consolidate or sell assets; and

•	engage in any business other than activities related or complementary to communications.

In addition, any future credit facility may impose financial covenants that require the Reorganized Company to comply with specified financial ratios and tests, including minimum quarterly EBITDA, senior debt to total capitalization, maximum capital expenditures, maximum leverage ratios and minimum interest coverage ratios. There can be no assurance that the Reorganized Company will be able to meet these requirements or satisfy these covenants in the future. If the Reorganized Company fails to do so, its indebtedness thereunder could become accelerated and payable at a time when the Reorganized Company is unable to pay it. This could adversely affect the Reorganized Company’s ability to carry out its business plan and would have a negative effect on its financial condition.

(n)	Regulatory Uncertainties.

If current or future regulations change, there can be no assurance that the FCC or state regulators will grant the Company or Reorganized Company any required regulatory authorization or refrain from taking action against the Company or Reorganized Company if it is found to have provided services without obtaining the necessary authorizations, or to have violated other requirements of their rules and orders. Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may slow the Company’s or Reorganized Company’s growth and have a material adverse effect upon its business, results of operations and financial condition. The Telecommunications Act remains subject to judicial review and ongoing proceedings before the FCC and state regulators, including proceedings relating to interconnection pricing, access to and pricing for unbundled network elements and special access services and other issues that could result in significant changes to the Company’s business and business conditions in the communications industry generally. Recent decisions by the FCC have eliminated or reduced the Company’s access to certain elements of ILEC telecommunications platforms that the Company uses to serve customers and have increased the rates that the Company pays for such elements. Other proceedings are pending before the FCC that could potentially further limit its access to these network elements or further increase the rates the Company must pay for such elements. Likewise, proceedings before the FCC could impact the availability and price of special access facilities. Other proceedings before the FCC could result in increases in the cost of regulatory compliance. A number of states also have proceedings pending that could impact the Company’s access to and the rates the Company pays for network elements. Other state proceedings could limit the Company’s pricing and billing flexibility. The Company’s business would be substantially impaired if the FCC, the courts, or state commissions eliminated the Company’s access to the facilities and services they use to serve customers, substantially increased the rates the Company pays for facilities and services or adversely impacted the revenues the Company receives from other carriers or customers. In addition, congressional legislative efforts to rewrite the Telecommunications Act or enact other telecommunications legislation, as well as various state legislative initiatives, may cause major industry and regulatory changes. The Company cannot predict the outcome of these proceedings or legislative initiatives or the effects, if any, that these proceedings or legislative initiatives may have on the Company’s business and operations.

The FCC has recently revamped its intercarrier compensation mechanism and its USF program. The changes implemented by the FCC in its intercarrier compensation mechanism could reduce the Company’s high margin carrier revenue and limit or eliminate its ability to provide and charge for certain access services. The changes implemented by the FCC in its USF program could increase the Company’s program costs.

(o)	Declining Prices for Communications Services May Reduce Revenues and Profitability.

The Reorganized Company may fail to achieve acceptable profits due to pricing. Prices in telecommunication services have declined substantially in recent years, a trend that continues. Accordingly, the Company cannot predict to what extent they may need to reduce its prices to remain competitive or whether it will be able to sustain future pricing levels as its competitors introduce competing services or similar services at lower prices. The Reorganized Company’s ability to meet price competition may depend on its ability to operate at costs equal to or lower than its competitors or potential competitors.

(p)	Maintaining Real Estate Leases and Agreements.

The Company’s switches are housed in facilities owned by third parties. The Company’s use of these various facilities is subject to multiple real estate leases. If the Company was to lose one or more of these leases, the resultant relocation of one or more of the Company’s switches would be costly and disruptive to the Company’s business and customers. There can be no assurance that the Company will be able to maintain all of the real estate leases governing the multiple switch sites.

The Company has agreements in place with approximately 420 buildings that allow the Company to colocate network equipment in order to reduce last-mile cost (lit buildings). If the Company was to lose some or all of the lit building agreements, its business could be adversely impacted.

(q)	Dependence on Third-Party Service Providers.

The Company depends on a limited number of third-party service providers for long distance, data and other services. If any of these third-party providers were to experience significant interruptions in their business operations, terminate its agreements with the Company or fails to perform the services or meet the standards of quality required under the terms of the Company’s agreements with them, the Company’s ability to provide these services to its customers could be materially and adversely affected for an unpredictable period of time. If the Company has to migrate the provision of these services to an alternative provider, there can be no assurance that the Company would be able to timely locate alternative providers of such services, migrate such services in a short period of time without significant customer disruption so as to avoid a material loss of customers or business, or that the Company could do so at economical rates.

(r)	Customer Uncertainties.

Customers, whether on “month-to-month” arrangements or long-term contracts, periodically terminate their contracts, with or without penalties. If a significant percentage of these customers or a significant number of key customers should terminate their service agreements with the Company, the Company’s business, results of operations and financial condition could be adversely affected.

Also, certain of the Company’s agreements with sales agents do not expressly preclude the sales agent from migrating the customers they secured for the Company to other carriers. Sales agents could attempt to obtain from these customers the authorization to replace the Company as the customers’ service provider. If a number of customers migrated away from the Company’s service, the Company’s business, results of operations and financial condition could be adversely affected.

(s)	Rapid Changes in the Communications Industry.

The communications industry is subject to rapid and significant changes in technology and in customer requirements and preferences. If the Company fails to anticipate and keep up with such changes, the Company could lose market share, which could reduce revenue. The Company has developed its business based, in part, on traditional telephone technology. Subsequent technological developments may reduce the competitiveness of the Company’s network and require expensive, unanticipated upgrades or additional communications products that could be time consuming to integrate into its business and could cause it to lose customers and impede its ability to attract new customers. The Company may be required to select one technology over another at a time when it might be impossible to predict with any certainty which technology would prove to be more economic, efficient or capable of attracting customers. In addition, even though the Company utilizes new technologies, such as VoIP, the Company may not be able to implement them as effectively as other companies with more experience with those new technologies. In addition, while the Company has recently purchased and deployed new technology, including VoIP softswitches, EoC and MPLS, core and edge routers, the Company may not be able to implement new technology as effectively as other companies with more experience with new technology.

(t)	Financial Difficulties in the Communications Industry.

Certain competitive communications services providers, long distance carriers and other communications providers have experienced substantial financial difficulties over the past few years. To the extent that carriers in financial difficulties purchase services from the Company, the Company may not be paid in full or at all for services the Company has rendered. Further, the perception of instability of companies in the telecommunications and information technology industry may diminish the Company’s ability to obtain further capital and may adversely affect the willingness of potential customers to purchase their communications services from the Company.

(u)	Retaining Key Management and Personnel.

The Company believes its success is due, in part, to its experienced management team. Losing the services of one or more members of the Company’s management team could adversely affect its business and expansion efforts, and possibly prevent the Company from further improving its operational, financial and information management systems and controls. The Company does not maintain key man life insurance on any of its officers.

The Company’s ability to implement its business plan is dependent on its ability to retain and hire a large number of qualified new employees each year. The competition for qualified technical and sales personnel is intense in the telecommunications and information technology industry and markets. Moreover, the pending maturity of the Company’s indebtedness, including the Senior Secured Notes and ABL Facility, could render the hiring of such personnel more difficult. If the Company is unable to hire sufficient qualified personnel, its customers could experience inadequate customer service and delays in the installation and maintenance of access lines, which could have a material adverse effect on its business, results of operations and financial condition.

(v)	The Ability to Manage and Expand Operations Effectively.

The Company’s ability to manage and expand operations effectively will depend on the ability to:

•	offer high-quality, reliable services at reasonable costs;

•	introduce new technologies;

•	install and operate telecommunications switches and related equipment;

•	lease access to suitable transmission facilities at competitive prices;

•	scale operations;

•	obtain successful outcomes in disputes and in litigation, rule-making, legislation and regulatory proceedings;

•	successfully negotiate, adopt or arbitrate interconnection agreements with other carriers;

•	acquire necessary equipment, software and facilities;

•	integrate existing and newly acquired technology and facilities, such as switches and related equipment;

•	evaluate markets;

•	add products;

•	monitor operations;

•	control costs;

•	maintain effective quality controls;

•	hire, train and retain qualified personnel;

•	enhance operating and accounting systems;

•	address operating challenges;

•	adapt to market and regulatory developments; and

•	obtain and maintain required governmental authorizations.

In order for the Company to succeed, these objectives must be achieved in a timely manner and on a cost-effective basis. If these objectives are not achieved, the Company may not be able to compete in existing markets or expand into new markets.

(w)	Failure to Effectively and Profitably Integrate Future Acquisitions.

As part of the Company’s business strategy, the Company has historically and may continue to seek to expand through the acquisition of other businesses that the Company believes are complementary to its business. The Company may be unable to identify suitable acquisition candidates, or if they do, the Company may not successfully complete those acquisitions.

If the Company acquires another business, it may face difficulties, including:

•	integrating that business’s personnel, services, products or technologies into the Company’s operations;

•	retaining key personnel or customers of the acquired business;

•	failing to adequately identify or assess liabilities of that business;

•	failing to achieve the forecasts used to determine the purchase price of that business; and

•	diverting management’s attention from the normal daily operation of the Company’s business.

These difficulties could disrupt the Company’s ongoing business and increase its expenses. Further, failure to successfully integrate acquisitions may adversely affect the Company’s profitability by creating significant operating inefficiencies that could increase operating expenses as a percentage of sales and reduce operating income. In addition, the Company may not realize the expected cost savings from such acquisitions. As of the date of this Disclosure Statement, the Company has no agreements to enter into any material acquisition transaction.

(x)	Potential Liability as an Internet Access Provider.

The law relating to the liability of Internet access providers and online services companies for information carried on or disseminated through their networks is unsettled. As the law in this area develops, the potential imposition of liability upon the Company for information carried on and disseminated through its network could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources or the discontinuation of certain products or service offerings. Any costs that are incurred as a result of such measures or the imposition of liability could harm the Company’s business.

(y)	Following the Consummation of the Prepackaged Plan, a Small Group of Significant Investors Will Control the Reorganized Company.

Following the consummation of the Prepackaged Plan, a small number of institutional investors will control the Reorganized Company’s equity. Solely through their concentrated ownership of New Common Stock, the institutional investors will be able to cause the election of a majority of the members of the Reorganized Company’s board of directors and the approval of any action requiring the approval of stockholders, including a change of control, a public offering, merger or sale of assets or stock. Changes in control of the Reorganized Company or equity holders could trigger requirements that the Reorganized Company repay the New Senior Secured Notes, which will be held by these significant investors. In addition, these significant stockholders may in the future own businesses that directly or indirectly compete with the Reorganized Company. They may also pursue acquisition opportunities that may be complementary to the Reorganized Company’s business, and as a result, those acquisition opportunities may not be available to the Reorganized Company.

ARTICLE XII.

SECURITIES LAW MATTERS

12.1	General.

This section discusses certain securities law matters that are raised by the Prepackaged Plan. This section should not be considered applicable to all situations or to all holders of Senior Secured Notes or Existing Preferred Interests. Holders of Senior Secured Notes or Existing Preferred Interests should consult their own legal counsel with respect to these and other issues.

12.2	Issuance and Resale of the New Senior Secured Notes and the New Common Stock Under the Prepackaged Plan.

In connection with the restructuring pursuant to the Prepackaged Plan under chapter 11 of the Bankruptcy Code, the Company will rely on section 1145 of the Bankruptcy Code to exempt the issuance of the New Senior Secured Notes and the New Common Stock from the registration requirements of the Securities Act (and of any state securities or “blue sky” laws). Section 1145 exempts from registration the sale of a debtor’s securities under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or equity interest in, or a claim for an administrative expense in a case concerning, such debtor. In reliance upon this exemption, the New Senior Secured Notes and the New Common Stock will generally be exempt from the registration requirements of the Securities Act. Accordingly, recipients will be able to resell the New Senior Secured Notes and the New Common Stock without registration under the Securities Act or other federal securities laws, unless the recipient is an “underwriter” with respect to such securities, within the meaning of section 1145(b) of the Bankruptcy Code. Section 1145(b) of the Bankruptcy Code defines “underwriter” as one who (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, or (ii) offers to sell securities issued under a plan for the holders of such securities, or (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (iv) is an “issuer” of the relevant security, as such term is used in Section 2(11) of the Securities Act.

Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 under the Securities Act. Parties that believe that they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

12.3	Where You Can Find More Information.

The Company voluntarily files annual, quarterly and current reports and other information with the SEC. These reports and other information can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding companies that file electronically with the SEC, including the Company.

This Disclosure Statement contains summaries of certain agreements that the Company has entered into or expects to enter into in connection with the Prepackaged Plan. The descriptions contained in this Disclosure Statement of these agreements are not purported to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements, copies of which, once complete, will be made available without charge to you by making a written request at the following address:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

Attn: Broadview Networks Holdings Ballot Processing

ARTICLE XIII.

CERTAIN FEDERAL INCOME TAX

CONSEQUENCES OF THE PREPACKAGED PLAN

13.1	Introduction.

The following is a discussion of certain material U.S. federal income tax considerations relating to the treatment of the exchange of the Senior Secured Notes for New Common Stock and New Senior Secured Notes and the Existing Preferred Interests for New Common Stock and the New Warrants, and relating to the ownership and disposition of the New Common Stock and the New Senior Secured Notes and the New Warrants. This discussion is only for general information purposes and only describes the expected tax consequences to holders entitled to vote on the Prepackaged Plan. It is not a complete analysis of all potential federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or federal estate or gift tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “IRC”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date of this Disclosure Statement. These authorities may change, possibly retroactively, resulting in federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS, and no legal opinion of counsel will be rendered, with respect to the matters discussed below. There can be no assurance that the IRS will not take a contrary position regarding the federal income tax consequences resulting from the consummation of the Prepackaged Plan or that any contrary position would not be sustained by a court. This discussion is not tax advice, and holders are urged to consult their independent tax advisors regarding the tax consequences to them of the Restructuring Transaction and of the ownership and disposition of the New Common Stock, New Senior Secured Notes and New Warrants received in respect of the Senior Secured Notes and Existing Preferred Interests.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE IRS, THE COMPANY INFORMS YOU THAT ANY TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING TAX-RELATED PENALTIES UNDER THE CODE. TAX ADVICE CONTAINED IN THIS DISCLOSURE STATEMENT WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THIS DISCLOSURE STATEMENT. EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

This discussion assumes that holders of the Senior Secured Notes and the Existing Preferred Interests have held such property as “capital assets” within the meaning of IRC Section 1221 (generally, property held for investment) and holders will hold the New Senior Secured Notes, New Common Stock and New Warrants as capital assets. In addition, this discussion assumes that the Senior Secured Notes and New Senior Secured Notes will be treated as debt for U.S. federal income tax purposes.

This discussion does not address all federal income tax considerations that may be relevant to a particular holder in light of that holder’s particular circumstances or to holders subject to special rules under the federal income tax laws, such as financial institutions, insurance companies, brokers, dealers or traders in securities, commodities or currencies, tax-exempt organizations, tax-qualified retirement plans, partnerships and other pass-through entities, foreign corporations, foreign trusts, foreign estates, holders who are not citizens or residents of the U.S., holders subject to the alternative minimum tax, holders holding Claims relating to the Senior Secured Notes, the New Senior Secured Notes, New Common Stock or New Warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment, holders who have a functional currency other than the U.S. dollar and holders that acquired the Senior Secured Notes in connection with the performance of services.

13.2	Federal Income Tax Consequences to the Company.

(a)	Cancellation of Indebtedness and Reduction of Tax Attributes.

The exchange of Senior Secured Notes pursuant to the Prepackaged Plan may result in cancellation of indebtedness income (“COD Income”) to the Company for U.S. federal income tax purposes to the extent the sum of (a) cash and the fair market value of any property (including New Common Stock) and (b) the issue price of the New Senior Secured Notes received by holders is less than the sum of (x) the adjusted issue prices of the Senior Secured Notes, (y) the adjusted issue price of any other debt exchanged for property pursuant to the Prepackaged Plan and (z) the amount of any unpaid accrued interest on the Senior Secured Notes and such other debt to the extent previously deducted by the Company. Thus, the precise amount of COD Income, if any, resulting from the exchange of Senior Secured Notes cannot be determined before the date of the exchange.

COD Income realized by a debtor will be excluded from income if the discharge of debt occurs in a case brought under the Bankruptcy Code, the debtor is under the court’s jurisdiction in such case and the discharge is granted by the court or is pursuant to a plan approved by the court (the “Bankruptcy Exception”). Because the Bankruptcy Exception will apply to the transactions consummated pursuant to the Prepackaged Plan, the Company will likely not be required to recognize any COD Income realized as a result of the implementation of the Prepackaged Plan. If and to the extent any COD Income is excluded from taxable income pursuant to the Bankruptcy Exception, the Company generally will be required to reduce certain of the Company’s tax attributes, including, but not limited to, its net operating losses, loss carryforwards, credit carryforwards and tax basis in certain assets.

A debtor that does not recognize COD Income under the Bankruptcy Exception generally must reduce certain tax attributes by the amount of the excluded COD Income. Attributes subject to reduction include NOLs, NOL carryforwards and certain other losses, credits and carryforwards, and the debtor’s tax basis in its assets (including stock of subsidiaries). Usually a debtor must reduce its own assets first before then reducing stock of subsidiaries, following which the assets of subsidiaries may be reduced. A debtor’s tax basis in its assets generally may not be reduced below the amount of liabilities remaining immediately after the discharge of indebtedness. If the debtor is a member of a consolidated group and reduces its basis in the stock of another group member, a “look-through rule” requires a corresponding reduction in the tax attributes of the lower-tier member. NOLs for the taxable year of the discharge and NOL carryovers to such year generally are the first attributes subject to reduction. However, a debtor may elect under IRC Section 108(b)(5) (the “Section 108(b)(5) Election”) to reduce its basis in its depreciable property first. If the debtor is a member of a consolidated group, the debtor may treat stock in another group member as depreciable property for purposes of the Section 108(b)(5) Election, provided the lower-tier member consents to a corresponding reduction in its basis in its depreciable property. If a debtor makes a Section 108(b)(5) Election, the limitation on reducing the debtor’s basis in its assets below the amount of its remaining liabilities does not apply.

If any COD Income is not excluded from the Company’s taxable income and the Company does not have sufficient losses to offset fully such COD Income, the Company may incur tax liability from such COD income.

(b)	Section 382 Limitation on NOLs.

Under IRC Section 382, if a corporation or a consolidated group with NOLs (a “Loss Corporation”) undergoes an “ownership change,” the Loss Corporation’s use of its pre-change NOLs (and certain other tax attributes) generally will be subject to an annual limitation in the post-change period. In general, an “ownership change” occurs if the percentage of the value of the Loss Corporation’s stock owned by one or more direct or indirect “five percent shareholders” increases by more than fifty percentage points over the lowest percentage of value owned by the five percent shareholders at any time during the applicable testing period (an “Ownership Change”). The testing period generally is the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent Ownership Change of the corporation.

Subject to the special bankruptcy rules discussed below, the amount of the annual limitation on a Loss Corporation’s use of its pre-change NOLs (and certain other tax attributes) is generally equal to the product of the applicable long-term tax-exempt rate (as published by the IRS for the month in which the Ownership Change occurs) and the value of the Loss Corporation’s outstanding stock immediately before the Ownership Change (excluding certain capital contributions). If a Loss Corporation has a net unrealized built-in gain (“NUBIG”) immediately prior to the Ownership Change, the annual limitation may be increased during the subsequent five-year period (the “Recognition Period”). If a Loss Corporation has a net unrealized built-in loss (“NUBIL”) immediately prior to the Ownership Change, certain losses recognized during the Recognition Period also would be subject to the annual limitation and thus would reduce the amount of pre-change NOLs that could be used by the Loss Corporation during the five-year period.

The Company expects the consummation of the Prepackaged Plan will result in an Ownership Change of the Company within the meaning of Section 382 of the Code. The remainder of this discussion assumes that the expected Ownership Change will occur on the Effective Date, though it is possible the IRS could take the position that the Ownership Change occurred on the date the Prepackaged Plan is confirmed by the Bankruptcy Court. If the IRS took the position that the ownership change occurred on the Confirmation Date, the consequences of such change could be other than as described below. Because the Ownership Change that occurs on the Effective Date will occur in a case brought under the Bankruptcy Code, one of the following two special rules will apply in determining the Company’s ability to utilize NOLs attributable to tax periods preceding the Effective Date in post-Effective Date tax periods.

Under IRC Section 382(l)(5), an Ownership Change in bankruptcy will not result in any annual limitation on the debtor’s pre-change NOLs if the stockholders or “qualified creditors” of the debtor receive at least fifty percent (50%) of the stock (by vote and value) of the reorganized debtor in the bankruptcy reorganization as a result of being shareholders or creditors of the debtor. Instead, the debtor’s pre-change NOLs are reduced by the amount of any interest deductions with respect to debt converted into stock in the bankruptcy reorganization that were allowed in the three taxable years preceding the taxable year in which the Ownership Change occurs and in the part of the taxable year prior to and including the effective date of the bankruptcy reorganization. However, if any pre-change NOLs of the debtor already are subject to an annual usage limitation under IRC Section 382 at the time of an Ownership Change subject to IRC Section 382(l)(5), those NOLs will continue to be subject to such limitation.

A qualified creditor is any creditor who has held the debt of the debtor continuously during the period beginning at least eighteen months prior to the Commencement Date or who has held “ordinary course indebtedness” at all times since it has been outstanding. A creditor who does not become a direct or indirect five percent shareholder of the reorganized debtor generally may be treated by the debtor as having always held any debt exchanged for stock for purposes of determining whether such creditor is a qualified creditor unless the creditor’s participation in formulating the plan of reorganization makes evident to the debtor that the creditor has not owned the debt for the requisite period. The Company believes that the Ownership Change expected to result from the consummation of the Prepackaged Plan may satisfy the requirements of IRC Section 382(l)(5), though no assurance can be given in this regard.

If IRC Section 382(l)(5) applies to an Ownership Change, any subsequent Ownership Change of the debtor within a two-year period will result in the debtor being unable to use any pre-change losses following such subsequent Ownership Change. A debtor may elect not to apply IRC Section 382(l)(5) to an Ownership Change that otherwise satisfies its requirements. This election must be made on the debtor’s federal income tax return for the taxable year in which the Ownership Change occurs. The Company has not yet determined whether to elect out of the application of IRC Section 382(l)(5) if it is determined they otherwise qualify.

If an Ownership Change pursuant to a bankruptcy plan does not satisfy the requirements of IRC Section 382(l)(5), or if a debtor elects not to apply IRC Section 382(l)(5), the debtor’s use of its pre-change NOLs will be subject to an annual limitation as determined under IRC Section 382(l)(6). In such case, the amount of the annual limitation generally will be equal to the product of the applicable long-term tax-exempt rate (3.26% for June 2012) and the value of the debtor’s outstanding stock immediately after the bankruptcy reorganization, provided such value may not exceed the value of the debtor’s gross assets immediately before the Ownership Change, subject to certain adjustments. Depending on whether the debtor has a NUBIG or NUBIL immediately prior to the Ownership Change, the annual limitation may be increased or decreased during the Recognition Period. However, if any pre-change NOLs of the debtor already are subject to an annual limitation at the time of an Ownership Change subject to IRC Section 382(l)(6), those NOLs will be subject to the lower of the two annual limitations.

NOLs not utilized in a given year due to the annual limitation may be carried forward for use in future years until their expiration dates. To the extent the Reorganized Debtors’ annual limitation exceeds the consolidated group’s taxable income in a given year, the excess will increase the annual limitation in future taxable years.

(c)	Alternative Minimum Tax.

In general, an alternative minimum tax (“AMT”) is imposed on a corporation’s alternative minimum taxable income (“AMTI”) at a 20% rate to the extent such tax exceeds the corporation’s regular federal income tax for the taxable year. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated, with further adjustments required if AMTI, determined without regard to adjusted current earnings (“ACE”), differs from ACE. In addition, even though a corporation otherwise might be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, under current law only 90% of its AMTI generally may be offset by available NOL carryforwards. Accordingly, for tax periods after the Effective Date, the Reorganized Debtors may have to pay AMT regardless of whether they generate non-AMT NOLs or have sufficient non-AMT NOL carryforwards to offset regular taxable income for such periods. In addition, if a corporation undergoes an Ownership Change and is in a NUBIL position on the date of the Ownership Change, the corporation’s aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. A corporation that pays AMT generally is later allowed a nonrefundable credit (equal to a portion of its prior year AMT liability) against its regular federal income tax liability in future taxable years when it is no longer subject to the AMT.

13.3	Federal Income Tax Consequences to Holders of Certain Claims.

(a)	Holders of Senior Secured Notes Claims (Class 2).

(1)	Tax Securities

The tax consequences of the Prepackaged Plan to a holder of a Claim may depend in part upon (1) whether such Claim is based on an obligation that constitutes a “security” for federal income tax purposes and (2) whether all or a portion of the consideration received for such Claim is an obligation that constitutes a “security” for federal income tax purposes. The determination of whether a debt obligation constitutes a security for federal tax purposes is complex and depends on the facts and circumstances surrounding the origin and nature of the claim. Generally, obligations arising out of the extension of trade credit have been held not to be tax securities, while corporate debt obligations evidenced by written instruments with original maturities of ten years or more have been held to be tax securities. It is uncertain whether the Senior Secured Notes or the New Senior Secured Notes will be considered securities for federal tax purposes and Holders are advised to consult their tax advisors with respect to this issue.

(2)	Exchange of Senior Secured Notes for New Common Stock and New Senior Secured Notes.

If the Senior Secured Notes and New Senior Secured Notes are treated as securities for federal income tax purposes, the exchange of Senior Secured Notes for New Senior Secured Notes and New Common Stock will constitute a recapitalization and holders of the Senior Secured Notes will not recognize gain or loss on the exchange. A Senior Secured Note holder’s holding period in the New Senior Secured Notes and the New Common Stock would include the Senior Secured Note holder’s holding period in its Senior Secured Notes, and the holder of the Senior Secured Notes would have a basis in the New Senior Secured Notes and the New Common Stock equal, in the aggregate, to the holder’s basis in its Senior Secured Notes.

If the Senior Secured Notes are treated as securities for federal income tax purposes, but the New Senior Secured Notes are not treated as securities, each holder of the Senior Secured Notes will recognize gain, but not loss, in an amount equal to the lesser of (i) the issue price of the New Senior Secured Notes and (ii) the excess of (A) the sum of fair market value of the New Common Stock plus the issue price of the New Senior Secured Notes over (B) the adjusted basis of the holder in the Senior Secured Notes. A Senior Secured Note holder’s holding period in the New Common Stock would include the holder’s holding period in its Senior Secured Notes, while the holder would start a new holding period in the New Senior Secured Notes. The Senior Secured Notes holder’s basis in the New Senior Secured Notes would equal their issue price, and the Senior Secured Notes holder’s basis in the New Common Stock would equal the Senior Secured Notes holder’s basis in its Senior Secured Notes Claim less the issue price of the New Senior Secured Notes plus the amount of gain, if any, recognized on the exchange.

If the Senior Secured Notes are not treated as securities for federal income tax purposes, a holder of Senior Secured Notes will generally recognize gain or loss on the exchange of the Senior Secured Notes for the New Senior Secured Notes and New Common Stock. Such

gain or loss will generally be equal to the difference between (i) the sum of the fair market value of the New Common Stock and the issue price of the New Senior Secured Notes and (ii) the Senior Secured Notes holder’s tax basis in the Senior Secured Notes. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder has held the Senior Secured Notes for more than one year as of the date of disposition. Holders should consult their tax advisors regarding the applicable tax rates and netting rules for capital gains and losses. There are limitations on the deduction of capital losses by both corporate and noncorporate taxpayers.

(3)	New Senior Secured Notes.

Interest and Original Issue Discount. Payments of stated interest under the New Senior Secured Notes will constitute payments of “qualified stated interest” and generally will be taxable to holders as ordinary income at the time the payments are received or accrued, in accordance with the holder’s method of tax accounting.

The preceding discussion assumes the amount of the New Senior Secured Notes will not be issued with original issue discount (“OID”). The New Senior Secured Notes generally would be treated as issued with OID if the principal amount of the New Senior Secured Notes plus all scheduled interest payments thereon, other than payments of qualified stated interest, exceeds the issue price of the notes by more than a de minimis amount. The issue price of a debt instrument issued in exchange for another debt instrument depends on whether either debt instrument is considered publicly traded for purposes of the OID rules at any time during the sixty-day period ending thirty days after the issue date. If neither debt instrument is publicly traded, the issue price of the new debt instrument will be its stated principal amount if the new debt instrument provides for adequate stated interest (i.e., interest at least at the applicable federal rate as of the issue date), or will be its imputed principal amount if the instrument does not provide for adequate stated interest. If the new debt instrument is publicly traded, its issue price generally will be its trading price immediately following issuance. If the old debt instrument is publicly traded, but the new debt instrument is not, the issue price of the new debt instrument generally will be the fair market value of the old debt instrument at the time of the exchange less the fair market value of the portion of the old debt instrument allocable to any other property received in the exchange.

A debt instrument will be considered to be publicly traded if certain pricing information related to the instrument is generally available on a quotation medium. Because the relevant trading period is generally in the future, it is impossible to predict whether the Senior Secured Notes Claims or the New Senior Secured Notes will be publicly traded during the relevant period.

Sale, Retirement or Other Taxable Disposition. A holder of the New Senior Secured Notes will recognize gain or loss upon the sale, redemption, retirement or other taxable disposition of the obligations due under the New Senior Secured Notes equal to the difference between the amount realized upon the disposition (less a portion allocable to any unpaid accrued interest which generally will be taxable as ordinary income) and the holder’s adjusted tax basis in the New Senior Secured Notes. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder has held the New Senior Secured Notes for more than one year as of the date of disposition. Holders should consult their tax advisors regarding the applicable tax rates and netting rules for capital gains and losses. There are limitations on the deduction of capital losses by both corporate and noncorporate taxpayers.

(4)	New Common Stock.

Distributions. A holder of New Common Stock generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the New Common Stock to the extent such distributions are paid out of the Reorganized Debtors’ current or accumulated earnings and profits as determined for federal income tax purposes. Distributions not treated as dividends for federal income tax purposes will first constitute a return of capital and will be applied against and reduce a holder’s adjusted tax basis in the New Common Stock, but not below zero. Any excess amount will be treated as gain from a sale or exchange of the New Common Stock. Holders that are treated as corporations for federal income tax purposes may be entitled to a dividends received deduction with respect to distributions out of earnings and profits.

Sale or Other Taxable Disposition. A holder of New Common Stock will recognize gain or loss upon the sale or other taxable disposition of New Common Stock equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in the New Common Stock. Subject to the rules discussed below in “Other Considerations—Market Discount” and the recapture rules under IRC Section 108(e)(7), any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder has held the New Common Stock for more than one year as of the date of disposition. Under the IRC Section 108(e)(7) recapture rules, a holder may be required to treat gain recognized on the taxable disposition of the New Common Stock as ordinary income if the holder took a bad debt deduction with respect to the Secured Lender Claims or recognized an ordinary loss on the exchange of the Secured Lender Claims for New Common Stock. Holders should consult their tax advisors regarding the applicable tax rates and netting rules for capital gains and losses. There are limitations on the deduction of capital losses by both corporate and noncorporate taxpayers.

(b)	Holders of Existing Preferred Interests Claims (Class 8)

The exchange of Existing Preferred Interests for New Common Stock and New Warrants will constitute a recapitalization; and holders of the Existing Preferred Interests will not recognize gain or loss on the exchange. A Existing Preferred Interests holder’s holding period in the New Common Stock and New Warrants would include the Existing Preferred Interests holder’s holding period in its Existing Preferred Interests, and the holder of the Existing Preferred Interests would have a basis in the New Common Stock and New Warrants equal, in the aggregate, to the holder’s basis in its Senior Secured Notes. See “Federal Income Tax Consequences to Holders of Certain Claims - Holders of Senior Secured Notes Claims – New Common Stock,” for a discussion of the tax consequences of holding New Common Stock.

(c)	Other Considerations.

Accrued Interest. There is general uncertainty regarding the extent to which the receipt of cash or other property should be treated as attributable to unpaid accrued interest. The Reorganized Debtors intend to take the position that cash or property distributed pursuant to the Prepackaged Plan will first be allocable to the principal amount of a holder’s Claim and then, to the extent necessary, to any unpaid accrued interest thereon. The IRS, however, could take a contrary position.

To the extent any property received pursuant to the Prepackaged Plan is considered attributable to unpaid accrued interest, a holder will recognize ordinary income to the extent the value of the property exceeds the amount of unpaid accrued interest previously included in gross income by the holder. A holder’s tax basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of the property, and its holding period in the property should begin on the day after the Effective Date. A holder generally will be entitled to recognize a loss to the extent any accrued interest previously included in its gross income is not paid in full. Holders should consult their tax advisors regarding the extent to which consideration received under the Prepackaged Plan should be treated as attributable to unpaid accrued interest.

Market Discount. A holder that acquires a debt instrument at a market discount generally is required to treat any gain realized on the disposition of the instrument as ordinary income to the extent of accrued market discount not previously included in gross income by the holder. However, special rules apply to the disposition of a market discount obligation in certain types of non-recognition transactions, such as a recapitalization.

(d)	Information Reporting and Backup Withholding.

The Reorganized Debtors (or their paying agent) may be obligated to furnish information to the IRS regarding the consideration received by holders (other than corporations and other exempt holders) pursuant to the Prepackaged Plan. In addition, the Reorganized Debtors will be required to report annually to the IRS with respect to each holder (other than corporations and other exempt holders) the amount of interest paid and OID, if any, accrued on the New Senior Secured Notes, the amount of dividends paid on the New Common Stock, and the amount of any tax withheld from payment thereof.

Holders may be subject to backup withholding (currently, at a rate of 28% and scheduled to increase to 31% for tax years beginning after December 31, 2012) on the consideration received pursuant to the Prepackaged Plan. Backup withholding may also apply to interest, OID and principal payments on the New Senior Secured Notes, dividends paid on the New Common Stock and proceeds received upon sale or other disposition of the New Senior Secured Notes or New Common Stock. Certain holders (including corporations) generally are not subject to backup withholding. A holder that is not otherwise exempt generally may avoid backup withholding by furnishing to the Reorganized Debtors (or their paying agent) its taxpayer identification number and certifying, under penalties of perjury, that the taxpayer identification number provided is correct and that the holder has not been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their federal income tax liability or may claim a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

THE FOREGOING DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PREPACKAGED PLAN DESCRIBED HEREIN. NEITHER THE PROPONENTS NOR THEIR PROFESSIONALS WILL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

ARTICLE XIV.

CONCLUSION

The Company believes that confirmation and implementation of the Prepackaged Plan is preferable to any of the alternatives described herein because it will provide the greatest recovery to holders of Claims and Interests. Other alternatives would involve significant delay, uncertainty and substantial administrative costs and are likely to reduce any return to creditors who hold Claims or Interests.

Dated: July 13, 2012

New York, New York

Respectfully submitted,

Broadview Networks Holdings, Inc. on behalf of itself and its Affiliates

By:	/s/ Michael K. Robinson
Michael K. Robinson
President and Chief Executive Officer

Counsel:

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, NY 10019

(212) 728-8000

Counsel for the Company

Exhibits

•	Prepackaged Plan (Exhibit 1)

•	Restructuring Support Agreement (Exhibit 2)

•	Prepetition Organizational Chart (Exhibit 3)

•	Audited Consolidated Financial Statements for the Company for the fiscal year ended December 31, 2011 (Exhibit 4)

•	Liquidation Analysis (Exhibit 5)

•	Reorganized Company’s Projected Financial Information (Exhibit 6)

•	New Senior Secured Notes Indenture (Exhibit 7)

•	Valuation Analysis (Exhibit 8)

EXHIBIT 1

Prepackaged Plan

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

______________________________________________	X
In re	:	Chapter 11

Broadview Networks Holdings, Inc., et al.	:	Case No. 12- ( )

Debtors.	:	(Jointly Administered)

______________________________________________	X

JOINT PREPACKAGED PLAN OF REORGANIZATION FOR

BROADVIEW NETWORKS HOLDINGS, INC. AND ITS AFFILIATED DEBTORS

Dated: New York, New York

July 13, 2012

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, New York 10019-6099

(212) 728-8000

Proposed Counsel for Debtors

    and Debtors in Possession

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7.6	General Distribution Mechanics	20
7.7	Withholding Taxes	22
7.8	Exemption from Certain Transfer Taxes	22
7.9	Exemption from Securities Laws	22
7.10	Setoffs and Recoupments	22
7.11	Insurance Preservation and Proceeds	23
7.12	Solicitation of Debtors	23

ARTICLE VIII EFFECT OF THE PLAN ON CLAIMS AND INTERESTS		23
8.1	Discharge	23
8.2	Vesting and Retention of Causes of Action	24
8.3	Survival of Certain Indemnification Obligations	25
8.4	Release of Claims	25
8.5	Objections to Claims and Interests	30
8.6	Amendments to Claims	30
8.7	Estimation of Claims	30

ARTICLE IX EXECUTORY CONTRACTS		31
9.1	Executory Contracts and Unexpired Leases	31
9.2	Cure	31

ARTICLE X CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN		32
10.1	Conditions Precedent to Confirmation	32
10.2	Conditions to the Effective Date	32
10.3	Waiver of Conditions Precedent	33
10.4	Effect of Non-Occurrence of the Conditions to Consummation	33
10.5	Withdrawal of the Plan	34
10.6	Cramdown	34

ARTICLE XI ADMINISTRATIVE PROVISIONS		34
11.1	Retention of Jurisdiction	34
11.2	Governing Law	36
11.3	Time	37
11.4	Retiree Benefits	37
11.5	Amendments	37
11.6	Successors and Assigns	38
11.7	Confirmation Order and Plan Control	38
11.8	Creditors’ Committee	38
11.9	Termination of Professionals	38
11.10	Hart-Scott-Rodino Antitrust Improvements Act	38
11.11	Notices	39
11.12	Reservation of Rights	40

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EXHIBITS

EXHIBITS IN THE PLAN SUPPLEMENT

Exhibit 1	New Senior Secured Notes Indenture

Exhibit 2	New ABL Agreement

Exhibit 3	New Stockholders Agreement

Exhibit 4	New Registration Rights Agreement

Exhibit 5	List of Officers and Directors

Exhibit 6	Certificate of Incorporation of Reorganized Broadview Networks Holdings, Inc.

Exhibit 7	Bylaws of Reorganized Broadview Networks Holdings, Inc.

Exhibit 8	Management Equity Plan

Exhibit 9	New Warrant Agreement

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

A.	Definitions.

The capitalized terms set forth below shall have the following meanings:

1.1 ABL Agent means The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent under the ABL Agreement.

1.2 ABL Agreement means that certain Credit Agreement, dated as of August 23, 2006, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., and BridgeCom International, Inc., as borrowers, the lenders party thereto, and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent, amended as of July 27, 2007, November 12, 2010, December 8, 2011 and May 31, 2012, together with the Intercreditor Agreement, any guaranties, and other collateral or ancillary documents (as amended, modified or supplemented).

1.3 ABL Facility means the revolving credit facility provided to the Debtors pursuant to the ABL Agreement.

1.4 ABL Facility Claim means any Claim derived from or based upon the ABL Facility, if any.

1.5 ABL Lenders means those several banks and other financial institutions from time to time party to the ABL Agreement.

1.6 Administrative Claim means a Claim, other than a Fee Claim, a claim for payment of U.S. Trustee Fees or a DIP Claim, for payment of costs or expenses of administration specified in sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estates and operating the business of the Debtors (such as wages, salaries or commissions for services rendered).

1.7 Allowed ____________ Claim means a Claim that is Allowed in the specified Class. For example, an Allowed Class 1 Claim or Allowed ABL Facility Claim is an Allowed Claim in the ABL Facility Claims Class designated herein as Class 1.

1.8 Allowed means, with respect to any Claim or Interest, to the extent such Claim or Interest is: (a) not Disputed; and (b) (i) is scheduled by the Debtors in their schedules of assets and liabilities (if filed) pursuant to the Bankruptcy Code and Bankruptcy Rules in a liquidated amount and not listed as contingent, unliquidated or disputed and for which no contrary proof of claim has been filed, (ii) proof of which has been timely filed, or deemed timely filed, with the Bankruptcy Court pursuant to the Bankruptcy Code, the Bankruptcy Rules and/or any applicable orders of the Bankruptcy Court, or late filed with leave of the Bankruptcy

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Court; and not objected to within the period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules and/or applicable orders of the Bankruptcy Court, (iii) has been allowed by an agreement between the holder of such Claim or Interest and the Debtors or Reorganized Debtors, or (iv) has otherwise been allowed by a Final Order or pursuant to the Plan. An Allowed Claim: (a) includes a previously Disputed Claim to the extent such Disputed Claim becomes allowed; and (b) shall be net of any setoff amount that may be asserted by any Debtor against the holder of such Claim, which shall be deemed to have been setoff in accordance with the provisions of the Plan.

1.9 Ballot means the ballot distributed to each holder of a Claim or Interest eligible to vote on the Plan, on which ballot such holder of a Claim or Interest may, inter alia, vote for or against the Plan.

1.10 Bankruptcy Code means title 11 of the United States Code, as now in effect or hereafter amended, as applicable to the Reorganization Cases.

1.11 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York, or any other court exercising competent jurisdiction over the Reorganization Cases or any proceeding therein.

1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court (including any applicable local rules of the United States District Court for the Southern District of New York), as applicable to the Reorganization Cases.

1.13 Bar Date means any deadline for filing proof of a Claim that arose on or prior to the Petition Date, if any, as established by an order of the Bankruptcy Court or the Plan.

1.14 Business Day means any day except a Saturday, Sunday, or “legal holiday” as such term is defined in Bankruptcy Rule 9006(a).

1.15 Cash means cash and cash equivalents, including, but not limited to, bank deposits, checks, and other similar items in the legal tender of the United States of America.

1.16 Causes of Action means any claims, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, and franchises of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, in contract or in tort, in law or in equity, or pursuant to any other theory of law. Causes of Action also include: (a) all rights of setoff, counterclaim, or recoupment and claims on contracts or for breaches of duties imposed by law; (b) the right to object to or otherwise contest Claims or Interests; (c) claims pursuant to sections 362, 510, 542, 543, 544 through 550, or 553 of the Bankruptcy Code; and (d) such claims and defenses as fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code.

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1.17 Claim means a claim against a Debtor, whether or not asserted, known or unknown, as such term is defined in section 101(5) of the Bankruptcy Code, including: (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

1.18 Class means a group of Claims or Interests classified by the Plan pursuant to section 1123(a)(1) of the Bankruptcy Code, and as set forth in Article III of the Plan.

1.19 Confirmation Date means the date the Bankruptcy Court enters the Confirmation Order on its docket.

1.20 Confirmation Hearing means the hearing to adjudicate confirmation of the Plan.

1.21 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code and approving the Disclosure Statement pursuant to sections 1125 and 1126(b) of the Bankruptcy Code, which shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders and which shall include a finding of good faith with respect to the Released Parties within the meaning of 1125(e) of the Bankruptcy Code.

1.22 Consenting Equity Holders means, collectively, those holders of HoldCo Interests who are party to the Restructuring Support Agreement.

1.23 Consenting Noteholders means, collectively, those holders of Senior Secured Notes who are party to the Restructuring Support Agreement.

1.24 Creditors’ Committee means the Official Committee of Unsecured Creditors in the Reorganization Cases, if any, as appointed by the Office of the United States Trustee for the Southern District of New York, and as may be reconstituted from time to time.

1.25 Cure Amount shall have the meaning ascribed to such term in Section 9.2(a) of the Plan.

1.26 Cure Dispute shall have the meaning ascribed to such term in Section 9.2(b) of the Plan.

1.27 Debtors means: (a) Broadview Networks Holdings, Inc.; (b) A.R.C. Networks, Inc.; (c) ARC Networks, Inc.; (d) ATX Communications, Inc.; (e) ATX Licensing, Inc.; (f) ATX Telecommunication Services of Virginia, LLC; (g) BridgeCom Holdings, Inc.; (h) BridgeCom International, Inc.; (i) BridgeCom Solutions Group, Inc.; (j) Broadview Networks, Inc.; (k) Broadview Networks of Massachusetts, Inc.; (l) Broadview Networks of Virginia, Inc.; (m) Broadview NP Acquisition Corp.; (n) BV-BC Acquisition Corp.; (o) CoreComm – ATX, Inc.; (p) CoreComm Communications, LLC; (q) Digicom, Inc; (r) Eureka Broadband Corporation; (s) Eureka Holdings, LLC; (t) Eureka Networks, LLC; (u) Eureka Telecom, Inc.; (v) Eureka Telecom of VA, Inc.; (w) InfoHighway Communications Corporation; (x) Info-Highway International, Inc.; (y) InfoHighway of Virginia, Inc.; (z) Nex-i-.com, Inc.; (aa) Open Support Systems LLC; and (bb) TruCom Corporation.

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1.28 DIP Agent means [                ], in its capacity as the administrative agent under the DIP Facility.

1.29 DIP Claim means a Claim of a DIP Lender in respect of the obligations of the Debtors arising under the DIP Facility.

1.30 DIP Facility means the $[25] million superpriority debtor-in-possession credit facility provided to the Debtors pursuant to that certain Credit Agreement, dated as of [August         ], 2012, among [HoldCo, as borrower, and the direct and indirect subsidiaries of HoldCo], as guarantors, each of the DIP Lenders, and the DIP Agent, as the same may have been modified and amended from time to time, in accordance with the terms thereof.

1.31 DIP Lenders means the lenders that are party to the DIP Facility.

1.32 DIP Order means that certain order or orders of the Bankruptcy Court authorizing and approving the DIP Facility, and approving the Debtors’ use of cash claimed as collateral.

1.33 Disallowed means a finding of the Bankruptcy Court in a Final Order or provision of the Plan providing that a Claim shall not be an Allowed Claim.

1.34 Disclosure Statement means the Disclosure Statement that relates to the Plan and is approved by the Bankruptcy Court pursuant to sections 1125 and 1126(b) of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein and all supplements thereto).

1.35 Disputed means, with respect to a Claim or Interest, that portion (including, when appropriate, the whole) of such Claim or Interest that: (a) if the Debtors are required by the Bankruptcy Court to file schedule of assets and liabilities, (i) has not been scheduled by the Debtors or has been scheduled in a lesser amount or priority than the amount or priority asserted by the holder of such Claim or Interest, or (ii) has been scheduled as contingent, unliquidated or disputed and for which no proof of claim has been timely filed; (b) is the subject of an objection or request for estimation filed in the Bankruptcy Court which has not been withdrawn or overruled by a Final Order; and/or (c) is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law, which dispute has not been withdrawn, resolved, or overruled by final, non-appealable order of a court of competent jurisdiction.

1.36 Distribution means the distribution in accordance with the terms of the Plan of: (a) Cash; (b) New Common Stock; (c) the New Senior Secured Notes; and/or (d) New Warrants, in each case, if any, and as the case may be.

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1.37 Distribution Address means the address set forth in the relevant proof of claim. If no proof of claim is filed in respect to a particular Claim, then the address set forth in the Debtors’ books and records or register maintained for registered securities.

1.38 Distribution Agent means with respect to Distributions made on account of: (a) the ABL Facility Claims, the ABL Agent; (b) the Senior Secured Notes Claims, the Senior Secured Notes Trustee; (c) the DIP Claims, the DIP Agent, or (d) any other Claim or Interest, any stock transfer agents, agents contractually authorized and/or obligated to make Distributions to certain claimants and similar intermediaries and agents participating in making or conveying Distributions as required by the Plan, which may include any Reorganized Debtor.

1.39 Distribution Date means (a) with respect to ABL Facility Claims, DIP Claims, Senior Secured Notes Claims and Existing Preferred Interests, the Effective Date, (b) with respect to Administrative Claims, Other Priority Claims, Priority Tax Claims, Other Secured Claims, and General Unsecured Claims, the date that is the latest of: (i) the Effective Date (or as soon thereafter as reasonably practicable); (ii) the date such Claim would ordinarily be due and payable; and (iii) the date (or as soon thereafter as reasonably practicable) that is fifteen (15) days (or, if such date is not a Business Day, on the next Business Day thereafter) after such Claim becomes an Allowed Claim or otherwise becomes payable under the Plan, and (c) with respect to Fee Claims, the date (or as soon thereafter as reasonably practicable) that such Claims are allowed by Final Order of the Bankruptcy Court.

1.40 Effective Date means a Business Day, selected by the Debtors, which is after the entry of the Confirmation Order, on which all conditions to the Effective Date set forth in Section 10.2 of the Plan have been satisfied or waived.

1.41 Estates means the estates created in the Reorganization Cases pursuant to section 541 of the Bankruptcy Code.

1.42 Estimated Fee Claims shall have the meaning ascribed to such term in Section 4.4 of the Plan.

1.43 Existing Interest Equity Distribution means 2.5% of the New Common Stock, prior to dilution by the Management Equity Plan.

1.44 Existing Interests means all existing Interests in HoldCo.

1.45 Existing Preferred Interests means the shares of Series A Preferred Stock, Series A-1 Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock of Broadview Networks Holdings, Inc., issued and outstanding immediately prior to the Effective Date.

1.46 Fee Claim means a Claim by a (a) Professional Person (other than an ordinary course professional retained pursuant to an order of the Bankruptcy Court) for compensation or reimbursement pursuant to section 327, 328, 330, 331, 503(b) or 1103(a) of the Bankruptcy Code in connection with the Reorganization Cases; or (b) member of the Creditors’ Committee, if any, arising under section 503(b)(3)(F) of the Bankruptcy Code.

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1.47 Final Order means an order or judgment of the Bankruptcy Court, as entered on the docket of the Bankruptcy Court that has not been reversed, stayed, modified, or amended, and as to which: (a) the time to appeal, seek review or rehearing or petition for certiorari has expired and no timely-filed appeal or petition for review, rehearing, remand or certiorari is pending; or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought, provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or other rules governing procedure in cases before the Bankruptcy Court, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.48 General Unsecured Claim means any Claim that is not: (a) an Administrative Claim, (b) an Other Priority Claim, (c) a Priority Tax Claim, (d) a claim for U.S. Trustee Fees, (e) an Other Secured Claim, (f) a DIP Claim, (g) an ABL Facility Claim, (h) a Fee Claim, (i) a Senior Secured Notes Claim, (j) an Intercompany Claim, or (k) a Subordinated Securities Claim.

1.49 HoldCo means Broadview Networks Holdings, Inc., a Delaware corporation.

1.50 Impaired means with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.51 Indenture Trustee Charging Lien means any lien or other priority in payment to which the Senior Secured Notes Trustee is entitled, pursuant to the Senior Secured Notes Indenture, against Distributions to be made to holders of the Senior Secured Notes for payment of any fees or expenses due to the Senior Secured Notes Trustee under the applicable Senior Secured Notes Indenture.

1.52 Indenture Trustee Fees means the reasonable and documented compensation, fees, expenses, disbursements, and indemnity claims arising under the Senior Secured Notes Indenture, including attorneys’ and agents’ fees, expenses, and disbursements, incurred under the Senior Secured Notes Indenture by the Senior Secured Notes Trustee, whether prior to or after the Petition Date.

1.53 Intercompany Claim means any Claim (including an Administrative Claim), cause of action, or remedy held by a Debtor against another Debtor.

1.54 Intercompany Interest means an Interest, other than an Existing Interest, in a Debtor held by another Debtor.

1.55 Intercreditor Agreement means that certain Intercreditor Agreement, dated as of August 23, 2006, by and among The CIT Group/Business Credit, Inc., the Bank of New York, Broadview Networks Holdings, Inc., and certain of its subsidiaries, as amended.

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1.56 Interest means any equity interest in any Debtor, including an equity security within the meaning of section 101(16) of the Bankruptcy Code or any option, warrant, or right, contractual or otherwise, to acquire any such interest.

1.57 Management Equity Plan means the equity plan established for certain employees of the Reorganized Debtors in the form included in the Plan Supplement.

1.58 New ABL Agreement means the first priority secured revolving credit agreement between [Reorganized HoldCo, as borrower, each of the other Reorganized Debtors, as guarantors,] and the lenders that are party thereto, entered into on the Effective Date, in the amount of $[__] million, together with an intercreditor agreement (in a form agreed to between the Required Consenting Noteholders and the lenders under the New ABL Agreement), any guaranties, and other collateral or ancillary documents; all of which shall be in the form included in the Plan Supplement, which shall be in form and substance reasonably acceptable to the Required Consenting Noteholders.

1.59 New ABL Facility means the revolving credit facility provided to the Reorganized Debtors pursuant to the New ABL Agreement.

1.60 New Board means the board of directors of Reorganized Broadview on and after the Effective Date.

1.61 New Common Stock means the common stock of Reorganized Broadview, described in Article VI hereof, issued on the Effective Date and distributed in the manner provided by the Plan.

1.62 New Registration Rights Agreement means the registration rights agreement with respect to the New Senior Secured Notes, substantially in the form set forth in the Plan Supplement, which shall be in form and substance reasonably acceptable to the Required Consenting Noteholders.

1.63 New Senior Secured Notes means the $150 million senior secured notes to be issued by Reorganized Broadview on the Effective Date pursuant to the Plan, on the terms set forth in the New Senior Secured Notes Indenture, which terms are consistent with the terms set forth in the Plan Term Sheet.

1.64 New Senior Secured Notes Indenture means the indenture for the New Senior Secured Notes, in the form included in the Plan Supplement, which shall be in form and substance acceptable to the Required Consenting Noteholders.

1.65 New Stockholders Agreement means that certain agreement, filed as part of the Plan Supplement, governing the rights, duties and obligations of shareholders of Reorganized Broadview, to be dated as of the Effective Date, which shall be in form and substance acceptable to the Required Consenting Noteholders.

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1.66 New Warrants means the warrants that will be issued to holders of Existing Preferred Interests to purchase up to (a) 11% of the New Common Stock, on a fully diluted basis (not taking into account any equity securities issued or payments made under the Management Equity Plan); and (b) an additional 4% of the New Common Stock, on a fully diluted basis (not taking into account any equity securities issued or payments made under the Management Equity Plan), on the terms set forth in the New Warrant Agreement, which terms are consistent with the terms set forth in the Plan Term Sheet.

1.67 New Warrant Agreement means that certain warrant agreement, dated as of the Effective Date, governing the New Warrants to be issued by Reorganized Broadview, substantially in the form included in the Plan Supplement, which shall be in form and substance reasonably acceptable to the Required Consenting Noteholders.

1.68 Other Existing Equity Interest means any Interest in a Debtor other than an Existing Preferred Interest or an Intercompany Interest, including, without limitation, the shares of Series A Common Stock and Series B Common Stock of Broadview Networks Holdings, Inc. issued and outstanding immediately prior to the Effective Date.

1.69 Other Priority Claim means any Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code, other than: (a) an Administrative Claim; (b) a Priority Tax Claim; (c) a Fee Claim; (d) a DIP Claim; or (e) any Claim for “adequate protection” of the security interests of the ABL Lenders or the holders of Senior Secured Notes authorized pursuant to the terms of the DIP Order.

1.70 Other Secured Claim means a Secured Claim other than a DIP Claim, an ABL Facility Claim, a Senior Secured Notes Claim or an Intercompany Claim.

1.71 Person means any individual, corporation, partnership, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, including, for the avoidance of doubt, the Creditors’ Committee, if any, Interest holders, current or former employees of the Debtors, or any other entity.

1.72 Petition Date means [August ___,] 2012.

1.73 Plan means this Joint Prepackaged Plan of Reorganization, dated as of the date set forth on the first page hereof, for the Debtors, together with any amendments or modifications hereto as the Debtors may file hereafter (such amendments or modifications only being effective if approved by order of the Bankruptcy Court), which shall be in form and substance satisfactory to the Required Consenting Noteholders.

1.74 Plan Documents means the New Senior Secured Notes Indenture, the New ABL Agreement, the New Stockholders Agreement, the Management Equity Plan, the New Registration Rights Agreement, the New Warrant Agreement, the list of proposed officers and directors of the Reorganized Debtors, the amended certificates of incorporation of the Reorganized Debtors and the amended by-laws of the Reorganized Debtors, each in form and substance reasonably satisfactory to the Required Consenting Noteholders, provided, that, the New Senior Secured Notes Indenture shall be substantially in the form attached to the Disclosure Statement, with all modifications to such form reasonably satisfactory to the Required Consenting Noteholders, and each Plan Document to be executed, delivered, assumed, and/or performed in conjunction with the consummation of the Plan on the Effective Date.

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1.75 Plan Supplement means the supplemental appendix to the Plan, which contains, among other things, substantially final forms or executed copies, as the case may be, of the Plan Documents.

1.76 Plan Term Sheet means that certain term sheet attached as Exhibit A to the Restructuring Support Agreement.

1.77 Priority Tax Claim means any Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

1.78 Pro Rata means the proportion that a Claim or Interest in a particular Class bears to the aggregate amount of the Claims or Interests in such Class, excluding Disallowed Claims or Disallowed Interests.

1.79 Professional Person means a Person retained by order of the Bankruptcy Court in connection with the Reorganization Cases, pursuant to section 327, 328, 330 or 1103 of the Bankruptcy Code.

1.80 Reinstated or Reinstatement means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim in accordance with section 1124 of the Bankruptcy Code, or (b) if applicable under section 1124 of the Bankruptcy Code: (i) curing all prepetition and postpetition defaults other than defaults relating to the insolvency or financial condition of the Debtor or its status as a debtor under the Bankruptcy Code; (ii) reinstating the maturity date of the Claim; (iii) compensating the holder of such Claim for damages incurred as a result of its reasonable reliance on a provision allowing the Claim’s acceleration; and (iv) not otherwise altering the legal, equitable and contractual rights to which the Claim entitles the holder thereof.

1.81 Released Parties means each of, and solely in its capacity as such: (a) the Debtors; (b) the ABL Agent; (c) the ABL Lenders; (d) the Consenting Noteholders; (e) the Senior Secured Notes Trustee; (f) the Consenting Equity Holders; (g) the DIP Lenders; (h) the DIP Agent; and (i) with respect to each of the foregoing entities in clauses (a) through (h), such entity’s current affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, equityholders, partners and other professionals.

1.82 Releasing Party means each of, and solely in its capacity as such, (a) the ABL Agent; (b) the ABL Lenders; (c) the Consenting Noteholders; (d) the Senior Secured Notes Trustee; (e) the Consenting Equity Holders; (f) the holders of impaired Claims or Interests other than those who (i) have been deemed to reject the Plan, or (ii) abstain from voting or voted to reject the Plan and have also checked the box on the applicable Ballot indicating that they opt not to grant the releases provided in the Plan; (g) the Creditors’ Committee, if any, and its members

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(solely in their capacity as members of the Creditors’ Committee but not in their capacity as individual creditors), advisors and professionals (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons); (h) the holders of Unimpaired Claims; and (i) with respect to the foregoing entities in clauses (a) through (h), such entity’s current affiliates, subsidiaries, officers, directors, principals, members, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, equityholders, partners and other professionals.

1.83 Reorganization Cases means the chapter 11 cases of the Debtors pending before the Bankruptcy Court.

1.84 Reorganized Debtor means each Debtor on and after the Effective Date.

1.85 Reorganized Broadview means Broadview Networks Holdings, Inc. on and after the Effective Date.

1.86 Required Consenting Noteholders means, collectively, Fidelity Management and Research Company, BlackRock Financial Management, Inc., MSD Credit Opportunity Master Fund, L.P. and Watershed Asset Management, L.L.C., each as a holder, fund manager or account manager, as the case may be.

1.87 Restructuring Support Agreement means that certain agreement among the Debtors, certain holders of Existing Preferred Interests and Other Existing Equity Interests and certain holders of Senior Secured Notes Claims, dated as of July 13, 2012, together with the exhibits and attachments thereto, and as the same may be amended from time to time in accordance with the terms thereof.

1.88 Restructuring Transaction shall have the meaning ascribed to such term in Section 7.1 of the Plan.

1.89 Secured Claim means, pursuant to section 506 of the Bankruptcy Code and section 1111 of the Bankruptcy Code, as applicable, that portion of a Claim that is secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of a Debtor in and to property of such Debtor’s Estate, to the extent of the value of the holder’s interest in such property as of the relevant determination date. The defined term Secured Claim includes any Claim that is a secured Claim pursuant to sections 506 and 553 of the Bankruptcy Code.

1.90 Securities Act means the United States Securities Act of 1933, as amended.

1.91 Senior Secured Notes means those certain $300 million 11 3/8% senior secured notes due September 1, 2012, issued by HoldCo pursuant to the Senior Secured Notes Indenture.

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1.92 Senior Secured Notes Claim means any Claim derived from or based upon the Senior Secured Notes.

1.93 Senior Secured Notes Equity Distribution means 97.5% of the New Common Stock, prior to dilution by the Management Equity Plan.

1.94 Senior Secured Notes Indenture means that certain Indenture, dated as of August 23, 2006, among HoldCo, as issuer, the guarantors named thereto, and the Bank of New York as trustee and collateral agent, supplemented as of September 29, 2006, May 14, 2007 and May 31, 2007, together with any guaranties, collateral or ancillary documents (as amended, modified or supplemented).

1.95 Senior Secured Notes Trustee means The Bank of New York as trustee and collateral agent under the Senior Secured Notes Indenture.

1.96 Subordinated Securities Claim means a Claim of the type described in, and subject to subordination pursuant to section 510(b) of the Bankruptcy Code, if any, which Claim is related to an Interest in a Debtor.

1.97 Unclaimed Property means any Cash or other property unclaimed on or after the Effective Date or date on which a Distribution would have been made in respect of the relevant Allowed Claim. Unclaimed Property shall include: (a) checks (and the funds represented thereby) and other property mailed to a Distribution Address and returned as undeliverable without a proper forwarding address; (b) funds for uncashed checks; and (c) checks (and the funds represented thereby), New Common Stock, and New Warrants, not mailed or delivered because no Distribution Address to mail or deliver such property was available.

1.98 United States Trustee means the Office of the United States Trustee for the Southern District of New York.

1.99 Unimpaired means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

1.100 U.S. Trustee Fees means fees arising under 28 U.S.C. § 1930(a)(6) and accrued interest thereon arising under 31 U.S.C. § 3717.

B.	Interpretation; Application of Definitions and Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in, or exhibit to, the Plan. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein. Any capitalized term used herein that is not defined herein shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules. Except for the rules of construction contained in sections 102(5) of the Bankruptcy Code, which shall not apply, the rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. Any reference in the Plan to a

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contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, and any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. To the extent there is an inconsistency between any of the provisions of the Plan and any of the provisions contained in the Plan Documents to be entered into as of the Effective Date, the Plan Documents shall control.

C.	Appendices and Plan Documents.

All Plan Documents and appendices to the Plan are incorporated into the Plan by reference and are a part of the Plan as if set forth in full herein. Holders of Claims and Interests may inspect a copy of the Plan Documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or obtain a copy of the Plan Documents by a written request sent to the following address:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:       Rachel C. Strickland, Esq.

    Jennifer J. Hardy, Esq.

Telephone:     (212) 728-8000

ARTICLE II

METHOD OF CLASSIFICATION OF CLAIMS

AND INTERESTS AND GENERAL PROVISIONS

2.1 General Rules of Classification.

Generally, a Claim is classified in a particular Class for voting and distribution purposes only to the extent the Claim qualifies within the description of that Class, and is classified in another Class or Classes to the extent any remainder of the Claim qualifies within the description of such other Class or Classes. Unless otherwise provided, to the extent a Claim qualifies for inclusion in a more specifically defined Class and a more generally-defined Class, it shall be included in the more specifically defined Class.

2.2 Settlement.

Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Plan, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and controversies resolved pursuant to the Plan, including, without limitation, all claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, by or against any Released Party, or holders of Claims, arising out of, relating to or in connection with the business or affairs of or

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transactions with the Debtors. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of each of the foregoing compromises or settlements, and all other compromises and settlements provided for in the Plan, and the Bankruptcy Court’s findings shall constitute its determination that such compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair, equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, its release, injunction, exculpation and compromise provisions, are mutually dependent and non-severable.

2.3 Substantive Consolidation of Debtors for Purposes of Voting, Confirmation and Distribution.

(a) This Plan provides for substantive consolidation of the Debtors’ Estates, but solely for purposes of voting, confirmation, and making distributions to the holders of Allowed Claims under this Plan. On the Effective Date, and solely for purposes of voting, confirmation, and making distributions to the holders of Allowed Claims under this Plan: (i) all guarantees of any Debtor of the payment, performance or collection of another Debtor with respect to Claims against such Debtor shall be eliminated and cancelled; (ii) any single obligation of multiple Debtors shall be treated as a single obligation in the consolidated Reorganization Cases; and (iii) all guarantees by a Debtor with respect to Claims against one or more of the other Debtors shall be treated as a single obligation in the consolidated Reorganization Cases. On the Effective Date, and in accordance with the terms of this Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment, or performance made by a Debtor as to the obligation of another Debtor shall be released and of no further force and effect. Except as set forth in this Section 2.3 of the Plan, such substantive consolidation shall not affect (i) the legal and corporate structure of the Reorganized Debtors, or (ii) any obligations under any leases or contracts assumed in this Plan or otherwise after the Petition Date.

(b) Notwithstanding the substantive consolidation of the Estates for the purposes set forth in Section 2.3(a) of the Plan, each Reorganized Debtor shall pay all U.S. Trustee Fees on all disbursements, including Distributions and disbursements in and outside of the ordinary course of business pursuant to Section 2.6 of the Plan.

2.4 Administrative, DIP Lender, Fee and Priority Tax Claims.

Administrative Claims, DIP Claims, Fee Claims, U.S. Trustee Fees and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article III in accordance with section 1123(a)(1) of the Bankruptcy Code.

2.5 Deadline for Filing Fee Claims.

All proofs or applications for payment of Fee Claims must be filed with the Bankruptcy Court by the date that is forty-five (45) days after the Effective Date (or, if such date is not a Business Day, by the next Business Day thereafter). Any Person that fails to file such a proof of Claim or application on or before such date shall be forever barred from asserting such Claim against the Debtors, the Reorganized Debtors or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Claim.

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Objections to Fee Claims, if any, must be filed and served pursuant to the procedures set forth in the Confirmation Order no later than sixty-five (65) days after the Effective Date or such other date as established by the Bankruptcy Court.

2.6 U.S. Trustee Fees.

On the Effective Date or as soon as practicable thereafter, the Debtors or Reorganized Debtors shall pay all U.S. Trustee Fees that are then due. Any U.S. Trustee Fees due thereafter shall be paid by each of the applicable Reorganized Debtors in the ordinary course until the earlier of the entry of a final decree closing the applicable Reorganization Case, or a Bankruptcy Court order converting or dismissing the applicable Reorganization Case. Any deadline for filing Administrative Claims or Fee Claims shall not apply to U.S. Trustee Fees.

2.7 Indenture Trustee Fees.

On the Effective Date, the Reorganized Debtors shall pay in Cash the Indenture Trustee Fees, without the need for the Senior Secured Notes Trustee to file a fee application with the Bankruptcy Court; provided, however, that (a) the Senior Secured Notes Trustee shall provide the Debtors, and counsel to the Required Consenting Noteholders with the invoices for which it seeks payment at least 10 days prior to the Effective Date; and (b) the Debtors and the Required Consenting Noteholders do not object to the reasonableness of the Indenture Trustee Fees. To the extent that the Debtors or the Required Consenting Noteholders object to the reasonableness of any portion of the Indenture Trustee Fees, the Reorganized Debtors shall not be required to pay such Disputed portion until either such objection is resolved or a further order of the Bankruptcy Court is entered providing for payment of such Disputed portion. Notwithstanding anything in the Plan to the contrary, the Indenture Trustee Charging Lien shall be discharged solely upon payment of any fees and expenses due to the Senior Secured Notes Trustee under the Senior Secured Notes Indenture in full and the termination of the Senior Secured Notes Trustee’s duties under the applicable Senior Secured Notes Indenture. Nothing in the foregoing shall in any way limit, impair, or affect the rights of the Senior Secured Notes Trustee under the Senior Secured Notes Indenture to the reimbursement of costs, including the reimbursement of the reasonable and documented compensation and expenses, disbursements and advances of the Senior Secured Notes Trustee’s agents, counsel, accountants, and experts.

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ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

The following table designates the Classes of Claims and Interests under the Plan and specifies which Classes are (a) Impaired or Unimpaired by this Plan, (b) entitled to vote to accept or reject this Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject this Plan:

Class	Designation	Impairment	Entitled to Vote
Class 1	ABL Facility Claims	No	No (Deemed to accept)
Class 2	Senior Secured Notes Claims	Yes	Yes
Class 3	Other Secured Claims	No	No (Deemed to accept)
Class 4	Other Priority Claims	No	No (Deemed to accept)
Class 5	General Unsecured Claims	No	No (Deemed to accept)
Class 6	Intercompany Claims	No	No (Deemed to accept)
Class 7	Intercompany Interests	No	No (Deemed to accept)
Class 8	Existing Preferred Interests	Yes	Yes
Class 9	Other Existing Equity Interests	Yes	No (Deemed to reject)
Class 10	Subordinated Securities Claims	Yes	No (Deemed to reject)

Each Allowed Secured Claim in Class 3 shall be considered to be a separate subclass within Class 3, and each such subclass shall be deemed to be a separate Class for purposes of the Plan.

ARTICLE IV

TREATMENT OF UNIMPAIRED CLASSES

4.1 DIP Claims.

The DIP Claims shall be deemed to be Allowed Claims under the Plan. The DIP Claims shall be satisfied in full, by the termination of all commitments under the DIP Facility, payment in full in Cash of all outstanding obligations and cash collateralization, return or backstopping of all letters of credit issued thereunder.

4.2 Administrative Claims.

Each holder of an Allowed Administrative Claim shall be paid 100% of the unpaid Allowed amount of such Claim in Cash on the Distribution Date. Notwithstanding the immediately preceding sentence, Allowed Administrative Claims incurred in the ordinary course of business and on ordinary business terms unrelated to the administration of the Reorganization Cases (such as Allowed trade and vendor Claims) shall be paid, at the Debtors’ or Reorganized Debtors’ option, in accordance with ordinary business terms for payment of such Claims. Notwithstanding the foregoing, the holder of an Allowed Administrative Claim may receive such other, less favorable treatment as may be agreed upon by the claimant and the Debtors or Reorganized Debtors.

4.3 Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, each holder of an Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

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4.4 Fee Claims.

A Fee Claim in respect of which a final fee application has been properly filed and served pursuant to Section 2.5 of the Plan shall be payable by the Reorganized Debtors to the extent approved by a Final Order of the Bankruptcy Court. Prior to the Effective Date, each holder of a Fee Claim shall submit to the Debtors estimates of any Fee Claims that have accrued prior to the Effective Date that have not been included in a monthly fee statement or interim fee application submitted by such Professional Person (collectively, the “Estimated Fee Claims”). On the Effective Date, the Debtors or Reorganized Debtors shall reserve and hold in an account Cash in an amount equal to the aggregate amount of each unpaid Estimated Fee Claim as of the Effective Date (minus any unapplied retainers). Such Cash shall be disbursed solely to the holders of Allowed Fee Claims as soon as reasonably practicable after a Fee Claim becomes an Allowed Claim. Upon payment of Allowed Fee Claims, Cash remaining in such account shall be reserved until all other applicable Allowed Fee Claims have been paid in full or all remaining applicable Fee Claims have been Disallowed or not otherwise permitted by Final Order, at which time any remaining Cash held in reserve with respect to the Estimated Fee Claims shall become the sole and exclusive property of the Reorganized Debtors. In the event that the aggregate amount of the Estimated Fee Claims is less than the aggregate amount of the Allowed Fee Claims, the Debtors or the Reorganized Debtors shall nonetheless be required to satisfy each Allowed Fee Claim in full, in Cash as soon as reasonably practicable after such Fee Claim becomes an Allowed Claim.

4.5 ABL Facility Claims – Class 1.1

The ABL Facility Claims shall be Allowed in an aggregate amount equal to $[ ]. In full and final satisfaction of each Allowed ABL Facility Claim, each holder thereof shall be paid in Cash in full on account of such holder’s Allowed ABL Facility Claim.

4.6 Other Secured Claims – Class 3.

Subject to the provisions of sections 502(b)(3) and 506(d) of the Bankruptcy Code, each holder of an Allowed Other Secured Claim shall receive, at the Reorganized Debtors’ option: (a) the Reinstatement of such Claim; (b) payment in full in Cash of the Allowed amount of such Other Secured Claim; (c) the delivery of the collateral securing any such Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code; (d) such other treatment rendering such Other Secured Claim Unimpaired; or (e) such other, less favorable treatment as may be agreed between such holder and the Reorganized Debtors.

4.7 Other Priority Claims – Class 4.

In satisfaction of each Allowed Other Priority Claim, each holder thereof shall receive the following, at the option of the Reorganized Debtors: (a) payment in full in Cash; (b) other treatment rendering such Other Priority Claim Unimpaired; or (c) such other, less favorable treatment as may be agreed between such holder and the Reorganized Debtors.

[1]	The Debtors expect that any ABL Facility Claims will be paid prior to the Confirmation Date pursuant to the DIP Facility.

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4.8 General Unsecured Claims – Class 5.

Each Allowed General Unsecured Claim shall, at the discretion of the Reorganized Debtors, be: (a) Reinstated as of the Effective Date as an obligation of the Reorganized Debtors, and paid in accordance with the ordinary course terms for such Claim; (b) paid in full in Cash on the relevant Distribution Date; or (c) receive such other treatment as may be agreed between such holder and the Reorganized Debtors.

4.9 Intercompany Claims – Class 6.

Each Intercompany Claim shall either be Reinstated or cancelled in the Reorganized Debtors’ discretion.

4.10 Intercompany Interests – Class 7.

Intercompany Interests shall either be Reinstated or cancelled in the Reorganized Debtors’ discretion.

ARTICLE V

TREATMENT OF IMPAIRED CLASSES

5.1 Senior Secured Notes Claims – Class 2.

The Senior Secured Notes Claims shall be deemed Allowed Claims in the amount of $[317.1] million. On the Effective Date, each holder of an Allowed Senior Secured Notes Claim shall receive, in full and final satisfaction of its Allowed Senior Secured Notes Claims, its Pro Rata share of:

(a)	the New Senior Secured Notes issued pursuant to the New Senior Secured Notes Indenture; and

(b)	the Senior Secured Notes Equity Distribution.

5.2 Existing Preferred Interests – Class 8.

On the Effective Date, all Existing Preferred Interests shall be cancelled, and each holder of an Allowed Existing Preferred Interest shall receive, in full and final satisfaction of its Allowed Existing Preferred Interest, its Pro Rata share of:

(a)	the Existing Interest Equity Distribution; and

(b)	the New Warrants.

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5.3 Other Existing Equity Interests – Class 9.

On the Effective Date, all Other Existing Equity Interests shall be cancelled, and holders of Other Existing Equity Interests shall receive no distribution on account of such Interests.

5.4 Subordinated Securities Claims – Class 10.

All Subordinated Securities Claims shall be cancelled, and holders of Subordinated Securities Claims shall receive no distribution on account of such Claims.

ARTICLE VI

NEW COMMON STOCK

6.1 Authorization and Issuance of New Common Stock.

As of the Effective Date, Reorganized Broadview shall authorize and issue one class of equity securities consisting of the New Common Stock, which shall be distributed in accordance with Sections 5.1 and 5.2 and other relevant provisions of the Plan to effectuate the Restructuring Transaction. In addition, as of the Effective Date, Reorganized Broadview shall authorize such shares of New Common Stock as may be required for the Management Equity Plan and the New Warrant Agreement, in accordance with Sections 5.2, 6.3 and 7.5 of the Plan.

6.2 New Stockholders Agreement and New Registration Rights Agreement.

(a) On and as of the Effective Date, Reorganized Broadview shall enter into and deliver the New Stockholders Agreement to each entity that is intended to be a party thereto and such agreement shall be deemed to be valid, binding and enforceable in accordance with its terms, and each party thereto shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Broadview.

(b) On and as of the Effective Date, Reorganized Broadview shall enter into and deliver the New Registration Rights Agreement to each entity that is intended to be a party thereto and such agreement shall be deemed to be valid, binding and enforceable in accordance with its terms, and each party thereto shall be bound thereby, in each case without the need for execution by any party thereto other than Reorganized Broadview.

6.3 New Warrants.

On the Effective Date, Reorganized Broadview shall issue New Warrants pursuant to the New Warrant Agreement to the holders of Existing Preferred Interests, in accordance with Sections 5.2 and 7.1 of the Plan, which New Warrants shall conform to the terms set forth in the Plan Term Sheet.

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ARTICLE VII

MEANS OF IMPLEMENTATION

7.1 Restructuring Transaction.

On or as of the Effective Date, the Distributions provided for under the Plan shall be effectuated pursuant to the following transactions (collectively, the “Restructuring Transaction”):

(a) pursuant to sections 1141(b) and (c) of the Bankruptcy Code, and except as otherwise provided in the Plan, the property of each Estate shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, encumbrances, charges, and other Interests, except as provided in the Plan, the New Senior Secured Notes Indenture, the New ABL Agreement, the other Plan Documents or the Confirmation Order. The Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein;

(b) all Existing Interests shall be deemed cancelled as of the Effective Date. Reorganized Broadview shall issue the New Common Stock pursuant to the terms of the Plan and enter into the New Stockholders Agreement;

(c) Reorganized Broadview shall issue the New Warrants to holders of Allowed Existing Preferred Interests, pursuant to the terms of Section 5.2 of the Plan, and enter into the New Warrant Agreement;

(d) the Debtors shall consummate the Plan by (i) making Distributions of the New Common Stock, New Warrants, and Cash, (ii) issuing the New Senior Secured Notes in accordance with the terms of the Plan, and (iii) entering into the New ABL Agreement, New Senior Secured Notes Indenture and the New Registration Rights Agreement; and

(e) the releases provided for herein, which are an essential element of the Restructuring Transaction, shall become effective.

7.2 Corporate Action.

The Debtors shall continue to exist as the Reorganized Debtors on and after the Effective Date, with all of the powers of corporations or limited liability companies, as the case may be, under applicable law. The certificates of incorporation or operating agreements, as applicable, of each Reorganized Debtor shall, inter alia, prohibit the issuance of nonvoting stock to the extent required by section 1123(a)(6) of the Bankruptcy Code. The adoption of any new or amended and restated operating agreements, certificates of incorporation and by-laws of each Reorganized Debtor and the other matters provided for under the Plan involving the corporate or entity structure of the Debtors or the Reorganized Debtors, as the case may be, or limited liability company or corporate action to be taken by or required of the Debtors or the Reorganized

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Debtors, as the case may be, shall be deemed to have occurred and be effective as provided herein and shall be authorized and approved in all respects, without any requirement of further action by members, stockholders or directors of the Debtors or the Reorganized Debtors, as the case may be. Without limiting the foregoing, the Reorganized Debtors shall be authorized, without any further act or action required, to issue all New Common Stock and any instruments required to be issued hereunder, to undertake, consummate and execute and deliver any documents relating to the Restructuring Transaction and to undertake any action or execute and deliver any document contemplated under the Plan. The Confirmation Order shall provide that it establishes conclusive corporate or other authority, and evidence of such corporate or other authority, required for each of the Debtors and the Reorganized Debtors to undertake any and all acts and actions required to implement or contemplated by the Plan, including without limitation, the specific acts or actions or documents or instruments identified in this Section 7.2, and no board, member or shareholder vote shall be required with respect thereto.

7.3 Effectuating Documents and Further Transactions.

The Debtors and the Reorganized Debtors shall be authorized to execute, deliver, file, or record such documents, contracts, instruments, and other agreements and take such other action as may be necessary to effectuate and further evidence the terms and conditions of the Plan, so long as such documents, contracts, instruments and other agreements are consistent with the Plan and the Restructuring Support Agreement.

7.4 Directors of the Reorganized Debtors.

As of the Effective Date, the New Board shall consist of those certain individuals, the names of which shall be set forth in the Plan Supplement. The members of the board of directors of each Debtor prior to the Effective Date, in their capacities as such, shall be deemed to have resigned as of the Effective Date, and shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date. Following the occurrence of the Effective Date, the board of directors of each Reorganized Debtor may be replaced by such individuals as are selected in accordance with the organizational documents of such Reorganized Debtor.

7.5 Management Equity Plan.

As of the Effective Date, the Reorganized Debtors shall adopt and implement the Management Equity Plan, substantially in the form set forth in the Plan Supplement.

7.6 General Distribution Mechanics.

(a) Distributions on Account of Allowed Claims Only. Notwithstanding anything herein to the contrary, no Distribution shall be made on account of a Disputed Claim until such Disputed Claim becomes an Allowed Claim.

(b) No Recourse. Except with respect to Claims which are Reinstated, no claimant shall have recourse to the Reorganized Debtors (or any property thereof), other than with regard to the enforcement of rights or Distributions under the Plan.

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(c) Method of Cash Distributions. Any Cash payment to be made pursuant to the Plan will be in U.S. dollars and may be made by draft, check, or wire transfer, in the sole discretion of the Debtors or the Reorganized Debtors, or as otherwise required or provided in any relevant agreement or applicable law.

(d) Distributions on Non-Business Days. Any payment or Distribution due on a day other than a Business Day may be made, without interest, on the next Business Day.

(e) No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution in excess of the Allowed amount of such Claim.

(f) Disputed Payments. If any dispute arises as to the identity of a holder of an Allowed Claim who is to receive any Distribution, the Reorganized Debtors may, in lieu of making such Distribution to such Person, make such Distribution into a segregated account until the disposition thereof shall be determined by Court order or by written agreement among the interested parties.

(g) Delivery of Distributions on Account of Senior Secured Notes Claims. Distributions on account of Senior Secured Notes Claims shall be made on the Effective Date by the Reorganized Debtors to the Senior Secured Notes Trustee. The Senior Secured Notes Trustee shall act as Distribution Agent and make applicable Distributions to holders of Senior Secured Notes Claims pursuant to the terms of the Plan.

(h) Delivery of Distributions on Account of Existing Preferred Interests. Distributions on account of Existing Preferred Interests shall be made on the Effective Date, or as soon as practicable thereafter, by the Reorganized Debtors, as Distribution Agent, to holders of Existing Preferred Interests pursuant to the terms of the Plan.

(i) Delivery of Distributions on Account of DIP Claims and ABL Facility Claims. Distributions on account of DIP Claims and ABL Facility Claims shall be made on the Effective Date by the Reorganized Debtors to the DIP Agent and the ABL Agent, respectively. The DIP Agent and the ABL Agent shall each act as Distribution Agents and distribute the relevant Distributions to holders of Allowed DIP Claims and Allowed ABL Claims, respectively, pursuant to the terms of the Plan.

(j) Unclaimed Property. The Reorganized Debtors or applicable Distribution Agent shall hold all Unclaimed Property (and all interest, dividends, and other distributions thereon), for the benefit of the holders of Claims entitled thereto under the terms of the Plan. At the end of one (1) year following the relevant Distribution Date of particular Cash, Senior Secured Notes, New Warrants or New Common Stock, the holders of Allowed Claims theretofore entitled to Unclaimed Property held pursuant to this section shall be deemed to have forfeited such property, whereupon all right, title and interest in and to such property shall immediately and irrevocably revest in the Reorganized Debtors, such holders shall cease to be entitled thereto and: (a) any such Unclaimed Property that is Cash (including Cash interest,

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maturities, dividends and the like) shall be property of the Reorganized Debtors free of any restrictions thereon; and (b) any Senior Secured Notes, New Warrants or New Common Stock that is Unclaimed Property shall be cancelled, or, with respect to New Warrants or New Common Stock, held as treasury shares at the Reorganized Debtors’ discretion. The Reorganized Debtors or the applicable Distribution Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records, proofs of Claim filed against the Debtors, or relevant registers maintained for such Claims.

(k) Distribution Minimum. Neither the Reorganized Debtors, nor any applicable Distribution Agent, shall have any obligation to make a distribution that is less than one (1) share of New Common Stock, one (1) New Warrant, or $20.00 in Cash.

7.7 Withholding Taxes.

Any federal or state withholding taxes or other amounts required to be withheld under any applicable law shall be deducted and withheld from any Distributions hereunder. All Persons holding Claims shall be required to provide any information necessary to effect the withholding of such taxes.

7.8 Exemption from Certain Transfer Taxes.

To the fullest extent permitted by applicable law, all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including the transfers effectuated under the Plan, the sale by the Debtors of any owned property pursuant to section 363(b) or 1123(b)(4) of the Bankruptcy Code, any assumption, assignment, and/or sale by the Debtors of their interests in unexpired leases of non-residential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, and the creation, modification, consolidation or recording of any mortgage pursuant to the terms of the Plan, the New ABL Agreement or the New Senior Secured Notes Indenture or ancillary documents, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

7.9 Exemption from Securities Laws.

The issuance of New Common Stock, New Warrants and New Senior Secured Notes pursuant to the Plan (including the New Common Stock issued under the Management Equity Plan) shall be exempt from any securities laws registration requirements to the fullest extent permitted by section 1145 of the Bankruptcy Code.

7.10 Setoffs and Recoupments.

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off and/or recoup against any Allowed Claim, and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any and all claims, rights and causes of action that a Reorganized Debtor or its successors may hold against the holder of such

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Allowed Claim after the Effective Date; provided, however, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder will constitute a waiver or release by a Reorganized Debtor or its successor of any and all claims, rights and causes of action that a Reorganized Debtor or its successor may possess against such holder.

7.11 Insurance Preservation and Proceeds.

Nothing in the Plan, including any releases, shall diminish or impair the enforceability of any policies of insurance that may cover claims against the Debtors or any other Person.

7.12 Solicitation of Debtors.

Notwithstanding anything to the contrary herein, each Debtor that would otherwise be entitled to vote to accept or reject this Plan as a holder of a Claim against or Interest in another Debtor shall not be solicited for voting purposes, and such Debtor will be deemed to have voted to accept this Plan.

ARTICLE VIII

EFFECT OF THE PLAN ON CLAIMS AND INTERESTS

8.1 Discharge.

(a) Scope. Except as otherwise provided in the Plan or Confirmation Order, in accordance with section 1141(d)(1) of the Bankruptcy Code, entry of the Confirmation Order acts as a discharge, effective as of the Effective Date, of all debts of, Claims against, liens on, and Interests in the Debtors, their assets or properties, which debts, Claims, liens, and Interests arose at any time before the entry of the Confirmation Order. The discharge of the Debtors shall be effective as to each Claim, regardless of whether a proof of claim therefor was filed, whether the Claim is an Allowed Claim or whether the holder thereof votes to accept the Plan. On the Effective Date, as to every discharged Claim and Interest, any holder of such Claim or Interest shall be precluded from asserting against the Debtors, the Reorganized Debtors or the assets or properties of any of them, any other or further Claim or Interest based upon any document, instrument, act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date.

(b) Injunction. In accordance with section 524 of the Bankruptcy Code, the discharge provided by this section and section 1141 of the Bankruptcy Code, inter alia, acts as an injunction against the commencement or continuation of any action, employment of process or act to collect, offset or recover the Claims, liens and Interests discharged hereby.

(c) Release of Liens. Unless a particular Claim is Reinstated: (i) each holder of a Secured Claim or a Claim that is purportedly secured (including an Other Secured Claim) shall, on or immediately before the Effective Date (or, in the case of Other Secured Claims treated pursuant to Section 4.6(c) of the Plan, on or prior to the date of the return of the relevant collateral) and as a condition to receiving any Distribution hereunder: (A) turn over and

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release to the Debtors, or the Reorganized Debtors, as applicable, any and all property of the Debtors or the Estates that secures or purportedly secures such Claim; and (B) execute such documents and instruments as the Debtors or the Reorganized Debtors require to evidence such claimant’s release of such property; and (ii) on the Effective Date (or such other date described in this subsection), all claims, right, title and interest in such property shall revert to the Reorganized Debtors free and clear of all Claims and Interests, including (without limitation) liens, charges, pledges, encumbrances and/or security interests of any kind. All liens of the holders of such Claims or Interests in property of the Debtors, the Estates, and/or the Reorganized Debtors shall be deemed to be canceled and released as of the Effective Date (or such other date described in this subsection). Notwithstanding the immediately preceding sentence, any such holder of a Disputed Claim shall not be required to execute and deliver such release of liens until ten (10) days after such Claim becomes an Allowed Claim or is Disallowed. To the extent any holder of a Claim described in the first sentence of this subsection fails to release the relevant liens as described above, the Reorganized Debtors may act as attorney-in-fact, on behalf of the holders of such liens, to provide any releases as may be required by any lender under the New ABL Facility or New Senior Secured Notes Indenture or for any other purpose.

(d) Cancellation of Stock/ Instruments. The Existing Interests, the ABL Facility, the DIP Facility, the Senior Secured Notes (each including any related credit agreement, indenture, security and guaranty agreements, interest rate agreements and commodity hedging agreements) and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors are not required to be surrendered and shall be deemed cancelled on the Effective Date provided, however, the Senior Secured Notes Indenture shall continue in effect solely for purposes of (i) allowing the Senior Secured Notes Trustee to make the Distributions to be made on account of the Senior Secured Notes, and (ii) permitting the Senior Secured Notes Trustee to assert its Indenture Trustee Charging Lien against such Distributions under the Plan for payment of the Indenture Trustee Fees.

8.2 Vesting and Retention of Causes of Action.

(a) Except as otherwise provided in the Plan (including, but not limited to, Section 8.4 of the Plan), on the Effective Date all property comprising the Estates (including, subject to any release provided for herein, any claim, right or cause of action which may be asserted by or on behalf of the Debtors, whether relating to the avoidance of preferences or fraudulent transfers under sections 544, 547, 548, 549 and/or 550 of the Bankruptcy Code or otherwise) shall be vested in the Reorganized Debtors free and clear of all Claims, liens, charges, encumbrances and interests of creditors and equity security holders, except for the rights to Distribution afforded to holders of certain Claims under the Plan. After the Effective Date, the Reorganized Debtors shall have no liability to holders of Claims and Interests other than as provided for in the Plan. As of the Effective Date, the Reorganized Debtors may operate each of their respective businesses and use, acquire and settle and compromise claims or interests without supervision of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and Confirmation Order.

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(b) Except as otherwise provided in the Plan, or in any contract, instrument, release or other agreement entered into in connection with the Plan or by order of the Bankruptcy Court, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold. The Reorganized Debtors or any successor thereto may pursue those claims, rights and causes of action in accordance with what is in its best interests and in accordance with its fiduciary duties.

8.3 Survival of Certain Indemnification Obligations.

The obligations of the Debtors to indemnify individuals who serve or served on or after the Petition Date as their respective directors, officers, agents, employees, representatives, and Professional Persons retained by the Debtors pursuant to the Debtors’ operating agreements, certificates of incorporation, by-laws, applicable statutes and preconfirmation agreements in respect of all present and future actions, suits and proceedings against any of such officers, directors, agents, employees, representatives, and Professional Persons retained by the Debtors, based upon any act or omission related to service with, for, or on behalf of the Debtors on or before the Effective Date, as such obligations were in effect at the time of any such act or omission, shall not be expanded, discharged or impaired by confirmation or consummation of the Plan but shall survive unaffected by the reorganization contemplated by the Plan and shall be performed and honored by the Reorganized Debtors regardless of such confirmation, consummation and reorganization, and regardless of whether the underlying claims for which indemnification is sought are released pursuant to the Plan.

8.4 Release of Claims.

(a) Satisfaction of Claims and Interests. The treatment to be provided for respective Allowed Claims or Interests pursuant to the Plan shall be in full and final satisfaction, settlement, release and discharge of such respective Claims or Interests.

(b) Debtor Releases. Except as otherwise expressly set forth in the Plan or the Confirmation Order, as of the Effective Date, for the good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, including good faith settlement and compromise of the claims released herein and the services of the Debtors’ current officers, directors, managers and advisors in facilitation of the expeditious implementation of the transactions contemplated hereby, each Debtor and debtor in possession, and any person seeking to exercise the rights of the Debtors’ estates, including without limitation, the Reorganized Debtors, any successor to the Debtors, or any representative of the Debtors’ estates appointed or selected pursuant to sections 1103, 1104, or 1123(b)(3) of the Bankruptcy Code or under chapter 7 of the Bankruptcy Code, shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge and shall be deemed to have provided a full discharge and release to each Released Party and their respective property (and each such Released Party so released shall be deemed fully released and discharged by each Debtor, debtor in possession, and any person seeking to exercise the rights of the Debtors’ estates, including without limitation, the Reorganized Debtors, any successor to the Debtors, or any representative of the Debtors’ estates appointed or selected

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pursuant to sections 1103, 1104, or 1123(b)(3) of the Bankruptcy Code or under chapter 7 of the Bankruptcy Code) all claims (as such term “claim” is defined in section 101(5) of the Bankruptcy Code), obligations, debts, suits, judgments, damages, demands, rights, causes of action, remedies and liabilities whatsoever, (other than all rights, remedies and privileges to enforce the Plan, the Plan Supplement and the contracts, instruments, releases, indentures and other agreements or documents (including, without limitation, the Plan Documents) delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise that are based on, related to, or in any manner arising from, in whole or in part, any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims or Interests prior to or in the Reorganization Cases, the parties released pursuant to this Section 8.4(b), the Reorganization Cases, the Plan or the Disclosure Statement, or any related contracts, instruments, releases, agreements and documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date , and that could have been asserted by or on behalf of the Debtors, the debtors in possession or their Estates, or any of their affiliates, whether directly, indirectly, derivatively or in any representative or any other capacity, individually or collectively, in their own right or on behalf of the holder of any Claim or Interest or other entity, against any Released Party; provided, however, that in no event shall anything in this Section 8.4(b) be construed as a release of any (i) Intercompany Claim or (ii) Person’s fraud, gross negligence, or willful misconduct, as determined by a Final Order, for matters with respect to the Debtors.

(c) Releases by Holders of Claims and Interests. Except as expressly set forth in the Plan or the Confirmation Order, on the Effective Date, to the fullest extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, each Releasing Party (regardless of whether such Releasing Party is a Released Party), in consideration for the obligations of the Debtors and the other Released Parties under the Plan, the Distributions provided for under the Plan, and the contracts, instruments, releases, agreements or documents executed and delivered in connection with the Plan and the Restructuring Transaction, will be deemed to have consented to the Plan for all purposes and the restructuring embodied herein and deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge (and each entity so released shall be deemed released and discharged by the Releasing Parties) all claims (as such term “claim” is defined in section 101(5) of the Bankruptcy Code), obligations, debts, suits, judgments, damages, demands, rights, causes of action, remedies or liabilities whatsoever, including all derivative claims asserted or which could be asserted on behalf of a Debtor (other than all rights, remedies and privileges of any party under the Plan, and the Plan Supplement and the contracts, instruments, releases, agreements and documents (including, without limitation, the Plan Documents) delivered under or in connection with the Plan), including, without limitation, any claims for any such loss such holder may suffer, have suffered or be alleged to suffer as a result of the Debtors commencing the Reorganization Cases or as a result of the Plan being consummated, whether liquidated or unliquidated, fixed or contingent, matured or unmatured,

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known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on, related to, or in any manner arising from, in whole or in part, any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors, the Reorganization Cases, the purchase or sale or rescission of the purchase or sale of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Releasing Party, the restructuring of Claims or Interests prior to or in the Reorganization Cases, the Plan or the Disclosure Statement or any related contracts, instruments, releases, agreements and documents, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, against any Released Party and its respective property; provided, however, that in no event shall anything in this Section 8.4(c) be construed as a release of any (i) Intercompany Claim or (ii) Person’s fraud, gross negligence, or willful misconduct, as determined by a Final Order, for matters with respect to the Debtors.

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, of the releases in Sections 8.4(b) and (c), which includes by reference each of the related provisions and definitions contained herein, and further, will constitute the Bankruptcy Court’s finding that such releases are (i) in exchange for the good and valuable consideration provided by the Debtors and the other Released Parties, representing good faith settlement and compromise of the claims released herein, (ii) in the best interests of the Debtors and all holders of Claims and Interests, (iii) fair, equitable, and reasonable, (iv) approved after due notice and opportunity for hearing, and (v) a bar to any of the Releasing Parties asserting any claim or cause of action released by the Releasing Parties against any of the Debtors and the other Released Parties or their respective property.

Notwithstanding anything to the contrary contained herein, with respect to a Released Party that is a non-Debtor, nothing in the Plan or the Confirmation Order shall effect a release of any claim by the United States government or any of its agencies whatsoever, including without limitation, any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States against such Released Party, nor shall anything in the Confirmation Order or the Plan enjoin the United States from bringing any claim, suit, action or other proceeding against such Released Party for any liability whatever, including without limitation, any claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States, nor shall anything in the Confirmation Order or the Plan exculpate any non-Debtor party from any liability to the United States Government or any of its agencies, including any liabilities arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States against such Released Party.

Notwithstanding anything to the contrary contained herein, except to the extent permissible under applicable law, as such law may be extended or interpreted subsequent to the Effective Date, except with respect to a Released Party that is a Debtor, nothing in the Confirmation Order or the Plan shall effect a release of any claim by any state or local authority

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whatsoever, including without limitation, any claim arising under the environmental laws or any criminal laws of any state or local authority against any Released Party that is a non-Debtor, nor shall anything in the Confirmation Order or the Plan enjoin any state or local authority from bringing any claim, suit, action or other proceeding against any Released Party that is a non-Debtor for any liability whatever, including without limitation, any claim, suit or action arising under the environmental laws or any criminal laws of any state or local authority, nor shall anything in the Confirmation Order or the Plan exculpate any party from any liability to any state or local authority whatsoever, including any liabilities arising under the environmental laws or any criminal laws of any state or local authority against any Released Party that is a non-Debtor.

As to the United States, its agencies, departments or agents, nothing in the Plan or Confirmation Order shall discharge, release, or otherwise preclude: (i) any liability of the Debtors or Reorganized Debtors arising on or after the Effective Date; or (ii) any valid right of setoff or recoupment. Furthermore, nothing in the Plan or the Confirmation Order: (A) discharges, releases, or precludes any environmental liability that is not a claim (as that term is defined in the Bankruptcy Code), or any environmental claim (as the term “claim” is defined in the Bankruptcy Code) of a governmental unit that arises on or after the Effective Date; (B) releases the Debtors or the Reorganized Debtors from any non-dischargeable liability under environmental law as the owner or operator of property that such persons own or operate after the Effective Date; (C) releases or precludes any environmental liability to a governmental unit on the part of any Persons other than the Debtors and Reorganized Debtors; or (D) enjoins a governmental unit from asserting or enforcing outside this Court any liability described in this paragraph.

(d) Injunction. Except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors or the Estates are, with respect to any such Claims or Interests, permanently enjoined after the Confirmation Date from: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons or any property of any such transferee or successor; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons, or any property of any such transferee or successor; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Debtors, the Reorganized Debtors, or the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan to the full extent permitted by applicable law; (v) asserting any right of setoff, subrogation or recoupment of any kind against

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any obligation due from the Debtors, the Reorganized Debtors, the Estates or any of their property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons; (vi) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan; provided, further, that the Releasing Parties are, with respect to Claims or Interests held by such parties, permanently enjoined after the Confirmation Date from taking any actions referred to in clauses (i) through (vi) above against the Released Parties or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the Released Parties or any property of any such transferee or successor; provided, however, that nothing contained herein shall preclude any Person from exercising its rights, or obtaining benefits, directly and expressly provided to such entity pursuant to and consistent with the terms of the Plan, the Plan Supplement and the contracts, instruments, releases, agreements and documents delivered in connection with the Plan.

All Persons releasing claims pursuant to Section 8.4(b) or (c) of the Plan shall be permanently enjoined, from and after the Confirmation Date, from taking any actions referred to in clauses (i) through (v) of the immediately preceding paragraph against any party with respect to any claim released pursuant to Section 8.4(b) or (c).

(e) Exculpation. None of the Released Parties shall have or incur any liability to any holder of any Claim or Interest for any prepetition or postpetition act or omission in connection with, or arising out of the Debtors’ restructuring, including without limitation, the negotiation and execution of the Plan, the Plan Documents, the Reorganization Cases, the Disclosure Statement, the dissemination of the Plan, the solicitation of votes for and the pursuit of the Plan, the consummation of the Plan, or the administration of the Plan or the property (including without limitation the New Common Stock, the New Senior Secured Notes, and any other security offered, issued or distributed in connection with the Plan) to be distributed under the Plan, including, without limitation, all documents ancillary thereto, all decisions, actions, inactions and alleged negligence or misconduct relating thereto and all prepetition or postpetition activities taken or omission in connection with the Plan or the restructuring of the Debtors except fraud, gross negligence or willful misconduct, each as determined by a Final Order. The Released Parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided, however, solely to the extent that it would contravene Rule 1.8(h)(1) of the New York Rules of Professional Conduct or any similar ethical rule of another jurisdiction, if binding on an attorney of a Released Party, no attorney of any Released Party shall be released by the Debtors or the Reorganized Debtors.

(f) Injunction Related to Exculpation. The Confirmation Order shall permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action or liabilities released pursuant to Section 8.4(e) of the Plan.

(g) Exclusive Jurisdiction. The Bankruptcy Court (and the United States District Court for the Southern District of New York) shall retain exclusive jurisdiction to adjudicate any and all claims or causes or action (i) against any Released Party, (ii) relating to the Debtors, the Plan, the Distributions, the New Common Stock, the Reorganization Cases, the

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Restructuring Transaction, or any contract, instrument, release, agreement or document executed and delivered in connection with the Plan and the Restructuring Transaction, and (iii) brought by the Debtors (or any successor thereto) or any holder of a Claim or Interest.

8.5 Objections to Claims and Interests.

Unless otherwise ordered by the Bankruptcy Court, objections to Claims shall be filed and served on the applicable holder of such Claim not later than 120 days after the later to occur of: (a) the Effective Date; and (b) the filing of the relevant Claim. Notwithstanding any authority to the contrary, an objection to a Claim shall be deemed properly served on the claimant if the objecting party effects service in any of the following manners: (x) in accordance with Federal Rule of Civil Procedure 4, as modified and made applicable by Bankruptcy Rule 7004; (y) by first class mail, postage prepaid, on the signatory on the proof of claim as well as all other representatives identified in the proof of claim or any attachment thereto; or (z) by first class mail, postage prepaid, on any counsel that has appeared on the claimant’s behalf in the Reorganization Cases (so long as such appearance has not been subsequently withdrawn).

After the Confirmation Date, only the Reorganized Debtors shall have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without Bankruptcy Court approval. Any Claims filed after any Bar Date, if applicable, shall be deemed Disallowed and expunged in their entirety without further order of the Bankruptcy Court or any action being required on the part of the Debtors or the Reorganized Debtors, unless the Person or entity wishing to file such untimely Claim has received prior Bankruptcy Court authority to do so.

8.6 Amendments to Claims.

After the Confirmation Date, a Claim for which an applicable Bar Date, if any, has passed may not be filed or amended without the authorization of the Bankruptcy Court. Unless otherwise provided herein, or otherwise consented to by the Debtors or Reorganized Debtors, any Claim or amendment to a Claim, which Claim or amendment is filed after the Confirmation Date, shall be deemed Disallowed in full and expunged without any action by the Debtors or Reorganized Debtors, unless the holder of such Claim has obtained prior Bankruptcy Court authorization for such filing.

8.7 Estimation of Claims.

Any Debtor, Reorganized Debtor or holder of a Claim may request that the Bankruptcy Court estimate any Claim pursuant to section 502(c) of the Bankruptcy Code for purposes of determining the Allowed amount of such Claim regardless of whether any Person has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim for purposes of determining the allowed amount of such Claim at any time. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim for allowance purposes, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on

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such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, any objecting party may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the objection, estimation, settlement, and resolution procedures set forth in the Plan are cumulative and not necessarily exclusive of one another.

ARTICLE IX

EXECUTORY CONTRACTS

9.1 Executory Contracts and Unexpired Leases.

(a) On the Effective Date, all executory contracts and unexpired leases of the Debtors and/or the Estates shall be assumed by the Debtors and assigned to the Reorganized Debtors pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code, except: (i) any executory contracts and unexpired leases that are the subject of separate rejection motions filed pursuant to section 365 of the Bankruptcy Code by the Debtors before the entry of the Confirmation Order; and (ii) any executory contract or unexpired lease that is the subject of a Cure Dispute pursuant to Section 9.2 of the Plan and for which the Debtors or Reorganized Debtors, as the case may be, makes a motion to reject such contract or lease based upon the existence of such Cure Dispute filed at any time.

(b) Subject to subsection (a) above and Section 9.2 below, the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumption or rejection, as applicable, of executory contracts and unexpired leases the assumption or rejection of which is provided for in Section 9.1(a) of the Plan pursuant to sections 365 and 1123 of the Bankruptcy Code and such assumption or rejection shall be deemed effective as of the Effective Date.

9.2 Cure.

(a) At the election of the Reorganized Debtors, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code, in one of the following ways: (i) by payment of the default amount (the “Cure Amount”) in Cash on or as soon as reasonably practicable after the later to occur of (A) thirty (30) days after the determination of the Cure Amount and (B) the Effective Date or such other date as may be set by the Bankruptcy Court; or (ii) on such other terms as agreed to by the Debtors or Reorganized Debtors and the non-Debtor party to such executory contract or unexpired lease.

(b) In the event of a dispute (each, a “Cure Dispute”) regarding: (i) the Cure Amount; (ii) the ability of the Debtors to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the assumption of an executory contract or unexpired lease, the cure payment required by section 365(b)(1) of the Bankruptcy Code shall be made only following the entry of a Final Order resolving the Cure Dispute and approving the assumption of such executory contract or unexpired lease. If a Cure Dispute

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relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the subject contract or lease prior to resolution of the Cure Dispute, provided that the Debtors reserve Cash in an amount sufficient to pay the full amount asserted by the non-Debtor party to the subject contract (or such other amount as may be fixed or estimated by the Bankruptcy Court). Such reserve may be in the form of a book entry and evergreen in nature. The Debtors or Reorganized Debtors shall have the right at any time to move to reject any executory contract or unexpired lease based on the existence of a Cure Dispute.

ARTICLE X

CONDITIONS PRECEDENT TO

CONFIRMATION AND CONSUMMATION OF THE PLAN

10.1 Conditions Precedent to Confirmation.

Confirmation of the Plan is subject to:

(a) entry of the Confirmation Order, which shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders; and

(b) the Plan Documents having been filed in substantially final form prior to the Confirmation Hearing, which Plan Documents shall be in form and substance reasonably satisfactory to the Debtors and the Required Consenting Noteholders, provided, that, the New Senior Secured Notes Indenture shall be substantially in the form attached to the Disclosure Statement, with all modifications to such form reasonably satisfactory to the Required Consenting Noteholders.

10.2 Conditions to the Effective Date.

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article X hereof:

(a) the Confirmation Order in form and substance reasonably satisfactory to the Required Consenting Noteholders shall have been entered and shall have become a Final Order;

(b) the certificates of incorporation and by-laws of the Reorganized Debtors in form and substance satisfactory to the Required Consenting Noteholders shall have been amended or created as provided in the Plan;

(c) the New Board shall have been appointed;

(d) the Debtors shall have received all authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan;

(e) the New ABL Agreement and the New Senior Secured Notes Indenture, including all ancillary documents, opinions of counsel and closing certificates, in form and substance reasonably satisfactory to the Required Consenting Noteholders, shall have been executed and delivered;

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(f) the Debtors shall have, or shall have received pursuant to the New ABL Facility, the requisite funding to make any Distributions required under the Plan to be made in Cash; and

(g) all other Plan Documents in form and substance reasonably satisfactory to the Required Consenting Noteholders required to be executed and delivered on or prior to the Effective Date shall have been executed and delivered, and, to the extent required, filed with the applicable governmental units in accordance with applicable laws, and shall be consistent in all respects with the Plan; and

(h) all of the reasonable, actual and documented fees and expenses of the Required Consenting Noteholders, including, but not limited to, the fees and expenses of Dechert LLP, their legal counsel, and FTI Consulting, Inc., their financial advisors, in accordance with the terms of the existing fee arrangements between such advisors and the Debtors, shall have been paid in full.

10.3 Waiver of Conditions Precedent.

Other than the requirement that the Confirmation Order must be entered, which cannot be waived, the requirement that a particular condition be satisfied may be waived in whole or part by the Debtors, with the consent of the Required Consenting Noteholders (which consent shall not be unreasonably withheld or delayed), without notice and a hearing, and the Debtors’ benefits under the “mootness doctrine” shall be unaffected by any provision hereof. The failure to satisfy or waive any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act or inaction by the Debtors). The failure of the Debtors to assert the non-satisfaction of any such conditions shall not be deemed a waiver of any other rights hereunder, and each such right shall be deemed an ongoing right that may be asserted or waived (as set forth herein) at any time or from time to time.

10.4 Effect of Non-Occurrence of the Conditions to Consummation.

If each of the conditions to confirmation and consummation of the Plan and the occurrence of the Effective Date has not been satisfied or duly waived on or before the first Business Day that is more than sixty (60) days after the Confirmation Date, or by such later date as is proposed by the Debtors and is reasonably approved by the Required Consenting Noteholders and, after notice and a hearing, by the Bankruptcy Court, upon motion by any party in interest made before the time that each of the conditions has been satisfied or duly waived, the Confirmation Order may be vacated by the Bankruptcy Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to consummation is either satisfied or duly waived before the Bankruptcy Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to this section, the Plan shall be null and void in all respects, and nothing contained in

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the Plan shall: (a) constitute a waiver or release of any Claims against or Interests in the Debtors; or (b) prejudice in any manner the rights of the Debtors, including (without limitation) the right to seek a further extension of the exclusive periods to file and solicit votes with respect to a plan under section 1121(d) of their Bankruptcy Code.

10.5 Withdrawal of the Plan.

Subject to the reasonable consent of the Required Consenting Noteholders, which consent shall not be unreasonably withheld or delayed, the Debtors reserve the right to modify or revoke and withdraw the Plan at any time before the Confirmation Date or, if the Debtors are for any reason unable to consummate the Plan after the Confirmation Date, at any time up to the Effective Date. If the Debtors revoke and withdraw the Plan: (a) nothing contained herein shall be deemed to constitute a waiver or release of any claims by or against the Debtors or to prejudice in any manner the rights of the Debtors or any Persons in any further proceeding involving the Debtors; and (b) the result shall be the same as if the Confirmation Order were not entered, the Plan was not filed and no actions were taken to effectuate it.

10.6 Cramdown.

Because certain Classes are deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE XI

ADMINISTRATIVE PROVISIONS

11.1 Retention of Jurisdiction.

(a) Purposes. Notwithstanding confirmation of the Plan or occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, without limitation, for the following purposes:

(i) to determine the allowability, classification, or priority of Claims upon objection by the Reorganized Debtors or any other party in interest entitled hereunder to file an objection (including the resolution of disputes regarding any Disputed Claims and claims for disputed Distributions), and the validity, extent, priority and nonavoidability of consensual and nonconsensual liens and other encumbrances;

(ii) to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Reorganization Cases on or before the Effective Date with respect to any Person;

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(iii) to protect the property of the Estates from claims against, or interference with, such property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning liens, security interest or encumbrances on any property of the Estate;

(iv) to determine any and all applications for allowance of Fee Claims;

(v) to determine any Priority Tax Claims, Other Priority Claims, Administrative Claims or any other request for payment of claims or expenses entitled to priority under section 507(a) of the Bankruptcy Code;

(vi) to resolve any dispute arising under or related to the implementation, execution, consummation or interpretation of the Plan and the making of Distributions hereunder;

(vii) to determine any and all motions related to the rejection, assumption or assignment of executory contracts or unexpired leases, to determine any motion to reject an executory contract or unexpired lease pursuant to Section 9.1(a) of the Plan or to resolve any disputes relating to the appropriate cure amount or other issues related to the assumption of executory contracts or unexpired leases in the Reorganization Cases;

(viii) to determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted in and prior to the closing of the Reorganization Cases, including any remands;

(ix) to enter a Final Order closing the Reorganization Cases;

(x) to modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission, or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out its intent and purposes;

(xi) to issue such orders in aid of consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

(xii) to enable the Reorganized Debtors to prosecute any and all proceedings to set aside liens or encumbrances and to recover any transfers, assets, properties or damages to which the Debtors may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to the Plan;

(xiii) to determine any tax liability pursuant to section 505 of the Bankruptcy Code;

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(xiv) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

(xv) to resolve any disputes concerning whether a Person had sufficient notice of the Reorganization Cases, any applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

(xvi) to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Reorganization Cases;

(xvii) to hear and resolve any causes of action involving the Debtors, the Reorganized Debtors or the Estates that arose prior to the Confirmation Date or in connection with the implementation of the Plan, including actions to avoid or recover preferential transfers or fraudulent conveyances;

(xviii) to resolve any disputes concerning any release of a nondebtor hereunder or the injunction against acts, employment of process or actions against such nondebtor arising hereunder;

(xix) to approve any Distributions, or objections thereto, under the Plan;

(xx) to approve any Claims settlement entered into or offset exercised by the Debtors or Reorganized Debtors; and

(xxi) to determine such other matters, and for such other purposes, as may be provided in the Confirmation Order, or as may be authorized under provisions of the Bankruptcy Code;

provided, however, notwithstanding anything to the contrary in the Plan or the Confirmation Order, after the Effective Date, the Bankruptcy Court’s retention of jurisdiction shall not govern the enforcement of the loan documentation executed in connection with the New ABL Agreement or the New Senior Secured Notes Indenture, any of the documentation related thereto or any other document in the Plan Supplement that has a choice of venue provision, which provision shall govern exclusively.

(b) Failure of the Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Reorganization Cases, then Section 11.1(a) of the Plan shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

11.2 Governing Law.

Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal laws apply and except for Reinstated Claims governed by another jurisdiction’s law, the rights and obligations arising under the Plan shall be governed by the laws of the State of New York, without giving effect to principles of conflicts of law.

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11.3 Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth herein or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

11.4 Retiree Benefits.

On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits (within the meaning of, and subject to the limitations of, section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits. Nothing herein shall: (a) restrict the Debtors’ or the Reorganized Debtors’ right to modify the terms and conditions of the retiree benefits, if any, as otherwise permitted pursuant to the terms of the applicable plans, non-bankruptcy law, or section 1114(m) of the Bankruptcy Code; or (b) be construed as an admission that any such retiree benefits are owed by the Debtors.

11.5 Amendments.

(a) Preconfirmation Amendment. The Debtors may modify the Plan at any time prior to the entry of the Confirmation Order provided that the Plan, as modified, and the disclosure statement pertaining thereto meet applicable Bankruptcy Code requirements and each such modification is reasonably satisfactory to the Required Consenting Noteholders.

(b) Postconfirmation Amendment Not Requiring Resolicitation. After the entry of the Confirmation Order, the Debtors may modify the Plan to remedy any defect or omission or to reconcile any inconsistencies in the Plan or in the Confirmation Order, as may be necessary to carry out the purposes and effects of the Plan, provided that the Debtors obtain approval of the Bankruptcy Court for such modification, after notice and a hearing, and each such modification is reasonably satisfactory to the Required Consenting Noteholders. Any waiver under Section 10.3 hereof shall not be considered to be a modification of the Plan.

(c) Postconfirmation/Preconsummation Amendment Requiring Resolicitation. After the Confirmation Date and before substantial consummation of the Plan, the Debtors may modify the Plan in a way that materially and adversely affects the interests, rights, treatment, or Distributions of a Class of Claims or Interests, provided that: (i) the Plan, as modified, meets applicable Bankruptcy Code requirements; (ii) the Debtors obtain Court approval for such modification, after notice and a hearing; (iii) such modification is accepted by the holders of at least two-thirds in amount, and more than one-half in number, of Allowed Claims or Interests voting in each Class affected by such modification; and (iv) the Debtors comply with section 1125 of the Bankruptcy Code with respect to the Plan as modified.

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11.6 Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heirs, executors, administrators, successors and/or assigns of such Person.

11.7 Confirmation Order and Plan Control.

To the extent the Plan is inconsistent with the Disclosure Statement or any other agreement entered into between the Debtors and any party, the Plan controls the Disclosure Statement and any other such agreements. To the extent that the Plan is inconsistent with the Confirmation Order, the Confirmation Order (and any other orders of the Bankruptcy Court) control the Plan.

11.8 Creditors’ Committee.

As of the Effective Date, the duties of the Creditors’ Committee, if any, shall terminate, except with respect to the pursuit of or objection to any Fee Claims.

11.9 Termination of Professionals.

On the Effective Date, the engagement of each Professional Person retained by the Debtors and the Creditors’ Committee shall be terminated without further order of the Bankruptcy Court or act of the parties; provided, however, (a) such Professional Persons shall be entitled to prosecute their respective Fee Claims and represent their respective constituents with respect to applications for payment of such Fee Claims, and (b) nothing herein shall prevent the Reorganized Debtors from retaining any such Professional Person on or after the Effective Date, which retention shall not require Bankruptcy Court approval.

11.10 Hart-Scott-Rodino Antitrust Improvements Act.

Any New Common Stock to be distributed under the Plan to an entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any similar state laws or regulations, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated. In the event any applicable notification and waiting periods do not expire without objection, the Debtors or their agent shall, in their sole discretion, be entitled to sell such entity’s shares of New Common Stock that were to be distributed under the Plan to such entity, and thereafter shall distribute the proceeds of the sale to such entity.

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11.11 Notices.

All notices or requests in connection with the Plan shall be in writing and will be deemed to have been given when received by mail and addressed to:

(a) if to the Debtors:

Broadview Networks Holdings, Inc.

800 Westchester Avenue

Rye Brook, New York 10573

Attention: Charles C. Hunter, Esq.

with copies to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:	Rachel C. Strickland, Esq.
Jennifer J. Hardy, Esq.
Telecopy:	(212) 728-8111
E-mail:	rstrickland@willkie.com
jhardy2@willkie.com

(b) if to the Required Consenting Noteholders:

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention:	Michael J. Sage, Esq.
Michael H.M. Brown, Esq.
Telecopy:	(212) 698-3599
E-mail:	michael.sage@dechert.com
michael.brown@dechert.com

(c) if to the DIP Agent or the ABL Agent:

[    ]

with copies to:

[    ]

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11.12 Reservation of Rights.

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Plan shall be or shall be deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

Dated: _________ __, 2012

New York, New York

Respectfully submitted,

BROADVIEW NETWORKS HOLDINGS, INC., a Delaware corporation, on behalf of itself and its subsidiaries

By:
Name:
Title:

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EXHIBIT 2

Restructuring Support Agreement

RESTRUCTURING SUPPORT AGREEMENT

Reference is made to (i) that certain Credit Agreement, dated as of August 23, 2006, by and among Broadview Networks Holdings, Inc., Broadview Networks, Inc., Broadview Networks of Massachusetts, Inc., Broadview Networks of Virginia, Inc., and Bridgecom International, Inc., as borrowers, the lenders party thereto (collectively, the “Revolving Lenders”), and The CIT Group/Business Credit, Inc., as administrative agent, collateral agent and documentation agent, amended as of July 27, 2007, November 12, 2010, December 8, 2011 and May 31, 2012 (as further amended, supplemented or otherwise modified, together with ancillary documents, the “Revolving Credit Agreement”); and (ii) those certain 11 3/8% Senior Secured Notes due 2012 (the “Notes”), issued pursuant to that certain Indenture, dated as of August 23, 2006, among Broadview Networks Holdings, Inc., as issuer, the guarantors named therein, and The Bank of New York as trustee and collateral agent, supplemented as of September 29, 2006, May 14, 2007 and May 31, 2007 (as further amended, supplemented or otherwise modified, together with ancillary documents, the “Indenture”).

This RESTRUCTURING SUPPORT AGREEMENT is made and entered into as of July 13, 2012 (as amended, supplemented or otherwise modified, this “Support Agreement”) by each of Broadview Networks Holdings, Inc. (“BNHI”) and each of its direct and indirect subsidiaries (collectively, the “Company”), the undersigned holders of preferred and common stock in BNHI (collectively, the “Consenting Equity Holders”) and the holders of the Notes that are from time to time party hereto (collectively, the “Consenting Noteholders” and, together with the Consenting Equity Holders, the “Plan Support Parties”) with respect to a restructuring of the Company’s outstanding obligations under the Revolving Credit Agreement, the Notes and the Indenture (the “Restructuring”) contemplated by the restructuring term sheet attached hereto as Exhibit A (the “Term Sheet”). Each party to this Support Agreement may be referred to as a “Party” and, collectively, as the “Parties.”

Section 1. Restructuring, Term Sheet and Definitive Documentation.

1.1	Support of the Restructuring, Term Sheet and Definitive Documentation.

(a)

Until the Termination Date (as defined below), the Company and the Plan Support Parties, severally and not jointly, agree (i) to support and consummate the Restructuring contemplated by the Term Sheet, including (A) the Company’s granting of a first priority priming lien on its existing and after-acquired assets pursuant to the terms of the DIP Facility (as defined herein), and (B) subject to Section 2.1(r) of this Support Agreement, cooperating in a commercially reasonable manner obtaining requisite regulatory approvals, including the timely provision of necessary information for any required regulatory submissions or other governmental filings, (ii) that the Company shall solicit holders of Notes (each, a “Noteholder” and, collectively, the “Noteholders”) for acceptances of the Restructuring, (iii) that the Company shall solicit holders of BNHI’s Series A, A-1, B, B-1 and C Preferred Stock (the

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“Preferred Stock” and, together with all other equity interests in BNHI, the “Equity”) for acceptances of the Restructuring, and (iv) the Company shall consummate the Restructuring either through the Chapter 11 Cases (as defined herein) or out of court in accordance with applicable law.

(b)

Until the Termination Date, the Company, jointly and severally, agrees: (i) to take any and all necessary and appropriate actions in furtherance of the Restructuring contemplated under this Support Agreement and the Term Sheet, (ii) to commence a solicitation for acceptances of a prepackaged chapter 11 plan of reorganization for the Company, which, in the Company’s sole discretion, may be combined with an exchange offer for the Notes (provided that any such exchange offer shall result in 100% of the Notes being exchanged for the consideration described in the Term Sheet), in accordance with the terms of this Support Agreement and the Term Sheet (the “Solicitation”), (iii) if necessary to consummate the Restructuring, to commence reorganization cases (the “Chapter 11 Cases”) by filing voluntary petitions under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), (iv) if the Chapter 11 Cases are filed, to file and seek approval on an interim and final (to the extent applicable) basis of “first day” motions (including, if necessary, a motion seeking approval of a post-petition credit facility (the “DIP Facility”) (the material terms of any such DIP Facility (excluding the identity of the lender(s)) to be in form and substance reasonably satisfactory to the Required Consenting Noteholders (as defined below)) and consensual use of cash pledged as collateral to the Revolving Lenders and the Noteholders and providing adequate protection to the Revolving Lenders and the Noteholders in connection therewith consisting, inter alia of monthly cash interest on the Notes at a rate of 10.5% per annum), each of which shall be in form and substance reasonably acceptable to Fidelity Management & Research Company, BlackRock Financial Management, Inc., MSD Credit Opportunity Master Fund, L.P. and Watershed Asset Management, L.L.C. (each as a holder, fund manager or account manager, as the case may be, collectively, the “Required Consenting Noteholders”), (v) if the Chapter 11 Cases are filed, to file a prepackaged chapter 11 plan of reorganization substantially in the form attached hereto as Exhibit B (the “Plan”), and a related offering memorandum and disclosure statement (the “Disclosure Statement”), the Plan and Disclosure Statement each in form and substance reasonably satisfactory to the Required Consenting Noteholders, with the Bankruptcy Court and seek approval of the Disclosure Statement and confirmation of the Plan, (vi) to take any and all necessary and appropriate actions in furtherance of all of the restructuring transactions contemplated under this Support Agreement, the Plan (if applicable) and the Term Sheet, (vii) pay all reasonable, actual and documented fees and expenses of Dechert LLP and FTI Consulting incurred pursuant to their representation of the Required Consenting Noteholders in connection with the Restructuring, in

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accordance with the terms of the fee arrangements agreed between the Company and such advisors which were incurred prior to the Termination Date, regardless of whether such fees were billed prior to or after the Termination Date; notwithstanding the foregoing, the termination of this Support Agreement shall not affect the Company’s obligations to pay the fees and expenses of Dechert LLP and FTI Consulting in accordance with any applicable order of the Bankruptcy Court, (viii) that any agreement that the Company enters into with any of the Revolving Lenders (including, without limitation, any amendment, modification, supplement or amendment and restatement to the Revolving Credit Agreement, any restructuring support agreement or any settlement agreement) shall be, in form and substance, reasonably satisfactory to the Required Consenting Noteholders, and (ix) that any DIP Facility shall be reasonably satisfactory to the Required Consenting Noteholders and consistent with the terms of this Support Agreement.

(c)	Until the Termination Date, each Consenting Noteholder, severally and not jointly, in its capacity as a holder of Notes, or in any other capacity, hereby agrees to (i) when solicited, and subject to the acknowledgements set forth in Section 7 hereof, exchange all Notes now or hereafter beneficially owned by such Consenting Noteholder or for which such Consenting Noteholder now or hereafter serves as the nominee, investment manager or advisor for beneficial holders, if applicable, and for which such Consenting Noteholder has sole voting power, and concurrently vote all such Notes in favor of the Plan and not change or withdraw (or cause to be changed or withdrawn) such agreement to exchange or such vote (provided, that if any such exchange offer fails to result in the exchange of 100% of the Notes for the consideration set forth in the Term Sheet, then, in its sole discretion, each Consenting Noteholder may withdraw its acceptance of the exchange offer), (ii) if the Chapter 11 Cases are filed, at the sole cost of the Company, use its reasonable efforts to support confirmation of the Plan and approval of the Disclosure Statement, and not object to, or support any other person’s efforts to oppose or object to, confirmation of the Plan, (iii) at the sole cost of the Company, use its reasonable efforts to support (and not object to) the “first day” motions and other motions consistent with this Support Agreement filed by the Company in furtherance of the Restructuring, including one motion to preserve or extend exclusivity, if applicable, (iv) refrain from taking any action that is materially inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Restructuring, the Plan (if applicable), or that is otherwise inconsistent with the terms of this Support Agreement and the Term Sheet, and (v) not, directly or indirectly, propose, support, solicit, encourage, or participate in the formulation of any restructuring for the Company, including any plan of reorganization or liquidation in the Chapter 11 Cases other than the Restructuring contemplated by this Support Agreement and the Term Sheet.

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(d)	Until the Termination Date, each Consenting Equity Holder, severally and not jointly, in its capacity as a holder of Equity, or in any other capacity, hereby agrees to (i) when solicited, and subject to the acknowledgements set forth in Section 7 hereof, vote all Preferred Stock held by such Consenting Equity Holder in favor of the Plan and not change or withdraw (or cause to be changed or withdrawn) such vote, (ii) if the Chapter 11 Cases are filed, use its reasonable efforts to support confirmation of the Plan and approval of the Disclosure Statement, and not object to, or support any other person’s efforts to oppose or object to, confirmation of the Plan, (iii) use its reasonable efforts to support (and not object to) the “first day” motions and other motions consistent with this Support Agreement filed by the Company in furtherance of the Restructuring, including motions to preserve or extend exclusivity, if applicable, (iv) refrain from taking any action that is inconsistent with, or that would materially delay or impede approval, confirmation or consummation of the Restructuring, the Plan (if applicable), or that is otherwise inconsistent with the terms of this Support Agreement and the Term Sheet, and (v) not, directly or indirectly, propose, support, solicit, encourage, or participate in the formulation of any restructuring for the Company, including any plan of reorganization or liquidation in the Chapter 11 Cases, other than the Restructuring contemplated by this Support Agreement and the Term Sheet.

(e)	Without limiting any other provision hereof, until the Termination Date, the Company, each Consenting Equity Holder, and the Consenting Noteholders hereby agree to negotiate in good faith each of the definitive agreements, documents, motions and other pleadings referenced in, or reasonably necessary or desirable to effectuate the transactions contemplated by, the Term Sheet. Such definitive agreements and documents may include, without limitation, the Plan, the Disclosure Statement, a DIP Facility, if necessary, an exit revolving credit agreement, a new indenture, an intercreditor agreement, guaranties, collateral agreements, shareholders agreement and all motions, including but not limited to the “first-days,” the Plan and the Disclosure Statement motions, all of which shall be in form and substance reasonably satisfactory to the Required Consenting Noteholders and shall be consistent in all respects with and incorporate, as applicable, the terms of the Term Sheet (collectively, the “Definitive Documentation”). The Company or the Required Consenting Noteholders, as applicable, agrees to timely deliver drafts of all such Definitive Documentation such that the other Parties shall, where exigencies permit, have sufficient time to review and provide comments on the same.

(f)	Each of the Parties agrees, severally and not jointly, that, unless this Support Agreement is terminated in accordance with the terms hereof, and except with respect to the exercise of its rights hereunder, it will not take any action that would interfere with, delay, or postpone the effectuation of the Restructuring contemplated by this Support Agreement and the Term Sheet and, if necessary, confirmation and consummation of the Plan and implementation of the restructuring transactions contemplated thereunder.

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Section 2. Termination Events.

2.1	Noteholder Termination Events.

The occurrence of any of the following shall be a “Noteholder Termination Event”:

(a)	11:59 p.m. (EST) on July 16, 2012, unless the Solicitation has commenced;

(b)	11:59 p.m. (EST) on the date that is thirty-five (35) days from the date that Solicitation commences, unless either the Restructuring has been consummated, or the Chapter 11 Cases have commenced in the Bankruptcy Court;

(c)	if the Chapter 11 Cases are filed, three Business Days after the date of the commencement of the Chapter 11 Cases (the “Petition Date”), unless the Bankruptcy Court enters an interim order in form and substance reasonably satisfactory to the Company, the Revolving Lenders and the Required Consenting Noteholders, authorizing the Company to enter into the DIP Facility and use cash collateral, granting adequate protection to the Revolving Lenders and the Noteholders (which shall include the reimbursement of all reasonable, actual and documented fees and expenses of Dechert LLP and FTI Consulting and adequate protection to the Noteholders consisting, inter alia, of monthly cash interest on the Notes at a rate of 10.5% per annum), and scheduling a final hearing with respect to such matters;

(d)	if the Chapter 11 Cases are filed, forty calendar days after the Petition Date, unless the Bankruptcy Court enters a final order, in form and substance reasonably satisfactory to the Company and the Required Consenting Noteholders, authorizing the Company to enter into the DIP Facility, use cash collateral, and granting adequate protection to the Revolving Lenders and the Noteholders (which shall include the reimbursement of all reasonable, actual and documented fees and expenses of Dechert LLP and FTI Consulting and adequate protection to the Noteholders consisting, inter alia, of monthly cash interest on the Notes at a rate of 10.5% per annum);

(e)	if the Chapter 11 Cases are filed, five calendar days after the Petition Date, unless the Company has filed the Plan and the Disclosure Statement with the Bankruptcy Court;

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(f)	if the Chapter 11 Cases are filed, sixty-five calendar days after the Petition Date, unless the Bankruptcy Court has entered an order approving the Plan and Disclosure Statement (the “Confirmation Order”);

(g)	if the Chapter 11 Cases are filed, thirty calendar days after the date upon which the Confirmation Order is entered, unless the Company has substantially consummated the Plan pursuant to its terms prior thereto (the “Effective Date Deadline”), provided, however, that the Effective Date Deadline shall be automatically extended by an additional sixty calendar days if the Company has not yet obtained the requisite clearances or approvals under any applicable laws or regulations for the consummation of the Plan, and the requests for such clearances or approvals are still pending;

(h)	any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in the Term Sheet or any of the Definitive Documentation in a way that cannot be reasonably remedied by the Company subject to the reasonable satisfaction of the Required Consenting Noteholders;

(i)	the occurrence of any material breach of this Support Agreement, the Indenture, the Revolving Credit Agreement, the Notes and any and all documents relating thereto by the Company (to the extent not otherwise cured or waived in accordance with the terms hereof);

(j)	if the Chapter 11 Cases are filed, any of the Chapter 11 Cases shall be dismissed or converted to a chapter 7 case, or a chapter 11 trustee with plenary powers, or an examiner with enlarged powers relating to the operation of the businesses of the Company (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases or the Company shall file a motion or other request for such relief;

(k)	the Company takes any action that is materially inconsistent with the Company’s obligations pursuant to Section 1.1 hereof or materially adverse to the Consenting Noteholders, including, but not limited to, withdrawing the Plan (if applicable), publicly announcing its intention not to support the Plan or filing any plan of reorganization and/or disclosure statement that is not consistent with the Term Sheet;

(l)

a filing by the Company of any motion, application or adversary proceeding challenging the validity, enforceability, perfection or priority of or seeking avoidance of the liens securing the obligations referred to in the Indenture or the documents related thereto (collectively, the “Secured Obligations”) or, other than as contemplated by the Restructuring, any other cause of action against and/or seeking to restrict the rights of the

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Noteholders with respect to the Secured Obligations, or the prepetition liens securing such Secured Obligations (or if the Company supports any such motion, application or adversary proceeding commenced by any third party or consents to the standing of any such third party);

(m)	if the Chapter 11 Cases are filed, the amendment or modification of the Plan, the Disclosure Statement or any documents related to the Plan, notices, exhibits or appendices, without the reasonable consent of the Required Consenting Noteholders, which amendment or modification is (i) materially inconsistent with this Support Agreement, (ii) inconsistent with the Term Sheet, or (iii) materially adverse to the Consenting Noteholders;

(n)	if the Chapter 11 Cases are filed, the occurrence of either (i) an acceleration of the obligations or termination of commitments under the DIP Facility, (ii) the termination or revocation of any interim or final debtor-in-possession financing and/or cash collateral order entered in the Chapter 11 Cases, or (iii) a modification or amendment of any interim or final debtor-in-possession financing and/or cash collateral order entered in the Chapter 11 Cases that is not reasonably satisfactory to the Required Consenting Noteholders;

(o)	the board of directors of BNHI (the “Board of Directors”) terminates this Support Agreement pursuant to Section 3 hereof (a “Board Termination”);

(p)	the failure by the Company to have substantially consummated the Restructuring pursuant to the terms of this Support Agreement and the Term Sheet prior to December 31, 2012; provided, however, that such date shall be automatically extended by an additional sixty calendar days if the Company has not yet obtained the requisite clearances or approvals under any applicable laws or regulations for the consummation of the Plan, and the requests for such clearances or approvals are still pending;

(q)	the Company does not: (i) enter into a restructuring support agreement or similar agreement, or a maturity extension with respect to the Revolving Credit Agreement, with the Revolving Lenders by August 1, 2012; or (ii) satisfy the obligations owing under the Revolving Credit Agreement in full and, in connection therewith, receive a pay-off letter in form and substance reasonably satisfactory to the Required Consenting Noteholders by August 1, 2012; and

(r)

if the transactions contemplated by the Restructuring: (i) result in regulatory requirements or filings (disclosure or otherwise), other than (x) initial Federal Communications Commission or state public utility commission filings that contain information of a type set forth on Schedule A, (y) a statement filed in compliance with Rule 2019 of the Federal Rule of Bankruptcy Procedure, or (z) a routine tax filing; or

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(ii) cause other legal requirements, restrictions or obligations (other than that expressly undertaken by the execution of this Support Agreement) with respect to a Consenting Noteholder that are not acceptable or otherwise not satisfactory to such Consenting Noteholder, in its sole and absolute discretion; provided that such Consenting Noteholder and the other Parties have used commercially reasonable efforts to avoid or modify any such applicable requirements, filings, restrictions, obligations by proposing to the Parties modified series, classes or terms of the securities the Consenting Noteholder is to be offered in connection with the Restructuring prior to asserting a Noteholder Termination Event under this Section 2.1; provided, further that the undertaking in this Section 2.1(r) to use commercially reasonable efforts shall not be construed as an obligation to disclose financial or other information other than that which is expressly agreed to in this Section 2.1(r).

2.2	Equity Holder Termination Events.

The occurrence of any of the following shall be an “Equity Holder Termination Event”:

(a)	if the Chapter 11 Cases are filed, any of the Chapter 11 Cases shall be dismissed or converted to a chapter 7 case, or a chapter 11 trustee with plenary powers, or an examiner with enlarged powers relating to the operation of the businesses of the Company (powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases or the Company shall file a motion or other request for such relief;

(b)	the Company takes any action that is materially inconsistent with the Company’s obligations pursuant to Section 1.1 hereof and materially adverse to the Consenting Equity Holders, including, but not limited to, modifying this Support Agreement in a manner materially adverse to the Consenting Equity Holders, withdrawing the Plan (if applicable), publicly announcing its intention not to support the Plan or filing any plan of reorganization and/or disclosure statement that is not consistent with the Term Sheet;

(c)	if the Chapter 11 Cases are filed, the amendment or modification of the Plan, the Disclosure Statement or any documents related to the Plan, notices, exhibits or appendices, which amendment or modification is materially (i) inconsistent with this Support Agreement and the Term Sheet, and (ii) adverse to the Consenting Equity Holders;

(d)	any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the Restructuring contemplated in the Term Sheet or any of the Definitive Documentation in a way that cannot be reasonably remedied by the Company subject to the reasonable satisfaction of the Required Consenting Noteholders; or

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(e)	the failure by the Company to have substantially consummated the Restructuring pursuant to the terms of this Support Agreement and the Term Sheet prior to December 31, 2012; provided, however, that such date shall be automatically extended by an additional sixty calendar days if the Company has not yet obtained the requisite clearances or approvals under any applicable laws or regulations for the consummation of the Plan, and the requests for such clearances or approvals are still pending.

2.3	Company Termination Events.

The occurrence of any of the following shall be a “Company Termination Event” and together with any Equity Holder Termination Event and any Noteholder Termination Event, a “Termination Event”:

(a)	any Board Termination;

(b)	the Consenting Noteholders at any time hold less than 66% of the principal amount of the Notes;

(c)	one or more Consenting Noteholders materially breaches its obligations under this Support Agreement, such that the non-breaching Consenting Noteholders at any time hold less than 66% of the principal amount of the Notes;

(d)	any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the Restructuring contemplated in the Term Sheet or any of the Definitive Documentation in a way that cannot be reasonably remedied by the Company subject to the reasonable satisfaction of the Required Consenting Noteholders;

(e)	August 15, 2012, unless the Company has received acceptances by holders representing at least 66 2/3% of the principal amount of the Notes pursuant to the Solicitation; or

(f)	the failure by the Company to have substantially consummated the Restructuring pursuant to the terms of this Support Agreement and the Term Sheet prior to December 31, 2012; provided, however, that such date shall be automatically extended by an additional sixty calendar days if the Company has not yet obtained the requisite clearances or approvals under any applicable laws or regulations for the consummation of the Plan, and the requests for such clearances or approvals are still pending.

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2.4	Consensual Termination.

In addition to the Termination Events set forth in Section 2 hereof, this Support Agreement shall terminate effective upon a written agreement of the Company and the Required Consenting Noteholders to terminate this Support Agreement.

2.5	Termination Event Procedures.

(a)	Company Termination Event Procedures. Upon the occurrence of any Company Termination Event, the termination of this Support Agreement shall be effective upon delivery of written notice to counsel to the Required Consenting Noteholders by the Company (the date of the effectiveness of such termination, the “Company Termination Date”).

(b)	Noteholder Termination Event Procedures. Upon the occurrence of (i) a Noteholder Termination Event under subsections 2.1 (h), (j), (l), (n) or (o) of this Support Agreement, this Support Agreement shall terminate automatically without further action, (ii) the Company withdrawing the Plan (if applicable), publicly announcing its intention not to support the Plan or filing any plan of reorganization and/or disclosure statement that is materially inconsistent with the Term Sheet, this Support Agreement shall terminate automatically without further action, and (iii) a Noteholder Termination Event under subsections 2.1 (a), (b), (c), (d), (e), (f), (g), (i), (k), (m), (p), (q) or (r) of this Support Agreement, this Support Agreement shall terminate three (3) Business Days after counsel to the Required Consenting Noteholders shall have given written notice to the Company of the intent to terminate this Support Agreement and the breach or other matter giving rise to the right to so terminate this Support Agreement shall not have been cured during the three (3) Business Day period after receipt of such notice (the date of termination under clause (i), (ii) or (iii) hereof, the “Noteholder Termination Date”). The automatic stay arising pursuant to section 362 of the Bankruptcy Code shall be deemed waived or modified for purposes of providing notice hereunder. Except as otherwise provided herein, upon termination of this Support Agreement, the Consenting Noteholders shall be released from their respective commitments, undertakings and agreements under or related to this Support Agreement and shall have the rights and remedies that they would have had and shall be entitled to take all actions that they would have been entitled to take had they not entered into this Support Agreement. Without limiting the foregoing, in the event of a termination of this Support Agreement for any reason, each Consenting Noteholder shall have the right to withdraw any vote in support of the Plan and revoke any acceptance of an offer to exchange its Notes in its sole and absolute discretion and the Company agrees that it shall not oppose such withdrawal or revocation.

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(c)	Equity Holder Termination Event Procedures. Upon the occurrence of an Equity Holder Termination Event under (i) subsections 2.2 (a), or (d) of this Support Agreement, this Support Agreement shall terminate automatically without further action, (ii) subsections 2.2 (b), (c) or (e) of this Support Agreement, this Support Agreement shall terminate, as to the Consenting Equity Holders only, five Business Days after counsel to the Consenting Equity Holders shall have given written notice to the Company of the intent to terminate this Support Agreement as to the Consenting Equity Holders and the breach or other matter giving rise to the right to so terminate this Support Agreement shall not have been cured during the five Business Day period after receipt of such notice (the date of termination under clause (i) hereof, together with the Company Terminate Date and the Noteholder Termination Date, the “Termination Date”). The automatic stay arising pursuant to section 362 of the Bankruptcy Code shall be deemed waived or modified for purposes of providing notice hereunder.

2.6	Limitation on Termination.

Except with respect to a Board Termination, no occurrence shall constitute a Termination Event if such occurrence is the result of the action or omission of the Party seeking to terminate this Support Agreement.

Section	3. The Company’s Fiduciary Obligations.

Notwithstanding anything to the contrary herein, (a) nothing herein requires the Company or the Board of Directors to breach any fiduciary obligations it has under applicable law; and (b) to the extent that such fiduciary obligations require the Company or the Board of Directors to terminate its obligations under this Support Agreement and the Term Sheet, it may do so without incurring any liability to any Plan Support Party under this Support Agreement or the Term Sheet. In the event that the Company or the Board of Directors determines that its fiduciary duties require it to terminate this Support Agreement, the Company shall provide five (5) Business Days written notice to counsel to the Required Consenting Noteholders.

Section	4. Condition Precedent to Support Agreement.

The obligations of the Parties and the effectiveness hereof are subject to the execution and delivery of signature pages for this Support Agreement by each of the Company, Consenting Equity Holders holding no less that 66% of the aggregate shares of Preferred Stock, and Consenting Noteholders holding no less than 66% of the principal amount of the Notes (the date upon which such condition is satisfied, the “Effective Date”).

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Section 5. Representations, Warranties and Covenants.

5.1	Power and Authority.

Each Plan Support Party, severally and not jointly, represents, warrants and covenants to the Company, and the Company, jointly and severally, represents, warrants and covenants to each Plan Support Party, that, as of the date of this Support Agreement, (i) such Party has and shall maintain all requisite corporate, partnership, or limited liability company power and authority to enter into this Support Agreement and to carry out the transactions contemplated by, and perform its respective obligations under this Support Agreement and (ii) the execution and delivery of this Support Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

5.2	Enforceability.

Each Plan Support Party, severally and not jointly, represents, warrants and covenants to the Company, and the Company, jointly and severally, represents, warrants and covenants to each Plan Support Party, that this Support Agreement is the legally valid and binding obligation of it, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability or ruling of the Bankruptcy Court.

5.3	Governmental Consents.

Each Plan Support Party, severally and not jointly, represents, warrants and covenants to the Company, and the Company, jointly and severally, represents, warrants and covenants to each Plan Support Party that, as of the date of this Support Agreement, the execution, delivery, and performance by it of this Support Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with, or by, any Federal, state, or other governmental authority or regulatory body, except (i) any of the foregoing as may be necessary and/or required for disclosure by the Securities and Exchange Commission and applicable state securities or “blue sky” laws, (ii) any of the foregoing as may be necessary and/or required in connection with the Chapter 11 Cases, including the approval of the Disclosure Statement and confirmation of the Plan, (iii) filings of amended certificates of incorporation or articles of formation or other organizational documents with applicable state authorities, and other registrations, filings, consents, approvals, notices, or other actions that are reasonably necessary to maintain permits, licenses, qualifications, and governmental approvals to carry on the business of the Company, (iv) any of the foregoing as may be necessary and/or required pursuant to the rules, regulations and governing statutes for the Federal Communications Commission and any applicable state public utility commissions or similar federal, state, local or foreign regulatory entities, and (v) any other registrations, filings, consents, approvals, notices, or other actions, the failure of which to make, obtain or take, as applicable, would not be reasonably likely, individually or in the aggregate, to materially delay or materially impair the ability of any Party hereto to consummate the transactions contemplated hereby.

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5.4	Ownership.

(a)	Each Consenting Noteholder, severally and not jointly, represents, warrants and covenants to the Company that, without limiting the ability to sell, transfer or assign the Notes, subject to Section 8 below, (i) such Party is the legal owner of the Notes in the principal amounts indicated on such Consenting Noteholder’s signature page hereto, and has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Notes to the terms of this Support Agreement, (ii) such Consenting Noteholder (a) has and shall maintain full power and authority to vote on and consent to or (b) has received direction from the party having full power and authority to vote on and consent to such matters concerning its pro rata share of the Notes and to exchange, assign and transfer such Notes, and (iii) other than pursuant to this Support Agreement, such Notes are and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would materially and adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Support Agreement.

(b)	Each Consenting Equity Holder, severally and not jointly, represents, warrants and covenants to the Company that (i) such Party is the legal owner of the Equity in the amount indicated on such Consenting Equity Holder’s signature page hereto, and has and shall maintain the power and authority to bind the legal and beneficial owner(s) of such Equity to the terms of this Support Agreement, (ii) such Consenting Equity Holder (a) has and shall maintain full power and authority to vote on and consent to or (b) has received direction from the party having full power and authority to vote on and consent to such matters concerning its Equity, and (iii) other than pursuant to this Support Agreement and the terms of Third Amended and Restated Shareholders’ Agreement, dated May 31, 2007, as amended, modified or supplemented from time to time, such Equity is and shall continue to be free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal or other limitation on disposition, or encumbrances of any kind, that would adversely affect in any way such Consenting Equity Holder’s performance of its obligations contained in this Support Agreement.

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5.5	Other Support Agreements.

Until the Termination Date, the Company shall not enter into any other restructuring support agreement related to a partial or total restructuring of the Company’s obligations unless such support agreement is not inconsistent with the Term Sheet.

Section	6. Remedies.

It is understood and agreed by each of the Parties that any breach of this Support Agreement would give rise to irreparable harm for which money damages would not be an adequate remedy and accordingly the Parties agree that, in addition to any other remedies, each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief for any such breach. The Company and the Plan Support Parties agree that for so long as the Company and the Plan Support Parties have not taken any action to prejudice the enforceability of this Support Agreement (including without limitation, alleging in any pleading that this Support Agreement is unenforceable), and have taken such actions as are reasonably required or desirable for the enforcement hereof, then the Company and the Plan Support Parties shall have no liability for damages hereunder in the event a court determines that this Support Agreement is not enforceable.

Section	7. Acknowledgement.

This Support Agreement and the Term Sheet and transactions contemplated herein and therein are the product of negotiations among the Parties, together with their respective representatives. Notwithstanding anything herein to the contrary, this Support Agreement is not, and shall not be deemed to be, a solicitation of votes for the acceptance of the Plan or any plan of reorganization for the purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise. Notwithstanding anything herein to the contrary, the Company will not solicit acceptances of the Plan from any Plan Support Party until such Plan Support Party has been provided with a Disclosure Statement which complies with applicable nonbankruptcy law pursuant to the Solicitation.

Section 8. Miscellaneous Terms.

8.1	Assignment; Transfer Restrictions.

(a)	Each Plan Support Party hereby agrees, severally and not jointly, for so long as this Support Agreement shall remain in effect, not to sell, assign, transfer, hypothecate or otherwise dispose of any Equity or Notes unless, as a condition precedent to any such transaction, the transferee thereof executes and delivers a Joinder (as defined in Section 8.1(c) hereof) to the Company at least two (2) Business Days prior to the relevant transfer. Thereafter, such transferee shall be deemed to be a Consenting Noteholder or Consenting Equity Holder, as applicable, for purposes of this Support Agreement.

(b)	Any sale, assignment, transfer, hypothecation or other disposition of any Note or share of Equity that either (i) does not comply with the procedures set forth in subsection 8.1(a) hereof; or (ii) acts to delay or otherwise materially effects the regulatory approvals required for the consummation of the Restructuring, shall be deemed void ab initio.

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(c)	Any person that receives or acquires Notes or Equity pursuant to a sale, assignment, transfer, hypothecation or other disposition of such Notes or Equity by a Plan Support Party hereby agrees to be bound by all of the terms of this Support Agreement (as the same may be hereafter amended, restated or otherwise modified from time to time) (a “Joining Party”) by executing and delivering a joinder in the form of Exhibit C hereto (the “Joinder”). The Joining Party shall thereafter be deemed to be a “Consenting Noteholder” or “Consenting Equity Holder,” as applicable, and a Party for all purposes under this Support Agreement.

(d)	With respect to the Notes or Equity held by any Joining Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition of such Notes or Equity, the Joining Party hereby makes the representations and warranties of the Consenting Noteholders or Consenting Equity Holders, as applicable, set forth in Section 5 of this Support Agreement to the Company.

(e)	This Support Agreement shall in no way be construed to preclude any Plan Support Party from acquiring additional Notes, Equity, or any other claim against or interest in the Company; provided that any such Notes, Equity or claim against or interest in the Company, shall automatically be deemed to be subject to the terms of this Support Agreement.

8.2	No Third Party Beneficiaries.

Unless expressly stated herein, this Support Agreement shall be solely for the benefit of the Company and each Plan Support Party. No other person or entity shall be a third party beneficiary.

8.3	Entire Agreement.

This Support Agreement, including exhibits and annexes hereto, constitutes the entire agreement of the Parties with respect to the subject matter of this Support Agreement, and supersedes all other prior negotiations, agreements, and understandings, whether written or oral, among the Parties with respect to the subject matter of this Support Agreement; provided, however, that any confidentiality agreement executed by any Party shall survive this Support Agreement and shall continue in full force and effect, subject to the terms thereof, irrespective of the terms hereof.

8.4	Reporting Obligations.

The Company shall provide to the counsel and financial advisors to the Required Consenting Noteholders the information and reports that are required pursuant to the DIP Facility to be provided to the lenders thereunder. Such information and reports shall be deemed to be “Advisors’ Eyes Only” and shall only be disseminated to counsel or financial advisors to the Required Consenting Noteholders, unless the Company otherwise consents.

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8.5	Counterparts.

This Support Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Support Agreement by email or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.6	Settlement Discussions.

This Support Agreement and the Term Sheet are part of a proposed settlement of disputes among the Parties hereto. Nothing herein shall be deemed to be an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Support Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Support Agreement or in connection with the confirmation of the Plan.

8.7	Reservation of Rights.

(a)	Except as expressly provided in this Support Agreement or in any applicable confidentiality agreement, nothing herein is intended to, does or shall be deemed in any manner to limit (i) the ability of a Consenting Noteholder to consult with other Consenting Noteholders or the Company, (ii) the rights of a Plan Support Party to be heard as a party in interest in the Chapter 11 Cases, or (iii) the rights of a Consenting Noteholder to defend against any objection to, or estimation of, any of its Notes, or any other claims it may hold against the Company, in each case so long as such consultation, appearance or defense is consistent with the Plan Support Party’s obligations under this Support Agreement.

(b)	If the transactions contemplated by this Support Agreement and in the Term Sheet are not consummated as provided herein, if a Termination Date occurs, or if this Support Agreement, or a Party’s obligations under this Support Agreement, is otherwise terminated for any reason, each Party fully reserves any and all of its respective rights, remedies and interests (if any) under the Indenture, the Notes, the Company’s organizational documents, applicable law and in equity.

(c)	For the purposes of this Support Agreement, “Consenting Noteholders” shall not include: (i) a holder of Notes that is a signatory hereto in its capacity as, or to the extent of its holdings as, a fiduciary or in a similar capacity, a broker or a dealer of (A) the Notes, or (B) any other interest in, claim against or other security in the Company; or (ii) any subsidiary or affiliate of a Consenting Noteholder (A) over which the Consenting Noteholder does not have corporate authority or control or (B) whose credit decisions, including credit decisions to be bound by agreements such as this Support Agreement, under the internal policies or rules of such subsidiary or holder, are not subject to control by such Consenting Noteholder.

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8.8	Governing Law; Waiver of Jury Trial.

(a)	The Parties waive all rights to trial by jury in any jurisdiction in any action, suit, or proceeding brought to resolve any dispute between the Parties arising out of this Support Agreement, whether sounding in contract, tort or otherwise.

(b)	This Support Agreement shall be governed by and construed in accordance with the laws of the State of New York and, in the event the Chapter 11 Cases are filed, the Bankruptcy Code, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Support Agreement, each Party hereby irrevocably and unconditionally agrees for itself that, subject to Section 8.8(c) hereof, any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Support Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any state or federal court of competent jurisdiction in New York County, State of New York, and by execution and delivery of this Support Agreement, each of the Parties hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceedings.

(c)	Notwithstanding the foregoing, if the Chapter 11 Cases are commenced, nothing in subsections 8.8(a) or (b) hereof shall limit the authority of the Bankruptcy Court to hear any matter related to or arising out of this Support Agreement.

8.9	Successors.

This Support Agreement is intended to bind the Parties and inure to the benefit of the Plan Support Parties and the Company and each of their respective successors, assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 8.9 shall be deemed to permit any transfer, tender, vote or consent, of any claims other than in accordance with the terms of this Support Agreement.

8.10	Nature of Obligations.

Notwithstanding anything to the contrary herein, any obligations of the Plan Support Parties contained herein are several in nature and not joint obligations.

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8.11	Acknowledgment of Counsel.

Each of the Parties acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Support Agreement and the transactions contemplated by this Support Agreement. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Support Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived. The provisions of this Support Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto. No Party shall have any term or provision construed against such Party solely by reason of such Party having drafted the same.

8.12	Amendments, Modifications, Waivers.

(a)	This Support Agreement (including, without limitation, the Term Sheet) may only be modified, amended or supplemented, and any of the terms thereof may only be waived, by an agreement in writing signed by each of the Company and the Required Consenting Noteholders; provided that if the modification, amendment, supplement or waiver at issue adversely impacts the treatment or rights of any Consenting Noteholder differently than other Consenting Noteholders, the agreement in writing of such Consenting Noteholder whose treatment or rights are adversely impacted in a different manner than other Consenting Noteholders shall also be required for such modification, amendment, supplement, or waiver to be effective. Notwithstanding the foregoing, if this Support Agreement is modified in a manner materially adverse to the Consenting Equity Holders, any Consenting Equity Holder may terminate this Support Agreement as to itself only, pursuant to Section 2.2(c) hereof.

(b)	Notwithstanding Section 8.11(a) hereof, any of the dates set forth in Section 2.1 hereof may be extended by an agreement in writing by each of the Company and the Required Consenting Noteholders, which writing may be in the form of an e-mail by respective counsel to the Company and the Required Consenting Noteholders, representing that each of the Company and Required Consenting Noteholders, as applicable, agree to such extension.

8.13	Severability of Provisions.

If any provision of this Support Agreement for any reason is held to be invalid, illegal or unenforceable in any respect, that provision shall not affect the validity, legality or enforceability of any other provision of this Support Agreement.

8.14	Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when: (a) delivered personally or by overnight courier to the applicable addresses set forth below; or (b) sent by facsimile transmission or email to the parties listed below with a confirmatory copy delivered by overnight courier.

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If to the Company, to:

Broadview Networks Holdings, Inc.

800 Westchester Avenue

Rye Brook, New York 10573

Attention: Charles C. Hunter, Esq.

with a copy to (for informational purposes only):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:	Rachel C. Strickland, Esq.
Jennifer J. Hardy, Esq.
Telecopy:	(212) 728-8111
E-mail:	rstrickland@willkie.com
jhardy2@willkie.com

If to any Consenting Noteholder, to the email address set forth on its signature page, with a copy to (for informational purposes only):

Dechert LLP

1095 Avenue of the Americas

New York, New York 10036

Attention:	Michael J. Sage, Esq.
Michael H.M. Brown, Esq.
Telecopy:	(212) 698-3599
E-mail:	michael.sage@dechert.com
michael.brown@dechert.com

If to any Consenting Equity Holder to the address set forth on its signature page.

8.15	Disclosure of Consenting Noteholder Information

Unless required by applicable law or regulation, the Company shall not disclose the amount of Notes held by any Consenting Noteholder without the prior written consent of such Consenting Noteholder; and if such announcement or disclosure is so required by law or regulation, the Company shall afford each of the Consenting Noteholders a reasonable opportunity to (i) seek a protective order or other appropriate remedy or (ii) review and comment upon any such announcement or disclosure prior to the Company making such announcement or disclosure. The foregoing shall not prohibit the Company from disclosing the aggregate claims of all Consenting Noteholders as a group.

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IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

BROADVIEW NETWORKS HOLDINGS, INC., on behalf of itself and its subsidiaries

By:	/s/ Michael K. Robinson
Name:	Michael K. Robinson
Title:	President and Chief Executive Officer

SIGNATURE PAGE FOR RESTRUCTURING SUPPORT AGREEMENT

[Plan Support Party Signature Pages Redacted]

SIGNATURE PAGE FOR RESTRUCTURING SUPPORT AGREEMENT

SCHEDULE A

1.	The name, address, citizenship and principal business of any person or entity that directly or indirectly owns at least ten percent of the equity of the applicant, and the percentage of equity owned by any such person or entity.

2.	For any entity which will own ten percent or more of the carrier applicant, information regarding whether a foreign entity owns ten percent or more of such entity.

EXHIBIT A

TERM SHEET

EXHIBIT B

PLAN

EXHIBIT C

JOINDER

This Joinder to the Restructuring Support Agreement, dated as of July 13, 2012 by and among each of Broadview Networks Holdings, Inc. and each of its direct and indirect subsidiaries (collectively, the “Company”), the Consenting Equity Holders and the Consenting Noteholders signatory thereto (as amended, supplemented or otherwise modified, the “Support Agreement), is executed and delivered by [            ] (the “Joining Party”) as of _________ __, 2012. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Support Agreement.

1. Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Support Agreement, attached to this Joinder as Annex I (as the same may be hereafter amended, restated or otherwise modified from time to time). The Joining Party shall hereafter be deemed to be a “Consenting Noteholder” or a “Consenting Equity Holder,” as applicable, and a Party for all purposes under the Support Agreement.

2. Representations and Warranties. With respect to the aggregate principal amount of Notes and/or Equity held by the Joining Party upon consummation of the sale, assignment, transfer, hypothecation or other disposition of such Notes or Equity, listed on the signature page hereto, the Joining Party hereby makes the representations and warranties of the Consenting Noteholders or Consenting Equity Holders, as applicable, to the Company set forth in Section 5 of the Support Agreement.

3. Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provisions which would require the application of the law of any other jurisdiction.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be executed as of the date first written above.

Name of Institution:

By:

Name:

Title:

Telephone:

Facsimile:

E-mail:

Aggregate Principal Amount of Notes Held

$

Aggregate Amount of Equity Held

Class A Preferred

Class A-1 Preferred

Class B Preferred

Class B-1 Preferred

Class A Common

Class B Common

[SIGNATURE PAGE TO JOINDER]

ANNEX I

[Restructuring Support Agreement]

EXHIBIT 3

Prepetition Organizational Chart

EXHIBIT 4

Audited Consolidated Financial Statements

for the Company for the fiscal year ended December 31, 2011

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. In connection with the preparation of our annual consolidated financial statements, management has conducted an assessment of the effectiveness of our internal control over financial reporting based on the framework set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Management’s assessment included an evaluation of the design of our internal control over financial reporting and testing of the operational effectiveness of those controls. Based on this evaluation and testing, we have concluded that, as of December 31, 2011, our internal control over financial reporting was effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Broadview Networks Holdings, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Broadview Networks Holdings, Inc. and Subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ deficiency and cash flows for each of the three years in the period ended December 31, 2011. Our audits also included the financial statement schedule listed in the Index at Item 15(a). These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Broadview Networks Holdings, Inc. and Subsidiaries at December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 9, the Company has in excess of $300 million of debt due on or before September 2012. In addition, the Company has incurred net losses and has a net stockholders’ deficiency. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The December 31, 2011 consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Ernst & Young LLP

New York, New York

March 30, 2012

2

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$22,924	$25,204
Certificates of deposit	2,396	2,894
Investment securities	13,567	13,554
Accounts receivable, less allowance for doubtful accounts of $14,536 and $10,664	33,132	35,945
Other current assets	9,877	10,718

Total current assets	81,896	88,315
Property and equipment, net	80,593	85,144
Goodwill	98,238	98,238
Intangible assets, net of accumulated amortization of $40,653 and $39,747	9,747	15,053
Other assets	6,259	8,075

Total assets	$276,733	$294,825

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Revolving credit facility	$17,122	$—
Senior secured notes	300,840	—
Accounts payable	8,105	12,431
Accrued expenses and other current liabilities	29,055	29,232
Taxes payable	7,895	9,361
Deferred revenues	8,045	8,555
Current portion of capital lease obligations	1,867	2,298

Total current liabilities	372,929	61,877
Long-term debt	—	319,108
Deferred rent payable	3,775	3,086
Deferred revenues	1,038	1,133
Capital lease obligations, net of current portion	2,726	2,682
Deferred income taxes payable	4,979	4,009
Other	980	769

Total liabilities	386,427	392,664

Stockholders’ deficiency:
Common stock A — $.01 par value; authorized 80,000,000 shares, issued 9,342,509 shares, and outstanding 9,333,680 shares	107	107
Common stock B — $.01 par value; authorized 10,000,000 shares, issued and outstanding 360,050 shares	4	4
Series A Preferred stock — $.01 par value; authorized 89,526 shares, designated, issued and outstanding 87,254 shares entitled in liquidation to $198,792 and $176,623	1	1
Series A-1 Preferred stock — $.01 par value; authorized 105,000 shares, designated, issued and outstanding 100,702 shares, entitled in liquidation to $229,430 and $203,845	1	1
Series B Preferred stock — $.01 par value; authorized 93,180 shares, designated, issued and outstanding 91,187 shares entitled in liquidation to $207,752 and $184,585	1	1
Series B-1 Preferred stock — $.01 par value; authorized 86,000 shares, designated and issued 64,986 shares and outstanding 64,633 shares entitled in liquidation to $147,254 and $130,834	1	1
Series C Preferred stock — $.01 par value; authorized 52,332 shares, designated, issued and outstanding 14,402 shares entitled in liquidation to $25,376 and $21,717	—	—
Additional paid-in capital	140,811	140,811
Accumulated deficit	(250,443)	(238,588)
Treasury stock, at cost	(177)	(177)

Total stockholders’ deficiency	(109,694)	(97,839)

Total liabilities and stockholders’ deficiency	$276,733	$294,825

See notes to consolidated financial statements.

3

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Revenues	$378,154	$407,704	$456,452
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	178,500	193,860	225,431
Selling, general and administrative (includes share-based compensation of $0, $59 and $233)	132,460	148,917	154,722
Depreciation and amortization	39,653	44,085	49,922

Total operating expenses	350,613	386,862	430,075

Income from operations	27,541	20,842	26,377
Interest expense	(38,302)	(38,379)	(39,197)
Interest income	70	73	112
Other income	183	—	17

Loss before provision for income taxes	(10,508)	(17,464)	(12,691)
Provision for income taxes	(1,347)	(1,288)	(1,179)

Net loss	$(11,855)	$(18,752)	$(13,870)

See notes to consolidated financial statements.

4

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Deficiency

(in thousands, except share amounts)

	Year Ended December 31,
	2011		2010		2009
	Shares	Amount	Shares	Amount	Shares	Amount
Series A common stock
Balance at beginning of year	9,333,680	$107	9,333,680	$107	9,342,880	$107
Cancellation of shares	—	—	—	—	(371)	—
Treasury shares acquired	—	—	—	—	(8,829)	—

Balance at end of year	9,333,680	107	9,333,680	107	9,333,680	107

Series B common stock
Balance at beginning of year	360,050	4	360,050	4	360,050	4

Balance at end of year	360,050	4	360,050	4	360,050	4

Series A Preferred stock
Balance at beginning of year	87,254	1	87,254	1	87,254	1

Balance at end of year	87,254	1	87,254	1	87,254	1

Series A-1 Preferred Stock
Balance at beginning of year	100,702	1	100,702	1	100,702	1

Balance at end of year	100,702	1	100,702	1	100,702	1

Series B Preferred Stock
Balance at beginning of year	91,187	1	91,187	1	91,202	1
Cancellation of shares	—	—	—	—	(15)	—

Balance at end of year	91,187	1	91,187	1	91,187	1

Series B-1 Preferred Stock
Balance at beginning of year	64,633	1	64,633	1	64,986	1
Treasury shares acquired	—	—	—	—	(353)	—

Balance at end of year	64,633	1	64,633	1	64,633	1

Series C Preferred Stock
Balance at beginning of year	14,402	—	14,402	—	14,402	—

Balance at end of year	14,402	—	14,402	—	14,402	—

Additional paid-in capital
Balance at beginning of year		140,811		140,752		140,563
Stock-based compensation		—		59		233
Cancellation of warrants		—		—		(44)

Balance at end of year		140,811		140,811		140,752

Accumulated deficit
Balance at beginning of year		(238,588)		(219,836)		(205,966)
Net loss		(11,855)		(18,752)		(13,870)

Balance at end of year		(250,443)		(238,588)		(219,836)

Accumulated other comprehensive income
Balance at beginning of year		—		—		22
Reclassification adjustment for realized gains included in net income		—		—		(22)

Balance at end of year		—		—		—

Treasury stock
Balance at beginning of year		(177)		(177)		—
Treasury shares acquired		—		—		(177)

Balance at end of year		(177)		(177)		(177)

Total stockholders’ deficiency		$(109,694)		$(97,839)		$(79,146)

See notes to consolidated financial statements.

5

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2011	2010	2009
Cash flows from operating activities
Net loss	$(11,855)	$(18,752)	$(13,870)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	34,345	31,606	32,120
Amortization of deferred financing costs	2,706	2,660	2,625
Amortization of intangible assets	5,306	12,431	17,736
Amortization of bond premium	(1,146)	(1,024)	(914)
Provision for doubtful accounts	2,335	5,100	6,924
Write-off of costs incurred in connection with initial public offering	—	3,669	—
Write-off of leasehold improvements in connection with early termination of lease	340	—	—
Stock-based compensation	—	59	233
Deferred income taxes	969	969	969
Other	(4)	38	(591)
Changes in operating assets and liabilities:
Accounts receivable	478	343	5,174
Other current assets	841	258	(2,299)
Other assets	(890)	561	(619)
Accounts payable	(4,326)	3,235	966
Accrued expenses, other current liabilities and taxes payable	(1,643)	(9,805)	(9,973)
Deferred revenues	(605)	(722)	(1,557)
Deferred rent payable	689	(257)	943
Other liabilities	211	—	—

Net cash provided by operating activities	27,751	30,369	37,867
Cash flows from investing activities
Purchases of property and equipment	(30,134)	(29,879)	(33,747)
Purchases of investment securities	(49,248)	(116,325)	(145,764)
Sales of investment securities	49,240	126,334	145,728
Other	498	(1,016)	(111)

Net cash used in investing activities	(29,644)	(20,886)	(33,894)
Cash flows from financing activities
Repayments of revolving credit facility	—	(6,378)	—
Proceeds from capital lease financing	2,348	3,479	441
Payments on capital lease obligations	(2,735)	(3,355)	(4,284)
Other	—	—	(332)

Net cash used in financing activities	(387)	(6,254)	(4,175)

Net increase (decrease) in cash and cash equivalents	(2,280)	3,229	(202)
Cash and cash equivalents at beginning of year	25,204	21,975	22,177

Cash and cash equivalents at end of year	$22,924	$25,204	$21,975

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$36,004	$35,955	$38,146

Cash paid during the year for taxes	$378	$319	$210

See notes to consolidated financial statements.

6

BROADVIEW NETWORKS HOLDINGS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(in thousands, except share information)

1. Organization and Description of Business

The Company is an integrated communications company whose primary interests consist of wholly owned subsidiaries Broadview Networks, Inc. (“BNI”), Bridgecom Holdings, Inc. (“BH”), Corecomm-ATX, Inc. (“ATX”) and Eureka Broadband Corporation (“Eureka”, “InfoHighway” or “IH”). The Company also provides phone systems and other customer service offerings through its subsidiary, Bridgecom Solutions Group, Inc. (“BSG”). The Company was founded in 1996 to take advantage of the deregulation of the U.S. telecommunications market following the Telecommunications Act of 1996. The Company has one reportable segment providing domestic wireline telecommunications services consisting of local and long distance voice services, Internet access services, and data services to commercial and residential customers in the northeast United States.

2. Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation. The Company has evaluated the impact of subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission.

Going Concern

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should it be determined that the Company is unable to continue as a going concern.

As of December 31, 2011, the Company had cash and cash equivalents of $22,924 compared to $25,204 as of December 31, 2010 and investment securities of $13,567 and $13,554 at December 31, 2011 and December 31, 2010, respectively. The Company continues to seek to refinance all or a portion of its indebtedness, including the notes, at or before maturity. Any future acquisitions or other significant unplanned costs or cash requirements may also require that the Company raise additional funds through the issuance of debt or equity. In the event refinancing does not occur, management believes the Company will have sufficient cash to repay the principal on the Company’s revolving credit facility (“Revolving Credit Facility”) at its June 1, 2012 maturity date. However, management does not believe the Company will have sufficient cash to repay the principal of its senior secured notes due on September 1, 2012. Although the Company has had positive cash flows from operations in each of the last four years, there is uncertainty surrounding the refinancing. This uncertainty, coupled with management’s belief the Company will not have sufficient cash to repay the principal on its senior secured notes at its maturity date, raises substantial doubt about its ability to continue as a going concern.

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. Management periodically reviews such estimates and assumptions as circumstances dictate. Actual results could differ from those estimates.

Fair Value Measurements

The Company defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company uses a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, which includes inputs such as quoted prices for similar securities in active markets and quoted prices for identical securities where there is little or no activity in the market; and Level 3, defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions.

7

2. Significant Accounting Policies (continued)

Revenue Recognition

Arrangements with multiple deliverables are accounted for in accordance with ASC 605-25, Multiple-Element Arrangements. ASC 605-25 provides additional guidance on revenue recognition for transactions that may involve the delivery or performance of multiple products, services or rights to use assets, and performance that may occur at different points in time or over different periods. Arrangements with multiple deliverables are reviewed and the elements separated into units of accounting under the provisions of ASC 605-25, with the total consideration received allocated over the relative fair value of the units of accounting. Revenue is recognized as the elements are delivered, assuming all other conditions for recognition of revenue described above have been met.

The Company’s revenue is derived primarily from the sale of telecommunication services, including dedicated transport, local voice services, long distance voice services and high-speed data services to end-user business and wholesale carrier customers. Revenue is principally related to subscriber usage fees and fixed monthly recurring fees.

Usage fees consist of fees paid by customers for each call made, access fees paid by carriers for long distance calls that the Company originates and terminates, and fees paid by the incumbent carriers as reciprocal compensation when the Company terminates local calls made by their customers. Revenue related to usage fees is recognized when the service is provided. Usage fees are billed in arrears. The Company’s ability to generate access fee revenue, including reciprocal compensation revenue, is subject to numerous regulatory and legal proceedings. Until these proceedings are ultimately resolved, the Company’s policy is to recognize access fee revenue, including reciprocal compensation revenue, only when it is concluded that realization of that revenue is reasonably assured.

Monthly recurring fees include the fees paid for lines in service and additional features on those lines. Monthly recurring fees are paid by end-user customers and are primarily billed in advance. This revenue is recognized during the period in which it is earned.

Revenue for charges that are billed in advance of services being rendered is deferred. Services rendered for which the customer has not been billed are recorded as unbilled revenues until the period such billings are provided. Cable and wiring revenues are recognized when the Company provides the services. Revenue from carrier interconnection and access is recognized in the month in which service is provided at the amount we expect to realize in cash, based on estimates of disputed amounts and collectibility.

The Company also derives revenue from non-recurring service activation and installation charges imposed on customers at the time a service is installed. Such charges become payable by the Company’s customers at the time service is initiated. Revenue and direct costs related to up-front service activation and installation fees are deferred and amortized over the average customer life of four years.

The Company reports taxes imposed by governmental authorities on revenue-producing transactions between us and our customers on a net basis.

Unbilled revenue included in accounts receivable represents revenue for earned services, which was billed in the succeeding month and totaled $4,389 and $4,763 as of December 31, 2011 and 2010, respectively.

Cost of Revenues

Cost of revenues include direct costs of sales and network costs. Direct costs of sales include the costs incurred with telecommunication carriers to render services to customers. Network costs include the costs of fiber and access, points of presence, repairs and maintenance, rent and utilities of the switch locations, Internet data network, as well as salaries and related expenses of network personnel. Network costs are recognized during the month in which the service is utilized. The Company accrues for network costs incurred but not billed by the carrier.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company’s cash and cash equivalents are being held in several large financial institution, which are members of the FDIC, although most of our balances do exceed the FDIC insurance limits.

8

2. Significant Accounting Policies (continued)

Investment Securities

Investment securities represent the Company’s investment in short-term U.S. Treasury notes. The Company’s primary objectives for purchasing these investment securities are liquidity and safety of principal. The Company considers these investment securities to be available-for-sale. Accordingly, these investments are recorded at their fair value of $13,567 and $13,554 as of December 31, 2011 and 2010, respectively. The fair value of these investment securities are based on publicly quoted market prices, which are Level 1 inputs under the fair value hierarchy. All of the Company’s investment securities mature in less than one year. The cost of these investment securities approximated their fair value as of December 31, 2011 and 2010. During the year ended December 31, 2011, 2010 and 2009, the Company purchased $49,248, $116,325 and $145,764 and sold $49,240, $126,334 and $145,728, respectively, of U.S. Treasury notes. All unrealized and realized gains are determined by specific identification.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to the specific customers’ ability to pay, percentages of aged receivables and current economic trends. Allowances for doubtful accounts are recorded as selling, general and administrative expenses. The Company writes off accounts deemed uncollectible after efforts to collect such accounts are not successful. The Company also requires security deposits in the normal course of business if customers do not meet its criteria established for offering credit.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful life is three years for computer equipment, five years for furniture and fixtures, four years for vehicles, and generally seven years for network equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the related lease term. Capitalized software costs and customer premise equipment are amortized on a straight-line basis over the estimated useful life of two years. Construction in progress includes amounts incurred in the Company’s expansion of its network. The amounts include switching and colocation equipment, switching and colocation facilities design and colocation fees. The Company has not capitalized interest to date since the construction period has been short in duration and the related imputed interest expense incurred during that period was insignificant. When construction of each switch or colocation facility is completed, the balance of the assets is transferred to network equipment and depreciated in accordance with the Company’s policy. Internal labor costs capitalized in connection with expanding our network are also amortized over seven years. Maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets, including amortizable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate, in management’s judgment, that the carrying amount of an asset (or asset group) may not be recoverable. In analyzing potential impairments, projections of future cash flows from the asset group are used to estimate fair value. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset group, a loss is recognized for the difference between the estimated fair value and carrying value of the asset group.

Goodwill

Goodwill is the excess of the purchase price over the fair value of net assets acquired in business combinations accounted for as purchases. The Company evaluates its goodwill for impairment annually on or about October 1 and when events and circumstances warrant such review. Impairment charges, if any, are charged to operating expenses. The recoverability of goodwill is assessed at a reporting unit level, which is the lowest asset group level for which identifiable cash flows are largely independent of the cash flows of other asset groups, and is based on projections of discounted cash flows (income approach) and the fair value of comparable telecommunication companies (market approach). The Company has one reporting unit. The projections of future operating cash flow necessary to conduct the impairment review, are based on assumptions, judgments and estimates of growth rates, anticipated future economic, regulatory and political conditions, the assignment of discount rates relative to risk and estimates of a terminal value. We believe these assumptions and estimates provide a reasonable basis for our conclusion. The fair value determinations derived in connection with the impairment analysis contains many inputs, noted above, that would be considered Level 3 in the fair value hierarchy.

9

2. Significant Accounting Policies (continued)

Third Party Conversion Costs

The Company currently capitalizes third party conversion costs incurred to provision customers to its network as part of property and equipment. These costs include external vendor charges, but exclude costs incurred internally. The Company amortizes conversion costs over four years.

Debt Issuance Costs

The costs related to the issuance of long-term debt are deferred and amortized into interest expense, using the effective interest method, over the life of each debt issuance.

Significant Vendor

The Company purchased approximately 68% of its telecommunication services from one vendor during the year ended December 31, 2011. Accounts payable in the accompanying consolidated balance sheets include approximately $6,646 and $7,583 as of December 31, 2011 and 2010, respectively, due to this vendor.

Income Taxes

The Company recognizes deferred income taxes using the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial reporting and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Uncertainty in Income Taxes

The Company uses a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense.

The Company has analyzed the tax positions taken on federal and state income tax returns for all open tax years, and has concluded that no provision for uncertain income tax positions are required in the Company’s financial statements as of December 31, 2011 and 2010. The Company currently has no federal or state tax examinations in progress. As a result of the applicable statutes of limitations, the Company’s federal and state income tax returns for tax years before December 31, 2008 are no longer subject to examination by the Internal Revenue Service and state departments of revenue.

Stock-Based Compensation

The Company records compensation expense associated with stock options and other forms of equity compensation based on the estimated fair value at the grant-date. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair value of stock-based awards.

Software Development Costs

The Company capitalizes the cost of internal use software. Costs incurred during the preliminary stage are expensed as incurred while costs incurred during the application stage are capitalized. The latter costs are typically internal payroll costs of employees associated with the development of internal use computer software. The Company commences amortization of the software on a straight-line basis over the estimated useful life of two years, when it is ready for its intended use. The Company incurred software development expenses of $1,121, $1,334 and $1,843 for the years ended December 31, 2011, 2010 and 2009, respectively.

10

2. Significant Accounting Policies (continued)

During the years ended December 31, 2011, 2010 and 2009, the Company capitalized approximately $2,798, $2,820 and $2,543 of software development costs, respectively, which are included in property and equipment. Amortization expense related to these assets was approximately $2,745, $2,741 and $2,576 for the years ended December 31, 2011, 2010 and 2009, respectively. The unamortized balance of capitalized software development costs as of December 31, 2011 and 2010 is $2,793 and $2,740 respectively.

Advertising

The Company expenses advertising costs in the period incurred and these amounts are included in selling, general and administrative expenses. Advertising expenses totaled $1,728, $1,713 and $2,002 for the years ended December 31, 2011, 2010 and 2009, respectively.

Disputes

The Company accounts for disputed billings from carriers based on the estimated settlement amount of disputed balances. The estimate is based on a number of factors including historical results of prior dispute settlements with the carriers and is periodically reviewed by management to reassess the likelihood of success. Actual settlements may differ from estimated amounts (see Note 15).

Reclassifications

The Company has reclassified prior year amounts to conform to the current year presentation.

3. Recent Accounting Pronouncements

In September 2009, the accounting standard regarding multiple deliverable arrangements was updated to require the use of the relative selling price method when allocating revenue in these types of arrangements. This method allows a vendor to use its best estimate of selling price if neither vendor specific objective evidence nor third party evidence of selling price exists when evaluating multiple deliverable arrangements. The Company adopted this standard on January 1, 2011. The adoption of this standard update did not have a significant impact on the Company’s consolidated financial statements.

In September 2009, the accounting standard regarding arrangements that include software elements was updated to require tangible products that contain software and non-software elements that work together to deliver the products essential functionality to be evaluated under the accounting standard regarding multiple deliverable arrangements. The Company adopted this standard on January 1, 2011. The adoption of this standard update did not have a significant impact on the Company’s consolidated financial statements.

In September 2011, the accounting standard on testing goodwill for impairment was updated to allow the option of performing a qualitative assessment before calculating the fair value of the reporting unit. This does not change how goodwill is calculated nor does it revise the requirement to test goodwill annually for impairment. It also does not amend the requirement to test goodwill for impairment between the annual tests if events or circumstances warrant. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company has elected to adopt this standard during the current fiscal year and it did not elect the option of performing a qualitative assessment.

4. Other Assets

Other current assets consist of the following at December 31:

	December 31,
	2011	2010
Deferred carrier charges	$5,319	$4,430
Prepaid expenses	1,569	1,875
Other	2,989	4,413

Total other current assets	$9,877	$10,718

11

4. Other Assets (continued)

Other non-current assets consist of the following at December 31:

	December 31,
	2011	2010
Deferred financing costs	$3,450	$5,179
Lease security and carrier deposits	1,897	1,912
Other	912	984

Total other non-current assets	$6,259	$8,075

The Company incurred deferred financing costs of $134 and $144 in 2011 and 2010, respectively, related to the amendment of the Company’s Revolving Credit Facility. Amortization of deferred financing costs amounted to approximately $2,706, $2,660 and $2,625 for the years ended December 31, 2011, 2010 and 2009, respectively.

5. Property and Equipment

Property and equipment, at cost, consists of the following at December 31:

	December 31,
	2011	2010
Network equipment	$204,840	$184,145
Computer and office equipment	21,060	20,844
Capitalized software costs	5,691	18,662
Furniture and fixtures and other	9,370	8,540
Leasehold improvements	6,665	6,676

	247,626	238,867
Less accumulated depreciation and amortization	(167,033)	(153,723)

	$80,593	$85,144

Property and equipment includes amounts acquired under capital leases of approximately $10,705 and $6,319 respectively, net of accumulated depreciation and amortization of approximately $13,440 and $12,955, respectively, at December 31, 2011 and 2010. Amortization of capital leases is included in depreciation and amortization expense in the consolidated statements of operations.

6. Identifiable Intangible Assets and Goodwill

The Company’s intangible assets, consisting primarily of customer relationships and trademarks, obtained in connection with previous acquisitions, were valued as follows:

Customer Relationships: The Company’s customer relationships are composed of subscribers to the Company’s various telecommunications services. The multi-period excess earnings method, a variant of the income approach, was utilized to value the customer relationship intangibles.

The customer relationship intangibles are amortized on an accelerated method over their useful lives in proportion to the expected benefits to be received. The initial lives range from four to eleven years and the weighted average remaining useful life is 5.2 years. The unamortized balances are evaluated for potential impairment based on future estimated cash flows when an impairment indicator is present.

Trademark: The Company’s trademarks were valued using a variant of the income approach, referred to as the relief from royalty method. The trademark intangible asset was amortized on an accelerated method over its useful life in proportion to the expected benefits to be received. The useful life of this intangible asset was four years.

12

6. Identifiable Intangible Assets and Goodwill (continued)

The components of intangible assets at December 31 are as follows:

	December 31,
	2011			2010
	Gross Carrying Value	Accumulated Amortization	Net Carrying Value	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Customer relationships	$50,400	$(40,653)	$9,747	$50,400	$(35,577)	$14,823
Trademarks	—	—	—	4,400	(4,170)	230

	$50,400	$(40,653)	$9,747	$54,800	$(39,747)	$15,053

Amortization of intangible assets for the years ended December 31, 2011, 2010 and 2009 amounted to $5,306, $12,431 and $17,736 respectively. During the year ended December 31, 2010, the Company wrote-off its fully amortized customer relationships and trademark intangible assets of $21,412 and $3,000, respectively. During the year ended December 31, 2011, the Company wrote-off its fully amortized trademark intangible assets of $4,400.

Future projected amortization expense for the years ending December 31 is as follows:

2012	$3,486
2013	2,194
2014	1,569
2015	1,123
2016	802
Thereafter	573

$9,747

7. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consist of the following at December 31:

	December 31,
	2011	2010
Recurring network costs	$6,581	$6,368
Recurring operating accruals	5,071	4,690
Accrued interest (a)	11,473	11,459
Payroll-related liabilities	4,312	5,576
Other	1,618	1,139

Total accrued expenses and other current liabilities	$29,055	$29,232

(a)	Primarily represents accrued interest on the Senior Secured Notes and the Revolving Credit Facility. Interest on the Senior Secured Notes is paid semi-annually on March 1 and September 1 of each year.

13

8. Obligations Under Capital and Operating Leases

Capital Leases

In July 2010, the Company entered into a capital lease facility with a third party lending institution. The new capital lease facility allows the Company to finance $5,000 of equipment. The Company is obligated to repay the borrowings in twelve quarterly installments. The Company’s lease facilities specify that at the end of the final installment period, the Company has the option of renewing, returning or purchasing the equipment at a mutually agreed fair value.

The Company had borrowings of $4,600 outstanding on the existing facilities at December 31, 2011.

The future minimum lease payments under all capital leases at December 31, 2011 are as follows:

2012	$2,469
2013	2,100
2014	922
2015	78

5,569
Less amounts representing interest	(976)

4,593
Less current portion	(1,867)

Capital lease obligations, net of current portion	$2,726

Operating Leases

The Company rents office space, switch locations and equipment under various operating leases. Some of the Company’s operating leases have free or escalating rent payment provisions and the option to renew for an additional five years. The future minimum lease payments under operating leases at December 31, 2011 are as follows:

2012	$7,040
2013	7,057
2014	6,926
2015	6,505
2016	6,545
Thereafter	29,125

Total minimum lease payments	$63,198

Total rent expenses under these operating leases totaled $8,012, $11,613 and $11,991 for the years ended December 31, 2011, 2010 and 2009, respectively. The Company’s sublease rental income was $635 and $420 for the years ended December 31, 2010 and 2009, respectively. The Company did not receive any sublease rental income in 2011. Rent expense is charged to operations ratably over the terms of the leases, which results in deferred rent payable.

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9. Debt

Senior Secured Notes

On August 23, 2006, the Company issued $210,000 principal amount of 11 3/8% Senior Secured Notes due 2012 (the “Senior Secured Notes”). The net proceeds from the Senior Secured Notes were used to fund the ATX acquisition, repay indebtedness under the Company’s Revolving Credit Facility and senior unsecured subordinated notes due 2009, and for general corporate purposes. On May 14, 2007, we completed an additional offering of $90,000 aggregate principal amount of 11 3/8% Senior Secured Notes due 2012 at an issue price of 105 3/4%, generating gross proceeds of $95,175. The Company used such proceeds from the offering to fund the InfoHighway merger, which closed on May 31, 2007, pay related fees and expenses and for general corporate purposes. The unamortized bond premium of $841 and $1,986, at December 31, 2011 and 2010, respectively, is included on the Company’s December 31, 2011 consolidated balance sheet as senior secured notes and the December 31, 2010 consolidated balance sheet as long term debt. For the years ended December 31, 2011, 2010 and 2009, bond premium amortization amounted to $1,146, $1,024 and $914, respectively.

The Company is required to pay cash interest on the principal amount of the notes at a rate of 11 3/8% per annum, which is due semi-annually on March 1 and September 1 of each year, commencing on March 1, 2007. The Senior Secured Notes totaling $300,840, mature on September 1, 2012. The notes are fully, unconditionally and irrevocably guaranteed on a senior secured basis, jointly and severally, by each of the Company’s existing and future domestic restricted subsidiaries. The notes and the guarantees rank senior in right of payment to all existing and future subordinated indebtedness of the Company and its subsidiary guarantors, as applicable, and equal in right of payment with all existing and future senior indebtedness of the Company and of such subsidiaries.

The notes and the guarantees are secured by a lien on substantially all of the Company’s assets provided, however, that pursuant to the terms of an intercreditor agreement, the security interest in those assets consisting of receivables, inventory, deposit accounts, securities accounts and certain other assets that secure the notes and the guarantees are contractually subordinated to a lien thereon that secures the Company’s Revolving Credit Facility with an aggregate principal amount of $25,000 and certain other permitted indebtedness.

The Senior Secured Note Indenture contains covenants limiting the Company’s ability to, among other things: incur or guarantee additional indebtedness or issue certain preferred stock; pay dividends; redeem or purchase equity interests; redeem or purchase subordinated debt; make certain acquisitions or investments; create liens; enter into transactions with affiliates; merge or consolidate; make certain restricted payments; and transfer or sell assets, including equity interests of existing and future restricted subsidiaries. The Company was in compliance with all covenants at December 31, 2011.

$25,000 Revolving Credit Facility

On August 23, 2006, the Company entered into the five-year Revolving Credit Facility. The Revolving Credit Facility was amended on November 12, 2010 to extend the term of facility through February 23, 2012 and amended again on December 8, 2011 to extend the term to June 1, 2012. Any outstanding amounts under this facility are subject to a borrowing base limitation based on an advance rate of 85% of the amount of eligible receivables, as defined. The borrowing base eligibility calculation exceeds the amount required to draw on the entire Revolving Credit Facility; therefore the remaining availability under the Revolving Credit Facility and the letter of credit sublimit are fully available for borrowing. The loans bear interest on a base rate method or LIBOR method, in each case plus an applicable margin percentage, at the option of the Company. The applicable margin percentage increased by 25 basis points after each amendment under both the base rate and LIBOR methods. Interest on the LIBOR loans is paid on a monthly or quarterly basis, and interest on the base rate loans is paid on a quarterly basis. The interest rate on the Revolving Credit Facility was 5.5% at December 31, 2011.

The Company paid a one-time fee of $125 in connection with each amendment. Additionally, in the event that the Revolving Credit Facility is completely terminated or availability under the Revolving Credit Facility is permanently reduced prior to the maturity date, we are required to pay a prepayment fee of 0.75% multiplied by (i) the credit commitment at the date of termination or (ii) the amount by which the credit commitment has been permanently reduced.

As of both December 31, 2011 and 2010, the Company had $17,122 outstanding under its Revolving Credit Facility. The Revolving Credit Facility also has a sublimit of $15,000 for the issuance of letters of credit. As of December 31, 2011, the Company had $1,278 of letters of credit outstanding against this facility.

15

9. Debt (continued)

Indebtedness under the Revolving Credit Facility is guaranteed by all of our direct and indirect subsidiaries that are not borrowers there under and is secured by a security interest in all of our and our subsidiaries’ tangible and intangible assets.

The Revolving Credit Facility contains negative covenants and restrictions on our assets and our subsidiaries’ actions, including, without limitation, incurrence of additional indebtedness, restrictions on dividends and other restricted payments, prepayments of debt, liens, sale-leaseback transactions, loans and investments, hedging arrangements, mergers, transactions with affiliates, changes in business and restrictions on our ability to amend the indenture. The Company is in compliance with all covenants and restrictions as of December 31, 2011.

Certain of the Company’s assets have been pledged to the above creditors pursuant to the debt agreements. Each of the Company’s subsidiaries has guaranteed the outstanding debt. The parent company of these subsidiaries has no independent assets or operations and the guarantees are full and unconditional and joint and several.

10. Shareholders’ Deficiency

In July 2006, in anticipation of the acquisition of ATX and the refinancing of the existing senior unsecured subordinated notes, the Company authorized two new series of preferred stock, Series A-1 Preferred Stock, and Series B-1 Preferred Stock. At the refinancing, holders of the senior unsecured subordinated notes were offered the option to convert their existing notes into shares of either Series A-1 Preferred Stock and Class A Common Stock or Series B-1 Preferred Stock and Class A Common Stock at a conversion price per preferred share of $516.35. Each converting note holder also received a number of shares of Class A Common Stock equal to twenty-five times the number of shares of preferred stock purchased. The Series A-1 and Series B-1 preferred stock are pari passu with the existing Series A and Series B preferred stock.

As of December 31, 2011 and 2010, there were 87,254 shares of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock is non-redeemable, but carries a liquidation preference of $2,278.31 per share, with an aggregate liquidation preference of the Series A Preferred Stock of $198,792 as of December 31, 2011. The liquidation preference increases at an annual rate of 12%, compounded quarterly. To realize a liquidation preference, the holder must simultaneously surrender 25 shares of common stock for each share of preferred stock liquidated. Each share of Series A Preferred Stock is convertible for a $50 conversion price at the option of the holder or upon a qualifying initial public offering (“IPO”) event into that number of common shares equal to the liquidation preference at the date of conversion divided by fifty dollars. The Series A Preferred Stock votes together with the Series A-1 Preferred Stock on certain matters requiring a class specific vote and is entitled to 30 votes per Series A Preferred Share on all matters requiring a vote of all shareholders.

As of December 31, 2011 and 2010, there were 100,702 shares of Series A-1 Preferred Stock outstanding. Each share of Series A-1 Preferred Stock is non redeemable, but carries a liquidation preference identical to the Series A Preferred Stock of $2,278.31 per share, with an aggregate liquidation preference of the Series A-1 Preferred Stock of $229,430 as of December 31, 2011. The liquidation preference increases at an annual rate of 12%, compounded quarterly. In order to realize a liquidation preference, the holder must simultaneously surrender 25 shares of common stock for each share of preferred stock liquidated. Each share of Series A-1 Preferred Stock is convertible for a $50 conversion price at the option of the holder or upon a qualifying IPO event into that number of common shares equal to the liquidation preference at the date of conversion divided by fifty dollars. The Series A-1 Preferred Stock votes together with the Series A Preferred Stock on certain matters requiring a class specific vote and is entitled to 30 votes per Series A-1 Preferred Share on all matters requiring a vote of all shareholders.

As of December 31, 2011 and 2010, there were 91,187 shares of Series B Preferred Stock outstanding. Each share of Series B Preferred Stock is non redeemable, but carries a liquidation preference of $2,278.31 per share with an aggregate liquidation preference of the Series B Preferred Stock of $207,752 as of December 31, 2011. The liquidation preference increases at an annual rate of 12%, compounded quarterly. In order to realize a liquidation preference, the holder must simultaneously surrender 25 shares of common stock for each share of preferred stock liquidated. Each share of Series B Preferred Stock is convertible for a $50 conversion price at the option of the holder or upon a qualifying IPO event into that number of common shares equal to the liquidation preference at the date of conversion divided by fifty dollars. The Series B Preferred Stock votes together with the Series B-1 Preferred Stock on certain matters requiring a class specific vote and is entitled to 20 votes per Series B Preferred Share on all matters requiring a vote of all shareholders.

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10. Shareholders’ Deficiency (continued)

As of December 31, 2011 and 2010, there were 64,633 shares of Series B-1 Preferred Stock outstanding. Each Share of Series B-1 Preferred Stock is non redeemable, but carries a liquidation preference identical to the Series B Preferred Stock of $2,278.31 per share with an aggregate liquidation preference of the Series B-1 Preferred Stock of $147,254 as of December 31, 2011. The liquidation preference increases at an annual rate of 12%, compounded quarterly. In order to realize a liquidation preference, the holder must simultaneously surrender 25 shares of common stock for each share of preferred stock liquidated. Each share of Series B-1 Preferred Stock is convertible for a $50 conversion price at the option of the holder or upon a qualifying IPO event into that number of common shares equal to the liquidation preference at the date of conversion divided by fifty dollars. The Series B-1 Preferred Stock votes together with the Series B Preferred Stock on certain matters requiring a class specific vote and is entitled to 20 votes per Series B-1 Preferred Share on all matters requiring a vote of all shareholders.

As of December 31, 2011 and 2010, there were 14,402 shares of Series C Preferred Stock outstanding. Each share of Series C Preferred Stock is non redeemable, but carries a liquidation preference equal to the Series A Preferred Share liquidation preference less $516.35 or $1,761.96 per share. At December 31, 2011, the aggregate liquidation preference of the Series C Preferred Stock is $25,376. To realize a liquidation preference, the holder must simultaneously surrender 25 shares of common stock for each share of preferred stock liquidated. Each share of Series C Preferred Stock is convertible for a $50 conversion price at the option of the holder or upon a qualifying IPO event into that number of common shares equal to the liquidation preference at the date of conversion divided by fifty dollars. The Series C Preferred Stock is non-voting.

The Company’s Charter provides that if any of the following events occur (defined in the Charter as “Liquidations”), the holders of preferred stock shall be entitled to be paid the liquidation preference associated with the preferred stock prior to any payment or distribution to holders of junior securities: (1) the Company (i) commences a voluntary bankruptcy, (ii) consents to an involuntary bankruptcy, (iii) makes an assignment for the benefit of its creditors, or (iv) admits in writing its inability to pay its obligations; (2) an order of involuntary bankruptcy is commenced in respect of the Company and the order is unstayed and in effect for 60 consecutive days and on account of such event the Company liquidates, dissolves or winds-up; (3) the Company otherwise liquidates, dissolves or winds-up; and (4) the Company (i) merges or consolidates and the Company is not the surviving entity of such merger or consolidation, (ii) merges or consolidates and the Company is the surviving entity of such merger or consolidation, though the pre-merger or pre-consolidation holders of the Company’s capital stock cease to maintain control of the Company, (iii) sells substantially all of the assets of the Company, or (iv) sells a majority of the voting stock of the Company. Neither the Charter nor any other agreement contains a contractual redemption feature relating to the preferred stock. There are no provisions in the Charter that explicitly or contractually permit the preferred shareholders to trigger a liquidation payment or distribution upon the occurrence of any of the Liquidation events.

For the years ended December 31, 2011 and 2010, the Company had outstanding options, warrants, restricted stock units and preferred stock, which were convertible into or exercisable for common shares of 17,355,437 and 15,450,084, respectively. These numbers exclude Class B common stock that is convertible into Class A common stock upon an initial public offering.

Dividends accumulate on the Company’s Preferred Stock. The aggregate accumulated dividends on the Company’s Preferred Stock was $417,023, $326,018 and $245,829, respectively, as of December 31, 2011, 2010 and 2009. The Company has not declared any dividends.

As of December 31, 2011 and 2010, there were 9,333,680 shares of Class A common stock outstanding. The Class A common stock is entitled to 1 vote per share on all matters requiring a vote of all shareholders.

As of December 31, 2011 and 2010, there were 360,050 shares of Class B common stock outstanding. Upon a qualifying IPO event, each share of Class B common stock is automatically converted into one share of Series A common stock.

As of December 31, 2011, stock options to acquire 45 shares of Series B Preferred Stock and 1,149 shares of common stock are outstanding under the Company’s 1997 and 2000 Stock Option Plans. The Company is no longer authorized to issue any additional awards under the Company’s 1997 and 2000 Stock Option Plans.

As of December 31, 2011, a warrant to acquire 46 shares of Series B Preferred Stock and 1,151 shares of Class A common stock is outstanding.

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10. Shareholders’ Deficiency (continued)

InfoHighway Warrants

In connection with the acquisition of InfoHighway in 2007, warrants to acquire 16,711 units, with each such unit comprised of one share of Series B-1 Preferred Stock and 25 shares of Class A Common Stock, remain outstanding. The warrants are generally exercisable for a period of up to five years, with the exercise price of each warrant unit determined based on the cash flow generated from a certain customer during the two year period following closing of the acquisition. As of December 31, 2011, the Company entered into an indemnification claim settlement with the former owners of InfoHighway. Among other things, the settlement agreement required the cancellation of all outstanding warrants. The cancellation of the warrants did not have any accounting implications for the Company.

11. Stock-Based Compensation

Restricted Stock Awards

In February 2007, the Company’s board adopted and its shareholders subsequently approved the Company’s Management Incentive Plan (the “MIP”), pursuant to which the Company is authorized to grant stock options and restricted stock to certain of its employees. Pursuant to the MIP, there are 52,332 shares of Series C Preferred Stock and 1,308,297 shares of non-voting Class B Common Stock reserved for issuance. In April 2007, grants of restricted stock representing 14,402 shares of Series C Preferred Stock and 360,050 shares of Class B Common Stock were completed. During the three years ended December 31, 2011, the Company did not grant any additional shares of restricted stock nor were any shares forfeited, cancelled or repurchased.

Total compensation expense for the restricted stock awards for the years ended December 31, 2010 and 2009 was $8 and $31, respectively. During the year ended December 31, 2010, all shares of the Series C Preferred Stock and shares of the Series B Common Stock fully vested.

Stock Option Awards

In April 2007 pursuant to the MIP, grants of options to acquire 21,599 units comprised of one share of Series C Preferred Stock and 25 shares of Class B Common Stock were completed. Options under the MIP were granted with an exercise price equal to the fair market value of a unit determined as of the grant date. The fair market value was determined utilizing the Black-Scholes-Merton model with an exercise price equal to the assumed fair market value of an underlying unit of $137.50, a three year expected life of the option, a volatility based on market comparable entities of 55%, no dividend yield and a risk free rate of 4.5%.

The following table summarizes the Company’s stock option activity:

	Series C Preferred	Average Exercise Price
Outstanding December 31, 2008	$20,204	$137.50
Grants	—	—
Forfeit/Cancel/Repurchase	(146)	137.50

Outstanding December 31, 2009	20,058	137.50
Grants	—	—
Forfeit/Cancel/Repurchase	(20,058)	137.50

Outstanding December 31, 2010	$—	$—

Total compensation expense for stock options for the years ended December 31, 2010 and 2009 was $59 and $233 respectively.

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12. Income Taxes

The components of the provision for income taxes for the years ended December 31, 2011, 2010 and 2009 consist of the following:

	Year Ended December 31,
	2011	2010	2009
Current:
Federal	$—	$45	$—
State	324	274	210
Foreign	54	—	—

	378	319	210

Deferred:
Federal	843	843	843
State	126	126	126

	969	969	969

	$1,347	$1,288	$1,179

The following table shows the principal reasons for the difference between the effective income tax rate and the statutory federal income tax rate during the years ended December 31, 2011, 2010 and 2009:

	Year Ended December 31,
	2011	2010	2009
Statutory federal income tax rate	35.0%	35.0%	35.0%
State income tax, net of federal tax benefits	(2.8)%	(1.5)%	(1.8)%
Permanent items	(0.7)%	(0.8)%	(3.6)%
Valuation allowance	(44.3)%	(40.1)%	(39.0)%

Effective income tax rate	(12.8)%	(7.4)%	(9.4)%

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12. Income Taxes (continued)

Deferred taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. The components of the net deferred tax assets (liabilities) consist of the following at December 31, 2011 and 2010:

	December 31,
	2011	2010
Deferred tax assets:
Current
Accounts receivable	$7,382	$6,890
Deferred revenue	3,474	3,706
Other	325	1,028

Total deferred tax assets-current	11,181	11,624

Noncurrent
Net operating loss carry forwards	78,117	75,615
Customer lists	7,215	7,778
Trademark	1,741	1,831
Other	4,530	3,522

Total deferred tax assets-noncurrent	91,603	88,746

Total deferred tax assets	$102,784	$100,370

Deferred tax liabilities:
Noncurrent
Customer Lists	$3,568	$5,241
Other Non-current liabilities	1,024	570
Goodwill	4,979	4,009
Accelerated Depreciation	7,440	8,880

Total deferred tax liabilities-noncurrent	$17,011	$18,700

Net deferred tax assets — current:
Deferred tax assets-current	$11,181	$11,624
Valuation allowance	(11,181)	(11,624)

Net current deferred tax assets	$—	$—

Net deferred tax liabilities — noncurrent:
Deferred tax assets-noncurrent	$91,603	$88,746
Deferred tax liabilities-noncurrent	17,011	18,700
Valuation allowance	(79,571)	(74,055)

Net noncurrent deferred tax liabilities	$(4,979)	$(4,009)

During 2010, the Company completed a study of its available net operating loss carryforwards (“NOLs”) resulting from mergers occurring in 2005 and 2007. The utilization of these NOL carryovers is subject to restrictions pursuant to Section 382 of the Internal Revenue Code. As a result of the study, it was determined that certain NOLs recorded by the Company as deferred tax assets were limited. The 382 study included a Net Unrealized Built in Gain (“NUBIG”) analysis. NUBIG is an exception to the general loss limitation rules of IRC section 382 and occurs when a built-in gain is recognized following an ownership change.

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12. Income Taxes (continued)

At December 31, 2011, the Company had net operating loss carryforwards available totaling $204,227 which begin to expire in 2019. The Company has provided a full valuation allowance against the net deferred tax asset as of December 31, 2011 and 2010 because management does not believe it is more likely than not that this asset will be realized. The net change in the Company’s valuation allowance was an increase of $5,073 between 2011 and 2010. If the Company achieves profitability, the net deferred tax assets may be available to offset future income tax liabilities.

13. Employee Savings and Retirement Plan

The Company has an active contributory defined contribution plans under Section 401(k) of the Internal Revenue Code (the “Code”) covering all qualified employees. Participants may elect to defer up to 20% of their annual compensation, subject to an annual limitation as provided by the Code. The Company’s matching contribution to this plan is discretionary. For the years ended December 31, 2011, 2010 and 2009, the Company did not make any contributions to the plan.

14. Fair Values of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, certificates of deposit, investments in U.S. Treasury notes, trade accounts receivable, accounts payable, and long-term debt. The Company’s available cash balances are invested on a short-term basis (generally overnight) and, accordingly, are not subject to significant risks associated with changes in interest rates. All of the Company’s cash flows are derived from operations within the United States and are not subject to market risk associated with changes in foreign exchanges rates. The carrying amounts of the Company’s cash and cash equivalents, certificates of deposit, trade accounts receivable and accounts payable reported in the consolidated balance sheets as of December 31, 2011 and 2010 are deemed to approximate fair value because of their liquidity and short-term nature. The carrying amounts of the Company’s investments in U.S. Treasury notes are recorded at their fair value of $13,567 and $13,554 which are based on the publicly quoted market price as of December 31, 2011 and 2010, respectively.

As of December 31, 2011 and 2010, the fair value of the debt outstanding under the Company’s revolving credit facility approximated its carrying value of $17,122, due to its variable market-based interest rate and short term nature. The fair value of the Company’s senior secured notes at December 31, 2011 and 2010 was $240,000 and $293,250, respectively, which was based on the publicly quoted closing price of the notes at those dates. The publicly quoted closing price used to value the Company’s senior secured notes is considered to be a Level 1 input. The carrying value of the Company’s senior secured notes due 2012 at December 31, 2011 and 2010 was $300,840 and $301,986, respectively.

15. Commitments and Contingencies

The Company has employment agreements with certain key executives as of December 31, 2011. These agreements provide for base salaries and performance bonuses over periods ranging from one to two years. These employment agreements also provide for severance compensation for a period of up to 12 months after termination.

The Company has standby letters of credit outstanding of $1,278, which are fully collateralized by either domestic certificates of deposit or the letter of credit subfacility under the Company’s Revolving Credit Facility.

The Company has, in the ordinary course of its business, disputed certain billings from carriers and has recorded the estimated settlement amount of the disputed balances. The settlement estimate is based on various factors, including historical results of prior dispute settlements. The amount of such charges in dispute at December 31, 2011 was $19,253. The Company believes that the ultimate settlement of these disputes will be at amounts less than the amount disputed and has accrued the estimated settlement in accrued expenses and other current liabilities at December 31, 2011. It is possible that actual settlements of such disputes may differ from these estimates and the Company may settle at amounts greater than the estimates.

The Company has entered into commercial agreements with its principal vendor under which it purchases certain services that it had previously leased under the unbundled network platform provisions of the Telecommunications Act of 1996 as well as special access services. The agreements, which expire in 2013, require certain minimum purchase obligations. The future obligations under this agreement are $18,758 and $1,563 for the years ending December 31, 2012 and 2013, respectively.

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16. Unaudited Quarterly Results of Operations

The following are the unaudited quarterly results of operations for the years ended December 31, 2011 and 2010. We believe that the following information reflects all normal recurring adjustments necessary for a fair presentation of the information for the period presented. The operating results for any quarter are not necessarily indicative of full year results.

	2011
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
Revenues	$98,419	$95,537	$93,444	$90,754
Cost of revenues (exclusive of depreciation and amortization)	45,837	45,028	43,853	43,782
Income from operations	8,031	7,709	6,290	5,511
Net loss	(2,038)	(2,026)	(3,698)	(4,093)

	2010
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
Revenues	$105,706	$102,907	$100,423	$98,668
Cost of revenues (exclusive of depreciation and amortization)	50,060	49,605	47,214	46,981
Income from operations	6,469	2,258	5,234	6,881
Net loss	(3,737)	(7,412)	(4,650)	(2,953)

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EXHIBIT 5

Liquidation Analysis

LIQUIDATION ANALYSIS

The Bankruptcy Code requires that each holder of an Impaired Claim or Interest either (a) accept the Prepackaged Plan or (b) receive or retain property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Company were liquidated under chapter 7 of the Bankruptcy Code. The first step in determining whether this test has been met is to determine the estimated amount that would be generated from the liquidation of the Company’s assets and properties in the context of the chapter 7 liquidation case. The gross amount of cash available to the holders of Impaired Claims or Interests would be the sum of the proceeds from the disposition of the Company’s assets through the liquidation proceedings and the cash held by the Company at the time of the commencement of the chapter 7 case. This gross amount of cash available is reduced by the amount of any claims secured by the estate’s assets, the costs and expenses of the liquidation, and additional administrative expenses that may result from the termination of the Company’s business and the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code. For purposes of this liquidation analysis, it is assumed that the assets of the Company are liquidated for the benefit of the Company’s creditors. A general summary of the assumptions used by the Company’s management in preparing this liquidation analysis follows. The more specific assumptions are discussed below. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in either the Disclosure Statement or the Prepackaged Plan.

Estimates of Net Proceeds

Estimates were made of the cash proceeds which might be realized from the liquidation of the Company’s assets. The chapter 7 liquidation period is assumed to commence in August 2012 and to last six months following the appointment of a chapter 7 trustee. For purposes of the analysis, reported values of the Company’s assets as of March 31, 2012 were used to estimate recoveries. There can be no assurances that the liquidation would be completed in a limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. Under section 704 of the Bankruptcy Code, a trustee must, among other duties, collect and convert the properties of the estate as expeditiously (generally at distressed prices) as is compatible with the best interests of the parties-in-interest. The liquidation analysis assumes that there would be pressure to complete the sales process within six months.

Estimate of Costs

The Company’s cost of liquidation under chapter 7 would include fees payable to a chapter 7 trustee, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. The assumptions with respect to such fees are discussed below. Further, costs of liquidation would include any obligations and unpaid expenses incurred by the Company until conclusion of the chapter 7 case.

Additional unsecured claims would arise during a chapter 7 per reason of the breach or rejection of obligations incurred under executory contracts, or leases entered into by the Company, including numerous real property leases, and agreements with customers to provide products and services. No attempt has been made to estimate each and every additional general unsecured claim that might result in the event of a liquidation, therefore it is possible that in a chapter 7 case, the wind-down expenses may be greater or less than the estimated amount. Such expenses are in part dependent on the length of the time of liquidation.

Distribution of Net Proceeds under Absolutely Priority

After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee and professional advisors to such trustee, (ii) an erosion in the value of assets in the chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the forced sale atmosphere that would likely prevail, and (iii) the substantial increase in claims that would need to be satisfied on a priority basis, THE COMPANY HAS DETERMINED, AS SUMMARIZED ON THE FOLLOWING CHART, THAT CONFIRMATION OF THE PREPACKAGED PLAN WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY EQUAL TO OR GREATER THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE COMPANY UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

Underlying the Liquidation Analysis are numerous estimates and assumptions regarding:

1)	Cash and Cash Equivalents

Cash and Cash Equivalents consist of all cash in banks or operating accounts and liquid investments with maturities of three months or less. The balances are prior to payment of costs associated with the liquidation (including any wind-down costs and unpaid professional fees), nor does it include any restricted cash or escrow amounts. Cash and Cash Equivalents are assumed to be fully recoverable.

2)	Accounts Receivable, net of Allowance for Doubtful Accounts

Net accounts receivable consist primarily of various customer and trade receivables net of reserves. Past bad-debt experience, the effect of a chapter 7 liquidation, and the specific direct costs that would have to be incurred to collect receivables would adversely impact the recovery of receivables. An estimated range of recovery of 85% to 90% is applied to the estimated net trade receivables balance.

3)	Other Current Assets

Other Current Assets is primarily comprised of deferred charges, prepaid expenses, certain non-trade receivables, and inventory. Deferred charges and prepaid expenses were assigned no recovery value because it is assumed that such balances and prepaid amounts would generally be utilized during the liquidation period or otherwise be non-recoverable. Other current receivables were assumed to recover between 15% and 25%. Inventory was estimated to recover between 5% and 50% in liquidation.

4)	Property Plant & Equipment, net of Accumulated Depreciation

Net Property Plant & Equipment includes network equipment, customer installation and customer conversion expenses, computer and office equipment, capitalized software development costs, furniture and fixtures and other, leasehold improvements, less accumulated depreciation. The Company assessed liquidation values for general classes of assets by estimating the percentage recoveries that might be achieved through their disposition. There was no recovery attributed to leasehold improvements to leased properties because such improvements will revert back to the lessor upon the discontinuation of the leases. Similarly, the capitalized customer installation and customer conversion expenses also have no recovery as the existing network assets are assumed to be liquidated and not sold as a going concern. Those assets financed under capital leases have been removed from the Property Plant & Equipment net book value, as such assets are assumed to fully satisfy the outstanding capital leases. The analysis does not reflect potential value from a sale of certain intellectual proprietary and in-house developed software attributable to the Company’s OfficeSuite® and hosted products.

5)	Goodwill and Intangibles, net of Accumulated Amortization

Goodwill is assumed to have no recovery value. Other Intangibles consists primarily of all customer lists and customer contracts representing current recurring revenue. The analysis reflects a distressed sale of the customer base in the range of 1.75x to 2.25x 2012 Adjusted EBITDA from the Company’s Financial Projections less a 15% discount to account for customer attrition and does not reflect the value of such assets if sold as part of a going concern.

6)	Other Assets

Other Assets primarily includes deferred financing costs and various security deposits. Deferred financing costs were assigned no recovery value. Various security deposits were assumed to recover between 50% and 90%.

7)	Cash Flow from Operations during Wind-down

Cash Flow from Operations during wind-down represents cash flows assumed to be generated from the existing customer base over the four month-period prior to sale of the customer base. The analysis reflects a discount of 25% to the projected Adjusted EBITDA in the “low” case, and 15% in the “high” case.

8)	Payroll / Overhead Costs

Payroll / Overhead Costs represents employee, occupancy, and related costs to wind-down the estate in a Chapter 7 proceeding. The Company assumes that the liquidation would occur over a six-month period. The analysis assumes that costs associated with the generation of new revenue and customer acquisition would be eliminated upon commencement of the liquidation and that other functions not directly required to service the customer base would operate at reduced levels. After the sale of the customer base, payroll costs estimates are based on one-third of the original projected employee costs for two months plus a 25% retention premium under the “low” case and 15% under the “high” case.

9)	Wind-down Operating Costs

Includes $3 million of SG&A expenses and $3 million of network costs for the two-month period after the customer base has been sold as the network is shut down and the remaining assets are liquidated.

10)	Professional Fees

Based on the Company’s review of the nature of these costs and the outcomes of similar liquidations, fees were estimated at approximately $6 million. This figure is based on an assumed cost for professionals of $1 million per month. This amount is inclusive of costs of a chapter 7 case related to attorneys, accountants, appraisers, and certain other professionals retained by the chapter 7 trustee. The level of professional fees assumed to be incurred is estimated on the basis of the size, complexity and duration of the liquidation. In order to ensure an orderly liquidation, it is assumed that wind-down costs and related professional fees will be paid before payments to holders of Senior Secured Notes and Unsecured Claims.

11)	Chapter 7 Trustee Fees

Chapter 7 trustee fees include those fees associated with the appointment of a chapter 7 trustee in accordance with section 326 of the Bankruptcy Code. Trustee fees are calculated at a flat rate of 3% of gross liquidation proceeds.

12)	DIP Claims

DIP Claims are estimated at an approximate principal amount of $14 million in a chapter 7 scenario. The DIP Claims will be secured by super-priority liens on, among other things, the Company’s accounts, inventory, deposit accounts and all cash, and thus would require repayment from the proceeds of such collateral before funds could be distributed to more junior creditors.1

13)	Other Secured Claims

The Company has financed certain network equipment, with an estimated net book value of approximately $7 million, under capital lease obligations totaling approximately $3 million. In the event of liquidation, it is assumed that these claims are satisfied in full by permitting the owner to reclaim the assets securing the capital leases.

[1]

To the extent that chapter 7 cases are filed prior to the filing of chapter 11 cases and approval of the DIP Facility, then in lieu of DIP Claims, there will be approximately $14 million in ABL Facility Claims which will be treated in a similar manner.

14)	Senior Secured Notes Claims

Senior Secured Notes Claims derive from the Company’s indenture dated August 23, 2006. The claim amounts reflect both $300 million of principal, as well as approximately $17 million interest accrued through to the petition date.

THE COMPANY’S LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE COMPANY. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE COMPANY WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE SHOWN HERE.

Underlying the liquidation analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Company or a chapter 7 trustee. In addition, various liquidation decisions upon which certain assumptions are based are subject to change. Therefore, there can be no assurance that the assumptions and estimates employed in determining the liquidation values of the Company’s assets will result in an accurate estimate of the proceeds that would be realized were the Company to undergo an actual liquidation. The actual amounts of claims against the estate could vary significantly from the estimate set forth herein, depending on the claims asserted during the pendency of the chapter 7 case. For example, the Company has assumed that wind-down costs and related professional fees will be paid before secured claims to ensure an orderly liquidation. Moreover, this liquidation analysis does not include liabilities that may arise as a result of litigation, certain new tax assessments, or other potential claims. This analysis also does not include potential recoveries from the pursuit of preference, fraudulent conveyance or other causes of action and does not include the estimated costs or pursuing those actions. No value was assigned to additional proceeds that might result from the sale of certain items with intangible value. Therefore, the actual liquidation value of the Company could vary materially from the estimates provided herein. The liquidation analysis set forth herein was based on the reported values of the Company’s assets on March 31, 2012. Operations through the commencement of an actual liquidation will change these asset values. These values have not been subject to any review, compilation or audit by any independent accounting firm.

The Company believes that the chapter 7 liquidation of the Company would result in a substantial diminution in the value to be realized by the holders of Senior Secured Notes Claims, General Unsecured Claims and Existing Preferred Interests against the Company. Holders of Senior Secured Notes Claims, General Unsecured Claims and Existing Preferred Interests are expected to receive recoveries under the Prepackaged Plan in excess of that realized in chapter 7 liquidation. Consequently, the Company believes that the Prepackaged Plan, which provides for the continuation of the Company’s business, will provide substantially greater ultimate return to the holders of Senior Secured Notes Claims, General Unsecured Claims and Existing Preferred Interests than would chapter 7 liquidation.

Broadview
Hypothetical Liquidation Analysis	($ in millions)

Broadview Networks

Hypothetical Liquidation Analysis as of March 31, 2012

This Liquidation Analysis has been prepared in connection with the Disclosure Statement and the Prepackaged Plan of Reorganization. The Liquidation Analysis indicates the values that may be obtained by classes of claims upon disposition of assets, pursuant to a Chapter 7 liquidation, as an alternative to continued operation of the business under the Prepackaged Plan. Accordingly, collateral values discussed herein may be different than amounts referred to in the Prepackaged Plan. The Liquidation Analysis uses the Debtors’ unaudited March 31, 2012 financial statements, unless specified otherwise.

($ in millions)		3/31/12
		Book	Est. Recovery %		Est. Liquidation Value
	Note	Value	Low	High	Low	High
Asset Liquidation:
Cash and Cash Equivalents	1	$18	100.0%	100.0%	$18	$18
Accounts Receivable, net of Allowance for Doubtful Accounts	2	31	85.0%	90.0%	26	28
Other Current Assets	3	11	2.2%	5.2%	0	1
PP&E, net of Accumulated Depreciation (excl Assets under Cap Lease)	4	72	10.0%	20.0%	7	14
Goodwill and Intangibles, net of Accumulated Amortization	5	107	89.0%	114.5%	95	123
Other Assets	6	6	12.7%	22.9%	1	1

Proceeds from Asset Liquidation		$244	60.3%	75.4%	$147	$184

Total Proceeds					$147	$184

Less: Costs Associated with Liquidation:
Cash flow from operations during wind-down	7				16	18
Payroll / Overhead Costs	8				(4)	(4)
Wind-down Operating Costs	9				(6)	(6)
Professional Fees	10				(6)	(6)
Chapter 7 Trustee Fees	11				(4)	(6)

Total Net Wind-Down Costs					($5)	($3)

Cash Available for Distribution					$143	$181

DISTRIBUTION ANALYSIS SUMMARY

		Est. Liquidation Value
		Low	High
DIP Claims	12	$14	$14
Hypothetical Recovery to DIP Claims		100.0%	100.0%
Proceeds Available after DIP Claims		$129	$167

Other Secured Claims	13	$3	$3
Hypothetical Recovery to Other Secured Claims		100.0%	100.0%
Proceeds Available after Other Secured Claims		$129	$167

Secured Secured Note Claims	14	$317	$317
Hypothetical Recovery to Senior Secured Note Claims		40.6%	52.6%
Proceeds Available after Senior Secured Note Claims		$0.0	$0.0

Proceeds Available to Pay Admin., Priority & General Unsecured Claims		$0.0	$0.0

DIP Claims Recovery		$14	$14
Other Secured Claims Recovery		3	3
Senior Secured Note Claims Recovery		129	167

EXHIBIT 6

Reorganized Company’s Projected Financial Information

SUMMARY OF FINANCIAL PROJECTIONS

These financial projections (the “Financial Projections”) present, to the best of the Company’s knowledge and belief, the Company’s expected financial position, results of operations and cash flows for the Forecast Period (as defined below). The assumptions and notes to the Financial Projections disclosed herein are those that the Company believes are significant to the Financial Projections. Because events and circumstances frequently do not occur as expected, there will be differences between the projected and actual results. These differences may be material to the Financial Projections contained herein.

The Company has prepared the Financial Projections to assist the Bankruptcy Court in determining whether the Prepackaged Plan meets the “feasibility” requirements of section 1129(a)(11) of the Bankruptcy Code. The Company prepared projections for each of the calendar years 2012 through 2017 (the “Forecast Period”). In connection with the planning and development of the Prepackaged Plan, the core operating assumptions with respect to revenue, normal operating expenses and capital expenditures, exclusive of non-recurring restructuring and transaction expenses and the capital structure upon emergence, were prepared by the Company during the first quarter of 2012 assuming a mid-2012 resolution of the Company’s restructuring, potentially through a consensual out-of-court restructuring or through a prepackaged chapter 11 bankruptcy filing. Non-recurring transaction expenses and capital structure assumptions were updated based on negotiations with the Company’s largest bondholders in June 2012. The Financial Projections assume that the Prepackaged Plan will be implemented in accordance with its stated terms in October 2012 (the “Assumed Effective Date”). Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in either the Disclosure Statement or the Prepackaged Plan, as applicable.

THE COMPANY DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS FINANCIAL FORECASTS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL FINANCIAL FORECASTS OR FORECASTS OF ITS ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE COMPANY DOES NOT ANTICIPATE THAT IT WILL, AND DISCLAIMS ANY OBLIGATION TO, FURNISH UPDATED FINANCIAL FORECASTS OR BUDGETS TO ANY PARTY PRIOR TO THE EFFECTIVE DATE OF ANY PLAN OF REORGANIZATION EFFECTUATED THROUGH A BANKRUPTCY OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

Accounting Policies and Other Considerations

The Financial Projections were not prepared with a view toward compliance with the guidelines established by the American Institute of Certified Public Accountants or the rules and regulations of the Securities and Exchange Commission and by their nature are not financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The Financial Projections have been prepared by management and have not been reviewed or audited by an outside accounting firm. Only preliminary assumptions have been made with respect to “fresh start” accounting adjustments, for illustrative purposes only, and were not created in accordance with American Institute of Certified Public Accountants Statement of Position 90-7. Upon emergence from chapter 11, the Company would be required to determine the amount by which its enterprise value as of the effective date exceeds, or is less than, the fair value of its assets as of the effective date of the Prepackaged Plan. Such determination would be based upon the fair values at that time, which may be based on, among other things, a different methodology with respect to the valuation of the Company. In any event, such valuations, as well as the determination of the fair value of the Company’s assets and the determination of its actual liabilities, would be made as of the effective date of the Prepackaged Plan, and the changes between the amounts of any or all of the foregoing items as assumed in the Financial Projections and the actual amounts thereof as of the effective date may be material.

The Financial Projections are based on a number of assumptions made by management with respect to the future performance of Company’s operations. Although management has prepared the Financial Projections in good faith and believes the assumptions to be reasonable, it is important to note that the Company can provide no assurance that such assumptions will be realized. As described in detail in the Disclosure Statement, a variety of risk factors could affect the Company’s future financial position and results of operations and must be considered.

These Financial Projections contain both historical and forward-looking statements. All statements other than statements of historical fact included in these Financial Projections that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements including, without limitation, the statements about the Company’s plans, objectives, strategies and prospects regarding, among other things, the Company’s financial condition, results of operations and business. The Company has identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements are contained throughout these Financial Projections, are based on current expectations about future events affecting the Company and are subject to uncertainties and factors relating to the Company’s operations, business environment, and discussions with creditors. All such matters are difficult to predict and many are beyond the Company’s control and could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Many factors mentioned in the Company’s discussion in these Financial Projections will be important in determining future results. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the

Company cannot guarantee future results, levels of activity, performance or achievements. The Company’s plans and objectives are based, in part, on assumptions involving the Company continuing as a going concern and executing the Company’s stated business plan and objectives. Forward-looking statements (including oral representations) are only predications or statements of current plans, which the Company reviews continuously. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties.

The Financial Projections should be read in conjunction with the assumptions, qualifications and explanations set forth in the Disclosure Statement and the Prepackaged Plan in their entirety, as well as and the historical consolidated financial statements (including the notes thereto) set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 and any other Company reports filed with the Securities and Exchange Commission. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov .

General Assumptions

The Financial Projections incorporate management’s assumptions and initiatives, including the impact of new sales distribution channels, projected customer trends and anticipated cost savings initiatives. The Financial Projections take into account the current market environment in which the Company operates but assumes a general long-term improvement in macroeconomic trends. The Financial Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of the Company, industry performance, general business and economic conditions and other matters, most of which are beyond the control of the Company. The assumptions take into account some uncertainty and disruption of business that the pending maturity of the Company’s Senior Secured Notes may cause, but may not fully reflect any adverse impacts that a bankruptcy filing may have on core operations in the short term. Therefore, although the Financial Projections are necessarily presented with numerical specificity, the actual results achieved during the Forecast Period may vary from the projected results and these variations may be material. Although the Company believes that the assumptions underlying the Financial Projections, when considered on an overall basis, are reasonable in light of current circumstances, no representation can be or is being made with respect to the accuracy of the Financial Projections or the ability of the Company to achieve the projected results of operations. Some assumptions inevitably will not materialize, and events and circumstances occurring subsequent to the date on which the Financial Projections were prepared may be different from those assumed, or may be unanticipated, and therefore may affect financial results in a material and possibly adverse manner. The Financial Projections, therefore, may not be relied upon as a guarantee or other assurance of the actual results that will occur. Moreover, the Financial Projections were prepared in connection with the solicitation of a prepackaged chapter 11 case, potentially consummated through a consensual out-of-court restructuring. Therefore, the assumptions underlying the Financial Projections would not necessarily apply in a prolonged chapter 11 case. In deciding whether to vote to accept or reject the Prepackaged Plan, holders of Senior Secured Notes and Existing Preferred Interests must make their own determinations as to the reasonableness of such assumptions.

Key Assumptions – Income Statement

A.	Revenues

The Financial Projections assume a continued focus on growth opportunities from the Company’s cloud-based services including the OfficeSuite® product. Sales of other T-1 and Ethernet-based products are expected to remain relatively flat over the Forecast Period, in line with historical trends. The Company expects to observe continued industry trends toward lower usage of its traditional voice products. This lower usage is primarily driven by customer trends toward using more online and wireless communications services.

In 2012, revenue is projected to decline by approximately 6% relative to 2011 due to continuing macro industry trends, reduced regulatory related revenues resulting from carrier access reform changes, a difficult and sluggish general economic environment, as well as customer uncertainty caused by the Company’s debt maturities, potentially causing lower sales and increased customer churn relative to historical levels. Management projects that this decline in revenue will be partially offset by growth in cloud-based communications services, including the expansion of the OfficeSuite® product set on a nationwide basis through new sales channels including Web marketing and strategic partnerships. Revenues are forecast to grow in 2013 as a result of increased focus on cloud-based, data and managed services, including the OfficeSuite® products, improvement in churn rates and an increase in new sales and revenue derived from the new sales channels, which are forecast to nearly double over the Forecast Period, ultimately driving over 50% of new sales, and to a lesser extent by improved sales force productivity after balance sheet uncertainty has been reduced.

B.	Cost of Revenues

Cost of services are expected to decline modestly as a percentage of revenues during the Forecast Period primarily as a result of growth in products and services that have higher incremental gross margins than the traditional voice services provided by the Company. The increase in gross margin also reflects management’s continued efforts to reduce fixed and variable network costs through network optimization and other initiatives.

C.	Selling, General and Administrative Expenses (“SG&A”)

Projected SG&A, exclusive of nonrecurring expenses, is forecast to increase as a percentage of revenues through 2014, driven by sales, marketing and commission expenses related to sales growth and investment in development of the web and new distribution channels. The investment in these initiatives is partially mitigated by cost savings initiatives, some of which have been implemented during the first two quarters of 2012, including a reduction in the work force, continued cost controls and expected productivity enhancements. SG&A expenses are projected to decline as a percentage of revenue from 2015 through the remainder of the Forecast Period.

D.	Nonrecurring SG&A

Nonrecurring SG&A primarily consists of severance and related separation costs (including the reduction in force earlier in 2012), and professional services expenses and other costs associated with the Company’s restructuring.

E.	Depreciation and Amortization

Depreciation and amortization expense is comprised primarily of depreciation expense for property, plant and equipment and amortization of intangible assets. Depreciation and amortization assumptions are consistent with current accounting policies and expected useful asset lives, but does not fully reflect the impact of “fresh start” accounting adjustments.

F.	Interest Expense:

For 2012, interest expense includes interest on pre-petition debt through the petition date and then interest after the petition date pursuant to the DIP Facility and Capital Leases, as well as adequate protection payments on the Senior Secured Notes through emergence. After the Assumed Effective Date, interest expense includes post-emergence interest related to the pro forma capital structure as set forth in the Disclosure Statement.

G.	Income Tax Expense / (Benefit)

Tax expense is projected based on the Company’s best estimate of the amount and timing of federal and state income tax payments (inclusive of certain non-cash accruals), offset by the Company’s use of certain pro forma tax attributes, as more fully discussed in the Disclosure Statement.

Key Assumptions – Projected Consolidated Balance Sheet

H.	Cash

The cash balance projection is forecast using the cash flow statement.

I.	Accounts Receivable

Accounts receivable is assumed to increase as revenues increase over the forecast period. Day Sales Outstanding (DSO’s) and collections patterns are projected according to historical relationships with respect to revenue volumes.

J.	Other Current Assets

Other current assets include deferred carrier charges, prepaid expenses and other current assets. No significant fluctuation is forecast in this category.

K.	Net Property, Plant and Equipment

Net PP&E is forecast using capital expenditures and depreciation from the projected income statement.

L.	Goodwill, Intangible Assets

Intangible assets and goodwill reflect a preliminary estimate of the impact of “fresh start” accounting and consist primarily of customer relationships and the assumed value of the Company’s intellectual property. Goodwill is not amortized, while other intangibles are amortized based upon their expected useful lives. This line item is forecast to decline as intangible assets are amortized.

M.	Other Assets

Other assets include security deposits, debt issuance costs associated with the restructured debt and certain other noncore assets.

N.	Current Liabilities

Current liabilities include trade payables, and payroll-related liabilities, accrued interest and other accrued expenses. Accounts payable is assumed to increase as overall costs increase proportionate with the growth in revenue over the forecast period. Payments are projected according to historical relationships with respect to purchase volumes. Other current liabilities are forecast to remain relatively flat, consistent with the forecast for expenses in 2012 and beyond.

O.	Post-Reorganization Debt

The post emergence capital structure based upon the Prepackaged Plan. The Financial Projections reflect i) $150 million in New Notes and ii) a revolving credit facility of $25 million and iii) approximately $3 million of rollover capital lease obligations.

P.	Other Liabilities

Other liabilities are forecast to increase as deferred tax liabilities increase remain flat over the Forecast Period.

Q.	Shareholders’ Equity

Shareholders’ equity reflects a preliminary estimated impact of “fresh start” accounting. Shareholders’ equity upon emergence reflects the implied equity value of primary equity interests issued at Emergence under the Prepackaged Plan and changes each year by the amount of net income. No dividends to common stockholders are projected in the Financial Projections.

Key Assumptions – Projected Consolidated Statement of Cash Flows

R.	Working Capital

Components of working capital are projected according to historical relationships with respect to revenue and cost of revenue and SG&A expenses. The Financial Projections also assume certain prior period disputes are resolved in the ordinary course during 2012 and result in a cash use and reduction in accrued liabilities.

S.	Capital Expenditures

Capital expenditures are forecast to decrease to $26 million in 2012 from $30 million in 2011 which included several nonrecurring projects. The majority of the Company’s capital expenditures are success-based expenditures, made only upon establishment of new service and revenue.

T.	Financing Cash Flow

Cash flows from financing primarily reflect amortization of Capital Leases.

PROJECTED INCOME STATEMENT

			For the year ending December 31,
$ Millions	2012E	2013E	2014E	2015E	2016E	2017E
T-1, Cloud Account Revenue	$231.0	$243.9	$271.8	$304.1	$335.6	$365.4
Traditional Voice & Data	74.1	65.9	58.1	51.8	46.4	41.9
Other	50.3	50.6	51.2	51.9	52.4	52.7

Total Revenue	355.4	360.4	381.1	407.8	434.3	460.0
Cost of Goods Sold	166.9	164.1	169.5	177.4	186.2	195.4

Gross Profit	188.5	196.3	211.6	230.3	248.1	264.6
Gross Margin	53.0%	54.5%	55.5%	56.5%	57.1%	57.5%
SG&A (Excl. Nonrecurring Expenses)	124.4	131.5	140.5	147.6	153.7	159.1

Adjusted EBITDA	64.1	64.7	71.1	82.8	94.4	105.5
Adjusted EBITDA Margin	18.0%	18.0%	18.7%	20.3%	21.7%	22.9%
Depreciation & Amortization	39.2	34.0	28.6	29.0	30.6	34.4
Nonrecurring Expenses	13.3	—	—	—	—	—
Interest Expense, net	34.4	17.3	17.1	17.1	17.0	16.9

EBT	(22.9)	13.4	25.4	36.7	46.7	54.2
Income Taxes	1.3	1.5	1.7	4.3	11.2	18.9

Net Income	($24.3)	$11.9	$23.7	$32.4	$35.5	$35.3

PROJECTED BALANCE SHEET

			As of December 31,
$ Millions	2012E	2013E	2014E	2015E	2016E	2017E
Assets
Cash & Investments	$21.9	$33.6	$48.3	$70.6	$95.1	$122.6
Accounts Receivable, net	33.6	34.5	36.9	39.4	41.9	44.3
Other Current Assets	9.9	9.9	9.9	9.9	9.9	9.9

Total Current Assets	65.4	78.0	95.0	119.9	146.9	176.8
Property & Equipment, net	70.8	71.4	81.8	93.1	103.5	110.7
Goodwill and Intangible Assets, net	236.4	234.2	232.7	231.5	230.7	230.2
Cash Deposits / Other	7.2	6.8	6.5	6.1	5.8	5.5

Total Assets	$379.8	$390.4	$416.0	$450.6	$486.9	$523.1
Liabilities
Total Accounts Payable, Taxes, Payroll-Related	$21.4	$21.5	$22.8	$23.8	$24.5	$25.3
Accrued Expenses, excl. Bond Interest	13.4	13.1	13.3	13.5	13.6	13.8
Accrued Interest - Bonds	2.6	2.6	2.6	2.6	2.6	2.6
Current Portion of Long-Term Debt	1.0	0.2	—	—	—	—

Total Current Liabilities	38.5	37.5	38.7	39.9	40.8	41.7
Long-Term Debt	165.5	164.3	164.0	164.0	164.0	164.0
Other Liabilities	8.0	8.9	9.9	10.9	10.9	10.9

Total Long Term Liabilities	173.5	173.3	173.9	174.9	174.9	174.9

Total Liabilities	212.0	210.7	212.6	214.8	215.7	216.6
Total Stockholders’ Equity	167.8	179.7	203.4	235.8	271.3	306.6

Total Liabilities & Stockholders’ Equity	$379.8	$390.4	$416.0	$450.6	$486.9	$523.1

PRO FORMA BALANCE SHEET

$ Millions	9/30/2012	Adjustments		9/30/2012 PF
Assets
Cash & Investments	$21.0	($2.7	)(1)	$18.3
Accounts Receivable	33.8	—		33.8
Other Current Assets	9.9	—		9.9

Total Current Assets	64.7	(2.7)		62.0

Property & Equipment	73.1	—	(2)	73.1
Goodwill and Intangible Assets	105.4	131.9	(3),(4)	237.3
Cash Deposits / Other	7.5	1.8	(5)	9.2

Total Assets	$250.7	$130.9		$381.7

Liabilities
Total Accounts Payable, Taxes and Payroll-Related	$20.4	—		$20.4
Accrued Expenses, excl. Accrued Bond Interest	15.1	—		15.1
Accrued Interest - Bonds	17.1	(17.1	)(6)	—
Current Portion of Long-Term Debt	1.2	—		1.2

Total Current Liabilities	53.8	(17.1)		36.7

Long-Term Debt	315.8	(150.0	)(4)	165.8
Other Liabilities	11.5	(3.8	)(7)	7.7

Total Long Term Liabilities	327.3	(153.8)		173.6

Total Liabilities	381.1	(170.8)		210.3

Total Stockholders’ Equity/(Deficiency)	(130.4)	301.8	(3),(6)	171.3

Total Liabilities & Stockholders’ Equity/(Deficiency)	$250.7	$130.9		$381.7

(1)	Payment of remaining transaction fees.
(2)	Estimated fair value of property and equipment is based upon net book value; with fair value to be determined at a later date in accordance with “fresh start” accounting.
(3)	Increase in Goodwill and Intangible Assets reflects general management estimates of “fresh start” accounting adjustments, including: i) the elimination of stockholders’ deficit, and ii) the elimination of deferred rent payable, reduced by iii) reclassification of deferred financing costs from Intangible Assets to Other Assets, and iv) payment of remaining transaction fees.
(4)	The fair value of identifiable intangible assets such as trademarks and customer relationships is to be determined at a later date in accordance with “fresh start” accounting.
(5)	Capitalization of deferred financing costs associated with the Prepackaged Plan.
(6)	Reflects the exchange of $300 million of Senior Secured Notes and $17 million of related accrued interest and all existing preferred equity for $150 million of New Senior Secured Notes and $171 million of New Common Stock.
(7)	Elimination of deferred rent payable.

CASH FLOW STATEMENT

			For the year ending December 31,
$ Millions	2012E	2013E	2014E	2015E	2016E	2017E
Cash flows from operating activities:
Net Income / (Loss)	($24.3)	$11.9	$23.7	$32.4	$35.5	$35.3
Depreciation, Amortization & Other Adjustments	41.4	35.5	30.1	30.5	31.2	34.8
Changes in A/R / Doubtful Accounts	(0.4)	(1.0)	(2.3)	(2.5)	(2.5)	(2.4)
Other Assets	(2.8)	0.0	0.0	0.0	0.0	0.0
Changes in A/P, Taxes, Payroll-Related	1.1	0.2	1.3	1.0	0.7	0.7
Accrued Expenses, excl. Accrued Bond Interest	(11.9)	(0.5)	—	—	—	—
Accrued Interest - Bonds	(8.8)	—	—	—	—	—

Net Cash provided by operating activities	(5.7)	46.0	52.8	61.3	64.9	68.5

Cash flows from investing activities
Other	(1.5)	0.0	(0.0)	0.0	0.0	—
Capital Expenditures	(26.0)	(32.3)	(37.5)	(39.1)	(40.3)	(41.0)

Net cash used in investing activities	(27.5)	(32.3)	(37.5)	(39.1)	(40.3)	(41.0)

Cash flow from financing activities
New Common Stock	171.3	—	—	—	—	—
Capital Lease Repayments	(2.0)	(2.0)	(0.5)	—	—	—
Revolving Credit Facility	(3.1)	—	—	—	—	—
Senior Secured Notes	(150.0)	—	—	—	—	—

Net cash used in financing activities	16.2	(2.0)	(0.5)	—	—	—

Net Increase/(Decrease) in Cash and Investments	(17.0)	11.6	14.7	22.3	24.6	27.5
Beginning Cash & Investments	38.9	21.9	33.6	48.3	70.6	95.1

Ending Cash & Investments	$21.9	$33.6	$48.3	$70.6	$95.1	$122.6

EXHIBIT 7

New Senior Secured Notes Indenture

INDENTURE,

Dated as of [    ], 2012

AMONG

BROADVIEW NETWORKS HOLDINGS, INC.,

as Issuer,

THE GUARANTORS NAMED HEREIN,

as Guarantors,

AND

THE BANK OF NEW YORK MELLON,

as Trustee and Collateral Agent

10.5% Senior Secured Notes due 2017

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	7.10
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03; 7.08; 7.10
(c)	N.A.
311(a)	7.03; 7.11
(b)	7.03; 7.11
312(a)	2.05
(b)	2.05; 7.07; 11.03
(c)	11.03
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06
(d)	7.06
314(a)	4.06; 4.08
(b)	12.03
(c)(1)	4.06; 11.04
(c)(2)	11.04
(c)(3)	4.08
(d)	12.04
(e)	11.05
(f)	N.A.
315(a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.05; 9.04
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01
(b)	N.A.
(c)	11.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

(continued)

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

NOTE:    This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of [            ], 2012, among Broadview Networks Holdings, Inc., a Delaware corporation (the “Company”), the Guarantors (as herein defined) and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, on [            ], 2012, the Company filed a voluntary petition under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and filed with the Bankruptcy Court a Prepackaged Plan of Reorganization (the “Plan”) for which the Company commenced a solicitation of votes of the Company’s creditors on [            ], 2012;

WHEREAS, on [            ], 2012, the Company’s creditors approved, and on [            ], 2012, the Bankruptcy Court confirmed, the Plan;

WHEREAS, pursuant to the Plan, the Company is required to issue, and the Guarantors (with respect to the Guarantees) have duly authorized the creation of an issue of, 10.5% Senior Secured Notes due 2017 (the “Initial Notes” and, together with any Additional Notes (as herein defined), the “Notes”) and the Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture;

WHEREAS, the entire aggregate principal amount of the Initial Notes will be issued to or for the benefit of the holders of the notes under that certain indenture, dated as of August 23, 2006, among the Company, the guarantors named therein and The Bank of New York, as trustee and collateral agent outstanding immediately prior to the date hereof, as set forth under the Plan; and

WHEREAS, all things necessary to make the Notes and Guarantees, when each are duly issued and executed by the Company and the Guarantors, as applicable, and authenticated and delivered hereunder, the valid obligations of each of the Company and the Guarantors, respectively, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

[“Acceleration Notice” has the meaning set forth in Section 6.02(a).] [Note: to be deleted if term is not referenced in other transaction documents]

1

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries (a) existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or (b) assumed in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person became a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

“Additional Interest” has, with respect to any Notes that are entitled to the benefits of a Registration Rights Agreement, the meaning set forth in such Registration Rights Agreement.

“Additional Notes” means any Notes that are issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of Sections 2.02 and 4.12.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Affiliate Legend” has the meaning set forth in Section 2.15(g)(1).

“Affiliate Transaction” has the meaning set forth in Section 4.11.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Agent Members” has the meaning set forth in Section 2.15(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means:

(1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of Company or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

(2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

2

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Lien in accordance with this Indenture) for value by (x) the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary of the Company of:

(1) any Capital Stock of any Restricted Subsidiary of the Company; or

(2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

(b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted in Section 5.01;

(c) any Restricted Payment permitted in Section 4.10 and any Permitted Investment;

(d) the sale of Cash Equivalents for cash;

(e) the sale or other disposal of First Priority Collateral pursuant to the exercise of any remedies pursuant to the documents relating to any First Priority Claims permitted under this Indenture; and

(f) the sale or other disposition of used, worn out, obsolete or surplus equipment.

“Authenticating Agent” has the meaning set forth in Section 2.02.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” has the meaning set forth in the preamble to this Indenture.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have meanings correlative to the foregoing.

3

“Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

“Business Day” means a day that is not a Legal Holiday.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $500.0 million;

4

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than a transaction in which the transferee is controlled by one or more Permitted Holders;

(2) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than (a) a transaction in which the surviving or transferee Person is a Person that is controlled by the Permitted Holders or (b) any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

(3) the approval of any plan or proposal for the liquidation, winding up or dissolution of the Company;

(4) (a) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Company, and (b) the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person or Group, and (c) one or more Permitted Holders do not have the right to elect a majority of the Board of Directors of the Company; or

(5) subsequent to the first Public Equity Offering, individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

“Change of Control Offer” has the meaning set forth in Section 4.15(a).

“Change of Control Payment Date” has the meaning set forth in Section 4.15(b)(2).

“Change of Control Redemption Right” has the meaning set forth in Section 3.01(c).

5

“Clearstream” means Clearstream Banking, societe anonyme.

“Collateral” means collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under the Indenture and the Notes is granted or purported to be granted under any Collateral Agreement; provided, however, that Collateral shall not include any Excluded Collateral.

“Collateral Agent” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Collateral Agreements” means, collectively, the Security Agreement, the Intercreditor Agreement and each Mortgage, in each case, as the same may be in force from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

“Consolidated Cash Flow” means, with respect to any Person, for any period, the sum (without duplication) of:

(1) Consolidated Net Income; and

(2) to the extent Consolidated Net Income has been reduced thereby:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

(b) Consolidated Interest Expense, and interest attributable to write-offs of deferred financing costs; and

(c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period;

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

6

[“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs and deferred financing fees and costs); plus

(2) the product of (x) the amount of all dividend payments and distributions on any Disqualified Capital Stock of such Person and any Preferred Stock of any Restricted Subsidiary of such Person (other than dividends or distributions paid in Qualified Capital Stock and dividends or distributions paid to such Person or any of its Restricted Subsidiaries) paid or required to be paid or made or required to be made during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.] [Note: to be deleted if term is not referenced in other transaction documents]

“Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; and (c) net cash costs under all Interest Swap Obligations (including amortization of fees).

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto;

(2) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; provided, however, that this exclusion shall not apply in determining the principal amount of Indebtedness that may be incurred pursuant to the proviso to the first sentence under Section 4.12 so long as such Restricted Subsidiary is a Guarantor;

(3) the net income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly-Owned Subsidiary of the referent Person by such Person;

(4) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period, whether or not such operations were classified as discontinued);

(5) the cumulative effect of a change in accounting principles;

(6) interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”;

7

(7) non-cash charges resulting from the impairment of intangible assets;

(8) all amortization expense relating to intangible assets attributable to customers acquired in connection with any Asset Acquisition less the reduction in income tax expense attributable to such amortization expense; and

(9) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash items and expenses of such Person and its Restricted Subsidiaries to the extent they reduce Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, 4E, New York, New York 10286, Attn: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth in Section 8.01(c).

“Credit Agreement” means the [Credit Agreement dated as of the Issue Date, between the Company and certain of the Guarantors, as borrowers, and the lenders and agents party thereto], together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (2) or (14) of the definition of the term “Permitted Indebtedness”) or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or noteholders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

8

“Depositary” means The Depository Trust Company, its nominees and successors (“DTC”).

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than as a result of an event that would constitute a change of control or an asset sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a change of control or an asset sale) on or prior to the first anniversary of the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or any of its Subsidiaries at any time prior to such anniversary.

“Domestic Restricted Subsidiary” means, with respect to any Person, a Domestic Subsidiary of such Person that is a Restricted Subsidiary of such Person.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person that is not a Foreign Subsidiary of such Person.

“Eligible Receivables” mean, with respect to any Person as of any date of determination, the accounts receivable (net of any reserves and allowances for doubtful accounts in accordance with GAAP) of such Person that are not more than 60 days past their due date and that were entered into in the ordinary course of business on normal payment terms that would be required to be shown on the balance sheet of such Person if prepared on such date, all in accordance with GAAP.

“Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Common Stock of the Company or any holding company of the Company to any Person other than issuances upon exercise of options by employees of any holding company, the Company or any of the Restricted Subsidiaries.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Collateral” means:

(1) the Capital Stock of any Subsidiary of the Company;

(2) motor vehicles;

(3) leasehold interests in real property with respect to which the Company or any Guarantor is a tenant or subtenant;

9

(4) rights under any contracts that contain a valid and enforceable prohibition on assignment of such rights (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity), but only for so long as such prohibition exists and is effective and valid;

(5) property and assets owned by the Company or any Guarantors that are the subject of Permitted Liens described in clause (6) or (7) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(6) payroll accounts of the Company or any Guarantor;

(7) Permitted LC Cash Collateral Accounts; and

(8) property and assets owned by the Company or any Guarantor in which a Lien may not be granted without governmental approval or consent (but only for so long as the Company or the applicable Guarantor has not obtained such approval or consents).

“Excluded Contributions” means the net cash proceeds received by the Company subsequent to the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) by the Company of shares of its Qualified Capital Stock, in each case, designated as Excluded Contributions pursuant to an Officers’ Certificate, the cash proceeds of which are excluded from the calculation set forth in clause (iii) (B) or (C), as the case may be, of Section 4.10.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith.

[“FCC” means the Federal Communications Commission of the United States of America, and any successor, in whole or in part, to its jurisdiction.] [Note: to be deleted if term is not referenced in other transaction documents]

“Financial Reports” has the meaning set forth in Section 4.08(b).

“First Lien Agent” means the Administrative Agent and any successor designated as such by the holders of First Priority Claims.

10

“First Priority Cash Management Obligations” means all obligations of the Company and the Guarantors in respect of overdrafts and related liabilities owed to any other Person that arise from treasury, depositary or cash management services, including in connection with any automated clearing house transfers of funds, or any similar transactions, secured by any assets constituting Collateral under the documents that secure Obligations under the Credit Agreement.

“First Priority Claims” means (a) Indebtedness under the Credit Agreement permitted pursuant to clause (2) or (14) of the definition of Permitted Indebtedness, (b) First Priority Cash Management Obligations and First Priority Hedging Obligations, and (c) all other Obligations under the documents relating to Indebtedness described in clauses (a) and (b) above.

“First Priority Hedging Obligations” means all Interest Swap Obligations secured by any assets constituting Collateral under the documents that secure Obligations under the Credit Agreement.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.15(g)(2) hereof to be placed on all Global Notes issued under this Indenture.

“Global Notes” has the meaning set forth in Section 2.01.

“Guarantee” has the meaning set forth in Section 10.01.

“Guarantor” means (1) each of the Company’s Domestic Restricted Subsidiaries existing on the Issue Date and (2) each of the Company’s Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means the Person in whose name a Note is registered on the books of the Company’s registrar.

11

“Immaterial Subsidiary” means, as of any date, any Domestic Restricted Subsidiary whose assets, as of that date, have a fair market value of less than $250,000 and whose total revenues for the most recent 12-month period do not exceed $250,000; provided that a Domestic Restricted Subsidiary shall not be considered to be an Immaterial Subsidiary if it, directly or indirectly, (1) Guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor or (2) possesses any license relating to the delivery or distribution of telecommunications, voice, data or video services; and provided further that neither the aggregate fair market value of assets nor the aggregate total revenues for the most recent 12-month period of all Immaterial Subsidiaries may exceed $1.0 million or $1.0 million, respectively.

“incur” has the meaning set forth in Section 4.12.

“Indebtedness” means with respect to any Person, without duplication:

(1) all Obligations of such Person for borrowed money;

(2) all Obligations of such Person evidenced by bonds, debentures notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn outs);

(5) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether or not then due;

(6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of any such Obligation being deemed to be the lesser of the Fair Market Value of the property or asset securing such Obligation or the amount of such Obligation;

(8) all Interest Swap Obligations and all Obligations under Currency Agreements of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

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Notwithstanding the foregoing, Indebtedness shall not include any Qualified Capital Stock. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indemnified Party” has the meaning set forth in Section 7.07.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Initial Notes” has the meaning set forth in the preamble to this Indenture.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act.

“Intercreditor Agreement” means the [Intercreditor Agreement, dated as of the Issue Date, among the First Lien Agent, the Trustee, the Collateral Agent, the Company and the Guarantors], as the same may be amended, supplemented or modified from time to time.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving

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effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.10:

(i) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means [Credit Facility Issue Date].

“Legal Defeasance” has the meaning set forth in Section 8.01(b).

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Leverage Ratio” has the meaning set forth in Section 4.12.

“Maturity Date” means [            ], 2017.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents, if any, granting Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents required to be delivered pursuant to Section 4.22.

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“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) all taxes and other costs and expenses actually paid or reasonably estimated by the Company to be payable in cash in connection with such Asset Sale;

(3) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

provided, however, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

“Net Proceeds Offer” has the meaning set forth in Section 4.16(3)(c).

“Net Proceeds Offer Amount” has the meaning set forth in Section 4.16(3)(c).

[“Net Proceeds Offer Payment Date” has the meaning set forth in Section 4.16(3)(c).] [Note: to be deleted if term is not referenced in other transaction documents]

“Net Proceeds Offer Trigger Date” has the meaning set forth in Section 4.16(3)(c).

“Notes” has the meaning set forth in the preamble to this Indenture and means the Initial Notes and the Additional Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

“Obligations” means all obligations for principal, premium, interest (including, without limitation, interest occurring after an insolvency, bankruptcy or similar proceeding, whether or not such interest is an allowed claim in any such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

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“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal financial officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who shall be reasonably acceptable to the Trustee.

“Paying Agent” has the meaning set forth in Section 2.03.

“Permitted Business” means:

(1) the delivery or distribution of telecommunications, voice, data or video services; or

(2) any business or activity reasonably related or ancillary to those listed above, including, any business the Company or a Restricted Subsidiary conducts on the Issue Date, and the acquisition, holding or exploitation of any license relating to the delivery or distribution of those services.

“Permitted Holders” means: [Fidelity Management and Research Company], [BlackRock Financial Management, Inc.], [MSD Credit Opportunity Master Fund, L.P.], and [Watershed Asset Management, L.L.C.] and their respective controlled Affiliates.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness under the Notes issued hereunder in an aggregate outstanding principal amount not to exceed $[150.0] million and the related Guarantees;

(2) Indebtedness incurred pursuant to the Credit Agreement, Capitalized Lease Obligations, Purchase Money Indebtedness and letters of credit that are collateralized with cash or cash equivalents in an amount at least equal to (but not exceeding 105% of) the aggregate stated amount of such letters of credit (“Permitted LCs”) in an aggregate principal amount at any time outstanding not to exceed the excess of (x) the sum of (a) $35.0 million and (b) 80% of Eligible Receivables acquired in connection with any acquisition by the Company or any Guarantor of the assets of a Person that is not the Company or any of its Subsidiaries (including pursuant to a Permitted Investment of the type described in clause (1) of the definition thereof) over (y) the aggregate amount of permanent reductions to the revolving commitments made and principal of term Indebtedness prepaid, in each case, from time to time pursuant to Section 4.16;

(3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

(4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

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(5) Intercompany Indebtedness of the Company or a Guarantor for so long as such Indebtedness is held by the Company or a Guarantor; provided that such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes; and provided further that if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

(6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

(7) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(8) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(9) Refinancing Indebtedness;

(10) Indebtedness represented by guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

(11) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

(12) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture;

(13) Acquired Indebtedness of the Company or any of its Restricted Subsidiaries; provided that, after giving effect to the incurrence thereof, the Company could incur at least $1.00 of Indebtedness under the Leverage Ratio set forth in Section 4.12; and

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(14) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $10.0 million at any time outstanding (including Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness and Indebtedness incurred under the Credit Agreement).

For purposes of determining compliance with Section 4.12, (a) the outstanding principal amount of any item of Indebtedness shall be counted only once and (b) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above or is entitled to be incurred under the Leverage Ratio, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary of the Company in the Company or any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate with or into the Company or a Guarantor, or that transfers or conveys all or substantially all of its assets to the Company or a Guarantor (including Investments consisting of guarantees made by the Company or any such Restricted Subsidiary in respect of Indebtedness of the Company or any such Person that is otherwise permitted under this Indenture);

(2) Investments in cash and Cash Equivalents;

(3) Interest Swap Obligations entered into (a) in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses, (b) not for speculative purposes and (c) otherwise in compliance with this Indenture;

(4) Investments in the Notes;

(5) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers;

(6) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.16;

(7) Investments in existence on the Issue Date;

(8) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

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(9) advances to suppliers and customers in the ordinary course of business;

(10) investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

(11) additional Investments by the Company or any of its Restricted Subsidiaries not in excess of $10.0 million at any one time outstanding.

“Permitted LC Cash Collateral Accounts” means the accounts in which cash and cash equivalents are deposited to secure Permitted LCs in accordance with clause (2) pursuant to Permitted Liens of the type described in clause (19) of the definition thereof.

“Permitted Liens” means the following types of Liens:

(1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant, to GAAP;

(2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(3) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4) any judgment Lien not giving rise to an Event of Default;

(5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(6) any interest or title of a lessor under any Capitalized Lease Obligation permitted pursuant to clause (14) of the definition of the term ‘Permitted Indebtedness”; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation;

(7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (14) of the definition of the term “Permitted Indebtedness”; provided, however, that (a) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a

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Lien on any property or assets of the Company or any Restricted Subsidiary of the Company other than such property or assets so acquired or constructed and improvements thereto and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

(8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture; provided that, with respect to any such Liens on Second Priority Collateral that secure such Interest Swap Obligations constituting First Priority Claims, such Liens are contractually subordinated to the Liens thereon that secure the Notes and the Guarantees pursuant to the terms of the Intercreditor Agreement;

(12) Liens securing First Priority Cash Management Obligations; provided that any such Liens on Second Priority Collateral are contractually subordinated to the Liens thereon that secure the Notes and the Guarantees pursuant to the terms of the Intercreditor Agreement;

(13) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that:

(a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company, or a Restricted Subsidiary of the Company; and

(b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

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(14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term “Permitted Indebtedness” to the extent and in the manner such Liens are in effect on the Issue Date;

(15) Liens securing the Notes and all other Obligations under this Indenture and the Guarantees;

(16) Liens in favor of the Company or any Restricted Subsidiary thereof;

(17) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments;

(18) Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that the incurrence of such Indebtedness was not prohibited by this Indenture; and provided further that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(19) Liens securing Indebtedness permitted to be incurred under clauses (2) and (14) of the definition of “Permitted Indebtedness”;

(20) Liens securing Refinancing Indebtedness that is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this paragraph and which has been incurred in accordance with Section 4.12; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

(21) Liens securing obligations that do not exceed $10.0 million at any one time outstanding.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Physical Notes” has the meaning set forth in Section 2.15(b).

“Plan” has the meaning set forth in the preamble to this Indenture.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Premises” has the meaning set forth in Section 4.22.

“principal” of any Indebtedness (including the Notes) means the principal amount (or accreted value, as the case may be) of such Indebtedness plus the premium, if any, on such Indebtedness.

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“Pro Forma Consolidated Cash Flow” means, with respect to any Person, for any period, the Consolidated Cash Flow of such Person for such period calculated on a pro forma basis to give effect to any Asset Sale or other disposition or Asset Acquisition (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) by such Person during such period as if such Asset Sale or other disposition or Asset Acquisition had taken place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an Asset Acquisition and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions (net of associated expenses) for such period resulting from the Asset Acquisition or other Investment which is being given pro forma effect that (a) would be permitted to be reflected on pro forma financial statements pursuant to Rule 11-02 of Regulation S-X under the Securities Act or (b) have been realized or for which substantially all the steps necessary for realization have been taken; provided that, in any case, such adjustments shall be calculated on an annualized basis and such adjustments are set forth in an Officers’ Certificate signed by the Company’s chief financial officer and another Officer which states in detail (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate at the time of such execution and (iii) that such adjustment or adjustments and the plan or plans related thereto have been reviewed and approved by the Company’s Board of Directors.

“Public Equity Offering” means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the SEC (other than on Form S-8).

[“PUC” means the public utilities commission for any state or any other jurisdiction or any successor agency, and any successor, in whole or in part, to its functions or jurisdictions.] [Note: to be deleted if term is not referenced in other transaction documents]

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment; provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

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“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to Permitted Indebtedness) or clause (1), (3) or (9) of the definition of Permitted Indebtedness, in each case that does not:

(1) have an aggregate principal amount (or, if such Indebtedness is issued with original issue discount, an aggregate offering price) greater than the sum of (x) the aggregate principal amount of the Indebtedness being Refinanced (or, if such Indebtedness being Refinanced is issued with original issue discount, the aggregate accreted value) as of the date of such proposed Refinancing plus (y) the amount of fees, expenses, premium, defeasance costs and accrued but unpaid interest relating to the Refinancing of such Indebtedness being Refinanced;

(2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; or

(3) affect the security, if any, for such Refinancing Indebtedness (except to the extent that less security is granted to holders of such Refinancing Indebtedness);

If such Indebtedness being Refinanced is subordinate or junior by its terms to the Notes, then such Refinancing Indebtedness shall be subordinate by its terms to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” has the meaning set forth in Section 2.03.

“Registration Rights Agreement” means (a) the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Holders of the Initial Notes, as the same may be amended or modified from time to time in accordance with the terms thereof and (b) any registration rights agreement between the Company, the Guarantors and the other parties thereto in connection with the issuance of Additional Notes.

[“Replacement Assets” has the meaning set forth in Section 4.16(3)(b).] [Note: to be deleted if term is not referenced in other transaction documents]

“Restricted Payment” has the meaning set forth in Section 4.10.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder or any successor statute or statutes thereto.

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“Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

“Senior Debt” means Indebtedness incurred pursuant to the Credit Agreement not to exceed $35.0 million and Capitalized Lease Obligations.

“Significant Subsidiary” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule l-02(w) of Regulation S-X under the Exchange Act.

“Subsidiary” with respect to any Person, means:

(1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in Section 9.03.

“Transaction Date” means with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries that is a Guarantor, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

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The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) the Company certifies to the Trustee that such designation complies with Section 4.10; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; and

(2) immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

“U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

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“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the sum of the total of the products obtained by multiplying:

(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(y) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly-Owned Subsidiary” of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Subsidiary, directors’ qualifying shares or an immaterial amount shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned Subsidiary of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole, and not to any particular Article, Section or other subdivision;

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(6) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;

(7) all references to “interest” in this Indenture in respect of any Note shall include any Additional Interest due on such Note pursuant to the terms of the applicable Registration Rights Agreement; and

(8) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

ARTICLE TWO

THE NOTES

SECTION 2.01. Form and Dating.

The Initial Notes and the Additional Notes, if any, and the Trustee’s certificate of authentication thereon, shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the form of the Note annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A hereto including the Global Note Legend (“Global Notes”) deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Global Notes that are held by participants through Euroclear or Clearstream.

The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

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SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $[150,000,000] and (ii) subject to compliance with Section 4.12, one or more series of Additional Notes for original issue after the Issue Date, in each case upon written orders of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12. In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class, and no series of Notes shall have the right to vote or consent as a separate class on any matter.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Notes may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. [Neither the Company nor any Affiliate of the Company may act as Paying Agent.]

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The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, as shall be entitled to appropriate compensation therefore, pursuant to Section 7.07.

The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days’ written notice to the Company.

The Company appoints The Depositary Trust Company as Depositary.

SECTION 2.04. Obligations of Paying Agent.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall promptly notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

Subject to the provisions of Section 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the

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Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.07, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

SECTION 2.07. Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue, and the Trustee shall authenticate, a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture, subject to Section 2.08.

SECTION 2.08. Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

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If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Notes: When Notes Are Disregarded.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall, only to the extent required under the TIA, be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that, only to the extent required under the TIA, the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

SECTION 2.10. Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and execute, and the Trustee shall authenticate, temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

SECTION 2.11. Cancellation.

The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Notes in accordance with the Trustee’s customary procedures.

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SECTION 2.12. CUSIP Numbers.

A “CUSIP” number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.13. Deposit of Moneys.

Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

SECTION 2.14. Global Securities.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

SECTION 2.15. Book-Entry Provisions for Global Notes.

(a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Global Note Legend.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository. In addition, Notes in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A hereto without the Global Note Legend (the “Physical Notes”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

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(c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such first Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

(d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

(e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(f) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(g) The following legends will appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) To the extent that definitive Notes are issued at any time, the Trustee shall include on any such Notes held by Affiliates of the Company a legend in substantially the following form (the “Affiliate Legend”):

“THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT) (A “QIB”) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT;

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(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE U.S. SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE U.S. SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, IF THE COMPANY SO REQUESTS, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE U.S. SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE U.S. SECURITIES ACT. THE INDENTURE GOVERNING THIS SECURITY CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING.”

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(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTIONS 2.06 AND 2.15 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.15(B) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

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ARTICLE THREE

REDEMPTION

SECTION 3.01. Optional Redemption.

(a) The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in this Section 3.01. If the Company elects to redeem Notes pursuant to this Section 3.01, it shall, prior to mailing the notice of redemption referred to in Section 3.04 and at least 45 days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) furnish to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed, the clause of this Indenture pursuant to which the redemption shall occur and the Redemption Price.

(b) Optional Redemption Prior to [        ], 2017. The Company may redeem the Notes, at its option, in whole or in part at any time prior to [        ], 2017, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) set forth below:

Year	Percentage
Prior to [six months following the Issue Date]	100.00%
[Six months] to [18 months following Issue Date]	105.00%
[18 months] to [30 months following Issue Date]	104.00%
[30 months] to [42 months following Issue Date]	103.00%
[42 months] to [54 months following Issue Date]	102.00%
[54 months] to [60 months following Issue Date]	100.00%

In addition, the Company must pay accrued and unpaid interest on the aggregate principal amount of the Notes redeemed.

(c) Optional Redemption Upon a Change of Control. At any time on or prior to [        ], 2015, if a Change of Control occurs the Company may, at its option, redeem all, but not less than all, of the Notes at a Redemption Price equal to the sum of 110.50% of the principal amount of the Notes as of the Redemption Date, plus accrued and unpaid interest thereon to the Redemption Date (the “Change of Control Redemption Right”). If the Company elects to exercise the Change of Control Redemption Right, it must mail a notice to each Holder with a copy to the Trustee within 30 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control.

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(d) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to [        ], 2015, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under this Indenture at a redemption price of 110.50% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date; provided that:

(e) at least 65% of the principal amount of Notes (including Additional Notes, if any) originally issued under this Indenture remains outstanding immediately after any such redemption; and

(f) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

SECTION 3.02. Mandatory Redemption.

The Company shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.03. Selection of Notes to Be Redeemed.

If fewer than all of the Notes are to be redeemed pursuant to the provisions of this Indenture, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate, provided that if any such partial redemption is made with the proceeds of an Equity Offering, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed.

Notes of a principal amount in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.04. Notice of Redemption.

At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company’s written request delivered at least fifteen days prior to the date such notice is to be given (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company provides the Trustee with all information required for such notice of redemption. Failure to give Notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

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Each notice of redemption shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of accrued interest, if any, to be paid;

(3) the name and address of the Paying Agent;

(4) the CUSIP number;

(5) the subparagraph of the Notes pursuant to which such redemption is being made;

(6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

(7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued interest, if any, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date in accordance with Section 3.06, and the only remaining right of the Holders of such Notes shall be to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

(8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

(9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

SECTION 3.05. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.04, subject to conditions precedent in Section 3.01(c) with respect to a Change of Control Redemption Right, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest thereon. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon, to the Redemption Date, but installments of interest thereon, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

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SECTION 3.06. Deposit of Redemption Price.

Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue, and the Notes shall cease to accrete in value on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

SECTION 3.07. Notes Redeemed in Part.

Upon surrender of a Note that is to be redeemed in part, the Company shall issue, and the Trustee shall authenticate for the Holder at the expense of the Company, a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Company shall pay the principal of, or premium, if any, or interest, if any, on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest, if any, on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds at 10:00 a.m. (New York time) on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at 2% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

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SECTION 4.02. Maintenance of Office or Agency.

The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee and the Holders of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 4.03. Corporate Existence.

Except as otherwise permitted by Articles Four, Five and Ten, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the limited liability company, partnership or corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Restricted Subsidiary, as the case may be, and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 4.04. Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries’ properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

SECTION 4.05. Maintenance of Properties and Insurance.

(a) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

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(b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry in which the Company and its Restricted Subsidiaries are engaged.

SECTION 4.06. Compliance Certificate; Notice of Default.

(a) The Company and each Guarantor shall deliver to the Trustee, within ninety (90) days after the end of the Company’s fiscal year an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled their obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

(b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 11.02, by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action within five (5) Business Days of its becoming aware of such occurrence.

SECTION 4.07. Compliance with Laws.

The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole or the ability of the Company to perform its obligations hereunder.

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SECTION 4.08. Reports to Holders.

(a) Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish to the Trustee and, upon request, to the Holders:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the Commission’s rules and regulations. Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the registration statement contemplated by the Registration Rights Agreement by filing with the Commission such registration statement within the time period required for such filing as specified in the Registration Rights Agreement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by the Company if it were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing). For so long as any Notes remain outstanding, the Company shall also furnish to the Holders and prospective purchasers of Notes upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Company shall be deemed to have furnished such reports to the Trustee and the Holders if it has filed such reports with the Commission via the EDGAR filing system, and such reports are publicly available.

The receipt by the Trustee of any such reports and documents pursuant to this Section 4.08 shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Company’s compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

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(b) [The Company shall:

(1) hold a quarterly conference call to discuss the quarterly and annual financial information contained in clause (1) of Section 4.08(a) (the “Financial Reports”) not later than fifteen (15) Business Days from the time the Company furnishes such reports to the Trustee;

(2) no fewer than three (3) Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate news wire services announcing the time and date of such conference call and directing the Beneficial Owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the Financial Reports and information on how to access such conference call; and

(3) maintain a website to which Beneficial Owners of, and prospective investors in, the Notes and securities analysts are given access and to which the reports required by this Section 4.08 are posted along with, as applicable, details on the time and date of the conference call required by clause (i) above and information on how to access that conference call.]1

SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company and each of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.10. Limitation on Restricted Payments.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company and dividends and distributions payable to the Company or another Restricted Subsidiary of the Company) on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock;

[1]	To be determined.

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(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary, other than any such Capital Stock held by the Company or any Restricted Subsidiary;

(3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee in anticipation of satisfying a sinking fund obligation, principal installment of final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement); or

(4) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto:

(i) a Default or an Event of Default shall have occurred and be continuing;

(ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made on or after the first day of the Company’s fiscal quarter during which the Issue Date occurs (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property at the time of the making thereof) shall exceed the sum of:

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a loss, minus 100% of such loss) of the Company earned during the period (taken as one accounting period) beginning on the first day of the Company’s fiscal quarter during which the Issue Date occurs and ending on the last day of the last full fiscal quarter preceding the Transaction Date; plus

(B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Transaction Date of Qualified Capital Stock of the Company; plus

(C) without duplication of any amounts included in clause (iii)(B) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Transaction Date; plus

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(D) 100% of the aggregate net cash proceeds received from the issuance of Indebtedness or shares of Disqualified Capital Stock of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company subsequent to the Issue Date and on or prior to the Transaction Date; plus

(E) an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions otherwise included in Consolidated Net Income), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

In the case of clauses (iii)(B) and (C) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

(1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

(2) the acquisition of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from its shareholders (in each case, other than in connection with any Excluded Contribution) within 60 days after such sale, exchange or receipt of such cash capital contribution;

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(3) the acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of (a) a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from its shareholders (in each case, other than in connection with any Excluded Contribution) within 60 days of such sale or receipt of such cash capital contribution or (b) if no Default or Event of Default would exist after giving effect thereto, Refinancing Indebtedness;

(4) an Investment either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of the net proceeds of a sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or a cash capital contribution received by the Company from its shareholders (in each case, other than in connection with any Excluded Contribution) within 60 days after such sale or receipt of such cash capital contribution;

(5) if no Default or Event of Default has occurred and is continuing or would exist after giving effect thereto, the repurchase or other acquisition of shares of Capital Stock of the Company from employees, former employees, directors, former directors or other shareholders of the Company (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements), plans (or amendments thereto) or other arrangements approved by the Board of Directors of the Company under which such shares were granted, issued or sold or such other repurchases or acquisitions as may be approved by the Board of Directors of the Company; provided, however, that the aggregate amount of such repurchases and other acquisitions in any calendar year shall not exceed $750,000; provided further, however that any unutilized amounts may be carried over and paid in the next succeeding calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed the cash proceeds of key man life insurance policies received by the Company (to the extent contributed to the Company) and its Restricted Subsidiaries subsequent to the Issue Date;

(6) in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated to the Notes or the Guarantees, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness (or, if such Indebtedness was issued with original issue discount, 101% of the accreted value), plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made a Change of Control Offer with respect to the Notes as a result of such Change of Control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(7) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other similar rights if such Capital Stock represents a portion of the exercise price of such options, warrants or other similar rights;

(8) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries;

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(9) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, other Restricted Payments not to exceed $25.0 million in the aggregate since the Issue Date; and

(10) any Restricted Payments made in connection with the consummation of the transactions on substantially the terms described in the Plan.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 4.10, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4)(ii) and (9) shall be included in such calculation.

SECTION 4.11. Limitations on Transactions with Affiliates.

(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than

(x) Affiliate Transactions permitted under paragraph (b) below, and

(y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $1.0 million shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $5.0 million, then the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the financial terms of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from an Independent Financial Advisor and file the same with the Trustee.

(b) The restrictions set forth in paragraph (a) of this covenant shall not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

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(2) transactions between or among the Company and any of its Restricted Subsidiaries or between or among such Restricted Subsidiaries; provided that (i) such transactions are not otherwise prohibited by this Indenture and (ii) in the case of any such transactions involving an Affiliate of the Company that is not a Restricted Subsidiary, such transaction as it relates to such Affiliate and the Company or any of its Restricted Subsidiaries, in any event, complies with the terms of this Section 4.11;

(3) any agreement as in effect as of the Issue Date or any transaction contemplated thereby and any amendment thereto or any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(4) Permitted Investments (other than those of the types described in clauses (1), (2), (4) and (6) of the definition thereof) and Restricted Payments permitted by this Indenture;

(5) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6) transactions with customers, clients, suppliers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or the applicable Restricted Subsidiary;

(7) transactions to effect or provided for by the Plan and the payment of all fees and expenses related thereto;

(8) the issuance of and pro rata distributions on Qualified Capital Stock;

(9) the execution of, and transactions contemplated by, the Registration Rights Agreement and that certain agreement, dated as of [        ], 2012, governing the rights, duties and obligations of stockholders of the Company; and

(10) any contribution to the capital of the Company.

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SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that the Company or any Restricted Subsidiary of the Company that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if immediately thereafter the ratio (the “Leverage Ratio”) of:

(1) the aggregate principal amount (or accreted value, as the case may be) of Indebtedness (excluding Senior Debt) of the Company and its Restricted Subsidiaries on a consolidated basis outstanding as of the Transaction Date, to

(2) the Pro Forma Consolidated Cash Flow of the Company for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness had been incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than [3.00] to 1.00.

SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock;

(2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

(a) any applicable law, rule, regulation or order;

(b) this Indenture and the Collateral Agreements;

(c) customary non-assignment provisions of any lease of any Restricted Subsidiary of the Company to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(d) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e) agreements existing on the Issue Date (including the Credit Agreement) to the extent and in the manner such agreements are in effect on the Issue Date, or agreements under the Plan generally;

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(f) restrictions on the transfer of assets subject to any Lien permitted under this Indenture;

(g) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; :

(h) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(i) restrictions in other Indebtedness incurred in compliance with Section 4.12 (including Permitted Indebtedness); provided that such restrictions, taken as a whole, are, in the good faith judgment of the Board of Directors of the Company, no more materially restrictive with respect to such encumbrances and restrictions than those customary in comparable financings (as reasonably determined by the Company) and the Company determines that any such encumbrance or restriction shall not materially affect the Company’s ability to make principal, premium, if any, or interest payments on the Notes; or any Guarantor’s ability to honor its Guarantee in respect thereof; or

(j) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e) or (k) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (k).

SECTION 4.14. Additional Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is or becomes a Domestic Restricted Subsidiary that is not a Guarantor, then the Company shall cause such Domestic Restricted Subsidiary that is not a Guarantor to:

(1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and this Indenture on the terms set forth in the Indenture;

(2) execute and deliver to the Trustee and the Collateral Agent amendments to the Collateral Agreements and take such other actions as may be necessary to grant to the Collateral Agent, for the benefit of the Holders, a perfected Lien in the assets other than Excluded Collateral of such Domestic Restricted Subsidiary, including the Filing of Uniform Commercial Code financing statements in such jurisdictions or such other actions as may be required by the Collateral Agreements;

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(3) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing; and

(4) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligations of such Domestic Restricted Subsidiary.

Thereafter, such Domestic Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Notwithstanding anything to the contrary in the immediately preceding paragraph, any Domestic Restricted Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary.

SECTION 4.15. Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to purchase all or a portion (in integral multiples of $1,000) of such Holder’s Notes using immediately available funds pursuant to the offer described below (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the date of purchase.

(b) Within 30 days following the date upon which the Change of Control occurred, the Company shall send, by registered first-class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn shall be accepted for payment;

(2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

(3) that any Note not tendered shall continue to accrete in value and accrue interest;

(4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete in value and accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

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(6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

(8) the circumstances and relevant facts regarding such Change of Control.

If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes, and the Company shall promptly issue, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

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Notes (or portions thereof) purchased pursuant to a Change of Control Offer shall be cancelled and may not be reissued.

SECTION 4.16. Limitation on Asset Sales.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed;

(2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (i) any liabilities (as shown on the most recent applicable balance sheet) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets shall be deemed to be cash for purposes of this provision so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities; and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days after such Asset Sale shall be deemed to be cash for purposes of this provision to the extent of the cash received in that conversion; and

(3) the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of receipt thereof either:

(a) to the extent the assets and property that are the subject of such Asset Sale do not constitute Second Priority Collateral, to repay Indebtedness under the Credit Agreement and, in the case of revolving credit Indebtedness, permanently reduce the commitments in respect thereof;

(b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in long-term properties and assets that will be used in the Permitted Business (including expenditures for maintenance, repair or improvement of existing properties and assets) [(“Replacement Assets”)]; or

(c) a combination of repayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

Pending the final application of Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or invest such Net Cash Proceeds in Cash Equivalents. No later than the 271st day after an Asset Sale (such date, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net

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Proceeds Offer Trigger Date as permitted in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) on a date [(the “Net Proceeds Offer Payment Date”)] not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders the maximum principal amount of Notes that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to the immediately preceding paragraph). Upon the completion of each Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant (other than clause (2) of the first paragraph of this covenant) with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

Each notice of a Net Proceeds Offer shall be mailed first class, postage prepaid, to the record Holders as shown on the register of Holders within 20 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders shall be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

The Company shall comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Asset Sale” provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the “Asset Sale” provisions of this Indenture by virtue of such compliance.

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SECTION 4.17. Limitation on Liens.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

SECTION 4.18. Conduct of Business.

The Company and its Restricted Subsidiaries shall not engage in any business other than the Permitted Business.

SECTION 4.19. Limitation on Issuances and Sales of Capital Stock of Subsidiaries.

The Company shall not permit or cause any of its Restricted Subsidiaries to issue, sell, transfer or otherwise dispose of any Capital Stock (other than to the Company, to a Wholly-Owned Subsidiary of the Company or with the Company or a Wholly-Owned Subsidiary pursuant to a joint venture agreement), except as required by applicable law; provided, however, that this provision shall not prohibit (1) any issuance or sale if, immediately after giving effect thereto, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.10 if made on the date of such issuance or sale or (2) the sale of all of the Capital Stock of a Restricted Subsidiary in compliance with Section 4.16.

SECTION 4.20. Payments for Consent.

The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, any Collateral Agreement, the Notes, the Guarantees or the Registration Rights Agreement, unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.21. Impairment of Lien.

Neither the Company nor any of its Restricted Subsidiaries shall take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as permitted by the Collateral Agreements or this Indenture. Neither the Company nor any of its Restricted Subsidiaries shall enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Priority Claims and as otherwise permitted by this Indenture, the Notes and the Collateral

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Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request. The Company shall, and shall cause each Guarantor to, use its reasonable best efforts to obtain necessary governmental approvals to grant Liens pursuant to the Collateral Agreements on Excluded Collateral of the types described in clause (viii) of the definition thereof.

SECTION 4.22. Real Estate Mortgages and Filings.

With respect to any fee interest in any real property (individually and collectively, the “Premises”) acquired by the Company or a Domestic Restricted Subsidiary after the Issue Date, with a purchase price greater than $1,000,000, within 90 days of the acquisition thereof:

(1) the Company shall deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of Mortgages, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) the Company shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens; and

(3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises.

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SECTION 4.23. Additional Interest.

If Additional Interest becomes payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers’ Certificate stating (i) the amount of Additional Interest due and payable, (ii) the Section of the Registration Rights Agreement pursuant to which Additional Interest is due and payable and (iii) the date on which Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such an Officers’ Certificate, the Trustee may assume without inquiry that no Additional Interest is payable; provided that the failure of the Company to deliver to the Trustee such Officers’ Certificate shall not relieve the Company of its obligation to pay any such Additional Interest when due and payable.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation and Sale of Assets.

The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets whether as an entirety or substantially as an entirety to any Person unless:

(1) either:

(a) the Company shall be the surviving or continuing corporation; or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y) shall expressly assume, by (i) supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee and the Collateral Agent, all obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

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(2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

(3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 5.02. Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not surviving or the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution, the Company and any Guarantors that remain Subsidiaries of the Company shall be released from their obligations under the Notes, this Indenture, the Guarantees and the Collateral Agreements.

ARTICLE SIX

DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following is an “Event of Default”:

(1) the failure to pay interest (including Additional Interest, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

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(2) the failure to pay the principal of or premium, if any, on any Notes, when such principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer on the earlier of (x) the date specified for such payment in the applicable offer to purchase and (y) if no such offer to purchase was made, the latest date that the Company would have been obligated to purchase such Notes if it had complied with the provisions of the Indenture relating to the making of such offer to purchase);

(3) a default in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest on any Note) or any Collateral Agreement which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 5.01, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

(4) the failure to pay at final maturity (after giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days from the date of acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $5.0 million or more at any time;

(5) one or more judgments in an aggregate amount in excess of $5.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which a reputable and solvent third party insurer has accepted full coverage) and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(6) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

(7) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Code, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

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(8) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or this Indenture;

(9) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(10) the Guarantee of any Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

SECTION 6.02. Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and premium, if any, and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee (if given by the Holders) specifying the Event of Default and that it is a “notice of acceleration” [(the “Acceleration Notice”)], and the same shall become immediately due and payable.

(b) If an Event of Default specified in Section 6.01(6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c) At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraphs, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration; (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid; (4) if the Company has paid each of the Trustee and the Collateral Agent its reasonable compensation and reimbursed each of the Trustee and the Collateral Agent for its reasonable expenses, disbursements and its advances; and (5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(6) or (7) of the description above of Events of Default, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, any Collateral Agreement or any Guarantee.

The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Defaults.

Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default, and its consequences, except (other than as provided in Section 6.02(c)) a default in the payment of the principal of or premium, if any, or interest on any Notes or in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note then outstanding. When a Default or Event of Default is waived, it is cured and ceases to exist and is deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, the Notes and the Collateral Agreements, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

Subject to Section 2.09, the Intercreditor Agreement and applicable law, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be, including, without limitation, any remedies provided for in Section 6.03. Subject to Sections 7.01 and 7.02(f), however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing) that the Trustee or the Collateral Agent, as the case may be, reasonably believes conflicts with any applicable law, this Indenture, the Notes, the Guarantees or the Collateral Agreements, that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee or the Collateral Agent, as the case may be, to personal liability; provided that the Trustee or the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing).

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SECTION 6.06. Limitation on Suits.

A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) subject to Section 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

(3) such Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

(4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(5) during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee or Collateral Agent.

If an Event of Default in payment of principal of, premium, if any, or interest specified in Section 6.01(1) or (2) occurs and is continuing, subject to the Intercreditor Agreement, the Trustee and the Collateral Agent may recover judgment (i) in its own name and (ii) (x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Holders, in each case against the Company or any other obligor on the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in

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Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee under the Collateral Agreements and Section 7.07 hereof.

SECTION 6.09. Trustee May File Proofs of Claim.

The Trustee and the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and, subject to the Intercreditor Agreement, shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee or Collateral Agent and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or Collateral Agent any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due any such Person under the Collateral Agreements and Section 7.07. The Company’ payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection);

Second: if the Holders are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to Holders for their collection costs;

Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

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The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 6.06, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

SECTION 6.12. Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

SECTION 6.13. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.14. Delay or Omission not Waiver.

No delay or omission of the Trustee or the Collateral Agent or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or in acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

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ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein or in any Collateral Agreement. All provisions of this Article Seven applicable to the Trustee shall also apply to the Collateral Agent.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculation or other facts stated herein.

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01:

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Sections 7.01(c)(1), (2) and (3) shall be in lieu of Section 315(d)(l), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(l), 315(d)(2) and 315(d)(3) are herein expressly excluded from this Indenture, as permitted by the TIA.

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(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability or expense. The Trustee shall be under no obligation to exercise of any of its rights or powers under this Indenture, the Intercreditor Agreement or the Collateral Agreements at the request of any Holders unless such Holder has offered to the Trustee security and indemnity satisfactory to the Trustee against such risk, liability or expense is not reasonably assured to it.

(e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relate to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

(g) Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee, the Paying Agent or the Registrar be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including lost profits, whether or not foreseeable, even if the Trustee, the Paying Agent or the Registrar has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(h) The Trustee shall not be liable for the failure to perform its duties and obligations hereunder to the extent such failure is directly caused by the failure of the Company to perform its obligations hereunder.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement instrument, opinion, report, request direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care and in good faith.

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(d) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of Articles Four or Five hereof.

(f) Neither the Trustee nor the Collateral Agent, as the case may be, shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture or any Collateral Agreement at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee or the Collateral Agent, as the case may be, reasonable indemnity satisfactory to the Trustee or Collateral Agent, as the case may be, against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

(i) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and shall not be responsible for any willful misconduct or negligence on the part of any agent or attorney appointed with due care and in good faith by it hereunder.

(j) The Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(k) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer or the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in Section 11.02 hereof, and such notice references the Notes and this Indenture.

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(l) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(m) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(n) The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event the Trustee acquires any conflicting interest as defined under the TIA, it shall eliminate the conflict or resign in accordance with the procedures set forth in TIA Section 310(b). Further, the Trustee must comply with Sections 7.10 and 7.11 of this Indenture, and the Trustee is subject to TIA Sections 310(b) and 311.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, the Intercreditor Agreement or the Collateral Agreements, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Intercreditor Agreement, the Collateral Agreements or any other documents connected with the issuance of the Notes other than the Trustee’s certificate of authentication, which shall be taken as the statement of Company, and the Trustee assumes no responsibility for their correctness. The Trustee shall be charged with no knowledge of or duties under the Plan.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Documents, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

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The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes [gross] negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Collateral Agreement by the Company or any other Person that is a party thereto or bound thereby.

SECTION 7.05. Notice of Default.

If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

Within sixty (60) days after each May 15, beginning with May 15, 2013, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the Commission and each stock exchange or market, if any, on which the Notes are listed or quoted.

The Company shall promptly notify the Trustee if the Notes become listed, quoted on or delisted from any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

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SECTION 7.07. Compensation and Indemnity.

The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as the Trustee, Collateral Agent and the Company shall have agreed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Collateral Agreements or the Intercreditor Agreement. Such expenses, disbursements and advances shall include the reasonable fees, expenses, disbursements and advances of each of such Indemnified Party’s agents and counsel.

The Company and the Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, damage, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Intercreditor Agreement or the Collateral Agreements or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder or in connection with enforcing the provisions of this Section 7.07 (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the Collateral Agreements or Intercreditor Agreement. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing, and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

To secure the Company’s and each Guarantor’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, in its capacity as such, for any amount owing it or any predecessor Trustee, except money or property held in trust to pay principal of or interest on any particular Notes.

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When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 6.01(6) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the Intercreditor Agreement or the resignation or removal of the Trustee.

The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign upon 45 days’ prior written notice to the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting with respect to the Notes.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its Lien, if any, provided for in Section 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee or the Holders of a majority in aggregate principal amount of the outstanding Notes, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.

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If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b)(iii) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Seven.

In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 7.10. Eligibility; Disqualification.

(a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a Trustee that is an Affiliate of a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

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(b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

SECTION 7.11. Preferential Collection of Claims Against Company.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

SECTION 7.12. Trustee as Collateral Agent and Paying Agent.

References to the Trustee in Sections 7.01(f), 7.02, 7.03, 7.07 and 7.8 and the first paragraph of Section 7.09 shall include the Trustee in its role as Collateral Agent and Paying Agent.

SECTION 7.13. Co-Trustees, Co-Collateral Agent and Separate Trustees, Collateral Agent.

(a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company and the Trustee shall have the power to appoint, and, upon the written request of the Trustee or of the Holders of at least 25% in principal amount of the Notes outstanding, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 7.13. As of the Issue Date, the Company hereby appoints The Bank of New York Mellon as the initial Collateral Agent and The Bank of New York Mellon hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not join, in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have the power to make such appointment.

(b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

(c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(1) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

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(2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.

(3) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 7.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 7.13.

(4) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any, other such trustee or collateral agent hereunder.

(5) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

SECTION 7.14. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01. Legal Defeasance and Covenant Defeasance.

(a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Agreements on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under such Notes and this Indenture, the Guarantees and the Collateral Agreements, except for the following obligations, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, and interest on such Notes when such payments are due, (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company’s obligations in connection therewith. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

(c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in Sections 4.05 and 4.08, Sections 4.10 through 4.23 (provided that the release and discharge of the Company’s obligations under Section 4.23 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and clause (2) of the first paragraph of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes and the Guarantees, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.0.1, but, except as specified above, the remainder of this Indenture and such

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Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in paragraph (d) below, Section 6.01(3) (solely as such Section 6.01(3) pertains to Sections 4.05 and 4.08, Sections 4.10 through 4.23 (provided that the release and discharge of the Company’s obligations under Section 4.23 shall in no way relieve the Company of its obligation to pay any Additional Interest when due and payable) and clause (2) of the first paragraph of Section 5.01), 6.01(4), 6.01(5), 6.01(8), 6.01(9) and 6.01(10) shall not constitute Events of Default.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

(1) the Company shall have irrevocably deposited in trust with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest on the outstanding Notes on the stated dates for payment or redemption, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this paragraph (except such Default or Event of Default resulting from the failure to comply with Section 4.12 or Section 4.16 as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of such deposit;

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(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

SECTION 8.02. Satisfaction and Discharge.

In addition to the Company’s rights under Section 8.01, this Indenture (subject to Section 8.03) and the Collateral Agreements shall be discharged and shall cease to be of further effect as to all outstanding Notes, when:

(1) either:

First: all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

Second: all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

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(2) all other sums payable under this Indenture and the Collateral Agreements by the Company have been paid; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

SECTION 8.03. Survival of Certain Obligations.

Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 4.01, 4.02 and 6.07, Article Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.05, 8.06 and 8.07 shall survive.

SECTION 8.04. Acknowledgment of Discharge by Trustee.

Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.

SECTION 8.05. Application of Trust Moneys.

The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of, premium, if any, and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

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SECTION 8.06. Repayment to the Company; Unclaimed Money.

Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Guarantor’s obligations under this Indenture, the Collateral Agreements, the Guarantees and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.08. Indemnity for Government Obligations.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or Section 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Collateral Agreements, the Notes, and the Guarantees:

(1) to cure any ambiguity, defect or inconsistency contained therein;

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(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in accordance with Section 5.01 or Section 10.04, as the case may be;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees or the Collateral Agreements;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to allow any Subsidiary or any other Person to guarantee the Notes;

(7) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or the Collateral Agreements; and

(8) to release a Guarantor as permitted under this Indenture and the related Guarantee.

Notwithstanding the foregoing, in formulating its opinion in regards to this Section 9.01 the Trustee or the Collateral Agent, as applicable, is entitled to conclusively rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

SECTION 9.02. With Consent of Holders.

Subject to Section 6.07, the Company, the Guarantors and the Trustee or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (subject to Section 2.09), may amend or supplement this Indenture, the Notes, the Collateral Agreement or the Guarantees without notice to any other Holders. Subject to Section 6.07 and Section 2.09, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, the Collateral Agreements or the Notes without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall

(a) without the consent of each Holder affected thereby, no amendment may:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes, the Collateral Agreements or the Guarantees;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest (including defaulted interest but excluding Additional Interest) on any Notes;

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(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(4) make any Notes payable in money other than that stated in the Notes;

(5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, or premium, if any, or interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto;

(7) subordinate the Notes or any Guarantee in right of payment to, or the Liens granted under the Collateral Agreements to any Lien on, except as otherwise provided in the Intercreditor Agreement with respect to Liens on the First Priority Collateral that secure the First Priority Claims, all or substantially all of the other Collateral to secure, any other Indebtedness of the Company or any Guarantor,

(8) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

(9) release the Lien on any funds or investment property on deposit therein or credited thereto otherwise than in accordance with the terms of the Indenture and the Collateral Agreements; or

(10) make any change to Section 9.01 or this Section 9.02; and

(b) without the consent of the Holders holding at least 75% in aggregate principal amount of the Notes, no amendment may release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Agreements.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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SECTION 9.03. Compliance with TIA.

Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements, the Intercreditor Agreement or the Guarantees shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents.

Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph and to the extent provided for in the applicable consent solicitation documentation, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee, and if such amendment, waiver or supplement relates to any Collateral Agreement or the Intercreditor Agreement, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under Section 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any clauses of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05. Notation on or Exchange of Notes.

If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue, and the Trustee shall authenticate, a new Note

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that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. Trustee to Sign Amendments, Etc.

The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which adversely affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture or any Collateral Agreement. The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall also state that the amendment or supplement is a valid and enforceable obligation of the Company. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.

SECTION 9.07. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

ARTICLE TEN

GUARANTEE

SECTION 10.01. Guarantee.

Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, unconditionally and irrevocably guarantees (such guarantee to be referred to herein as the “Guarantee”), to each of the Holders and to the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal (including interest accruing at the then applicable rate provided in this Indenture, the Notes, the Guarantees and any Collateral Agreement after the occurrence of any Event of Default set forth in Section 6.01(6) or (7), whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement or the Intercreditor Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof, thereof and of the Collateral Agreements and Intercreditor Agreement; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the

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same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor and equal in right of payment with all other existing and future senior obligations of such Guarantor, including borrowings or guarantees of borrowings under the Credit Agreement. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, any Collateral Agreement or the Intercreditor Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation in accordance with Sections 5.01 and 4.16. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02. Release of a Guarantor.

A Guarantor shall be released from its Guarantee and the Collateral Agreements (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

(1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with Section 4.16, or

(2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with the definition thereof, or

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(3) if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described in Section 8.01, or

(4) upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium, if any, and accrued and unpaid interest on the Notes and all other Obligations that are then due and payable.

The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02. At the Company’s request and expense, the Trustee shall execute and deliver an instrument evidencing such release. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this Article Ten.

SECTION 10.03. Limitation of Guarantor’s Liability.

Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance. The net worth of any Guarantor for such purpose shall include any claim of such Guarantor against the Company for reimbursement and any claim against any other Guarantor for contribution.

SECTION 10.04. Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.16) shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

(1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

(2) such entity assumes by (i) supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under the Guarantee and the performance of every covenant of the Guarantee and this Indenture (ii) amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral

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Agreements and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity; and

(3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Notwithstanding the foregoing, any merger or consolidation of (i) a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor or (ii) a Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with (A) clause (4) the first paragraph of Section 5.01 and (B)(x) in the case of a merger or consolidation involving the Company as described in clause (ii) above, clause (l)(b)(y) of the first paragraph of Section 5.01 and (y) in the case of a merger or consolidation involving the Guarantor as described in clause (ii), clause (2) of the first paragraph of this Section 10.04.

SECTION 10.05. Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a pro rata contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

SECTION 10.06. Waiver of Subrogation.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

SECTION 10.07. Evidence of Guarantee.

To evidence their guarantees to the Holders set forth in this Article Ten, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as Exhibit A. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary. An Officer (who shall, in each case, have been duly authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

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If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

SECTION 11.02. Notices.

Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier, by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Broadview Networks Holdings, Inc.

800 Westchester Avenue

Suite N-501

Rye Brook, New York 10573

Attention: General Counsel

Facsimile Number: (914) 742-5818

if to the Trustee:

The Bank of New York Mellon

101 Barclay Street, 4E

New York, New York 10286

Attn: Corporate Trust Administration

Facsimile Number: (212) 815-5603

if to the Collateral Agent:

The Bank of New York Mellon

101 Barclay Street, 4E

New York, New York 10286

Attn: Corporate Trust Administration

Facsimile Number: (212) 815-5603

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Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; one (1) Business Day after mailing if sent by overnight courier; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, the Notes, the Guarantees or any Collateral Agreement, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:

(a) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Agreement, the Notes or the Guarantees relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement, other than the Officers’ Certificate required by Section 4.06, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

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(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

SECTION 11.06. Rules by Trustee, Paying Agent, Registrar.

The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 11.07. Legal Holidays.

A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

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SECTION 11.10. No Recourse Against Others.

No past, present or future affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or a Guarantor or any direct or indirect parent corporation of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The parties hereto acknowledge that such waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 11.11. Successors.

All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.

SECTION 11.12. Duplicate Originals.

All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 11.13. Severability.

In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 11.14. Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENT, AND BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A NOTE, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE COLLATERAL AGREEMENTS, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

ARTICLE TWELVE

AGREEMENT TO SUBORDINATE

SECURITY INTERESTS; SECURITY

SECTION 12.01. Grant of Security Interest.

(a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the

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Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Collateral Agreements (other than the Intercreditor Agreement) to be executed and delivered concurrently with this Indenture. Subject to the Intercreditor Agreement, the Collateral Agreements shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent security interests in the Collateral.

(b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement and Intercreditor Agreements, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into this Indenture and the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Collateral Agent the security interests in the Collateral contemplated by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreements, including taking all commercially reasonable actions required or as may be reasonably requested by the Collateral Agent to cause the Collateral Agreements to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Collateral Agreements and the Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Senior Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any domestic jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons approved by the Trustee and reasonably acceptable to the Company to act as co-Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Company, the Trustee or the Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture, the Notes, the Guarantees or any Collateral Agreement. The Company shall from time to time promptly pay all reasonable financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

SECTION 12.02. Intercreditor Agreement.

This Indenture and the Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. The Trustee and each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Collateral Agent to enter into the Intercreditor Agreement on its behalf.

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SECTION 12.03. Recording and Opinions.

(a) The Company shall furnish to the Trustee and the Collateral Agent, at such time as required by TIA Section 314(b) an Opinion of Counsel either (i) stating that, in the opinion of such counsel, this Indenture and the Collateral Agreements, financing statements and fixture filings then executed and delivered, as applicable, and all other instruments of further assurance or amendment then executed and delivered have been properly recorded, registered and filed to the extent necessary to perfect the security interests created by this Indenture and the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Collateral Agreements and such other instruments, such recording, registering and filing are the only recordings, registerings and filings necessary to perfect such security interest and that no re-recordings, re-registerings, or re-filings are necessary to maintain such perfection, and further stating that all financing statements and continuation statements have been filed are necessary fully to preserve and protect the rights of and perfect such security interests of the Collateral Agent for the benefit of itself, the Trustee and the Holders, under the Collateral Agreements or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under this Indenture, the Notes or any of the Collateral Agreements as intended by this Indenture, the Notes or any such Collateral Agreement.

(b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of [August 15] of each year, commencing [August 15], 201[3], an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect or continue the perfection of the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect or continue the perfection of any security interest created under any of the Collateral Agreements. Each of the Company and the Guarantors shall comply with Section 4.2(c) of the Security Agreement on such dates as an Opinion of Counsel is required to be furnished pursuant to this clause (b).

(c) The Opinions of Counsel furnished pursuant to clause (a) or (b) above may contain such qualifications and limitations as are customary for opinions of such type.

SECTION 12.04. Release of Collateral.

(a) Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture, the Intercreditor Agreement and the applicable Collateral Agreements.

(b) Subject to the Intercreditor Agreement, at any time when an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders.

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(c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements or pursuant to the Intercreditor Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care. A Person is “independent” if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

(d) Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this Section 12.04 has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

SECTION 12.05. Specified Releases of Collateral.

Subject to Section 12.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Collateral Agreements, including the Intercreditor Agreement, or as provided hereby. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Guarantors shall be entitled to releases of assets included in the Collateral from the Liens securing the obligations under the Notes and the Guarantees under any one or more of the following circumstances:

(1) to enable the Company (or a Guarantor) to consummate asset dispositions permitted or not prohibited under Section 4.16;

(2) if any Subsidiary that is a Guarantor is released from its Guarantee; or

(3) as required pursuant to the terms of the Intercreditor Agreement.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements, including the Intercreditor Agreement.

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SECTION 12.06. Release upon Satisfaction or Defeasance of all Outstanding Obligations.

The Liens on, and pledges of, all Collateral shall also be terminated and released upon any of (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest are paid, (ii) a satisfaction and discharge of this Indenture as described above under Section 8.02 and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance as described above under Section 8.01.

SECTION 12.07. Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

SECTION 12.08. Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

SECTION 12.09. Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral Agreements.

The Bank of New York Mellon is hereby appointed to act in its capacity as the Collateral Agent. Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, (a) the Collateral Agent shall execute and deliver the Collateral Agreements and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral

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Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Collateral Agreements and the Intercreditor Agreement and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be in violation of any provision of any Collateral Agreement or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral. Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes, shall take such actions; provided that all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

SECTION 12.10. Authorization of Receipt of Funds by the Collateral Agent Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and the Intercreditor Agreement to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of Section 6.11 and the other provisions of this Indenture.

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

BROADVIEW NETWORKS HOLDINGS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent

By:
Name:
Title:

Indenture

GUARANTORS:

A.R.C. NETWORKS, INC.

By:
Name:
Title:

ARC NETWORKS, INC.

By:
Name:
Title:

ATX COMMUNICATIONS, INC.

By:
Name:
Title:

ATX LICENSING, INC.

By:
Name:
Title:

ATX TELECOMMUNICATION SERVICES OF VIRGINIA, LLC

By:
Name:
Title:

BRIDGECOM HOLDING, INC.

By:
Name:
Title:

BRIDGECOM INTERNATIONAL, INC.

By:
Name:
Title:

BRIDGECOM SOLUTIONS GROUP, INC.

By:
Name:
Title:

BROADVIEW NETWORKS, INC.

By:
Name:
Title:

BROADVIEW NETWORKS OF MASSACHUSETTS, INC.

By:
Name:
Title:

BROADVIEW NETWORKS OF VIRGINIA, INC.

By:
Name:
Title:

BROADVIEW NP ACQUISITION CORP.

By:
Name:
Title:

BV-BC ACQUISITION CORP.

By:
Name:
Title:

CORECOMM – ATX, INC.

By:
Name:
Title:

CORECOMM COMMUNICATIONS, LLC

By:
Name:
Title:

EUREKA BROADBAND CORPORATION

By:
Name:
Title:

EUREKA HOLDINGS, LLC

By:
Name:
Title:

EUREKA NETWORKS, LLC

By:
Name:
Title:

EUREKA TELECOM, INC.

By:
Name:
Title:

EUREKA TELECOM OF VA, INC.

By:
Name:
Title:

INFOHIGHWAY COMMUNICATIONS CORPORATION

By:
Name:
Title:

INFO-HIGHWAY INTERNATIONAL, INC.

By:
Name:
Title:

INFOHIGHWAY OF VIRGINIA, INC.

By:
Name:
Title:

NEX-I-COM, INC.

By:
Name:
Title:

OPEN SUPPORT SYSTEMS LLC

By:
Name:
Title:

TRUCOM CORPORATION

By:
Name:
Title:

Indenture

EXHIBIT A

FORM OF INITIAL NOTE AND ADDITIONAL NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Affiliate Legend, if applicable pursuant to the provisions of the Indenture]

BROADVIEW NETWORKS HOLDINGS, INC.

10.5% SENIOR SECURED NOTES DUE 2017

CUSIP No.[ ]
No. [ ]	$	[	]

Broadview Networks Holdings, Inc., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to                              or registered assigns the principal sum of                              Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on [                    ], 2017, and to pay interest thereon as hereinafter set forth.

Interest Rate: 10.5%

Interest Payment Dates: Interest shall be payable semi-annually in cash in arrears on [March 1] and [September 1] of each year, beginning on [March 1], 2013.

Record Dates: [February 15] and [August 15].

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

BROADVIEW NETWORKS HOLDINGS, INC.

By:
Name:
Title:

Dated: [                    ], 2012

TRUSTEE CERTIFICATE OF AUTHENTICATION

This is one of the 10.5% Senior Secured Notes due 2017 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

10.5% Senior Secured Note due 2017

1. Interest. Broadview Networks Holdings, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note shall accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. The Company shall pay interest semi-annually in arrears on each Interest Payment Date, commencing [March 1], 201[3]. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company shall pay interest on overdue principal at 2% per annum in excess of the above rate and shall pay interest on overdue installments of interest as such higher rate to the extent lawful. Additional Interest may accrue on this Note in certain circumstances pursuant to the Registration Rights Agreement (as herein defined) and all references to “interest” in this Note shall include any Additional Interest due on this Note pursuant to the terms of the Registration Rights Agreement.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon (the “Trustee”) shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

4. Indenture. The Notes and the Guarantees were issued under an Indenture, dated as of [            ], 2012 (the “Indenture”), among the Company, the Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

5. Redemption.

(a) Optional Redemption Prior to [            ], 2017. The Company may redeem the Notes, at its option, in whole or in part at any time prior to [            ], 2017, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) set forth below:

Year	Percentage
Prior to [six months following the Issue Date]	100.00%
[Six months] to [18 months following Issue Date]	105.00%
[18 months] to [30 months following Issue Date]	104.00%
[30 months] to [42 months following Issue Date]	103.00%
[42 months] to [54 months following Issue Date]	102.00%
[54 months] to [60 months following Issue Date]	100.00%

In addition, the Company must pay accrued and unpaid interest on the aggregate principal amount of the Notes redeemed.

(b) Optional Redemption Upon a Change of Control. At any time on or prior to [            ], 2015, if a Change of Control occurs the Company may, at its option, redeem all, but not less than all, of the Notes at a Redemption Price equal to the sum of 110.50% of the principal amount of the Notes as of the Redemption Date, plus accrued and unpaid interest thereon to the Redemption Date (the “Change of Control Redemption Right”). If the Company elects to exercise the Change of Control Redemption Right, it must mail a notice to each Holder with a copy to the Trustee within 30 days following the Change of Control (or, at the Company’s option, prior to such Change of Control but after the transaction giving rise to such Change of Control is publicly announced). Any such redemption may be conditioned upon the Change of Control occurring if the notice is mailed prior to the Change of Control.

(c) Optional Redemption Upon Equity Offerings. At any time, or from time to time, on or prior to [            ], 2015, the Company may, at its option, use an amount not to exceed the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes (including Additional Notes, if any) originally issued under this Indenture at a redemption price of 110.50% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the Redemption Date; provided that:

(1) at least 65% of the principal amount of Notes (including Additional Notes, if any) originally issued under this Indenture remains outstanding immediately after any such redemption; and

(2) the Company makes such redemption not more than 120 days after the consummation of any such Equity Offering.

(d) Mandatory Redemption.

The Company shall not be required to any make mandatory redemption or sinking fund payments with respect to the Notes.

6. Notice of Redemption. Notice of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address with a copy to the Trustee and Paying Agent. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; provided that if any such partial redemption made with the proceeds of an Equity Offering, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes that have denominations larger than $1,000.

Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such Redemption Price plus accrued and unpaid interest, the Notes called for redemption shall cease to bear interest from and after such Redemption Date, and the only remaining right of the Holders of such Notes shall be to receive payment of the Redemption Price plus accrued and unpaid interest as of the Redemption Date upon surrender to the Paying Agent of the Notes redeemed.

7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales, respectively, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8. Registration Rights. Pursuant to the Registration Rights Agreement, dated as of [            ], 2012 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Holders of the Initial Notes, such Holders shall be entitled to request the Company to file and thereafter use its reasonable best efforts to continuously maintain a registration statement relating to the resale of the Initial Notes pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”), if and to the extent the Company is qualified to file a registration statement on Form S-3. The Holders of the Initial Notes shall be entitled to receive certain Additional Interest payments in the event the Shelf Registration Statement is not declared effective by the Securities and Exchange Commission and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or stated maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest and Additional Interest, if any, on the Notes).

13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes, the Guarantees and the Collateral Agreements may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Guarantees, or the Collateral Agreements to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes, provide for the assumption of the Company’s or any Guarantor’s obligations in accordance with Section 5.01 and Section 10.04 of the Indenture, make any other change that would provide any additional rights or benefits to the Holders that does not adversely affect in any material respect the legal rights of any Holder of a Note, to comply with the TIA, to allow for additional guarantees, if necessary, in connection with any addition or release of Collateral permitted under the Indenture or the Collateral Agreements and to release a Guarantor from its Guarantee as permitted by the Indenture.

14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor shall be released from those obligations.

16. Defaults and Remedies. If an Event of Default occurs and is continuing (other than certain events of bankruptcy involving the Company), the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

18. No Recourse Against Others. No past, present or future affiliate, director, officer, employee, incorporator or holder of any equity interests in the Company or a Guarantor or any direct or indirect parent corporation of the Company or a Guarantor, as such, shall have any liability for any obligations of the Company or a Guarantor under the Notes, the Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Each of the parties hereto acknowledges that such waiver may not be effective to waive liabilities under the federal securities laws.

19. Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Guarantors.

20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

21. Governing Law. THIS NOTE, THE INDENTURE AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, THE INDENTURE, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. Security. The Company’s and Guarantors’ obligations under the Notes are secured by liens on the Collateral pursuant to the terms of the Collateral Agreements. The actions of the Trustee and the Holders of the Notes secured by such liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

24. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed thereon.

The Company shall furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Broadview Networks Holdings, Inc., 800 Westchester Avenue, Suite N-501, Rye Brook, New York 10573.

FORM OF GUARANTEE

The undersigned and its successors under the Indenture has irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of [            ], 2012, by and among Broadview Networks Holdings, Inc. (the “Company”), the Guarantors and The Bank of New York Mellon, as Trustee and Collateral Agent (the “Indenture”), (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of (including interest accruing at the then applicable rate provided in the Indenture, the Notes, the Guarantees or any Collateral Agreement after the occurrence of any Event of Default set forth in Section 6.01(6) or (7) of the Indenture, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar law) and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE “GUARANTEE”) AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Authorized Signatory

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed: I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                      agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) [            ], 2013, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	☐	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(6)	☐	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee shall refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 ☐

Section 4.16 ☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$

Dated:
	NOTICE:	The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee:

_____________________________

EXHIBIT 8

Valuation Analysis

Valuation of the Reorganized Company

This report was prepared by Evercore Partners (“Evercore”) for Broadview Networks Holdings, Inc. and its subsidiaries (the “Company” or the “Reorganized Company” as applicable). The purpose of this report is to summarize Evercore’s views as to the enterprise value of the Reorganized Company based on the information provided to Evercore by the Company. This report has been prepared for the sole use of the Company.

THE VALUATION INFORMATION SET FORTH IN THIS SECTION REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED COMPANY, WHICH ASSUMES THAT THE REORGANIZED COMPANY CONTINUES AS AN OPERATING BUSINESS. THE ESTIMATED VALUE SET FORTH IN THIS SECTION DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OF THE COMPANY’S ASSETS, AND THE ESTIMATED VALUE SET FORTH HEREIN DOES NOT NECESSARILY REFLECT THE ACTUAL MARKET VALUE THAT MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED COMPANY, ITS SECURITIES OR ASSETS, WHICH VALUE MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATE SET FORTH IN THIS SECTION.

FURTHERMORE, THE ESTIMATED VALUE SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF THE PRICES AT WHICH THE NEW COMMON STOCK, NEW SENIOR SECURED NOTES OR OTHER SECURITIES OF THE REORGANIZED COMPANY MAY TRADE AFTER GIVING EFFECT TO THE REORGANIZATION AND TRANSACTIONS SET FORTH IN THE PREPACKAGED PLAN, WHICH PRICES MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN INDICATED BY THIS VALUATION.

Evercore’s estimate of Enterprise Value reflects the application of standard valuation techniques. The value of an operating business is subject to numerous uncertainties and contingencies which are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimated Enterprise Value range of the Reorganized Company set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Neither the Reorganized Company, Evercore, nor any other person assumes responsibility for any differences between the Enterprise Value range and such actual outcomes. Actual market prices of securities of the Reorganized Company at issuance will depend upon, among other things, the operating performance of the Reorganized Company, prevailing interest rates, conditions in the financial markets, the anticipated holding period of securities received by prepetition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), developments in the Reorganized Company’s industry and economic conditions generally, and other factors which generally influence the prices of securities.

Evercore’s estimated Enterprise Value of the Reorganized Company does not constitute a recommendation to any holder of Allowed Claims or Interests as to how such person should vote or otherwise act with respect to the Prepackaged Plan. Evercore has not been asked to and does not express any view as to what the trading value of the Reorganized Company’s securities would be on issuance or at any other time. The estimated Enterprise Value of the Reorganized Company set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Prepackaged Plan or of the terms and provisions of the Prepackaged Plan.

In preparing the estimates set forth below, Evercore has relied upon the accuracy, completeness and fairness of financial and other information furnished by the Company. Evercore did not attempt to independently audit or verify such information, nor did it make an independent appraisal of the assets or liabilities of the Company. Evercore did not conduct an independent investigation into any of the legal or accounting matters affecting the Company, and therefore makes no representation as to their impact on the Company from a financial point of view.

The Estimated Value set forth herein assumes that the Reorganized Company will achieve its financial projections in all material respects, including EBITDA growth and improvements in EBITDA margins, earnings and cash flow as projected. Evercore has relied on the Company’s representation and warranty that financial projections provided by the Company to Evercore (i) have been prepared in good faith, (ii) are based on fully disclosed assumptions which, in light of the circumstances under which they were made, are reasonable, (iii) reflect the Company’s best currently available estimates and (iv) reflect the good faith judgments of the Company. Evercore does not offer an opinion as to the attainability of the Company’s financial projections. The future results of the Reorganized Company are dependent upon various factors, many of which are beyond the control or knowledge of the Company, and consequently are inherently difficult to project. The Reorganized Company’s actual future results may differ materially (positively or negatively) from its financial projections and as a result, the actual Enterprise Value of the Reorganized Company may be significantly higher or lower than the estimated range herein.

This report contemplates facts and conditions known and existing as of the date of this report. Events and conditions subsequent to this date, including but not limited to updated projections, as well as other factors, could have a substantial impact upon the Company’s value. Among other things, failure to consummate the Prepackaged Plan in a timely manner may have a materially negative impact on the enterprise value of the Reorganized Company.

(1)	Overview.

Evercore has estimated the going concern value of the enterprise to be comprised of the Reorganized Company as of June 30, 2012 (the “Assumed Valuation Date”). The valuation analysis is based on the Financial Projections provided by the Company’s management for the years 2012 through 2017 (the “Projection Period”). The valuation analysis assumes that the Effective Date takes place on or about October 31, 2012 (the “Assumed Effective Date”). Evercore undertook the analysis to determine the value available for distribution to holders of Allowed Claims pursuant to the Prepackaged Plan and to analyze the relative recoveries to such holders thereunder. The estimated total value available for distribution to holders of Allowed Claims consists of the estimated value of the Reorganized Company’s operations on a going concern basis (the “Enterprise Value”).

Based on the Financial Projections and subject to the disclaimers and the descriptions of Evercore’s methodology set forth herein, and solely for purposes of the Prepackaged Plan, Evercore estimates that the Enterprise Value of the Reorganized Company falls within a range of approximately $281 to $343 million. For purposes of this valuation, Evercore has assumed that no material changes that would affect value will occur between the Assumed Valuation Date, the date of this Disclosure Statement, and the Assumed Effective Date. Based on an estimated net debt balance of approximately $146 million projected as of the Assumed Effective Date (debt of $167 million minus balance sheet cash of approximately $21 million), this implies a range of value for the New Common Stock of the Reorganized Company from approximately $135 million to $197 million. The Enterprise Value implied by the settlements and compromises embodied in the Prepackaged Plan falls within the range of the Enterprise Value determined by Evercore. These values do not give effect to the potentially dilutive impact of any shares issued upon exercise of the New Warrants or any New Common Stock, warrants or options that may be granted under the Management Equity Plan.

AS NOTED ABOVE, THE ASSUMED ENTERPRISE VALUE RANGE, AS OF THE ASSUMED VALUATION DATE, REFLECTS WORK PERFORMED BY EVERCORE ON THE BASIS OF INFORMATION AVAILABLE TO EVERCORE AS OF JULY 11, 2012. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT EVERCORE’S CONCLUSIONS, NEITHER EVERCORE, NOR THE COMPANY HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM THE VALUATION.

(2)	Valuation Methodology.

In estimating the Enterprise Value and the value to New Common Stock of the Reorganized Company, Evercore: (i) reviewed certain historical financial information of the Company for recent years and interim periods; (ii) reviewed certain internal financial and operating data of the Company; (iii) discussed the Company’s operations and future prospects with the senior management team as well as their views concerning the Company’s business prospects before and after giving effect to the Prepackaged Plan; (iv) reviewed certain publicly available financial data for, and considered the market value of, companies that Evercore deemed generally comparable to the operating business of the Reorganized Company; (v) reviewed a draft of the Prepackaged Plan; (vi) considered certain economic and industry information relevant to the operating business; and (vii) conducted such other studies, analyses, inquiries and investigations as Evercore deemed appropriate. Although Evercore conducted a review and analysis of the Company’s business, operating assets and liabilities and the Reorganized Company’s business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Company’s management as well as publicly available information.

The following is a brief summary of certain financial analyses performed by Evercore to arrive at a range of estimated Enterprise Values for the Reorganized Company. The following summary does not purport to be a complete description of all of the analyses and factors undertaken to support our conclusions. The preparation of a valuation is a complex process involving various determinations as to the most appropriate analyses and factors to consider, and the application of those analyses and factors under the particular circumstances. As a result, the process involved in preparing a valuation report is not readily summarized.

In arriving at its valuation estimate, Evercore did not consider any one analysis or factor to the exclusion of any other analyses or factors. Accordingly, Evercore believes that its analysis and views must be considered as a whole and that selecting portions of its analysis and factors could create a misleading or incomplete view of the processes underlying the preparation of the valuation. Evercore’s valuation analysis includes i) a discounted cash flow analysis, ii) peer group company analysis and iii) a precedent transaction analysis. Reliance on only one of the methodologies used or portions of the analysis performed could create a misleading or incomplete conclusion as to Enterprise Value.

(i)	Discounted Cash Flow Analysis.

The discounted cash flow (“DCF”) analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business based on its capital structure. The enterprise value of the firm is determined by calculating the present value of the Reorganized Company’s unlevered after-tax free cash flows based on the Financial Projections plus an estimate for the value of the firm beyond the Projection Period known as the terminal value. The terminal value is derived by applying a multiple to the Reorganized Company’s projected earnings before interest, taxes, depreciation and amortization (“EBITDA”) in the last year of the Projection Period, discounted back to the Assumed Valuation Date by the Discount Rate. Evercore separately valued and accounted for the Company’s tax attributes (“NOLs”) utilizing a similar DCF analysis and tax information provided by the Company. This additional value derived from the Company’s actual and projected tax position was subsequently added to the valuation.

To estimate the Discount Rate, Evercore used the cost of equity and the after-tax cost of debt for the Reorganized Company, assuming a targeted long-term debt-to-total capitalization ratio based on an assumed range of the Reorganized Company’s pro forma capitalization and the average debt-to-capitalization ratio of selected publicly traded companies. Evercore estimated the cost of equity based on the “Capital Asset Pricing Model,” which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly traded stock’s performance to the return on the broader market, reflecting adjustments for certain risk characteristics. To estimate the cost of debt, Evercore estimated what would be the Reorganized Company’s blended cost of debt based on current capital markets conditions and the financing costs for comparable companies with leverage similar to the Reorganized Company’s target capital structure.

Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Company, which in turn affect its cost of capital and terminal multiples. In applying the DCF methodology, Evercore utilized management’s detailed Financial Projections for the period beginning July 1, 2012, and ending December 31, 2017, to derive unlevered after-tax free cash flows. Free cash flow includes sources and uses of cash not reflected in the income statement, such as changes in working capital and capital expenditures.

(ii)	Peer Group Company Analysis.

The peer group company valuation analysis is based on the enterprise values of companies that have operating and financial characteristics similar to the Reorganized Company, for example, comparable lines of business, business risks, growth prospects, market presence, and size and scale of operations. In addition, each of the selected peer group company’s operational performance, operating margins, profitability, leverage and business trends were examined. Under this methodology, certain financial multiples and ratios are calculated to apply to the Reorganized Company’s projected operational performance. Evercore focused mainly on EBITDA multiples in using the market valuations of the selected peer group companies to value the Reorganized Company.

A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Reorganized Company. Although the selected companies were used for comparison purposes, no selected company is either identical or directly comparable to the business of the Reorganized Company. The selection of appropriate peer group companies is often difficult, a matter of judgment, and subject to limitations due to sample size and the availability of meaningful market-based information. Accordingly Evercore’s comparison of the selected companies to the business of the Reorganized Company and analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Reorganized Company.

(iii)	Precedent Transactions Analysis.

The precedent transactions valuation analysis is based on the enterprise values of companies involved in public merger and acquisition transactions that have operating and financial characteristics similar to the Reorganized Company. Under this methodology, the enterprise value of such companies is determined by an analysis of the consideration paid and the debt assumed in the merger or acquisition transaction. As in a peer group company valuation analysis, those enterprise values are commonly expressed as multiples of various measures of operating statistics, such as EBITDA. Evercore reviewed industry-wide valuation multiples, considering prices paid as a multiple of EBITDA, for companies in similar lines of business to the Reorganized Company. The derived multiples are then applied to the Reorganized Company’s operating statistics to determine the Enterprise Value or value to a potential strategic buyer.

Unlike the peer group company analysis, the enterprise valuation derived using this methodology may reflect a “control” premium (i.e., a premium paid to purchase a majority or controlling position in the assets of a company). Thus, this methodology generally produces higher valuations than the peer group company analysis. In addition, other factors not directly related to a company’s business operations can affect a valuation based on precedent transactions, including: (i) circumstances surrounding a merger transaction may introduce “diffusive quantitative results” into the analysis (e.g., a buyer may pay an additional premium for reasons that are not solely related to competitive bidding); (ii) the market environment is not identical for transactions occurring at different periods of time; and (iii) circumstances pertaining to the financial position of the company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

As with the peer group company analysis, because no precedent merger or acquisition used in any analysis will be identical to the target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for, and circumstances surrounding, each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations, and prospects of each target. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions for which public data is available also limits this analysis. Furthermore, the data available for all the precedent transactions may have discrepancies due to varying sources of information. As described above, the precedent transactions analysis explains other aspects of value besides the inherent value of a company.

In deriving a range of Enterprise Values for the Reorganized Company under this methodology, Evercore calculated multiples of total transaction value (“Transaction Value”) to the reported last twelve months (“LTM”) EBITDA of the acquired companies and applied these multiples to the LTM EBITDA for the Reorganized Company.

Evercore evaluated various merger and acquisition transactions that have occurred in the telecommunications industry in recent years. Evercore calculated multiples of the target companies by dividing the disclosed purchase price of the target’s equity, plus any debt assumed as part of the transaction less any cash on the target’s balance sheet, by disclosed LTM EBITDA.

IN PERFORMING THESE ANALYSES, EVERCORE AND THE COMPANY MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. AS NOTED ABOVE, THE ANALYSES PERFORMED BY EVERCORE ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.